                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ARAMARK CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1) Title of each class of securities to which transaction applies:

 2) Aggregate number of securities to which transaction applies:

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 4) Proposed maximum aggregate value of transaction:

 5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 1) Amount Previously Paid:

 2) Form, Schedule, or Registration Statement no.:

 3) Filing Party:

 4) Date Filed:

Aramark Corporation

JOSEPH NEUBAUER

                                                 [LOGO OF ARAMARK APPEARS HERE]

Chairman and
Chief Executive
Officer

                                          January 8, 1998

Dear fellow owner:

  The attached material spells out the full details of Share 100, our proposed ownership restructuring which will be voted on at ARAMARK's annual stockholders' meeting scheduled for February 10, 1998.

  I urge you to read the proxy statement carefully--we have attempted to make the lengthy legal document reader-friendly and informative. The detailed question and answer section, in particular, puts into perspective the future outlook that the Share 100 program holds for manager owners.

  The key features of Share 100 are as follows:

  . Outside stockholders will receive $347.50 a share ($34.75 on a Class B equivalent share basis) for all their Class A Common Stock.

  . Our Company will then be 100% employee-owned. Approximately 1,000 owner managers will own shares directly, and more than 10,000 employees will own shares through the employee benefit plans.

  . Class B stockholders will receive various classes of stock designed to track the performance of the Company's main business groups. Owner managers will receive 50% of the stock of the business group for which they work and 50% of a composite stock. The composite stock is representative of all the Company's operations.

  .  Class B Common Stock has been appraised at $29.55 per share.

  . Any management stockholder who sold shares or exercised purchase opportunities using the stock-for-stock exercise method since September 1, 1997 will also receive the benefit of this higher valuation.

  . It is anticipated that employee benefit plans will exchange a portion of their shares for approximately $133 million in cash, which will be invested in a portfolio of securities. The benefit plans will, however, continue to be substantially invested in the Company's common stock.

  . The Company will borrow approximately $440 million to buy out the equity interests of the outside stockholders and pay cash as elected by the benefit plans, and pay the other costs and expenses of Share 100.

  . We do not anticipate that the incurrence of this additional borrowing will affect our ability to make ongoing investments in our businesses including acquisitions.

  Share 100 realizes our management team's desire to control our own destiny, and provides an exceptional investment return for our outside investors. For our outside investors, I gratefully recognize the faith you have had in us over the years. For our owner managers, I urge you to embrace this unique entrepreneurial opportunity, thereby supporting both the continued success of the Company and your own personal goals.

                                      Sincerely,

                                      /s/ Joseph Neubauer

Aramark Tower
1101 Market Street
Philadelphia, PA 19107-2988

215 238 3880

                        [LOGO OF ARAMARK APPEARS HERE]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

  The annual meeting of stockholders of ARAMARK Corporation (the "Company") will be held on the Sixteenth Floor of ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, on February 10, 1998, at 12:00 P.M., noon, Philadelphia time, for the following purposes:

  1. To consider and vote upon a proposal to authorize an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") described in the accompanying Proxy Statement, that would reclassify each share of the Company's Class A Common Stock into one share of a new series of redeemable preferred stock, which will be immediately redeemed by the Company in exchange for:

      (a) $347.50 per share ($34.75 on a Class B equivalent share basis) in cash; or

      (b) at the election of the holder, $347.50 per share principal amount ($34.75 on a Class B equivalent share basis) of 7.25% Guaranteed Convertible Installment Promissory Notes due 2007 (subject to certain suitability requirements and treatment of fractional amounts described in the accompanying Proxy Statement).

  2. To consider and vote upon a proposal to approve the merger of a newly incorporated subsidiary with and into the Company, pursuant to which each share of the Company's Class B Common Stock will be converted into the right to receive:

      (a) $29.55 per share in cash; or

      (b) at the election of the holder and based upon employment status (provided that the holder is not, and is not a permitted transferee of, an employee of the magazine and book business of the Company), new classes of Company stock intended to reflect separately the performance of the Company's various business groups.

  3. To consider and vote upon a proposal to further amend the Certificate of Incorporation, as described in the accompanying Proxy Statement:

      (a) to increase the number of shares of common stock authorized for issuance from 175,000,000 to 200,000,000;

      (b) to give the Board of Directors of the Company the authority to issue common stock in series (which may be referred to as separate classes) and to fix the terms of such series;

      (c) in order to give effect to the foregoing proposals, to amend the terms of the Class A Common Stock and Class B Common Stock by reducing the number of authorized shares and by making conforming changes to defined terms and cross-references;

      (d) to provide that, upon consummation of any future public offering of the Company's common stock, stockholder action may be taken only at an annual meeting of stockholders or at a special meeting of stockholders and stockholder action by written consent shall be prohibited; and

      (e) to provide that, upon consummation of any future public offering of the Company's common stock, the Board of Directors shall be classified into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year.

  4. To consider and vote upon certain amendments to, and the restatement of, the Amended and Restated Stockholders' Agreement.

  5. To elect directors for the ensuing year.

  6. To transact such other business as may properly come before the annual meeting and at any adjournments thereof.

  The Board of Directors has fixed the close of business on December 29, 1997 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. The votes described in Proposals 2 and 4 will be taken after the vote on, and effectiveness of, the reclassification described in Proposal 1. Accordingly, if the reclassification is approved and implemented, no shares of Class A Common Stock will be outstanding and entitled to vote on Proposals 2 and 4. A list of stockholders will be open for examination by stockholders for any purpose germane to the annual meeting for a period of ten days prior to the annual meeting at the offices of the Company at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE.

                                          Martin W. Spector
                                          Executive Vice President,
                                          General Counsel and Secretary

Dated: January 8, 1998

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
GLOSSARY OF DEFINED TERMS.................................................  iv
INTRODUCTION..............................................................   1
PROXY STATEMENT SUMMARY...................................................   4
  Questions and Answers for Management Investors..........................  18
  Summary Comparison of Terms of Common Stocks............................  34
RISK FACTORS..............................................................  38
THE ANNUAL MEETING........................................................  45
SHARE 100.................................................................  47
  General.................................................................  47
  Background and Reasons for Share 100....................................  48
  Recommendation of the Board of Directors................................  51
  Opinion of Financial Advisor............................................  51
  Opinion of HLHZ.........................................................  54
  Appraisals of Common Stock..............................................  55
  Structure of Share 100..................................................  55
  Interests of Certain Persons in Share 100...............................  56
  Certain Effects of Share 100............................................  57
  Certain Projections.....................................................  57
  Dividend Policy.........................................................  59
  Certain Management and Allocation Policies..............................  59
  Dissenters' Rights......................................................  61
  Certain U.S. Federal Income Tax Considerations..........................  63
THE PLAN OF RECAPITALIZATION..............................................  67
  General.................................................................  67
  Effective Time..........................................................  67
  The Reclassification....................................................  67
  The Merger..............................................................  68
  Procedure for Holders of Shares.........................................  69
  Cash-Out of Former Managers.............................................  73
  Treatment of Certain Selling Management Holders.........................  73
  Treatment of Magazine and Book Employees................................  74
  Certain Contingent Payments.............................................  74
  Treatment of Outstanding Options........................................  75
  Treatment of Employee Benefit Plans.....................................  76
  Conditions..............................................................  77
  Termination; Amendment..................................................  78
AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION.......................  79
  General.................................................................  79
  The Reclassification....................................................  79
  Increase of Authorized Common Stock.....................................  79
  Board Authority Amendment...............................................  80
  Continuing Common Stock Amendment.......................................  80
  Proposed Amendments to Certificate of Incorporation Relating to Stock-
   holder Action and the Board of Directors...............................  81
  Vote Required...........................................................  85
  Recommendation of the Board of Directors................................  85

                                                                          PAGE
                                                                          ----
CHANGES TO CERTAIN AGREEMENTS............................................  86
  The Stockholders' Agreement............................................  86
  Voting.................................................................  86
  Recommendation of the Board of Directors...............................  86
  The Registration Rights Agreement......................................  86
FINANCING OF SHARE 100...................................................  87
  General................................................................  87
  The Bank Facility......................................................  87
  Sources and Uses of Funds..............................................  88
  Estimated Costs and Fees...............................................  88
HISTORICAL AND PRO FORMA CAPITALIZATION..................................  89
PRO FORMA FINANCIAL INFORMATION..........................................  90
DESCRIPTION OF BUSINESS..................................................  94
  Food and Support Services Group........................................  94
  Uniform and Career Apparel Group.......................................  94
  Educational Resources Group............................................  95
  Composite Group........................................................  95
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
 FINANCIAL CONDITION.....................................................  96
  Results of Operations..................................................  96
  Financial Condition and Liquidity......................................  98
SECURITY OWNERSHIP BEFORE AND AFTER SHARE 100............................  99
DESCRIPTION OF CAPITAL STOCK............................................. 100
  Existing Capital Stock................................................. 100
  Capital Stock After the Effective Time................................. 101
  Determinations by the Board of Directors............................... 105
  Inter-Group Interest of Composite Group in Business Groups............. 106
DESCRIPTION OF INSTALLMENT NOTES......................................... 108
  General................................................................ 108
  Maturity and Interest.................................................. 108
  Conversion............................................................. 109
  Optional Redemption.................................................... 109
  Assignability of Installment Notes..................................... 109
  Guarantee.............................................................. 109
  Covenant............................................................... 109
ELECTION OF DIRECTORS.................................................... 110
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........... 118
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS......................... 119
FINANCIAL STATEMENTS..................................................... 119
PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 1999 ANNUAL MEETING.... 119
LEGAL OPINION............................................................ 119
PROXY SOLICITATION....................................................... 119
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS................ 119

                                                                         PAGE
                                                                        ------
Annex I--Illustrations of Certain Terms................................    I-1
Annex II--J.P. Morgan Fairness Opinion.................................   II-1
Annex III--Share 100--Agreement and Plan of Recapitalization and
 Merger................................................................  III-1
Annex IV--Form of Installment Note.....................................   IV-1
Annex V--Restated Certificate of Incorporation.........................    V-1
Annex VI--Amended and Restated Stockholders' Agreement.................   VI-1
Annex VII--Index to Financial Information..............................  VII-1
Annex VIII--DGCL Section 262--Dissenters' Rights....................... VIII-1

                           GLOSSARY OF DEFINED TERMS

                                                                  PAGE ON WHICH
                                                                 TERM IS DEFINED
                                                                  IN THE PROXY
      TERM                                                          STATEMENT
      ----                                                       ---------------
Amendment Certificate...........................................         3
Annual Meeting..................................................         1
Appraisal Price.................................................        55
ARAMARK Ownership Program.......................................       114
Arrangement.....................................................       117
ATROI...........................................................       117
Available Dividend Amount.......................................       102
Bank Facility...................................................        87
Benefit Plans...................................................        68
Board...........................................................         2
Board Authority Amendment.......................................         3
Business Group..................................................         2
Business Group Stock............................................         2
Business Group Stocks...........................................         2
Business Group Subsidiary.......................................       103
Business Groups.................................................         2
By-Laws.........................................................        82
Call Option.....................................................        73
Certificate of Designations.....................................         3
Certificate of Incorporation....................................         2
Certificates....................................................        70
Charter Amendments..............................................         3
Chase...........................................................        57
Class A Cash Consideration......................................         1
Class A Common Stock............................................         1
Class A Composite Stock.........................................         1
Class A Election................................................         8
Class A Stock Exchange..........................................         1
Class B Cash Consideration......................................         1
Class B Common Stock............................................         1
Class B Composite Stock.........................................         2
Class B Election................................................         9
Classified Board Amendment......................................         3
Code............................................................         7
Common Stock....................................................         1
Company.........................................................         1
Composite Group.................................................         2
Composite Stock.................................................         2
Contingent Payment..............................................        74
Continuing Common Stock Amendment...............................         3
Continuing Holders..............................................        47
Conversion Ratio................................................       104
Corporate Employees.............................................         2
Delaware Chancery Court.........................................        62
DGCL............................................................         9
disposition.....................................................        65
Dissenters' Rights..............................................        61

                                                                PAGE ON WHICH
                                                               TERM IS DEFINED
                                                                IN THE PROXY
      TERM                                                        STATEMENT
      ----                                                     ---------------
DSUs..........................................................        26
EBIT..........................................................       117
EBITDA........................................................        52
Education Group Employees.....................................         2
Education Group Stock.........................................         1
Educational Resources Group...................................         2
Effective Time................................................         8
Election......................................................         9
Election Date.................................................         9
Exchange Agent................................................         9
Extraordinary Dividend........................................        74
Extraordinary Redemption......................................        74
Food and Support Group Employees..............................         2
Food and Support Group Stock..................................         1
Food and Support Services Group...............................         2
Form of Election..............................................         9
Former Managers...............................................        68
Fractional Amounts............................................        72
Future Merger.................................................        74
Goldman Sachs.................................................         7
Group.........................................................         2
Group Stock...................................................         2
Group Stock Consideration.....................................         1
Group Stocks..................................................         2
Groups........................................................         2
Guaranteed Notes..............................................        65
HLHZ..........................................................        54
Increased Capital Amendment...................................         2
Individual....................................................        73
Installment Notes.............................................         1
Inter-Group Interest..........................................        40
Inter-Group Interest Fraction.................................       106
IRS...........................................................        64
ISPOs.........................................................       115
J.P. Morgan...................................................         6
LTM...........................................................        52
Magazine and Book Business....................................         2
Magazine and Book Employees...................................         2
Management Investor...........................................         2
Merger........................................................         1
Merger Certificate............................................         3
Noncontinuing Former Management Holder........................        73
Notes Consideration...........................................         1
Number of Shares Issuable with Respect to the Inter-Group In-
 terest.......................................................       106
Outside Stockholders..........................................        49
Outstanding Business Group Fraction...........................       106
Permitted Transferees.........................................         2
Plan of Recapitalization......................................         1
Pooled Debt...................................................        60

                                                                  PAGE ON WHICH
                                                                 TERM IS DEFINED
                                                                  IN THE PROXY
      TERM                                                          STATEMENT
      ----                                                       ---------------
Public Offering.................................................        74
Public Offering Date............................................        79
Reclassification................................................         1
Reclassification Certificate....................................         3
Reclassification Effective Time.................................        67
Record Date.....................................................         1
Redeemable Transitory Participating Preferred Stock.............        67
Registration Rights Agreement...................................         3
Related Person..................................................        73
relative........................................................        73
Repurchased Shares..............................................        75
Restated Charter................................................         3
Restated Stockholders' Agreement................................        86
Restricted Investors............................................       115
RONA............................................................       117
RTPPS...........................................................        64
Sale............................................................        74
Section 262.....................................................        61
Selling Holder..................................................        73
Series Preferred Stock..........................................       100
Share 100.......................................................         1
Share 100 Certificates..........................................         3
Stock Option Plan...............................................        75
Stock Option Plans..............................................        75
Stockholder Action Amendment....................................         3
Stockholders' Agreement.........................................         3
Stockholders' Agreement Amendment...............................         3
Suitability Requirement.........................................        72
TIN.............................................................        66
Uniform and Career Apparel Group................................         2
Uniform Group Employees.........................................         2
Uniform Group Stock.............................................         2
United States Alien.............................................        66

                        [LOGO OF ARAMARK APPEARS HERE]
                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement, mailed to stockholders on or about January 8, 1998, is furnished in connection with the solicitation by the Board of Directors of ARAMARK Corporation (the "Company") of proxies in the accompanying form from holders of outstanding shares of the Company's Common Stock, Class A, $.01 par value per share ("Class A Common Stock"), and outstanding shares of the Company's Common Stock, Class B, $.01 par value per share ("Class B Common Stock," and together with the Class A Common Stock, "Common Stock"), for use at an annual meeting of stockholders to be held on the Sixteenth Floor of ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, on February 10, 1998, at 12:00 P.M., Philadelphia time, and at any adjournments thereof (the "Annual Meeting"). The Company's executive offices are located at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107-2988 (telephone:
215-238-3000).

  Only holders of shares of Common Stock of record at the close of business on December 29, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. On that date, there were outstanding 1,957,245 shares of Class A Common Stock and 20,416,777 shares of Class B Common Stock. Each holder of Common Stock entitled to vote on each matter will have the right to one vote on such matter for each such share standing in his, her or its name on the books of the Company.

  At the Annual Meeting, holders of Common Stock will be asked to consider and approve various elements of an Agreement and Plan of Recapitalization and Merger dated as of January 6, 1998 (the "Plan of Recapitalization") which contemplates the recapitalization of the Company and certain transactions and other matters (collectively, "Share 100").

  Share 100 involves the reclassification (the "Reclassification") of the Company's Class A Common Stock into a new series of redeemable preferred stock, which will then be redeemable for:

    (a) $347.50 per share ($34.75 on a Class B equivalent share basis) in cash (the "Class A Cash Consideration"); or

    (b) at the election of the holder, $347.50 per share ($34.75 on a Class B equivalent share basis) principal amount (the "Notes Consideration") of 7.25% Guaranteed Convertible Installment Promissory Notes due 2007 (the "Installment Notes"), subject to certain Suitability Requirements (Proposal
  1).

  The Company will redeem this redeemable preferred stock immediately after the Reclassification Effective Time. The Class A Cash Consideration of $347.50 per share represents an increase of more than 60% over the Appraisal Price at September 1, 1997, which was the most recent appraisal before the announcement of Share 100.

  Holders of Class A Common Stock who are Former Managers or Company Benefit Plans will be offered the opportunity to voluntarily exchange certain of their Class A Common Stock, on a share for share basis, for a new class of common stock of the Company (the "Class A Stock Exchange"), designated as Class A-- Composite Group (the "Class A Composite Stock"). The Class A Stock Exchange will be consummated immediately prior to the Reclassification Effective Time.

  Share 100 also provides for the merger of a newly incorporated subsidiary with and into the Company (the "Merger"). The Company will be the surviving corporation in the Merger. At the effective time of the Merger, each outstanding share of Class B Common Stock will be converted into the right to receive:

    (a) $29.55 per share in cash (the "Class B Cash Consideration"); or

    (b) at the election of any Continuing Holder of Class B Common Stock and based upon employment status, one or more of the following classes of common stock (the "Group Stock Consideration") of the Company: (1) Class E--Educational Resources Group (the "Education Group Stock"); (2) Class F-- Food and Support Services Group (the "Food and Support Group Stock"); (3) Class U--Uniform and

  Career Apparel Group (the "Uniform Group Stock"); and (4) Class B-- Composite Group (the "Class B Composite Stock") (Proposal 2).

  Continuing Holders of Class B Common Stock will be entitled to elect, in lieu of the Class B Cash Consideration, the Group Stock Consideration pursuant to the Merger. Each management investor under the Stockholders' Agreement (a "Management Investor") and all of his or her Permitted Transferees: (a) will be deemed to have made such election for all of their shares if such election is made by the holders of 50% or more of the Class B Common Stock owned by those persons or (b) will be deemed not to have made such election for any of their shares if such election is made by holders of less than 50% of the Class B Common Stock owned by those persons. It is a condition to Share 100 that Continuing Holders of no more than $25 million of the Class B Common Stock (valued at $29.55 per share) be entitled to receive the Class B Cash Consideration or perfect their Dissenters' Rights with respect to such shares under Section 262 of the DGCL.

  The Education Group Stock, the Food and Support Group Stock and the Uniform Group Stock (collectively, the "Business Group Stocks," and each a "Business Group Stock") are intended to reflect separately the performance of each of the Company's principal businesses--educational resources business (the "Educational Resources Group"); food and support services business (the "Food and Support Services Group"); and uniform and career apparel business (the "Uniform and Career Apparel Group"; and collectively with the Educational Resources Group and Food and Support Services Group, the "Business Groups," and each, a "Business Group"). The Class A Composite Stock and the Class B Composite Stock (collectively, the "Composite Stock") reflect the "residual" interest in each of the Business Groups and any other businesses or investments of the Company and its subsidiaries (the "Composite Group"; and collectively with the Educational Resources Group, Food and Support Services Group and Uniform and Career Apparel Group, the "Groups," and each, a "Group"). The Business Group Stocks and the Composite Stock are referred to collectively as the "Group Stocks" and each, a "Group Stock."

  In the Merger, the Class B Common Stock held by Continuing Holders who have elected Group Stock Consideration will be converted, on a share-for-share basis, into the right to receive the Group Stock Consideration based on employment status, as determined by the Company's Board of Directors (the "Board"), as follows:

    (a) employees of the Educational Resources Group and their Permitted Transferees (collectively, "Education Group Employees") will receive 50% Education Group Stock and 50% Class B Composite Stock;

    (b) employees of the Food and Support Services Group and their Permitted Transferees (collectively, "Food and Support Group Employees") will receive 50% Food and Support Group Stock and 50% Class B Composite Stock;

    (c) employees of the Uniform and Career Apparel Group and their Permitted Transferees (collectively, "Uniform Group Employees") will receive 50% Uniform Group Stock and 50% Class B Composite Stock; and

    (d) employees who do not work exclusively for a single Business Group, including executive officers and other corporate staff of the Company, and their Permitted Transferees (collectively, "Corporate Employees") will receive 100% Class B Composite Stock.

Permitted transferees under the Stockholders' Agreement of Management Investors ("Permitted Transferees") will receive the same Group Stock Consideration as such Management Investors. Employees of the magazine and book business (the "Magazine and Book Business") and their Permitted Transferees (collectively, "Magazine and Book Employees") will be entitled to receive only the Class B Cash Consideration.

  As part of Share 100, stockholders also will be asked to consider and approve five related proposals to further amend the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"): (i) to increase the number of shares of common stock authorized for issuance from 175,000,000 to 200,000,000, to provide greater assurance that a sufficient number of shares would be available in the event of a conversion of a class of Business Group Stock into Class A Composite Stock or Class B Composite Stock (the "Increased Capital Amendment"); (ii) to give the Board of Directors of the Company the authority to issue common stock in series (which may be referred to as separate classes) and to fix the terms of such series, which authority will be used initially by the Board to create the Group Stocks in connection with Share 100 (the "Board Authority Amendment"); (iii) in order to give effect to Share 100, to amend the terms of the Class A Common Stock and Class B Common Stock by reducing the number of authorized shares and by making conforming changes to defined terms and cross-references (the "Continuing Common Stock Amendment"); (iv) to provide that, upon the consummation of any future public offering of the Company's common stock, stockholder action may be taken only at an annual meeting of stockholders or at a special meeting of stockholders and stockholder action by written consent shall be prohibited (the "Stockholder Action Amendment"); and (v) to provide that, upon the consummation of any future public offering of the Company's common stock, the Board shall be classified into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year (the "Classified Board Amendment") (Proposal 3).

  Share 100 also contemplates certain amendments to, and the restatement of, the Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), which amendments are designed to give effect to, and take account of, Share 100 (the "Stockholders' Agreement Amendment") (Proposal 4). Additionally, implementation of Share 100 will result in the termination of the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") because after Share 100 is implemented, all holders of Class A Common Stock who are parties to the Registration Rights Agreement will no longer own any of the Common Stock.

  In addition, at the Annual Meeting, stockholders will be asked to elect directors for the ensuing year.

  Holders of Group Stock will be stockholders of the Company and will be subject to the risks associated with an investment in the Company and all of its businesses, assets and liabilities. Financial effects that arise from a Group and affect the Company's results of operations or financial condition could, if significant, affect the results of operations or financial condition of other Groups or the Appraisal Price of the classes of common stock relating to the other Groups and reduce the assets of the Company legally available for payment of future dividends on such other classes of common stock. When evaluating Share 100, stockholders of the Company should be aware of certain risk factors relating thereto. See "RISK FACTORS."

  If Proposals 1 and 3 are approved by the stockholders, the Company will file with the Secretary of State of the State of Delaware an Amendment to the Certificate of Incorporation (the "Amendment Certificate") to effect the Increased Capital Amendment, the Board Authority Amendment, the Continuing Common Stock Amendment, the Stockholder Action Amendment and the Classified Board Amendment (the "Charter Amendments"). After the Amendment Certificate is filed, the Company will file a Certificate of Designations with respect to the Group Stocks and the Redeemable Transitory Participating Preferred Stock (the "Certificate of Designations"). Thereafter, the Company will effect the Class A Stock Exchange, and immediately after the Class A Stock Exchange, the Company will file a second Amendment to the Certificate of Incorporation to effect the Reclassification (the "Reclassification Certificate"). After filing the Reclassification Certificate, the Company will redeem the Redeemable Transitory Participating Preferred Stock. After the redemption, the Company will hold the vote on Proposals 2 and 4, and if approved by the stockholders entitled to vote thereon, the Company will file a Certificate of Merger with respect to the Merger (the "Merger Certificate," and together with the Amendment Certificate, the Certificate of Designations and the Reclassification Certificate, the "Share 100 Certificates"). After the implementation of Share 100, the Company will file a Restated Certificate of Incorporation in the form attached hereto as Annex V (the "Restated Charter") integrating the provisions effected by the Share 100 Certificates into a single instrument. At any time prior to filing any of the Share 100 Certificates with the Secretary of State of the State of Delaware, including after adoption of any portion of Share 100 by the Company's stockholders, the Board may abandon the transactions to be effected by any such Share 100 Certificate without further action by the stockholders. Each of the proposals relating to Share 100 (Proposals 1, 2, 3 and 4) is conditioned upon the approval, or expected approval, of the others and will not be implemented if any such proposal is not approved, or expected to be approved, by stockholders.

  THE BOARD BELIEVES ADOPTION OF SHARE 100, INCLUDING EACH OF THE PROPOSALS WHICH CONSTITUTE A PART THEREOF, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1, 2, 3 AND 4, AND THEREBY APPROVE SHARE 100.

                            PROXY STATEMENT SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this Proxy Statement Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement including the Annexes hereto. Stockholders are urged to read this Proxy Statement including the Annexes hereto in its entirety.

ANNUAL MEETING

  The Company will hold its Annual Meeting on the Sixteenth Floor of ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, on February 10, 1998, at 12:00 P.M., Philadelphia time. Only holders of record of Common Stock, as of the close of business on December 29, 1997, are entitled to notice of, to attend and to vote at the Annual Meeting.

  The Reclassification of the Class A Common Stock (Proposal 1) requires the affirmative vote of the holders of a majority of the outstanding Class A Common Stock voting as a single class and the affirmative vote of the holders of a majority of the outstanding Common Stock voting as a single class. The Merger (Proposal 2) requires the affirmative vote of the holders of a majority of the outstanding Class B Common Stock voting as a single class and does not require the vote of the holders of Class A Common Stock. Each of the Charter Amendments (Proposal 3) requires the affirmative vote of the holders of a majority of the outstanding Common Stock voting as a single class, and the Continuing Common Stock Amendment also requires the affirmative vote of the holders of the outstanding Class A Common Stock and Class B Common Stock, each voting as a single class. Amendments to the Stockholders' Agreement (Proposal 4) require, pursuant to the Stockholders' Agreement, the affirmative vote by Management Investors who hold (in combination with their Permitted Transferees) at least a majority of the Common Stock held by Management Investors and their Permitted Transferees. Accordingly, the votes by Management Investors for the Stockholders' Agreement will be binding on their Permitted Transferees, notwithstanding a different vote by such Permitted Transferees.

  Each of the proposals relating to Share 100 (Proposals 1, 2, 3 and 4) is conditioned upon the approval, or expected approval, of the others and will not be implemented if any such proposal is not approved, or expected to be approved, by stockholders.

SHARE 100

 General.

  Share 100 contemplates the Reclassification of the Company's Class A Common Stock into a new series of redeemable preferred stock, which will then be redeemable for:

    (a) $347.50 per share ($34.75 on a Class B share equivalent basis) in cash (Class A Cash Consideration); or

    (b) at the election of the holder, $347.50 per share ($34.75 on a Class B share equivalent basis) principal amount of Installment Notes, subject to certain Suitability Requirements.

  The Company will redeem this redeemable preferred stock immediately after the Reclassification Effective Time.

  Holders of the Class A Common Stock who are Former Managers or Company Benefit Plans will be offered the opportunity to voluntarily exchange certain of their Class A Common Stock, on a share for share basis, for Class A Composite Stock pursuant to the Class A Stock Exchange. The Class A Stock Exchange will be consummated immediately prior to the Reclassification Effective Time.

  Share 100 also provides for the merger of a newly incorporated subsidiary with and into the Company (the Merger). The Company will be the surviving corporation in the Merger. At the effective time of the Merger, each share of Class B Common Stock outstanding will be converted into the right to receive:

    (a) $29.55 per share in cash (the Class B Cash Consideration); or

    (b) at the election of any Continuing Holder of Class B Common Stock and based on employment status, one or more of the following classes of common stock (the Group Stock Consideration) of the Company: (1) Education Group Stock; (2) Food and Support Group Stock; (3) Uniform Group Stock; and (4) Class B Composite Stock.

  The Education Group Stock, the Food and Support Group Stock and the Uniform Group Stock are intended to reflect separately the performance of each of the Business Groups. The Composite Stock reflects the "residual" interest in each of the Business Groups and any other businesses or investments of the Company or any of its subsidiaries.

  Group Stock Election. In the Merger, Continuing Holders of Class B Common Stock will be entitled to elect, in lieu of the Class B Cash Consideration, the Group Stock Consideration. Each Management Investor and all of his or her Permitted Transferees: (a) will be deemed to have made such election for all of their shares if such election is made by the holders of 50% or more of the Class B Common Stock owned by those persons; or (b) will be deemed not to have made such election for any of their shares if such election is made by holders of less than 50% of the Class B Common Stock owned by those persons. It is a condition to Share 100 that Continuing Holders of no more than $25 million of the Class B Common Stock (valued at $29.55 per share) be entitled to receive the Class B Cash Consideration or perfect their Dissenters' Rights with respect to such shares under Section 262 of the DGCL. See "SHARE 100--General."

  Former Managers. Holders of Class A Common Stock who are Former Managers may continue their equity investment in the Company by participating in the Class A Stock Exchange. Former Managers who fail to participate in the Class A Stock Exchange will have their Class A Common Stock called by the Company pursuant to the terms of the Stockholders' Agreement for $29.55 per share (on a Class B equivalent share basis). See "THE PLAN OF RECAPITALIZATION--Cash-Out of Former Managers."

  Class A Contingent Payment. Any holder of Class A Common Stock (other than a Former Manager) who receives the Class A Cash Consideration or the Notes Consideration will also be entitled to a contingent cash payment in excess of the Class A Cash Consideration or Notes Consideration, if within two years from the Effective Time the Company engages in certain corporate transactions. See "THE PLAN OF RECAPITALIZATION--Certain Contingent Payments."

  Magazine and Book Employees. Holders of Class B Common Stock who are Magazine and Book Employees will be entitled to receive only the Class B Cash Consideration in Share 100. See "SHARE 100--Treatment of Magazine and Book Employees."

  Charter Amendments. Share 100 also contemplates five further amendments to the Certificate of Incorporation: (i) to increase the number of shares of common stock authorized for issuance from 175,000,000 to 200,000,000 (Increased Capital Amendment); (ii) to give the Board the authority to issue common stock in series (which may be referred to as separate classes) and to fix the terms of such series, which authority will be used initially by the Board to create the Group Stocks in connection with Share 100 (the Board Authority Amendment);
(iii) in order to give effect to Share 100, to amend the terms of the Class A Common Stock and Class B Common Stock by reducing the number of authorized shares and by making conforming changes to defined terms and cross-references (the Continuing Common Stock Amendment); (iv) to provide that, upon consummation of any future public offering of the Company's common stock, stockholder action may be taken only at an annual meeting of stockholders or at a special meeting of stockholders and stockholder action by written consent shall be prohibited (Stockholder Action Amendment); and (v) to provide that, upon consummation of any future public offering of the Company's common stock, the Board shall be classified into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year (Classified Board Amendment). See "AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION."

  Stockholders' Agreement Amendment. Share 100 also contemplates certain amendments to, and the restatement of, the Stockholders' Agreement, designed to give effect to, and take account of, Share 100. Additionally, implementation of Share 100 will result in the termination of the Registration Rights Agreement. See "CHANGES TO CERTAIN AGREEMENTS."

 Reasons for Share 100.

  Share 100 was adopted by the Board to eliminate the equity interests of outside stockholders in the Company and to align more closely management stockholders' investment interests with the performance of the Business Group for which each employee works. It will also allow the Company to (i) preserve the financial, strategic and operational benefits it currently enjoys as a single company and (ii) maintain flexibility that would not be available if the Groups were separate legal entities. See "SHARE 100--Background and Reasons for Share 100."

 Recommendation of the Board of Directors.

  THE BOARD BELIEVES ADOPTION OF SHARE 100 (INCLUDING THE RECLASSIFICATION, THE MERGER, THE CHARTER AMENDMENTS AND THE STOCKHOLDERS' AGREEMENT AMENDMENT THAT CONSTITUTE A PART THEREOF) IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, ACCORDINGLY, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR SHARE 100.

 Opinion of Financial Advisor.

  At the meeting of the Board on January 6, 1998, the Company's independent financial advisor, J.P. Morgan Securities Inc. ("J.P. Morgan"), delivered its oral opinion to the Board, which was later confirmed in writing as of the date of this Proxy Statement, to the effect that (i) the consideration to be received by holders of the Company's Class A Common Stock in connection with the Reclassification and the Class A Stock Exchange (whether they receive cash or Class A Composite Stock) is fair, from a financial point of view, to such holders and (ii) the consideration to be received by the holders of the Company's Class B Common Stock in connection with the Merger (whether they receive cash or Group Stock) is fair, from a financial point of view, to such holders. The full text of the J.P. Morgan written opinion, which sets forth the procedures followed, limits of the review undertaken, assumptions made and other matters considered in connection with rendering its opinion, is attached as Annex II to this Proxy Statement and should be read carefully in its entirety.

 Interests of Certain Persons in Share 100.

  In considering Share 100, stockholders should be aware that certain members of the Company's management and the Board have certain interests that present them with potential conflicts of interest in connection with Share 100. The Board was aware of these interests when it approved Share 100 and considered them at that time among the other matters described under "SHARE 100-- Background and Reasons for Share 100."

  The interests that give rise to certain potential conflicts of interests in connection with Share 100 include, among others: (i) the Company's directors and its executive officers will not receive any of the Business Group Stocks, while most other Management Investors will receive part Business Group Stock and part Class B Composite Stock in exchange for their Class B Common Stock;
(ii) one Company director and his Permitted Transferees own both Class A Common Stock and Class B Common Stock and all of the other directors (and/or their Permitted Transferees) own Class B Common Stock; (iii) two Company directors also serve as trustees for the Company's Benefit Plans, and, as such, are subject to certain fiduciary duties that may give rise to different investment priorities and concerns with respect to the shares held under the Benefit Plans; (iv) an affiliate of one bank that is an agent of and participates in the Bank Facility to be used in connection with the financing of Share

100 is a substantial holder of the Class A Common Stock; (v) Goldman, Sachs & Co. ("Goldman Sachs"), whose parent, The Goldman Sachs Group, L.P., is a substantial holder of Class A Common Stock, has historically been a financial advisor to the Company, was a participant in discussions that influenced the development of Share 100 in which its parent would receive $347.50 per share ($34.75 on a Class B equivalent share basis) in exchange for its shares of Class A Common Stock in the Reclassification, will receive a fee in connection with its financial advisory services to the Company in connection with Share 100, and may again provide financial advisory services to the Company from time to time after the implementation of Share 100; (vi) an affiliate of J.P. Morgan serves as an agent of and participates in the Company's Bank Facility and J.P. Morgan served as co-arranger of the recent refinancing of the Bank Facility for which they have received fees; and (vii) Share 100 will have an impact on stockholders that varies depending upon whether such holders own Class A Common Stock or Class B Common Stock and upon the Group in which the holder is employed.

  For further information concerning these and other matters that present certain potential conflicts of interest in connection with Share 100, see "SHARE 100--Background and Reasons for Share 100" and "--Interests of Certain Persons in Share 100."

 Certain Management and Allocation Policies.

  If Share 100 is approved by the stockholders and implemented by the Board, the Company will provide unaudited supplemental selected financial information for each Business Group, in addition to the audited consolidated financial statements of the Company. Consistent with the Restated Charter and relevant policies, each Business Group's financial results will include allocated portions of the Company's corporate general and administrative costs and other shared services. Principal corporate activities, which include the allocation of debt, will be allocated to the Groups based on methods that Company management believes to be reasonable and will be reflected in the respective supplemental selected financial information as described in "SHARE 100--Certain Management and Allocation Policies."

 Dissenters' Rights.

  Under Delaware law, holders of shares of Class B Common Stock are entitled to Dissenters' Rights in the Merger under Section 262 of the DGCL. Stockholders who elect to demand a statutory appraisal of their shares must comply with the requirements set forth in that section, which is attached as Annex VIII hereto. FAILURE TO STRICTLY COMPLY WITH THESE REQUIREMENTS MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS. See "SHARE 100--Dissenters' Rights" and Annex VIII hereto.

 Certain Federal Income Tax Considerations.

  The Reclassification and the Class A Stock Exchange will constitute a "recapitalization" of the Company within the meaning of Section 368(a)(l)(E) of the Internal Revenue Code of 1986 (the "Code"). The Merger should be disregarded for federal income tax purposes as a momentary and mere step in the plan to convert the Class B Common Stock into Class B Cash Consideration and Group Stock Consideration within the meaning of Code Sections 302 and 368(a)(1)(E). As such, the Reclassification, the Class A Stock Exchange and the Merger should not be a taxable transaction to the Company or the holders of Common Stock who, following such transactions, continue to hold common stock, but should be a taxable transaction to the holders of Common Stock whose stock is redeemed or exchanged for cash or Installment Notes. Stockholders whose Common Stock is redeemed or exchanged should, subject to certain exceptions, obtain capital gain treatment to the extent they recognize gain as a result of the Reclassification or the Merger and may be eligible to receive installment sale treatment for federal income tax purposes, in each case, depending upon the form or forms of consideration which they receive. See "SHARE 100--Certain U.S. Federal Income Tax Considerations" for a detailed description of certain U.S. federal income tax consequences expected to result from the Reclassification, the Class A Stock Exchange and the Merger.

RISK FACTORS

  Stockholders are urged to read the section titled "RISK FACTORS" for a description of certain risk factors relating to Share 100 and the ownership of securities of the Company after Share 100. The following include some of the risk factors described in the section titled "RISK FACTORS": (i) the risks associated with an investment in the Company and all of its businesses, assets and liabilities; (ii) limited separate stockholder rights with respect to the five classes of Common Stock; (iii) fiduciary duties of the Board are to all stockholders regardless of class or series; (iv) the potential diverging interests of any two classes of common stock; (v) the ability of the Board to change management and allocation policies; (vi) the ability of the Board to transfer funds among the Groups; (vii) the effect of allocating financing costs among the Groups; (viii) the ability of the Board to issue authorized but unissued shares of stock; (ix) the change of the Company's capitalization to one that is more highly leveraged; and (x) the possibility of a court finding that the Company's issuance of cash or Installment Notes in Share 100 was a fraudulent conveyance.

THE PLAN OF RECAPITALIZATION

 General; Effective Time.

  The Plan of Recapitalization provides for (i) the Reclassification, (ii) the Merger, (iii) adoption of the Charter Amendments, and (iv) the Stockholders' Agreement Amendment and the Registration Rights Agreement termination. Share 100 will become effective at the time all of the Share 100 Certificates are filed with the Secretary of State of the State of Delaware (the "Effective Time"). Assuming stockholder approval of each of the relevant proposals relating to Share 100, the filings of the Share 100 Certificates and the Restated Charter are currently anticipated to be made as promptly as practicable after the relevant votes are taken at the Annual Meeting, other than the Merger Certificate which is anticipated to be filed on the following day.

 Procedure for Holders of Shares.

  Class A Common Stock--

  Class A Cash Consideration: Holders of Class A Common Stock who desire to receive the Class A Cash Consideration should not make a Class A Election but should complete and return a Green Form of Election and concurrently deliver the Certificates representing their shares of Class A Common Stock.

  Notes Consideration: Holders of Class A Common Stock who desire to receive the Notes Consideration and who meet to the Company's satisfaction the Suitability Requirements must make a proper and timely election (the "Class A Election") for such consideration on the enclosed Green Form of Election and should concurrently deliver the Certificates representing their shares of Class A Common Stock.

  Class A Stock Exchange: Former Managers who desire, and are eligible, to participate in the Class A Stock Exchange in respect of any of their shares of Class A Common Stock must make a proper and timely election on the enclosed Green Form of Election prior to 10:00 a.m., Philadelphia time on the Election Date. Such holders should deliver the Certificates representing their shares pursuant to instructions to be contained in an ownership statement or a certificate profile report delivered by the Company promptly after the Effective Time. Former Managers who do not want to participate in the Class A Stock Exchange in respect of any of their shares of Class A Common Stock and desire to receive $29.55 per share (on a Class B equivalent share basis) pursuant to the Call Option should complete and return a Green Form of Election and concurrently deliver the Certificates representing their shares.

  Class B Common Stock--

  Group Stock Consideration: Continuing Holders of Class B Common Stock who desire to elect to receive the Group Stock Consideration in respect of all of their shares of Class B Common Stock must make a proper and timely election (the "Class B Election," and together with the Class A Election, each an "Election") on the enclosed proxy card. Such holders should deliver the Certificates representing their shares of Class B Common Stock pursuant to instructions to be contained in an ownership statement or a certificate profile report delivered by the Company promptly after the Effective Time.

  Class B Cash Consideration: Continuing Holders of Class B Common Stock who desire to receive the Class B Cash Consideration in respect of all of their shares of Class B Common Stock should not make a Class B Election but should complete and return a Blue Form of Election and concurrently deliver the Certificates representing their shares of Class B Common Stock. Magazine and Book Employees should complete and return a Blue Form of Election and concurrently deliver the Certificates representing their shares of Class B Common Stock.

  Elections. To make an effective Class A Election, a holder of Class A Common Stock must complete and sign a Green Form of Election/Letter of Transmittal (collectively with the Blue Form of Election/Letter of Transmittal, "Form of Election") and return it to the Special Exchange Agent Group, consisting of three members of management of the Company and formed for the specific purpose of acting, and authorized by the Board to act, as Exchange Agent with respect to Share 100 (the "Exchange Agent"), at ARAMARK Corporation, The ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attention: Exchange Agent, prior to 10:00 A.M., Philadelphia time, on the day of the Annual Meeting or, if the Annual Meeting is postponed or adjourned without approval and adoption of Share 100, on the day on which Share 100 is approved and adopted by the Company's stockholders (the later of such days being referred to herein as the "Election Date"). To make an effective Class B Election, a holder of Class B Common Stock must check the election box on the proxy card and sign and return it to the Company prior to or at the Annual Meeting.

  Any holder of Class A Common Stock (other than a Former Manager) who fails to make a proper and timely Class A Election will receive the Class A Cash Consideration. Any Continuing Holder of Class B Common Stock who fails to make a proper and timely Class B Election will receive the Class B Cash Consideration.

  Even if you plan to vote against Share 100, you should nonetheless make a proper and timely Election to ensure that you will receive the desired consideration in the event Share 100 is ultimately approved and becomes effective. You can make an effective Election without concurrently delivering your Certificates.

  The Company will not issue any cash or Installment Notes until the Certificates with respect to which payment is to be made have been properly surrendered to the Exchange Agent. Accordingly, if you desire to receive cash or Installment Notes as promptly as possible following the Effective Time, you should deliver your Certificates accompanied by your Form of Election. If Share 100 is not approved or is not consummated, we will return your Certificates.

  Conditions; Termination; Amendment.

  The Company's obligation to consummate Share 100 is subject to, among other conditions: (i) the approval and adoption of Share 100 by the requisite vote and consent of the stockholders of the Company; (ii) receipt of the proceeds of the Financing; (iii) receipt by the Board of satisfactory appraisals or similar reports supporting the conclusions that (a) sufficient surplus is available to permit consummation of the transactions contemplated by Share 100 under the General Corporation Law of Delaware (the "DGCL") and (b) the fair value of the Company's total assets will exceed the fair value of its total liabilities immediately after the Effective Time; (iv) receipt by the Board of satisfactory opinions of counsel; and (v) Continuing Holders of no more than $25 million of the Class B Common Stock (valued at $29.55 per share) becoming entitled to receive the Class B Cash Consideration or perfecting their Dissenters' Rights. Most of such conditions may be waived by the Company. For additional conditions to the Company's obligation to consummate Share 100, see "THE PLAN OF RECAPITALIZATION--Conditions."

  The Plan of Recapitalization may be terminated and Share 100 abandoned by the Board at any time prior to the Effective Time to the extent any Share 100 Certificate is not effective, notwithstanding approval by the Company's stockholders.

  At any time prior to the Effective Time to the extent any Share 100 Certificate is not effective, the Board may modify or amend any term of the Plan of Recapitalization as set forth herein, add any new term or waive almost any condition thereof, provided that no such modification, amendment, addition or waiver that requires stockholder or any other approval under the DGCL or any other applicable law, or under the Certificate of Incorporation or the Stockholders' Agreement or Registration Rights Agreement, will occur following the Annual Meeting unless such approval is obtained. In the event of a material modification to the Plan of Recapitalization, a supplement to this Proxy Statement will be distributed to stockholders and, if necessary, stockholders' proxies will be resolicited.

FINANCING OF SHARE 100

  The Company will increase its aggregate debt level by approximately $440 million to finance Share 100, including amounts required to redeem shares and to pay the fees and expenses incurred in connection with Share 100. The Company has refinanced its unsecured revolving credit facility for that purpose. See "FINANCING OF SHARE 100."

DESCRIPTION OF CAPITAL STOCK

  For a summary description of the Group Stocks, see "--Summary Comparison of Terms of Common Stocks." For a detailed description of the Group Stocks, see "DESCRIPTION OF CAPITAL STOCK."

DESCRIPTION OF INSTALLMENT NOTES

  For a summary description of the Installment Notes, see "DESCRIPTION OF INSTALLMENT NOTES." For information regarding certain federal income tax consequences, see "SHARE 100--Certain U.S. Federal Income Tax Considerations-- Treatment of Redemption of Class A Common Stock for Installment Notes." The form of Installment Note is included herein as Annex IV.

ELECTION OF DIRECTORS

  Stockholders will also elect twelve directors at the Annual Meeting. See "ELECTION OF DIRECTORS."

                                  THE COMPANY

  The following table presents certain summary historical and pro forma consolidated financial information for the Company as of the dates and for the periods indicated. The pro forma consolidated income statement data gives effect to Share 100 (including the Reclassification, the Merger, the incurrence of additional indebtedness and the payment of fees and expenses in connection therewith) as if it had been consummated at the beginning of fiscal 1997. The pro forma consolidated balance sheet data gives effect to Share 100 as if it had been consummated as of October 3, 1997. All such information is derived from the more detailed information contained in the Consolidated Financial Statements of the Company and the notes thereto, and the Historical and Pro Forma Capitalization and Pro Forma Financial Information of the Company, and the notes thereto, included elsewhere herein or in Annex VII.

                                    ARAMARK CORPORATION AND SUBSIDIARIES
                          ------------------------------------------------------------
                           PRO FORMA
                          FISCAL YEAR  FISCAL YEAR ENDED ON OR NEAR SEPTEMBER 30
                             ENDED    ------------------------------------------------
                            1997(6)   1997(1)     1996      1995      1994      1993
                          ----------- --------  --------  --------  --------  --------
                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME STATEMENT DATA:
Revenues................   $6,310.4   $6,310.4  $6,122.5  $5,600.6  $5,161.6  $4,890.7
Earnings before
 depreciation and
 amortization, interest,
 and income taxes.......      523.6      523.6     478.0     433.9     415.7     399.4
Earnings before interest
 and income taxes (2)...      331.9      331.9     295.2     277.0     272.0     268.9
Interest expense, net...      145.2      116.0     116.0     109.4     108.5     125.7
Income before
 extraordinary item and
 cumulative effect of
 change in accounting
 for income taxes (3)...      128.5      146.1     112.2     100.2      95.0      84.3
Net income..............                 146.1     109.5      93.5      86.1      77.1
Earnings per share:(4)
 Income before
  extraordinary item and
  cumulative effect of
  change in accounting
  for income taxes:(3)
  As reported...........        N/A   $   3.28  $   2.37  $   2.01  $   1.87  $   1.64
  Pro forma:(7)(8)
   Composite Stock......   $   4.19
   Education Group
    Stock...............       3.05
   Food and Support
    Group Stock.........       1.93
   Uniform Group Stock..       3.93
 Net income.............        N/A   $   3.28  $   2.31  $   1.88  $   1.69  $   1.49
Ratio of earnings to
 fixed charges (5)......        2.1x       2.3x      2.1x      2.1x      2.1x      1.9x
BALANCE SHEET DATA (AT
 PERIOD END):
Total assets............   $2,755.2   $2,753.6  $2,844.8  $2,643.3  $2,122.0  $2,040.6
Long-term borrowings:
 Senior.................    1,525.4    1,084.9   1,160.8   1,109.4     691.5     533.8
 Subordinated...........      129.0      129.0     161.2     165.4     290.4     474.9
Common stock subject to
 potential repurchase
 (9)....................       20.0       23.3      18.6      19.1      20.8      21.7
Shareholders' equity
 (deficit)..............      (63.0)     370.0     296.2     252.3     182.6     124.1

--------

(1) Fiscal 1997 was a fifty-three week period. See note 1 to the consolidated financial statements.

(2) See note 2 to the consolidated financial statements.

(3) See note 3 to the consolidated financial statements.

(4) Based on weighted average shares of common stock outstanding for all periods. See note 1 to the consolidated financial statements.

(5) For the purpose of determining the ratio of earnings to fixed charges, earnings include pre-tax income plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness (excluding capitalized interest) plus that portion of operating lease rentals representative of the interest factor (deemed to be one-third of operating lease rentals).

(6) For pro forma information, see "PRO FORMA FINANCIAL INFORMATION."

(7) Pro forma earnings per share is determined by dividing earnings available for each respective Group by the weighted average number of Group shares outstanding.

(8) The 1997 pro forma earnings per share reflect the after-tax effects of other income (expense) which is $1.07, $0, ($1.32) and $0.14 per share for the Composite Stock, Education Group Stock, Food and Support Group Stock and Uniform Group Stock, respectively. See notes 2 and 11 to the consolidated financial statements.

(9) See note 7 to the consolidated financial statements.

                 SUPPLEMENTAL PRO FORMA SELECTED FINANCIAL DATA
                                      FOR
                        THE EDUCATIONAL RESOURCES GROUP

  The supplemental pro forma selected financial data below has been derived from the consolidated financial statements of the Company, and presents selected financial data of the businesses underlying the Education Group Stock as described in "DESCRIPTION OF THE BUSINESS--Educational Resources Group." The Income Statement Data was prepared as if Share 100 had been consummated at the beginning of the periods presented and the Balance Sheet Data was prepared as if Share 100 had occurred on October 3, 1997. The information presented below has been prepared in accordance with the proposed management and allocation policies described in "SHARE 100--Certain Management and Allocation Policies," and includes (i) the historical results of the Educational Resources Group,
(ii) an allocated portion of the Company's indebtedness and related interest expense and (iii) an allocated portion of the Company's corporate general and administrative costs.

  Holders of Group Stock will be stockholders of the Company and will be subject to the risks associated with an investment in the Company and all of its businesses, assets and liabilities. Financial effects that arise from a Group and affect the Company's results of operations or financial condition could, if significant, affect the results of operations or financial condition of other Groups or the Appraisal Price of the classes of common stock relating to the other Groups and reduce the assets of the Company legally available for payment of future dividends on such other classes of common stock. When evaluating Share 100, stockholders of the Company should be aware of certain risk factors relating thereto. See "RISK FACTORS." See "SHARE 100--Appraisals of Common Stock" for a discussion of information considered by HLHZ in rendering its appraisals. Additionally, the consolidated financial statements (and notes thereto) of the Company and the information contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION," "SHARE 100," "DESCRIPTION OF CAPITAL STOCK," and "PRO FORMA FINANCIAL INFORMATION" should be read in conjunction with this information.

                      THE EDUCATIONAL RESOURCES GROUP

                                                             FISCAL    FISCAL
                                                     NOTE     1997      1996
                                                    ------- --------- ---------
                                                     (IN MILLIONS,  UNAUDITED)
INCOME STATEMENT DATA:
  Revenues.........................................    (a)  $   332.2 $   289.3
  Earnings before depreciation and amortization,
   interest and income taxes.......................              43.5      36.2
  Depreciation and amortization....................    (a)       17.0      14.7
  Operating income.................................    (a)       26.5      21.5
  Allocated corporate overhead.....................    (b)        1.0       1.0
  Interest expense on allocated debt, net..........    (c)        4.6       4.7
  Income before income taxes.......................              20.9      15.8
  Net income.......................................    (d)       11.7       8.6
  Earnings available for Education Group Stock.....    (e)        0.7       0.5
BALANCE SHEET DATA:
  Total Assets.....................................    (a)  $   210.4
  Allocated Debt...................................    (c)  $    60.0

NOTES TO SUPPLEMENTAL DATA:

(a) For information on business segments see Note 11 to the Company's fiscal 1997 consolidated financial statements in Annex VII.

(b) Represents an allocation of indirect corporate expenses. See "SHARE 100-- Certain Allocation and Management Policies" for a further discussion of the allocation of corporate expenses and the Board's authority to modify allocation methodologies at its discretion. Costs of corporate departments providing direct services to the various Groups are included in operating income as reported. Corporate expenses of $1.3 million are included in Educational Resources Group operating income in each of fiscal 1997 and fiscal 1996.

(c) Debt is managed on a consolidated basis. Allocated debt of the Educational Resources Group consists of (i) the Company's debt, if any, that has been allocated in its entirety to the Educational Resources Group and (ii) a portion of the Company's debt that is allocated among the Groups ("pooled debt"). The interest rate on the Educational Resources Group pooled debt is based on the effective rate of the Company's total pooled debt. See "SHARE 100--Certain Allocation and Management Policies" for additional information regarding allocated debt and related interest expense and the Board's authority to modify allocation methodologies at its discretion.

(d) The Educational Resources Group is included in the consolidated federal income tax return filed by the Company. Accordingly, the provision for federal income taxes and related payment of tax are determined on a consolidated basis. A provision for income taxes in determining net income for the Educational Resources Group was computed in accordance with the Company's tax allocation policy for the Groups. In general, the tax provisions included in determining net income approximate the provisions which would be required if the Educational Resources Group were a separate taxpayer. See "SHARE 100--Certain Allocation and Management Policies" for additional information regarding the tax allocation policy. Deferred tax assets attributable to the Educational Resources Group are included in the Total Assets caption above.

(e) Earnings available for Education Group Stock represents total net income of the Educational Resources Group reduced by the portion thereof allocable to the Inter-Group Interest. See "DESCRIPTION OF CAPITAL STOCK--Inter-Group Interest of Composite Group in Business Groups." See "PROXY STATEMENT SUMMARY--The Company" for pro forma earnings per share.

                 SUPPLEMENTAL PRO FORMA SELECTED FINANCIAL DATA
                                      FOR
                      THE FOOD AND SUPPORT SERVICES GROUP

  The supplemental pro forma selected financial data below has been derived from the consolidated financial statements of the Company and presents selected financial data of the businesses underlying the Food and Support Group Stock as described in "DESCRIPTION OF THE BUSINESS--Food and Support Services Group." The Income Statement Data was prepared as if Share 100 had been consummated at the beginning of the periods presented and the Balance Sheet Data was prepared as if Share 100 had occurred on October 3, 1997. The information presented below has been prepared in accordance with the proposed management and allocation policies described in "SHARE 100--Certain Management and Allocation Policies," and includes (i) the historical results of the Food and Support Services Group, (ii) an allocated portion of the Company's indebtedness and related interest expense and (iii) an allocated portion of the Company's corporate general and administrative costs.

  Holders of Group Stock will be stockholders of the Company and will be subject to the risks associated with an investment in the Company and all of its businesses, assets and liabilities. Financial effects that arise from a Group and affect the Company's results of operations or financial condition could, if significant, affect the results of operations or financial condition of other Groups or the Appraisal Price of the classes of common stock relating to the other Groups and reduce the assets of the Company legally available for payment of future dividends on such other classes of common stock. When evaluating Share 100, stockholders of the Company should be aware of certain risk factors relating thereto. See "RISK FACTORS." See "SHARE 100--Appraisals of Common Stock" for a discussion of information considered by HLHZ in rendering its appraisals. Additionally, the consolidated financial statements (and notes thereto) of the Company and the information contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION," "SHARE 100," "DESCRIPTION OF CAPITAL STOCK," and "PRO FORMA FINANCIAL INFORMATION" should be read in conjunction with this information.

                    THE FOOD AND SUPPORT SERVICES GROUP

                                                                FISCAL   FISCAL
                                                         NOTE    1997     1996
                                                         ----  -------- --------
                                                             (IN MILLIONS,
                                                               UNAUDITED)
INCOME STATEMENT DATA:
  Revenues..............................................  (a)  $4,131.4 $3,816.0
  Earnings before depreciation and amortization, other
   expense/income, interest and income taxes............          300.1    266.1
  Depreciation and amortization.........................  (a)     100.2     96.5
  Earnings before other expense/income, interest and in-
   come taxes...........................................          199.9    169.6
  Other expense/income, net.............................  (a)      29.5      2.7
  Operating income......................................  (a)     170.4    166.9
  Allocated corporate overhead..........................  (b)       6.5      6.5
  Interest expense on allocated debt, net ..............  (c)      83.6     84.3
  Income before income taxes............................           80.3     76.1
  Net income............................................  (d)      36.4     43.1
  Earnings available for Food and Support Group Stock...  (e)       7.6      9.1
BALANCE SHEET DATA:
  Total Assets..........................................  (a)  $1,258.8
  Allocated Debt........................................  (c)  $1,050.0

NOTES TO SUPPLEMENTAL DATA:

(a) For information on business segments, see Note 11 to the Company's fiscal 1997 consolidated financial statements in Annex VII.

(b) Represents an allocation of indirect corporate expenses. See "SHARE 100-- Certain Allocation and Management Policies" for a further discussion of the allocation of corporate expenses and the Board's authority to modify allocation methodologies at its discretion. Costs of corporate departments providing direct services to the various Groups are included in operating income as reported. Corporate expenses of $15.9 million and $15.3 million are included in Food and Support Services Group operating income in fiscal 1997 and fiscal 1996, respectively.

(c) Debt is managed on a consolidated basis. Allocated debt of the Food and Support Services Group consists of (i) the Company's debt, if any, that has been allocated in its entirety to the Food and Support Services Group and
    (ii) a portion of the Company's debt that is allocated among the Groups ("pooled debt"). The interest rate on the Food and Support Services Group pooled debt is based on the effective rate of the Company's total pooled debt. See "SHARE 100--Certain Allocation and Management Policies" for additional information regarding allocated debt and related interest expense and the Board's authority to modify allocation methodologies at its discretion.

(d) The Food and Support Services Group is included in the consolidated federal income tax return filed by the Company. Accordingly, the provision for federal income taxes and related payment of tax are determined on a consolidated basis. A provision for income taxes in determining net income for the Food and Support Services Group was computed in accordance with the Company's tax allocation policy for the Groups. In general, the tax provisions included in determining net income approximate the provisions which would be required if the Food and Support Services Group were a separate taxpayer. See "SHARE 100--Certain Allocation and Management Policies" for additional information regarding the tax allocation policy. Deferred tax assets attributable to the Food and Support Services Group are included in the Total Assets caption above.

(e) Earnings available for Food and Support Group Stock represents total net income of the Food and Support Services Group reduced by the portion thereof allocable to the Inter-Group Interest. See "DESCRIPTION OF CAPITAL STOCK--Inter-Group Interest of Composite Group in Business Groups." See "PROXY STATEMENT SUMMARY--The Company" for pro forma earnings per share.

                 SUPPLEMENTAL PRO FORMA SELECTED FINANCIAL DATA
                                      FOR
                      THE UNIFORM AND CAREER APPAREL GROUP

  The supplemental pro forma selected financial data below has been derived from the consolidated financial statements of the Company, and presents selected financial data of the businesses underlying the Uniform Group Stock as described in "DESCRIPTION OF THE BUSINESS--Uniform and Career Apparel Group." The Income Statement Data was prepared as if Share 100 had been consummated at the beginning of the periods presented and the Balance Sheet Data was prepared as if Share 100 had occurred on October 3, 1997. The information presented below has been prepared in accordance with the proposed management and allocation policies described in "SHARE 100--Certain Management and Allocation Policies," and includes (i) the historical results of the Uniform and Career Apparel Group, (ii) an allocated portion of the Company's indebtedness and related interest expense and (iii) an allocated portion of the Company's corporate general and administrative costs.

  Holders of Group Stock will be stockholders of the Company and will be subject to the risks associated with an investment in the Company and all of its businesses, assets and liabilities. Financial effects that arise from a Group and affect the Company's results of operations or financial condition could, if significant, affect the results of operations or financial condition of other Groups or the Appraisal Price of the classes of common stock relating to the other Groups and reduce the assets of the Company legally available for payment of future dividends on such other classes of common stock. When evaluating Share 100, stockholders of the Company should be aware of certain risk factors relating thereto. See "RISK FACTORS." See "SHARE 100--Appraisals of Common Stock" for a discussion of information considered by HLHZ in rendering its appraisals. Additionally, the consolidated financial statements (and notes thereto) of the Company and the information contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION," "SHARE 100," "DESCRIPTION OF CAPITAL STOCK," and "PRO FORMA FINANCIAL INFORMATION" should be read in conjunction with this information.

                   THE UNIFORM AND CAREER APPAREL GROUP

                                                         FISCAL     FISCAL
                                                 NOTE     1997       1996
                                                 ------ ---------  ---------
                                                 (IN MILLIONS, UNAUDITED)
INCOME STATEMENT DATA:
  Revenues......................................   (a)  $ 1,252.2  $ 1,049.2
  Earnings before depreciation and amortization,
   other expense/income, interest and income
   taxes........................................            179.5      160.8
  Depreciation and amortization.................   (a)       58.4       52.2
  Earnings before other expense/income, interest
   and income taxes.............................            121.1      108.6
  Other expense/income, net.....................   (a)       (2.9)     (31.6)
  Operating income..............................   (a)      124.0      140.2
  Allocated corporate overhead..................   (b)        3.4        3.5
  Interest expense on allocated debt, net.......   (c)       40.0       40.3
  Income before income taxes....................             80.6       96.4
  Net income....................................   (d)       48.9       58.1
  Earnings available for Uniform Group Stock....   (e)        7.3        8.7
BALANCE SHEET DATA:
  Total Assets..................................   (a)  $ 1,042.0
  Allocated Debt................................   (c)  $   500.0

NOTES TO SUPPLEMENTAL DATA:

(a) For information on business segments, see Note 11 to the Company's fiscal 1997 consolidated financial statements in Annex VII.

(b) Represents an allocation of indirect corporate expenses. See "SHARE 100-- Certain Allocation and Management Policies" for a further discussion of the allocation of corporate expenses and the Board's authority to modify allocation methodologies at its discretion. Costs of corporate departments providing direct services to the various Groups are included in operating income as reported. Corporate expenses of $4.8 million and $5.4 million are included in Uniform and Career Apparel Group operating income in fiscal 1997 and fiscal 1996, respectively.

(c) Debt is managed on a consolidated basis. Allocated debt of the Uniform and Career Apparel Group consists of (i) the Company's debt, if any, that has been allocated in its entirety to the Uniform and Career Apparel Group and
    (ii) a portion of the Company's debt that is allocated among the Groups ("pooled debt"). The interest rate on the Uniform and Career Apparel Group pooled debt is based on the effective rate of the Company's total pooled debt. See "SHARE 100--Certain Allocation and Management Policies" for additional information regarding allocated debt and related interest expense and the Board's authority to modify allocation methodologies at its discretion.

(d) The Uniform and Career Apparel Group is included in the consolidated federal income tax return filed by the Company. Accordingly, the provision for federal income taxes and related payment of tax are determined on a consolidated basis. A provision for income taxes in determining net income for the Uniform and Career Apparel Group was computed in accordance with the Company's tax allocation policy for the Groups. In general, the tax provisions included in determining net income approximate the provisions which would be required if the Uniform and Career Apparel Group were a separate taxpayer. See "SHARE 100--Certain Allocation and Management Policies" for additional information regarding the tax allocation policy. Deferred tax assets attributable to the Uniform and Career Apparel Group are included in the Total Assets caption above.

(e) Earnings available for Uniform Group Stock represents total net income of the Uniform and Career Apparel Group reduced by the portion thereof allocable to the Inter-Group Interest. See "DESCRIPTION OF CAPITAL STOCK-- Inter-Group Interest of Composite Group in Business Groups." See "PROXY STATEMENT SUMMARY--The Company" for pro forma earnings per share.

                 QUESTIONS AND ANSWERS FOR MANAGEMENT INVESTORS

  To assist management owners to better understand Share 100, a summary description of certain significant provisions of the Plan of Recapitalization is provided below in a question and answer format.

     TOPIC                                                                 Q/A
     -----                                                                ------
     Introduction........................................................   1-23
     Share 100...........................................................  24-35
     What Will I Receive in Share 100?...................................  36-45
     Terms of the New Classes of Stock...................................  46-56
     Employee Benefit Plans..............................................  57-59
     Appraisal Price.....................................................  60-64
     Stock Options and Purchase Opportunities............................  65-66
     Exercise of Purchase Opportunities/Purchase of Stock................  67-77
     Recent Sales of Stock...............................................  78-80
     Future Transfers and Sales of Stock.................................  81-93
     Deferred Payment Program/Bank Loans.................................  94-98
     Taxes............................................................... 99-101

INTRODUCTION

1.Q:WHAT IS THE NAME OF THIS PLAN?

  A: We're calling it Share 100.

2.Q:WHY?

  A: Because nearly 15 years after the "buyout," we are finally completing the "buyback."

3.Q:MEANING . . .?

  A: We are repurchasing the remaining 20% of our stock that, since 1984, has been in the hands of outside investors.

    Now, we will own 100% of our company. We'll share 100% in all the assets. We'll share 100% in all the profits we earn, and we'll share 100% of all the value we add and create for our customers.

    Approximately 1,000 owner managers will own shares directly, and more than 10,000 employees will own shares through the employee benefit plans.

4.Q:SO, THIS IS BASICALLY ABOUT A BUYBACK?

  A: Actually, the buyback is just the beginning.

5.Q:WHAT ELSE IS INVOLVED?

  A: We're also going to restructure the Company to give you more direct ability to impact your investment in the stock of the Company.

6.Q:HOW?

  A: 50% of your stock will be Business Group-specific. The other 50% will be a composite stock consisting of our three principal Business Groups-- Educational Resources, Food and Support Services and Uniform and Career Apparel. 100% of your stock will be composite stock if you do not work exclusively for a single Business Group (such as executive officers and other corporate staff).

7.Q:SO, IF I'M IN CAMPUS SERVICES . . .?

  A: 50% of your total shares will be in the Food and Support Group Stock and 50% in the Class B Composite Stock.

8.Q:AND IF I WORK FOR WEARGUARD . . .?

  A: 50% of the total shares you hold will be in Uniform Group Stock and 50% in the Class B Composite Stock.

9.Q:AND THE SAME FOR CHILDREN'S WORLD EMPLOYEES?

  A: Yes. And the same is true for employees of our Educational Resources
     Group. 50% of the shares of all employees in this Business Group will be Education Group Stock and 50% will be Class B Composite Stock.

10.Q:CAN THE VALUE OF THE BUSINESS GROUP STOCK GO UP OR DOWN INDEPENDENT OF THE COMPOSITE STOCK?

  A: Sure. The value of each Business Group Stock will be determined primarily by the performance of the Business Group.

11.Q:WILL THE COMPANY, OR ANY OF THESE BUSINESS GROUPS, BE PUBLICLY TRADED?

  A: No.

12.Q:IS THIS THE FIRST STEP IN THE COMPANY, OR ANY OF OUR BUSINESS GROUPS, GOING PUBLIC?

  A: No. It's a step that allows us to fully capture 100% of the value we create. And, more importantly, it fully positions us to realize our unique potential as a Company.

13.Q:SO, WE HAVE NO PLANS TO GO PUBLIC?

  A: No plans at this time. Right now we have no need to do it. With our strong cash flows, there's no need for additional capital. And creating the Business Group Stocks allows for more market-oriented valuations.

14.Q:DOES ALL OF THIS REQUIRE A VOTE OF APPROVAL FROM ARAMARK SHAREHOLDERS?

  A: Yes.

15.Q:HOW DOES THAT WORK?

  A: Share 100 will not be approved unless we receive an affirmative vote from the holders of a majority of both the outstanding Class A and Class B Common Stock.

16.Q:IS A "YES" VOTE EXPECTED?

  A: It is not appropriate for us to comment on the outcome before the votes are counted. However, all of the officers and directors of the Company intend to vote "Yes".

17.Q:IS THERE ANY REASON WHY A SHAREHOLDER WOULD VOTE "NO?"

  A: Every owner of Class A and Class B Common Stock must come to that conclusion on their own.

18.Q:WHAT HAPPENS IF THE PLAN IS NOT APPROVED BY THE STOCKHOLDERS?

  A: The capital structure of the Company stays the way it is today.

19.Q:WILL EACH BUSINESS GROUP BE GOVERNED BY A DIFFERENT BOARD OF DIRECTORS?

  A: No.

20.Q:IS THERE ANY POTENTIAL DOWNSIDE TO THIS PLAN?

  A: There are always risks associated with any major transaction. This is a major transaction. Our debt and our interest costs will rise. This will reduce our available cash flow and could restrict our financial flexibility during an economic downturn. But in the opinion of the Board of Directors and senior management, the Company has more than sufficient financial and operating strength to manage these risks.

21.Q:WHAT ABOUT OUR MAGAZINE AND BOOK BUSINESS?

  A: It's not going to be included in this program. The business needs short term, cash-based specific incentives due to the current state of its industry. Share 100, which is designed to create long term incentives for management owners, is not the appropriate incentive program.

22.Q:WHAT ABOUT THE EMPLOYEES IN THAT BUSINESS?

  A: All owner-managers in the Magazine and Book business will be cashed out.
     They will be given $29.55 in cash for every share they currently hold. We will be implementing a new incentive program to fully and fairly compensate these men and women for the difficult and important work they are doing to turn that business around. But, it will be a cash incentive program.

23.Q:HOW DO I FIND OUT MORE INFORMATION ABOUT THIS SHARE 100?

  A: The remainder of these questions and answers, which are a little more formal in style, and this entire Proxy Statement are designed to provide you with additional information. You should read it carefully before you make any decision on how to vote or what election, if any, you should make.

SHARE 100

24.Q:WHAT IS SHARE 100?

  A: Share 100 is a comprehensive plan that will change the ownership of the Company. The plan will (i) eliminate the equity interests of outside stockholders and (ii) align more closely the investment interests of management owners with the performance of the Business Group for which they work.

    The Company will eliminate the equity interests of outside stockholders by repurchasing their shares. The Company will also offer to repurchase from the Company's retirement and profit sharing plans the Company stock held in such plans. The trustees, as fiduciaries for the plans, have preliminarily indicated, subject to further review and advice of their independent legal counsel and financial advisors, that they will elect on behalf of the plans to exchange approximately 30% of their existing shares for cash and to retain 70% of their investment. The Company will pay for these shares and for the other costs and expenses of Share 100 by borrowing approximately $440 million in additional funds from its banks. Accordingly, future increases in value of the Company's equity due to improved performance of the Company as a whole will be for the benefit of the management owners and the Company's retirement and profit sharing plans. Similarly, any future decreases in value will be borne solely by the management owners and the Company's retirement and profit sharing plans.

    The Company will align more closely the investment interests of management owners with the performance of the Business Groups for which they work by creating three new classes of common stock, called Business Group Stocks, and by converting a portion of the existing shares of Common Stock held by management investors who work for these Business Groups into shares of the Business Group Stocks. The Business Group Stocks are intended to reflect separately the performance of the Company's main Business Groups.

    As a result of Share 100, the Appraisal Price of the Class A Common Stock (on a Class B equivalent share basis) will increase to $34.75 per share, and the Appraisal Price of the Class B Common Stock will increase to $29.55 per share. The difference in the Appraisal Price of the stock held by Benefit Plans and outside stockholders (Class A Common Stock) and owner managers (Class B Common Stock), which difference is due primarily to differences in liquidity, has existed since the buyout in 1984 and is anticipated to continue in the future. The Business Group Stocks and the Class B Composite Stock will each have an initial Appraisal Price of $29.55 per share, and the Class A Composite Stock (on a Class B equivalent share basis) will have an initial Appraisal Price of $34.75 per share.

25.Q:WHAT IS BUSINESS GROUP STOCK?

  A: Business Group Stock is the name of the three new classes of common stock of the Company designed to track separately the performance of the Company's three main Business Groups:

    . Education Group Stock is intended to reflect separately the performance of the Educational Resources Group;

    . Food and Support Group Stock is intended to reflect separately the performance of the Food and Support Services Group; and

    . Uniform Group Stock is intended to reflect separately the performance of the Uniform and Career Apparel Group.

26.Q:WHAT IS COMPOSITE STOCK?

  A: The Composite Stock is intended to reflect a "residual" interest in the three main Business Groups in addition to reflecting any other business or investments of the Company or any of its subsidiaries. Composite Stock is comprised of two new classes of common stock of the Company, Class A Composite Stock (which is the class of ARAMARK stock that will be owned by the Company's retirement and profit-sharing plans) and Class B Composite Stock.

27.Q:WILL ALL MANAGEMENT OWNERS RECEIVE THE SAME CLASS OF STOCK IN SHARE 100?

  A: No. Generally, most management owners will receive part Business Group
     Stock and part Class B Composite Stock; and management owners who do not work exclusively for a single Business Group will receive all Class B Composite Stock. The Board believes that this will better align all management owners with the businesses whose operations they can impact.

28.Q:WHY IS SHARE 100 BEING PROPOSED?

  A: Share 100 is being proposed to accomplish the following objectives:

    . to become a 100% employee-owned Company, with approximately 1,000 owner managers owning shares directly, and more than 10,000 employees owning shares through the employee benefit plans,

    . to better align management objectives with business objectives by increasing management ownership and by giving management owners a more direct economic interest in the Business Groups for which they work,

    . to maintain the ARAMARK business culture by continuing common ownership, governance and operating control of the Business Groups,

    . to establish a more market-oriented valuation, through appraisals of the individual Business Groups,

    . to facilitate comparisons with competitors of the individual Business Groups, and

    . to maintain flexibility to engage in future strategic transactions, if appropriate.

29.Q:WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE SHARE 100?

  A: Share 100 will not be implemented unless all of Share 100 and all the related proposals are approved. Although different proposals require different votes for approval, if all of the proposals receive the affirmative vote of the holders of a majority of the outstanding Class A Common Stock and of the holders of a majority of the outstanding Class B Common Stock, they will all be approved.

    Based on preliminary indications received by the Company, the Company believes the directors and executive officers of the Company, the trustees of the Company's employee benefit plans, on behalf of such plans, and certain holders of Class A Common Stock currently intend to vote in favor of all of such proposals. Those persons have voting control over approximately 64% of the Class A Common Stock and 46% of the Class B Common Stock.

30.Q:WHAT HAPPENS IF SHARE 100 IS NOT APPROVED BY THE STOCKHOLDERS?

  A: The capital structure of the Company will remain as it is today.

31.Q:IS THE COMPANY BEING DIVIDED INTO SEPARATE COMPANIES?

  A: No. The Company will remain organized as it is today and all of the Business Group Stocks and the Composite Stock will be common stocks of ARAMARK Corporation. However, the Appraisal Prices of the Business Group Stocks will be determined primarily on the basis of the performance of their respective Business Groups (each of which is a separate part of the Company).

    Share 100 does not in any way affect our relations with our clients or our suppliers. Our existing contracts will continue unaffected by Share 100.

32.Q:WILL EACH BUSINESS GROUP BE GOVERNED BY A DIFFERENT BOARD OF DIRECTORS?

  A: No. The Board of Directors of the Company will remain the sole board of directors and will address and resolve issues involving the interests of any of the Business Groups.

33.Q:HOW WILL DIVERGING INTERESTS BETWEEN BUSINESS GROUPS BE RESOLVED?

  A: Basically, diverging interests will continue to be resolved as they are today--by the Board.

    When making decisions with regard to matters that create potential diverging interests, the Board will act in accordance with the terms of the Restated Charter, the Company's management and allocation policies and its fiduciary duties. The Board could also from time to time refer matters to an existing committee or one or more new committees of the Board, and have such committee or committees report to the Board on such matters or decide such matters.

34.Q: WILL THE COMPANY OR ANY OF THE BUSINESS GROUPS BECOME PUBLICLY TRADED AS
      A RESULT OF SHARE 100?

  A: No. The Company and the Business Groups will remain private. The Company has no present intention to have its stock, or the stock of any of its Business Groups, publicly traded. The Company will continue, however, to file financial statements with the Securities and Exchange Commission following Share 100.

35.Q:ARE THERE ANY RISKS TO THE COMPANY AS A RESULT OF SHARE 100?

  A: There are always risks associated with any major transaction. The Board has considered the risk of diverging interests among the holders of the classes of Business Group Stock and the Composite Stock, and the risk of the increased debt that the Company plans to incur as part of Share 100. This increased leverage will result in higher interest costs, and could also lead to higher interest rates. The increased debt will reduce available cash flow and could restrict financial flexibility during an economic downturn.

    Management has carefully reviewed these risks with the Board, which has concluded the Company is well positioned from a financial point of view to address these risks. In addition, the operating characteristics of the Company will be unchanged as a result of Share 100, and accordingly no additional operating risks should develop as a by-product of the transaction.

WHAT WILL I RECEIVE IN SHARE 100?

36.Q:WHICH STOCK WILL I RECEIVE IN SHARE 100?

  A: If you make an election for stock, the stock that you receive in exchange for the Class B Common Stock you currently hold will depend on the particular Business Group you work for:

    . most management owners will receive 50% Business Group Stock of the particular Business Group in which they are employed and 50% Class B Composite Stock; and

    . management owners who do not work exclusively for a single Business Group, including executive officers and other corporate staff of the Company, will receive Class B Composite Stock.

    Management owners in the Magazine and Book Business and management owners who do not make an effective election for stock will receive $29.55 per share in cash.

37.Q: WHAT WILL BE THE CONVERSION RATIO FOR CONVERTING THE EXISTING SHARES OF
      CLASS B COMMON STOCK INTO BUSINESS GROUP STOCK OR CLASS B COMPOSITE STOCK IN SHARE 100?

  A: The conversion ratio will be one for one. You will receive the same aggregate number of shares of Business Group Stock and Class B Composite Stock as the total number of shares of Class B Common Stock you hold immediately before Share 100. For example, if you own 1,000 shares of Class B Common Stock, you will receive 500 shares of Business Group Stock and 500 shares of Class B Composite Stock.

38.Q:DO I HAVE TO INVEST MORE MONEY AT THIS TIME TO PARTICIPATE IN SHARE 100?

  A: No. The shares of Class B Common Stock you presently hold will be exchanged for Class B Composite Stock and Business Group Stock, as applicable, without any additional investment by you in the Company.

39.Q:CAN I CHOOSE WHICH CLASS OF BUSINESS GROUP STOCK I RECEIVE IN SHARE 100?

  A: No.

40.Q:CAN I RECEIVE CASH IN LIEU OF ANY CLASS OF STOCK IN SHARE 100?

  A: Yes. You may receive $29.55 in cash per share in lieu of Business Group
     Stock and Class B Composite Stock; however, Share 100 is conditioned on the holders of current Class B Common Stock with an aggregate Appraisal Price of no more than $25 million becoming entitled to receive cash for their Class B Common Stock or perfecting their Dissenters' Rights with respect to such shares.

    You cannot elect to receive stock in lieu of cash for only part of the stock you own. Any election must be for all of the stock owned by you and all of your Permitted Transferees.

    However, the Company's internal market will continue as in the past. The next internal market will begin on March 15.

41.Q:WILL EACH OF MY PERMITTED TRANSFEREES BE REQUIRED TO EXCHANGE HIS/HER
SHARES?

  A: Yes. Your Permitted Transferees will receive the same consideration, cash or Business Group Stock and/or Class B Composite Stock, that you receive in Share 100. You and your Permitted Transferees, if any, must all make the same election whether to receive stock in lieu of cash, and if not unanimous, the election made by those who hold a majority of such shares will apply to all shares of Class B Common Stock held by you and them.

42.Q:AFTER SHARE 100, WILL I STILL OWN THE CLASS B COMMON STOCK THAT I CURRENTLY OWN?

  A: No. Employees of a Business Group will own part Business Group Stock of the particular Business Group in which they are employed and part Class B Composite Stock. Employees who do not work exclusively for a single Business Group, including executive officers and other corporate staff of the Company, will own Class B Composite Stock.

43.Q:WILL I RECEIVE NEW STOCK CERTIFICATES?

  A: No. Your shares will be "uncertificated." However, you may obtain new certificates from the Company. If you have shares pledged to secure a loan, the lender may require you to obtain new certificates.

44.Q:WHAT SHOULD I DO WITH THE STOCK CERTIFICATES THAT I CURRENTLY HOLD?

  A: The Company will mail to you shortly after Share 100, an ownership statement reflecting all of your and your Permitted Transferees' new shares as a group and your purchase opportunities and stock options. This statement will be similar to the ownership statement you currently receive. The Company will also mail to you a certificate profile report which will list all of your current stock certificates and instructions for sending your stock certificates to the Company.

    After the Company receives the stock certificates for your shares of Class B Common Stock, the Company will send to you a statement of registered shares which will show the new shares of Group Stock and Composite Stock you receive in Share 100.

    Your shares will be "uncertificated" and you will not receive stock certificates unless you request them. The ownership statement will include instructions for requesting certificates for your new shares as well as instructions for obtaining a statement of registered shares, even if you cannot find your current stock certificates.

45.Q:BUT WHAT IF I AM RECEIVING CASH IN SHARE 100?

    If you are receiving cash in Share 100, you should send in your certificates representing shares of Class B Common Stock to the Company along with a completed and signed Blue Form of Election/Transmittal Letter prior to the date of the Annual Meeting. We cannot mail your check until we receive your stock certificates. If you have lost any of your stock certificates, follow the instructions on the Blue Form of Election/Transmittal Letter.

TERMS OF THE NEW CLASSES OF STOCK

46.Q:WILL MANAGEMENT'S VOTING RIGHTS BE AFFECTED BY SHARE 100?

  A: Yes. Immediately after Share 100, each share will continue to have one vote. However, the management stockholders will have 97% of the vote after Share 100 (compared to approximately 92% of the vote before Share
     100).

47.Q: WILL I BE ENTITLED TO VOTE ON ANY MATTERS SUBMITTED TO A VOTE OF THE
      HOLDERS OF COMPOSITE STOCK OR ONLY THOSE MATTERS CONCERNING MY BUSINESS GROUP?

  A: The holders of Composite Stock and Business Group Stock will vote together as a single voting group. Each share of Composite Stock and Business Group Stock will have one vote. If in the future there is a public offering of any class of Business Group Stock, the voting rights of the Class B Composite

     Stock and the Business Group Stocks that have not been part of the public offering will increase to ten votes per share.

48.Q:WILL I RECEIVE DIVIDENDS ON ANY CLASS OF THE BUSINESS GROUP STOCK OR THE COMPOSITE STOCK?

  A: The Board does not currently intend to pay dividends on any class of Business Group Stock or Composite Stock, and instead plans to retain future earnings, if any, for the development of the Company's businesses.

49.Q: IF ONE CLASS OF BUSINESS GROUP STOCK OR COMPOSITE STOCK RECEIVES A
      DIVIDEND, WILL OTHER CLASSES OF BUSINESS GROUP STOCK AND COMPOSITE STOCK RECEIVE A DIVIDEND?

  A: The Board does not currently intend to pay dividends. However, in the event that in the future the Board contemplates dividends, the Board will be able, in its sole discretion, to pay dividends exclusively on any class of Business Group Stock or on the Composite Stock or on all, in equal or unequal amounts. However, if any dividend is paid on the Composite Stock, then a dividend must be paid on the Class A Composite Stock equal to ten times the per share amount paid on the Class B Composite Stock.

50.Q: IF ONE CLASS OF BUSINESS GROUP STOCK OR COMPOSITE STOCK SPLITS, WILL ALL
      OTHER CLASSES OF BUSINESS GROUP STOCK AND COMPOSITE STOCK SPLIT?

  A: Not necessarily. The Board will be able, in its sole discretion, to split any class of Business Group Stock or Composite Stock.

51.Q: WILL THE COMPANY BE ABLE TO SELL ONE OF THE BUSINESS GROUPS WITHOUT
      FIRST GETTING THE APPROVAL OF HOLDERS OF THAT STOCK?

  A: Yes, the Company will be able to do so, just as it can now. So long as the assets of a Business Group continue to represent less than substantially all of the properties and assets of the Company, the Board may approve sales and other dispositions of all or any amount of the properties and assets of that Business Group without stockholder approval.

52.Q: WILL THE COMPANY BE ABLE TO CONVERT ANY CLASS OF BUSINESS GROUP STOCK
      INTO COMPOSITE STOCK IN THE FUTURE?

  A: Yes. The Company may, at any time, convert shares of any class of Business Group Stock into shares of Class A Composite Stock or Class B Composite Stock on the basis of the ratio of the Appraisal Price of the applicable Business Group Stock to the Appraisal Price of the applicable Composite Stock.

53.Q: WILL THE COMPANY BE ABLE TO CREATE A SEPARATE COMPANY FOR A BUSINESS
      GROUP AND THEN CONVERT THAT CLASS OF BUSINESS GROUP STOCK INTO SHARES OF THE SEPARATE COMPANY?

  A: Yes. The Company may redeem any class of Business Group Stock for a number of shares of one or more wholly owned subsidiaries of the Company that holds all the assets and liabilities attributable to that Business Group.

54.Q: WILL THE COMPANY BE ABLE TO CHANGE THE TERMS OF ANY BUSINESS GROUP STOCK
      WITHOUT FIRST GETTING APPROVAL OF THE STOCKHOLDERS?

  A: No. If a proposed amendment would alter or change the powers, preferences or special rights of any class of Business Group Stock to affect it adversely, that class of Business Group Stock would be entitled to vote as a separate class on the amendment.

    However, the Company could effectively cause the terms to change in connection with an underwritten public offering by calling the shares of the class of Business Group Stock for conversion into Class A

    Composite Stock or Class B Composite Stock and creating a new class of Business Group Stock (for substantially the same Business Group as was the Business Group Stock called for conversion) designated for the stated purpose of having an underwritten public offering. The holders of the Business Group Stock called for conversion could then, at their election prior to the conversion date, convert their shares into shares of the new class of Business Group Stock, at a conversion ratio determined by the Board.

55.Q: IF I ACCEPT A TRANSFER OF EMPLOYMENT FROM ONE BUSINESS GROUP TO ANOTHER,
      COULD THE COMPANY REQUIRE ME TO EXCHANGE MY BUSINESS GROUP STOCK OF MY FORMER BUSINESS GROUP FOR BUSINESS GROUP STOCK OF MY NEW BUSINESS GROUP?

  A: Yes. The Company would be able to convert your Business Group Stock of your former Business Group for Business Group Stock of your new Business Group on the basis of the ratio of the Appraisal Price of your former Business Group Stock to the Appraisal Price of your new Business Group Stock.

56.Q: WILL THERE BE A SEPARATE STOCKHOLDERS' AGREEMENT FOR EACH BUSINESS GROUP,
      OR WILL ALL BUSINESS GROUP STOCK AND COMPOSITE STOCK BE GOVERNED BY ONE STOCKHOLDERS' AGREEMENT?

  A: The current Stockholders' Agreement will be amended and restated to reflect any necessary changes as a result of Share 100. Its terms will apply to all Business Group Stock and Composite Stock held by management owners and their permitted transferees. No other stockholders' agreement will be entered into.

EMPLOYEE BENEFIT PLANS

57.Q: WHAT WILL BE THE EFFECT OF SHARE 100 ON THE RETIREMENT AND PROFIT SHARING
      PLANS?

  A: Because of the increase in the Appraisal Price, the value of your account will increase.

    The retirement and profit sharing plans, as holders of Class A Common Stock, have the option of receiving cash or receiving shares of Class A Composite Stock in Share 100. The trustees, as fiduciaries for the plans, have preliminarily indicated, subject to further review and advice of their independent legal counsel and financial advisors, that they will elect on behalf of the plans to exchange approximately 30% of their existing shares of Class A Common Stock for cash and to retain 70% of their investment in ARAMARK by electing to convert shares into shares of Class A Composite Stock. The $81 million of cash proceeds would be diversified and invested in other assets.

    The Magazine and Book Retirement Plan is being amended so that the plan will no longer provide for investment in employer stock. The trustees, as fiduciaries for the plan, have preliminarily indicated, subject to further review and advice of their independent legal counsel and financial advisors, that they will elect on behalf of the plan to exchange all of the plan's existing shares of Class A Common Stock for cash. The $52 million of cash proceeds would be diversified and invested in other assets.

58.Q: WHICH STOCKS WILL THE COMPANY USE FOR FUTURE EMPLOYER CONTRIBUTIONS TO
      THE RETIREMENT AND PROFIT SHARING PLANS?

  A: The Company currently intends to make future employer stock contributions to the plans in Class A Composite Stock.

59.Q: WHAT WILL BE THE EFFECT OF SHARE 100 ON THE STOCK UNIT RETIREMENT PLAN?

  A: Deferred Common Stock Units ("DSUs") in each participant's account for
     Class B Common Stock will be converted into DSUs for Class B Composite Stock. Future employer contributions will be made in DSUs for Class B Composite Stock.

APPRAISAL PRICE

60.Q: AT THE TIME OF SHARE 100, WILL THE APPRAISAL PRICE OF THE CLASS B COMMON
      STOCK DIFFER FROM ANY OF THE BUSINESS GROUP STOCK APPRAISAL PRICES?

  A: No. The Appraisal Price of the Class B Common Stock immediately before
     Share 100 will equal the Appraisal Prices of the Business Group Stocks and the Class B Composite Stock immediately after Share 100.

61.Q: HOW CAN THEY ALL BE THE SAME?

  A: Generally, the Appraisal Price per share of a Business Group Stock is the value of the entire equity of the Business Group divided by the sum of the outstanding shares plus the number of shares included in the residual Composite Stock. The Company will adjust the number of shares included in the residual Composite Stock for each Business Group so that all of the Appraisal Prices will be the same at the Effective Time of Share 100.

62.Q: WHEN AND HOW WILL THE APPRAISAL PRICE OF EACH CLASS OF COMMON STOCK BE
      DETERMINED IN THE FUTURE?

  A: Currently, Houlihan, Lokey, Howard & Zukin Financial Advisers, Inc. (the independent appraisal firm selected by the Board since 1994 to provide appraisals) provides an appraisal of the fair market value of each class of Common Stock as of December 1, March 1, June 1 and September 1 of each year.

63.Q: WHAT WILL HAPPEN TO THE APPRAISAL PRICE AFTER SHARE 100?

  A: There will be a new appraisal as of March 1 of the Composite Stocks and Business Group Stocks which will be in effect for the first internal market period following Share 100 beginning March 15. Going forward, the Appraisal Prices of each of the Business Group Stocks will fluctuate depending on the performance of the Business Group to which it relates, and the Appraisal Prices of the Composite Stocks will fluctuate depending upon the performance of the various Business Groups and other factors affecting the Company as a whole.

64.Q: WILL THE APPRAISAL PRICE OF EACH OF THE BUSINESS GROUP STOCKS BE TOTALLY
      INDEPENDENT AFTER SHARE 100?

  A: No. Notwithstanding the attribution of the Company's assets and liabilities (including contingent liabilities) and stockholders' equity among the Business Groups for the purposes of determining the Appraisal Prices of the Business Group Stocks, holders of each class of Business Group Stock will be stockholders of the same Company and will continue to be subject to all the risks associated with an investment in the Company and all of its businesses, assets and liabilities. The attribution and the change in the equity structure of the Company contemplated by Share 100 will not affect title to the assets or responsibility for the liabilities of the Company or any of its subsidiaries. As a result, Share 100 will not affect the rights of holders of the Company's or any of its subsidiaries' debt. The results of operations or financial condition of any Business Group could affect the results of operations or financial condition of the other Business Groups and the Appraisal Prices of the Business Group Stock relating to those Business Groups. In addition, any net losses of any Business Group and dividends or distributions on, or repurchases of, Business Group Stock of any Business Group will reduce the assets of the Company legally available for payment of dividends on all classes of Common Stock. However, the value of each Business Group Stock will be determined primarily by the performance of the Business Group.

STOCK OPTIONS AND PURCHASE OPPORTUNITIES

65.Q: WHAT WILL HAPPEN TO MY UNEXERCISED OUTSTANDING STOCK OPTIONS AND PURCHASE
      OPPORTUNITIES?

  A: If you are a Continuing Holder who elects the Group Stock Consideration, your unexercised outstanding stock options and purchase opportunities will be converted for the same consideration

     (Business Group Stock and/or Class B Composite Stock) and in the same proportions into which your Class B Common Stock is converted pursuant to Share 100. If you are not a Continuing Holder who elects the Group Stock Consideration, see "THE PLAN OF RECAPITALIZATION--Treatment of Outstanding Options" for details of how your option or purchase opportunities will be affected.

66.Q: WILL I RECEIVE NEW GRANT CERTIFICATES FOR MY OUTSTANDING STOCK OPTIONS
      AND PURCHASE OPPORTUNITIES?

  A: No. You will receive an ownership statement shortly after Share 100 that will reflect all your shares, stock options and purchase opportunities.

EXERCISE OF PURCHASE OPPORTUNITIES/PURCHASE OF STOCK

67.Q: IF I WORK FOR ONE BUSINESS GROUP, WILL I BE ABLE TO PURCHASE SHARES OF
      BUSINESS GROUP STOCK OF ANOTHER BUSINESS GROUP OR SHARES OF CLASS A COMPOSITE STOCK?

  A: No. To the extent you have purchase opportunities, you will be able to purchase the Business Group Stock that corresponds to the Business Group of your employment and will also be able to purchase, as part of each purchase opportunity, some Class B Composite Stock.

68.Q: IF I AM AWARDED GRANTS IN THE FUTURE, WILL GRANTS BE FOR BUSINESS GROUP
      STOCK OR COMPOSITE STOCK?

  A: Generally, the grants will be for part Business Group Stock that corresponds to the Business Group in which a management owner is employed and for part Class B Composite Stock, and management owners who do not work exclusively for a single Business Group, including executive officers and other corporate staff of the Company, will receive grants for all Class B Composite Stock.

69.Q: IF I ACCEPT A TRANSFER OF EMPLOYMENT FROM ONE BUSINESS GROUP TO ANOTHER,
      COULD THE COMPANY REQUIRE ME TO EXCHANGE MY PURCHASE OPPORTUNITIES RELATING TO MY FORMER BUSINESS GROUP FOR PURCHASE OPPORTUNITIES RELATING TO MY NEW BUSINESS GROUP?

  A: Yes. The Company would be able to require you to exchange your former
     Business Group purchase opportunities for purchase opportunities relating to your new Business Group. The exercise price per share and the number of shares granted would be appropriately adjusted based on the relative Appraisal Prices of the Business Group Stocks at the time of the transfer.

70.Q: WILL MY EXISTING GRANTS HAVE THE SAME EXERCISE SCHEDULE ONCE THEY ARE
      CONVERTED TO BUSINESS GROUP STOCK AND/OR CLASS B COMPOSITE STOCK?

  A: Yes. Existing grants, after conversion, will have the same exercise schedule.

71.Q: IF MY CURRENT PURCHASE OPPORTUNITIES FOR CLASS B COMMON STOCK ARE
      CONVERTED INTO PURCHASE OPPORTUNITIES FOR BUSINESS GROUP STOCK AND CLASS B COMPOSITE STOCK, WILL I BE ABLE TO EXERCISE THE PURCHASE OPPORTUNITIES FOR BUSINESS GROUP STOCK WITHOUT ALSO EXERCISING THE PURCHASE OPPORTUNITIES FOR CLASS B COMPOSITE STOCK?

  A: No. You will be required to exercise your purchase opportunities proportionally. For example, assume the next installment of your purchase opportunity is for 300 shares of Class B Common Stock, and in Share 100 it is converted into an installment for 150 shares of Business Group Stock and 150 shares of Class B Composite Stock. If you wanted to exercise the installment for 150 total shares, you would have to exercise it for 75 shares of Business Group Stock and 75 shares of Class B Composite Stock. The Company will make rounding adjustments to avoid the need to exercise for fractional shares.

72.Q:WILL I BE ABLE TO PURCHASE SHARES THE SAME WAY I HAVE IN THE PAST?

  A: Yes. The Company will distribute a prospectus to you prior to the exercise periods and you should follow the instructions in the prospectus.

73.Q: HOW WILL I KNOW WHAT THE APPRAISAL PRICE OF MY STOCK IS WHEN I EXERCISE
      MY OPTION OR PURCHASE OPPORTUNITY?

  A: Similar to the Company's current practice, the Company will have each class of Business Group Stock and Composite Stock independently appraised quarterly (December 1, March 1, June 1 and September 1) by an independent appraiser. This information generally is communicated with the Chairman's quarterly letter to stockholders. Additionally, recorded updates of Appraisal Prices can be obtained by calling 1-888-96-OWNER.

74.Q: WILL I STILL HAVE TO PAY TAXES WHEN I EXERCISE?

  A: Yes, just as you would if you exercised a purchase opportunity now. All outstanding purchase opportunities are non-qualified stock options for U.S. income tax purposes. The difference between your exercise price and the higher Appraisal Price in effect at the time you exercise is income to you, taxable at the time of exercise.

75.Q: CAN I STILL USE THE STOCK-FOR-STOCK EXERCISE METHOD WHEN I EXERCISE?

  A: Yes. The Company will distribute to you a prospectus prior to the exercise periods, and you should follow the instructions in the prospectus.

76.Q: CAN I STILL BORROW TO PURCHASE THE SHARES COVERED BY MY PURCHASE
      OPPORTUNITY?

  A: Yes. Generally, if you wish to borrow money to purchase shares, you must make your own financing arrangements with outside lenders. In addition, for certain exercises of purchase opportunities, the Company's Deferred Payment Program will also be available.

77.Q: WILL THE COMPANY INFORM ME PRIOR TO THE TIME THAT I PURCHASE STOCK FROM
      THE COMPANY (THROUGH THE EXERCISE OF A PURCHASE OPPORTUNITY OR OPTION) OR SELL STOCK TO THE COMPANY (IN THE INTERNAL MARKET OR OTHERWISE) OF ANY PENDING OR POTENTIAL TRANSACTION THAT COULD INCREASE OR DECREASE THE VALUE OF THE STOCK?

  A: No. The Company will continue its current practice of not disclosing any pending or potential transaction in connection with your decision to purchase from or sell to the Company any shares of Company stock owned by you. It is in the best interests of the Company and the stockholders taken as a whole for the Company to be able to conduct orderly transactions in common stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for the Company concurrently to be able to consider from time to time on a confidential basis potential transactions that could affect the fair market value and/or the Appraisal Price of the shares. The Company does not make a practice of disclosing publicly its projections or the status of any transaction that may be under consideration.

RECENT SALES OF STOCK

78.Q: WILL THE COMPANY MAKE AN ADJUSTMENT TO THE PRICE PAID FOR ANY SHARES OF
      CLASS B COMMON STOCK THAT I RECENTLY SOLD TO THE COMPANY?

  A: Yes. After the implementation of Share 100, the Company will make an adjustment to the price paid for any shares the Company repurchased in the period between September 1, 1997 and the implementation of Share 100 (if you received the September 1 or December 1, 1997 Appraisal Price). The amount of the adjustment will be the difference between $29.55 per share, the Appraisal Price at

     Share 100, and the price you received. The Company will send you a check for this amount after the implementation of Share 100.

79.Q: WILL THE COMPANY ALSO MAKE AN ADJUSTMENT FOR SHARES EXCHANGED WHEN I
      EXERCISED STOCK OPTIONS OR PURCHASE OPPORTUNITIES USING THE STOCK-FOR-STOCK METHOD DURING THAT PERIOD?

  A: Yes. The amount of the adjustment will be the difference between $29.55 per share, the Appraisal Price at the implementation of Share 100, and the Appraisal Price at the time of your exercise for all shares exchanged when using the stock-for-stock exercise method between September 1, 1997 and the Effective Time of Share 100. The Company will send you a check for this amount after the implementation of Share 100.

80.Q: WHAT WILL BE THE TREATMENT OF THIS ADJUSTMENT FOR U.S. FEDERAL INCOME
      TAX PURPOSES?

  A: The cash payment to you should be treated as an "adjustment of purchase price" of your shares of Class B Common Stock actually sold to the Company or constructively sold to the Company when you exercised your stock options or purchase opportunities using the stock-for-stock method. As such, the payment should be treated as additional sales proceeds received by you, generally taxable as 1998 capital gain. If you held the stock actually or constructively for 12 months or less, the gain will be taxed at your ordinary income tax rate; if you held the stock more than 12 months but not more than 18 months, the gain will be taxed at no more than 28%; and, if you held the stock more than 18 months, the gain will be taxed at no more than 20%. Your tax basis in the new stock will be adjusted downward to reflect the cash payment.

FUTURE TRANSFERS AND SALES OF STOCK

81.Q: WILL I BE ABLE TO TRANSFER SHARES OF BUSINESS GROUP STOCK OR CLASS B
      COMPOSITE STOCK?

  A: Generally, the restrictions of the Stockholders' Agreement will continue, and accordingly, you will not be able to sell or otherwise transfer your shares of Business Group Stock or Class B Composite Stock (other than in limited instances).

82.Q: IF MY SHARES OF CLASS B COMMON STOCK ARE CONVERTED INTO SHARES OF
      BUSINESS GROUP STOCK AND CLASS B COMPOSITE STOCK, WILL I BE ABLE TO SELL OR TRANSFER SHARES OF BUSINESS GROUP STOCK WITHOUT ALSO SELLING OR TRANSFERRING SHARES OF CLASS B COMPOSITE STOCK?

  A: No. Shares of Class B Composite Stock and Business Group Stock will have to be sold or transferred proportionally together: generally, for each share of Class B Composite Stock you sell or transfer, you must also sell or transfer one share of Business Group Stock with it. The Company will make rounding adjustments to avoid the need to sell or transfer fractional shares.

83.Q: MAY I STILL TRANSFER SHARES FOR ESTATE OR TAX PLANNING PURPOSES?

  A: Yes. As in the past, you may transfer your shares for estate or tax planning purposes as gifts to your spouse, child, grandchild or parent, or a trust for the benefit of any of them, or to a qualifying charitable organization. You may also make other transfers to your family members, their trusts or other entities if the transfer is approved by the Board. You must, however, transfer your Class B Composite Stock and Business Group Stock proportionally together.

84.Q: MAY I STILL PLEDGE MY SHARES?

  A: Yes. As in the past, you may pledge your shares to a commercial bank or savings and loan institution as security for your indebtedness. However, you may do so only if the lender agrees that, upon realization of its security, the lender will dispose of the shares only in compliance with the terms of the Stockholders' Agreement. If you are eligible and elect to participate in the Company's Deferred Payment Program, you will be required to pledge shares to the Company.

85.Q: CAN I STILL SELL SHARES BACK TO THE COMPANY IN THE INTERNAL MARKET?

  A: Yes.

86.Q: WILL THERE BE ANY CHANGE IN THE GUIDELINES OR THE TIMING OF THE INTERNAL
      MARKET?

  A: Yes. The general guideline will be increased, so that a management owner may sell up to $250,000 of shares in any internal market. The timing and other terms of the internal market will not be changed.

87.Q: WILL THE STOCK REPURCHASE POLICY CHANGE AS A RESULT OF SHARE 100?

  A: No.

88.Q: WILL THE EMERGENCY BUYBACK PROGRAM STILL BE AVAILABLE?

  A: Yes.

89.Q: WHAT WILL HAPPEN TO MY STOCK IF MY EMPLOYMENT IS TERMINATED?

  A: The current provisions of the Stockholders' Agreement will continue to apply. The Company will have the right to call your shares of Class B Composite Stock and Business Group Stock. At any time during the 10 years following the termination of your employment, the Company has the right to call any or all of your shares and any and all of the shares of your permitted transferees.

90.Q: DO THE CALL RIGHTS STILL APPLY TO A TERMINATION OF MY EMPLOYMENT WITH
      THE BUSINESS GROUP THAT IS BEYOND MY CONTROL?

  A: Yes. The call rights apply to all terminations of employment with the Company and its subsidiaries without regard to cause, including death, permanent and complete disability, voluntary or involuntary termination of employment and retirement.

91.Q: IF I VOLUNTARILY TERMINATE MY EMPLOYMENT, THE COMPANY HAS THE RIGHT TO
      CALL MY SHARES OF COMMON STOCK. WILL THE COMPANY INFORM ME PRIOR TO THE TIME I TERMINATE MY EMPLOYMENT OF ANY PENDING OR POTENTIAL TRANSACTION THAT COULD INCREASE THE VALUE OF THE CLASS B COMPOSITE STOCK OR BUSINESS GROUP STOCK?

  A: No. The Company will continue its current practice of not disclosing any pending or potential transaction in connection with your decision to terminate your employment (or in connection with your decision to exercise a put or in any other circumstance). It is in the best interests of the Company and the stockholders taken as a whole for the Company to be able to conduct orderly transactions in common stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for the Company concurrently to be able to consider from time to time on a confidential basis potential transactions that could affect the fair market value and/or the Appraisal Price of the shares. The Company does not make a practice of disclosing publicly its projections or the status of any transaction that may be under consideration.

92.Q: WILL I BE ABLE TO REQUIRE THE COMPANY TO REPURCHASE SHARES?

  A: Generally, no. However, upon your death, complete disability or normal retirement, you or your estate, as appropriate, subject to the Company's financing agreements, can require the Company to purchase up to 30% of your shares. The Company will be required to purchase these shares for cash at the current Appraisal Price for Class B Composite Stock or the applicable class of your Business Group Stock.

93.Q: WHO WILL SET THE STOCK REPURCHASE POLICY AND INTERNAL MARKET GUIDELINES
      FOR EACH BUSINESS GROUP STOCK AND THE CLASS B COMPOSITE STOCK?

  A: The Board will set the Stock Repurchase Policy and internal market guidelines for each Business Group Stock and the Class B Composite Stock.

DEFERRED PAYMENT PROGRAM/BANK LOANS

94.Q: WHAT WILL HAPPEN TO MY OUTSTANDING OBLIGATIONS UNDER THE DEFERRED PAYMENT
      PROGRAM?

  A: Any outstanding obligations under the Deferred Payment Program will remain intact.

95.Q: WHAT WILL HAPPEN TO THOSE SHARES THAT ARE BEING HELD AS COLLATERAL BY THE
      COMPANY FOR OBLIGATIONS UNDER THE DEFERRED PAYMENT PROGRAM?

  A: The shares the Company is holding as collateral for obligations under the Deferred Payment Program will be exchanged automatically for shares of Class B Composite Stock or Business Group Stock, as applicable.

96.Q: WILL THE DEFERRED PAYMENT PROGRAM STILL BE OFFERED?

  A: Yes, subject to continuing Board approval.

97.Q: WILL THE DEFERRED PAYMENT PROGRAM PROVISIONS BE CHANGED AS A RESULT OF
      SHARE 100?

  A: No, except for minor administrative changes that may be necessary to reflect Share 100 and except that the Program and its terms will continue to be subject to Board approval.

98.Q: WHAT WILL HAPPEN TO MY OUTSTANDING BANK LOANS AND THE SHARES THE BANK IS
      HOLDING AS COLLATERAL?

  A: The shares the bank is holding as collateral will be exchanged for shares of Class B Composite Stock or Business Group Stock, as applicable. Although we believe your outstanding bank loans should remain intact, that decision will be made by your bank.

TAXES

99.Q: WILL I HAVE TO PAY ANY ADDITIONAL TAXES AS A RESULT OF SHARE 100?

  A: Generally, no. If, however, you receive cash in exchange of your shares under Share 100, you will be subject to tax on the capital gain resulting from that exchange. The amount of that capital gain will be the difference between your tax basis in the shares exchanged and the price you received. Furthermore, if you receive cash as a payment adjusting the price paid for any shares of Class B Common Stock the Company repurchased between September 1, 1997 and the closing of Share 100, you will be subject to tax on the capital gain resulting from that adjustment. The amount of that capital gain will be the entire amount of the adjusting payment you receive. In addition, if you receive a cash payment adjusting for shares exchanged when you exercised using the stock-for-stock method, you will be subject to tax on capital gain resulting from that adjustment. The amount of that capital gain will be less than the entire amount of the adjusting payment you receive.

100.Q: HOW WILL I KNOW THE COST AND TAX BASIS FOR MY COMPOSITE STOCK OR
       BUSINESS GROUP STOCK?

  A: The basis of the Class B Common Stock you currently hold will be carried over to the Composite Stock or Business Group Stock that you will receive in exchange for such Class B Common Stock. Likewise, your holding period for capital gain purposes for Class B Common Stock will carryover to Composite Stock or Business Group Stock you receive in exchange for it.

101.Q: AS A NON-U.S. RESIDENT STOCKHOLDER WHO IS NOT A UNITED STATES CITIZEN,
       ARE THERE ANY TAX CONSEQUENCES TO ME FROM SHARE 100?

  A: Yes. A non-United States stockholder who is not a United States resident generally should recognize no gain or loss for United States tax purposes on the exchange of Company stock for (i) Composite Stock or Business Group Stock or both or (ii) cash. Continued ownership of Company stock will subject any individual holders to potential United States estate tax upon the death of the individual. As to the possible tax effect of the transactions under foreign tax law, each holder is directed to seek advice from qualified foreign tax advisors.

                  SUMMARY COMPARISON OF TERMS OF COMMON STOCKS

  The following is a comparison of the Class A Common Stock and Class B Common Stock (Common Stock) with the Class A Composite Stock and Class B Composite Stock (Composite Stock) and the Education Group Stock, Food and Support Group Stock and Uniform Group Stock (Business Group Stock). Difference in classes within the Common Stock, Composite Stock and Business Group Stock will be specifically noted below. This summary is qualified in its entirety by the more detailed information contained in this Proxy Statement and the Annexes hereto. See "PROXY STATEMENT SUMMARY," "RISK FACTORS," "SHARE 100--Certain Management and Allocation Policies" and "DESCRIPTION OF CAPITAL STOCK." Stockholders are urged to read carefully this Proxy Statement and the Annexes hereto in their entirety.

      COMMON STOCK             BUSINESS GROUP STOCK             COMPOSITE STOCK
      ------------             --------------------             ---------------
                               BUSINESS OF THE COMPANY
All businesses of the     The Business Groups are        The Composite Group is
 Company.                 comprised of the Educational   generally comprised of (i) an
                          Resources Group, Food and      interest in each Business
                          Support Services Group and the Group (the Inter-Group
                          Uniform and Career Apparel     Interest), which excludes the
                          Group.                         interest represented by any
                                                         outstanding shares of Business
                                                         Group Stock, and (ii) all
                                                         other businesses in which the
                                                         Company or any of its
                                                         subsidiaries may be engaged
                                                         (other than those comprising
                                                         the Business Groups).
                                      DIVIDENDS
The Company currently     The Company currently does not The Company currently does not
does not pay dividends    intend to pay dividends on the intend to pay dividends on the
on the Common Stock.      Business Group Stock.          Composite Stock.
The holders of shares of  The dividends on any Group     The holders of shares of Class
Class A Common Stock and  Stock are limited to the       A Composite Stock and Class B
Class B Common Stock      dividends that could be        Composite Stock will be
would be entitled to re-  payable if it were a separate  entitled to receive the same
ceive the same dividends  company (Available Dividend    dividends and other
and other distributions,  Amount). The Board may, in its distributions, ratably, with
ratably, with the holder  sole discretion, declare and   the holder of one share of
of one share of Class A   pay dividends exclusively on   Class A Composite Stock
Common Stock entitled to  any Business Group Stock,      entitled to receive ten times
receive ten times what    exclusively on the Composite   what the holder of one share
the holder of one share   Stock, or on all such classes  of Class B Composite Stock is
of Class B Common Stock   of common stock, in equal or   entitled to receive.
is entitled to receive.   unequal amounts,
                          notwithstanding the relative   The dividends on any Group
                          Available Dividend Amounts,    Stock are limited to the
                          the amount of prior dividends  dividends that could be
                          declared on each class, the    payable if it were a separate
                          respective voting or           company (Available Dividend
                          liquidation rights of each     Amount). The Board, subject to
                          class or any other factor.     the limitations set forth
                                                         above, may, in its sole
                                                         discretion, declare and pay
                                                         dividends, exclusively on any
                                                         Business Group Stock,
                                                         exclusively on the Composite
                                                         Stock, or on all such classes
                                                         of

      COMMON STOCK             BUSINESS GROUP STOCK             COMPOSITE STOCK
      ------------             --------------------             ---------------
                                                         common stock, in equal or
                                                         unequal amounts,
                                                         notwithstanding the relative
                                                         Available Dividend Amounts,
                                                         the amount of prior dividends
                                                         declared on each class, the
                                                         respective voting or
                                                         liquidation rights of each
                                                         class or any other factor.

                                    VOTING RIGHTS

One vote per share.       The holders of Business Group  The holders of Composite Stock
                          Stock and Composite Stock will and Business Group Stock will
                          vote together as a single      vote together as a single
                          voting group. Each Business    voting group. Each Composite
                          Group Stock will have one vote Stock will have one vote per per share. Upon the occurrence share. Upon the occurrence of
                          of an underwritten public      an underwritten public
                          offering of any class of       offering of any class of
                          Business Group Stock, each     Business Group Stock, each
                          share of Business Group Stock  share of Class B Composite
                          will thereafter have 10 votes  Stock will thereafter have 10
                          per share; except that the     votes per share.
                          class of Business Group Stock
                          that is offered in such
                          underwritten public offering
                          will continue to have one vote
                          per share; and except that any
                          class of Business Group Stock
                          having 10 votes per share that
                          is offered in a subsequent
                          underwritten public offering
                          will thereafter have one vote
                          per share.

                           CONVERSION AT OPTION OF COMPANY

The Company may, at any   The Company may, at any time,  The Company may, at any time,
time, convert all         convert all outstanding shares convert all outstanding shares
outstanding shares of     of any class of Business Group of Class B Composite Stock
Class B Common Stock      Stock into a number of shares  into Class A Composite Stock,
into Class A Common       of Class A Composite Stock or  with each outstanding share of
Stock, with each          Class B Composite Stock equal  Class B Composite Stock
outstanding share of      to the ratio of the Appraisal  converted into one-tenth of a
Class B Common Stock      Price of one share of the      share of Class A Composite
converted into one-tenth  Business Group Stock to the    Stock.
of a share of Class A     Appraisal Price of one share
Common Stock.             of Class A Composite Stock or  If a full-time employee of the
                          Class B Composite Stock, as    Company or any of its
                          applicable.                    subsidiaries accepts a
                                                         transfer in employment from
                          If a full-time employee of the one Group to another, the
                          Company or any of its          Board may declare that all or
                          subsidiaries accepts a         any part of the outstanding
                          transfer in employment from    shares of any class of common
                          one Group to another, the      stock held by such individual
                          Board may declare that all or  or a Permitted Transferee of
                          any part of the outstanding    such individual be converted
                          shares of any                  into

      COMMON STOCK             BUSINESS GROUP STOCK             COMPOSITE STOCK
      ------------             --------------------             ---------------
                          class of common stock held by  a number of shares of such
                          such individual or a Permitted other class or classes of
                          Transferee of such individual  common stock as the Board
                          be converted into a number of  determines.
                          shares of such other class or
                          classes of common stock as the
                          Board determines.

                            CONVERSION AT OPTION OF HOLDER

A holder of Class B       During the period after shares None.
Common Stock may at any   of any class of Business Group
time, but only with the   Stock are called for
prior approval of the     conversion as provided in
Board, convert each of    paragraph 1 of "Conversion at
his or her shares into    Option of Company," above, the
one-tenth of a share of   holders of those shares may in
Class A Common Stock.     lieu of such conversion,
                          convert their shares into
                          shares of a new class of
                          Business Group Stock (for
                          substantially the same
                          Business Group Stock as was
                          the class of Business Group
                          Stock being converted), if
                          any, that the Board may
                          designate for the stated
                          purpose of having an
                          underwritten public offering.

                                 MANDATORY CONVERSION

If a holder of Class B    None.                          None.
Common Stock ceases to
be either a director,
full-time employee of
the Company or a
Permitted Transferee
thereof, then each share
of Class B Common Stock
held by such holder
shall be converted into
one-tenth of a share of
Class A Common Stock.

                    REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY

None.                     The Company may redeem any     None.
                          class of Business Group Stock
                          for a number of shares of one
                          or more wholly owned
                          subsidiaries of the Company
                          that hold all of the assets
                          and liabilities attributed to
                          that Business Group.

                                     LIQUIDATION

Holders of Common Stock   Holders of Business Group      Holders of Composite Stock
are entitled to receive   Stock will be entitled to      will be entitled to receive
the net assets of the     receive the net assets of the  the net assets of the Company,
Company, if any,          Company, if any,               if any, remaining for

      COMMON STOCK             BUSINESS GROUP STOCK             COMPOSITE STOCK
      ------------             --------------------             ---------------
remaining for             remaining for distribution to  distribution to holders of
distribution to holders   holders of common stock,       common stock, ratably with the
of Common Stock,          ratably with the holders of    holders of Business Group
ratably, with the holder  Composite Stock, with the      Stock, with the holder of one
of one share of Class A   holder of one share of Class A share of Class A Composite
Common Stock entitled to  Composite Stock entitled to    Stock entitled to receive ten
receive ten times what    receive ten times what the     times what the holder of one
the holder of one share   holder of one share of Class B share of Class B Composite
of Class B Common Stock   Composite Stock or Business    Stock or Business Group Stock
is entitled to receive.   Group Stock is entitled to     is entitled to receive.
                          receive.

                      CERTAIN MANAGEMENT AND ALLOCATION POLICIES

The Company currently     The Company intends to follow  The Company intends to follow
has centralized           certain policies with respect  certain policies with respect
management of most        to the allocation to the       to the allocation to the
financial activities,     Groups of principal corporate  Groups of principal corporate
does not allocate         activities, including (i) the  activities, including (i) the
Company indebtedness to   centralized management of most centralized management of most
its business segments,    financial activities, (ii) the financial activities, (ii) the
partially allocates to    allocation of Company          allocation of Company
its business segments     indebtedness either among the  indebtedness either among the
corporate general and     Groups or in its entirety to   Groups or in its entirety to
administrative costs,     one Group, (iii) the           one Group, (iii) the
and does not generally    accounting for transfers of    accounting for transfers of
allocate to its business  cash or other property from    cash or other property from
segments federal income   one Group to another Group,    one Group to another Group,
taxes and tax benefits.   (iv) the financial impacts of  (iv) the financial impacts of issuances of additional shares issuances of additional shares
                          of Business Group Stock or     of Composite Stock or Business
                          Composite Stock, (v) the       Group Stock, (v) the
                          allocation of corporate        allocation of corporate
                          general and administrative     general and administrative
                          costs, and (vi) the allocation costs, and (vi) the allocation
                          of federal income taxes and    of federal income taxes and
                          tax benefits.                  tax benefits.

                             STOCKHOLDERS OF ONE COMPANY

--                        Holders of Business Group      Holders of Composite Stock
                          Stock will continue to be      will continue to be subject to
                          subject to the risks           the risks associated with an
                          associated with an investment  investment in the Company and in the Company and all of its  all of its businesses, assets
                          businesses, assets and         and liabilities. Financial
                          liabilities. Financial effects effects arising from any of
                          arising from the Composite     the Business Groups that
                          Group that affect the          affect the Company's results
                          Company's results of           of operations or financial
                          operations or financial        condition could, if
                          condition could, if            significant, affect the
                          significant, affect the        results of operations or
                          results of operations or       financial position of the
                          financial position of any of   Composite Group or the market
                          the Business Groups or the     price of the Composite Stock.
                          market price of any class of
                          Business Group Stock.

                                 RISK FACTORS

  Stockholders should carefully consider all of the information set forth in this Proxy Statement and, in particular, the specific risk factors described below.

STOCKHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS ON ONE GROUP COULD AFFECT
ANOTHER

  Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and stockholders' equity among the Groups, holders of Group Stock will be stockholders of the Company and will continue to be subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities. Such allocation and the change in the equity structure of the Company contemplated by Share 100 will not affect title to the assets or responsibility for the liabilities of the Company or any of its subsidiaries. As a result, the implementation of Share 100 will not affect the rights of holders of any debt of the Company or its subsidiaries. Financial impacts arising from any of the Groups that impact the Company's results of operations or financial condition could impact the results of operations or financial condition of the other Groups and the Appraisal Price of the Group Stocks. In addition, any net losses of any of the Groups and dividends or distributions on, or repurchases of, any Group Stock will reduce the legally available funds of the Company available for payment of dividends on all of the Group Stock. Accordingly, the Company's consolidated financial statements should be read in conjunction with the supplemental pro forma selected financial information of each of the Business Groups.

  If Share 100 is approved by the stockholders and implemented by the Board, the Company will provide, to holders of each Group Stock, financial statements, management's discussion and analysis of financial condition and results of operations, business descriptions and other information for the consolidated Company and supplemental selected financial information for each of the Business Groups.

LIMITED SEPARATE STOCKHOLDER VOTING RIGHTS; EFFECTS ON VOTING POWER

  Under Share 100, holders of each Group Stock would not be provided any rights specifically related to their corresponding Group or have any right to vote on matters as a separate class, other than separate voting rights in limited circumstances as required by the DGCL. Separate meetings for the holders of any Group Stock would not be held.

  Under Share 100, holders of all Group Stock would vote as one class on all matters coming before any meeting of stockholders and would not have any separate class voting rights except in limited circumstances as required by the DGCL. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment to a corporation's certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would change the authorizing number of shares or the par value of such class or would alter or change the powers, preferences or special rights of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more classes so as to affect them adversely, but would not so affect any other classes, then only the shares of the class so affected by the amendment would be entitled to vote as a separate class on the amendment.

  Certain matters on which holders of Group Stock would vote together as a single class could involve a divergence or the appearance of a divergence of interests between the holders of different Group Stocks. For example, the Restated Charter does not require that a merger or consolidation of the Company requiring the approval of the Company's stockholders be approved by a separate vote of holders of any classes of Common Stock. As a result, if holders of any one or more classes of the Common Stock that possess the requisite voting power vote to approve the merger or consolidation, the merger or consolidation could be consummated even if the holders of a majority of some other class of Common Stock vote against the merger or consolidation. See "--Potential Diverging Interests" and "--Allocation of Proceeds of Mergers."

  If Share 100 is approved by stockholders, each Group Stock will have one vote per share. Upon the occurrence of an underwritten public offering by the Company of any class of Business Group Stock, however, each share of Class B Composite Stock and Business Group Stock will thereafter have 10 votes per share; provided that the class of Business Group Stock that is offered in the underwritten public offering will thereafter continue to be entitled to one vote per share; provided, further, that any class of Business Group Stock having ten votes per share that is offered in a subsequent underwritten public offering will, after the consummation of such underwritten public offering, be entitled to one vote per share. See "DESCRIPTION OF CAPITAL STOCK--Capital Stock After the Effective Time--Composite Stock and Business Group Stock-- Voting Rights."

FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS ARE TO ALL STOCKHOLDERS REGARDLESS OF CLASS OR SERIES

  Under Delaware law, the Board has a duty to act with due care and in the best interests of all the Company's stockholders, including the holders of all Group Stocks. The existence of the various Group Stocks may give rise to occasions when the interests of the holders of different Group Stocks may diverge or appear to diverge. See "--Potential Diverging Interests." The Board will address and resolve any issues involving material divergence of interests between the holders of different Group Stocks.

  Although the Company is not aware of any precedent concerning the manner in which principles of Delaware law would be applied in the context of a capital structure involving multiple classes or series of capital stock the rights of which include terms designed to reflect the separate performance of specified businesses, principles of Delaware law provide that a board of directors must act in accordance with its good faith business judgment of the corporation's best interests, taking into consideration the interests of all stockholders regardless of class or series. Under these principles of Delaware law and the "business judgment rule," a good faith determination made by a disinterested and adequately informed board of directors with respect to any matter having a disparate impact upon any Group Stock would be a defense to any challenge to such determination made by or on behalf of any of such groups of holders. Nevertheless, a Delaware court hearing a case involving such a challenge may decide to apply principles of Delaware law other than those discussed above, or may fashion new principles of Delaware law, in order to decide such a case, which would be a case of first impression. There may arise circumstances involving a divergence of interests in which the Board is held to have properly discharged its responsibilities to act with due care and in the best interests of the Company and all of its stockholders, but in which holders of any of the Group Stocks consider themselves to be disadvantaged relative to another class. In such a case, under the general principles of Delaware law discussed above, such holders would not have any other remedy under Delaware law with respect to the circumstances giving rise to the divergence of interests.

POTENTIAL DIVERGING INTERESTS

  The existence of separate classes of common stock could give rise to occasions when the interests of the holders of different Group Stocks diverge or appear to diverge. Examples include determinations by the Board to (i) pay or omit the payment of dividends on any Group Stock, (ii) allocate consideration to be received by holders of each of the classes of common stock in connection with a merger or consolidation involving the Company, (iii) convert one class of common stock into shares of another class of common stock, (iv) approve certain dispositions of assets attributed to any Group,
(v) so long as there is an Inter-Group Interest, allocate the proceeds of issuances of a Business Group Stock either to the Composite Group in respect of its Inter-Group Interest or to such Business Group and (vi) make operational and financial decisions with respect to one Group that could be considered to be detrimental to another Group, including whether to make transfers of funds among Groups. When making decisions with regard to matters that create potential diverging interests, the Board would act in accordance with the terms of the Restated Charter, the management and allocation policies described in "SHARE 100--Certain Management and Allocation Policies" to the extent applicable and its fiduciary duties. See "--Fiduciary Duties of the Board of Directors Are to All Stockholders Regardless of Class or Series." The Board could also from time to time refer matters involving such conflict issues to an existing committee or one or more new committees of the Board and have such committee or committees report to the Board on such matters or decide such matters to the extent permitted by the bylaws and applicable law. Specific potential conflicts of interests are discussed below under separate headings.

NO ASSURANCE OF PAYMENT OF DIVIDENDS

  The Board does not intend currently to pay dividends on any class of Group Stock. Determinations as to the future dividends on any of the Group Stocks would be based primarily upon the financial condition, results of operations and business requirements of the relevant Group and the Company as a whole. Dividends on any of the Group Stocks, if any, would be payable out of the lesser of (i) all assets of the Company legally available for the payment of dividends and (ii) the Available Dividend Amount with respect to the relevant Group. The holders of shares of Class A Composite Stock and Class B Composite Stock shall be entitled to receive the same dividends and other distributions, ratably with the holder of one share of Class A Composite Stock entitled to receive ten times what the holder of one share of Class B Composite Stock is entitled to receive. Subject only to such limitations, the Board reserves the right to declare and pay dividends on the Class A Composite Stock, Class B Composite Stock, Education Group Stock, Food and Support Group Stock and Uniform Group Stock in any amount and could, in its sole discretion, declare and pay dividends exclusively on any or all of such Group Stocks, in equal or unequal amounts, notwithstanding the relative Available Dividend Amounts, the amount of prior dividends declared on each class, the respective voting or liquidation rights of each class or any other factor. In addition, net losses of any Group, dividends and distributions on any Group Stock and any repurchases of any Group Stock would reduce the assets of the Company legally available for future dividends on all Group Stocks. See "SHARE 100--Dividend Policy" and "DESCRIPTION OF CAPITAL STOCK--Capital Stock After the Effective Time--Composite Stock and Business Group Stock--Dividends."

ALLOCATION OF PROCEEDS OF MERGERS

  The Restated Charter will not contain any provisions governing how consideration to be received by holders of Common Stock in connection with a merger involving the entire Company is to be allocated among holders of different classes of Common Stock. In any such merger, the percentage of the consideration to be allocated to holders of any class of Common Stock will be determined by the Board and may be materially more or less than that which might have been allocated to such holders had the Board chosen a different method of allocation. See "--Limited Separate Stockholder Voting Rights; Effects on Voting Power."

OPTIONAL CONVERSION OF CLASS OF COMMON STOCK

  The Board could, in its sole discretion, determine to convert shares of any of the Business Groups into shares of Class A Composite Stock or Class B Composite Stock at any time. Any such determination could be made at a time when either or both of the Class A Composite Stock or Class B Composite Stock or such class of Business Group Stock may be considered to be overvalued or undervalued. In determining whether to convert one class of Business Group Stock into Class A Composite Stock or Class B Composite Stock, the Board would act in accordance with its good faith business judgment that any such conversion is in the best interests of the Company, taking into consideration the interests of all common stockholders, including both the holders of the class of Business Group Stock being converted and the holders of Class A Composite Stock or Class B Composite Stock into which it is to be converted. See "DESCRIPTION OF CAPITAL STOCK--Capital Stock After the Effective Time-- Composite Stock and Business Group Stock--Conversion and Redemption."

DISPOSITION OF GROUP ASSETS

  As long as the assets of a Group continue to represent less than substantially all of the properties and assets of the Company, the Board may approve sales and other dispositions of all or any amount of the properties and assets of such Group without stockholder approval, because under the DGCL stockholder approval is required only for a sale or other disposition of all or substantially all of the properties and assets of the entire Company. The appropriate disposition of proceeds would be subject to determination by the Board in accordance with the Restated Charter, approved allocation policies and its fiduciary duties. See "--Fiduciary Duties of the Board of Directors Are to All Stockholders Regardless of Class or Series."

ALLOCATION OF PROCEEDS UPON ISSUANCE OF ANY CLASS OF BUSINESS GROUP STOCK

  If the Composite Group, at the time the Company issues any shares of any class of Business Group Stock, holds an inter-group interest representing an interest in the equity value of any of the Business Groups (an "Inter-

Group Interest"), the Board would, in its sole discretion, determine whether to allocate all or any portion of the proceeds of such issuance to the applicable Business Group or to the Composite Group. To the extent the net proceeds of such issuance of shares of the Business Group Stock are allocated to the applicable Business Group, the financial records of the applicable Business Group would reflect the receipt of such proceeds. To the extent such net proceeds are allocated to the Composite Group, the Inter-Group Interest would be reduced. See "DESCRIPTION OF CAPITAL STOCK--Inter-Group Interest of Composite Group in Business Groups." Any such allocation may favor one Group at the expense of another. Any such allocation will be made by the Board in its good faith business judgment that such allocation is in the best interests of the Company, taking into consideration the interests of all common stockholders. See "--Fiduciary Duties of the Board of Directors Are to All Stockholders Regardless of Class or Series." In addition, if the Company issues shares of any class of Business Group Stock for the account of the Composite Group in respect of the Composite Group's Inter-Group Interest in the applicable Business Group, the voting power of holders of shares of such Business Group Stock immediately prior to such issuance would be diluted for any class vote by such holders even though no consideration received for such shares would be allocated to such Business Group. Moreover, if the Company issues additional shares of any class of Business Group Stock, the voting power of holders of shares of other Business Group Stock immediately prior to such issuance would be diluted for any class vote by such holders even though no consideration received for such shares would be allocated to such other Business Group.

OPERATIONAL AND FINANCIAL DECISIONS

  The Board could, in its sole discretion, from time to time, make operational and financial decisions or implement policies that affect disproportionately the businesses of any of the Groups, such as transfers of services, funds or assets among Groups and other inter-Group transactions, the allocation of financing opportunities in the public markets and the allocation of business opportunities, resources and personnel that may be suitable for the Groups. Any such decision may favor one Group at the expense of another. All such decisions will be made by the Board in its good faith business judgment and in accordance with procedures and policies adopted by the Board from time to time, including the policies described under "SHARE 100--Certain Management and Allocation Policies," to ensure that such decisions will be made in a manner consistent with the best interests of the Company, taking into consideration the interests of all common stockholders. For further discussion of potential divergence of interests, see "--Fiduciary Duties of the Board of Directors Are to All Stockholders Regardless of Class or Series," "-- Allocation of Financing Costs; Transfers of Funds Among Groups; Equity Contributions," and "SHARE 100--Certain Management and Allocation Policies."

MANAGEMENT AND ALLOCATION POLICIES SUBJECT TO CHANGE

  The Company's policies described herein with respect to dividends, the allocation of corporate expenses, assets and liabilities, the allocation of proceeds of sales of each class of Group Stock and other matters may be modified or rescinded, or additional policies may be adopted, in the sole discretion of the Board without approval of the stockholders, although the Board has no present intention to do so. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of any class of Group Stock, would be made in accordance with the Board's good faith business judgment of the best interests of the Company, taking into consideration the interests of all common stockholders. See "--Potential Diverging Interests."

ALLOCATION OF FINANCING COSTS; TRANSFERS OF FUNDS AMONG GROUPS; EQUITY CONTRIBUTIONS

  As described under "SHARE 100--Certain Management and Allocation Policies," most financial activities will be managed by the Company on a centralized basis. Such financial activities include cash management and the issuance and repayment of short-term and long-term debt. In the event that cash or other property allocated to one Group is transferred to another Group (other than transfers made with respect to the Inter-Group Interest upon the payment of any dividend or other distribution on any class of Business Group Stock), such transfer would be accounted for in one of the following ways, as determined by the Board: (i) as a reallocation of Pooled Debt, as described under the caption referred to above, (ii) as an increase or decrease in the Number of Shares

Issuable with Respect to the Inter-Group Interest, (iii) as a sale of assets among the Groups, or (iv) as a short-term or long-term loan from one Group to another Group. There are no specific criteria to determine which of the foregoing would be applied to a particular transfer of cash or property from one Group to another Group. Such determination would be made by the Board in the exercise of its business judgment based upon all relevant circumstances, including the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. Any such determination could affect the amount of interest expense reflected in the financial records of the applicable Group. All transfers of material assets from one Group to another Group will be deemed to be made on a fair value basis for the foregoing purposes, as determined by the Board.

  A portion of the Company's debt may be allocated to each Group, and interest expense will be charged to each Group, based primarily on the weighted average interest rate of such Pooled Debt or in some instances on a specific allocation. As a result, changes in the amount of Pooled Debt could affect such weighted average interest rate and, therefore, could affect the interest expense charged among the Groups in respect of their allocated portions. In addition, in obtaining its financing through increases of its allocated Pooled Debt, the Group receiving the proceeds would receive a "benefit" or "detriment" to the extent such weighted average rate is lower or higher, respectively, than the market rate for a hypothetical borrowing of debt by such Group if such Group were a stand-alone corporation. Debt of the Company also may be allocated in its entirety to one Group as determined by the Board.

  The Board could, in its sole discretion, determine that a transfer of cash or other property from one Group to another Group should be accounted for as a short-term or long-term loan. The Board would establish the terms on which loans among the Groups would be made, including interest rate, amortization schedule, maturity and redemption terms. In the event that the Board determines that a transfer of funds between Groups should be accounted for as a loan, the Group receiving the funds would receive a "benefit" or "detriment" to the extent the rate determined by the Board is lower or higher, respectively, than the market rate for a hypothetical borrowing of debt by such Group if such Group were a stand-alone corporation.

  The Board also could, in its sole discretion, determine from time to time to contribute, as additional equity, cash or other property of the Composite Group to any of the Business Groups, thereby increasing the Inter-Group Interest. Similarly, the Board could, in its sole discretion, determine from time to time to transfer cash or other property from any of the Business Groups to the Composite Group as a reduction in such equity, thereby decreasing the Inter-Group Interest. Although any increase in the Inter-Group Interest resulting from an equity contribution by the Composite Group to any of the Business Groups or any decrease in the Inter-Group Interest resulting from a transfer of funds from any of the Business Groups to the Composite Group would be determined by reference to the then current Appraisal Price of the applicable class of Business Group Stock, such changes could occur at a time when such shares could be considered undervalued or overvalued. The holders of outstanding shares of any class of Business Group Stock would not have an opportunity to participate in a similar transaction.

ABSENCE OF APPROVAL RIGHTS WITH RESPECT TO FUTURE ISSUANCES OF AUTHORIZED
SHARES

  The authorized but unissued shares of capital stock would be available for issuance from time to time by the Company at the sole discretion of the Board for any proper corporate purpose. Such issuances could include shares of any class of Group Stock, as well as the issuance of such shares upon the conversion or exercise of securities of the Company that are convertible into or exercisable or exchangeable for such shares. The approval of the stockholders of the Company will not be sought by the Company for the issuance of authorized but unissued shares of any class of Group Stock (or the reissuance of previously issued shares that have been reacquired by the Company) or securities of the Company that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the Board or required by applicable law or regulation.

LEVERAGE; EARNINGS; FINANCIAL CONDITION

  Share 100 will immediately change the Company's capitalization to one that is more highly leveraged. On a pro forma basis (assuming consummation of Share
100), at October 3, 1997, the Company would have had approximately $1.67 billion of short-term and long-term debt and an approximately $63 million deficit in stockholders' equity as compared to the approximately $1.23 billion of short-term and long-term debt and approximately $370 million of stockholders' equity actually existing on such date. As more fully described below, if Share 100 had occurred as of September 27, 1996 (the prior fiscal year end), the Company would have reported, on a pro forma basis, net income of approximately $128 million for the fiscal year ended October 3, 1997, compared to net income of approximately $146 million actually reported for the period. The Company's ratio of earnings to fixed charges for such period would have been 2.1x on a pro forma basis as compared to the 2.3x actually reported. See "HISTORICAL AND PRO FORMA CAPITALIZATION" and "PRO FORMA FINANCIAL INFORMATION."

  These changes in the Company's capitalization are expected to have several important consequences, including, but not limited to, the following: (i) significant additional interest expense and principal repayment obligations will be incurred by the Company, and the Company will require substantial additional cash for required payments with respect to such obligations, (ii) the ability of the Company to satisfy its obligations (including its obligations to pay interest on the additional indebtedness incurred), to reduce its debt and to increase its equity will be even more dependent than previously upon the future performance of the Company, which will continue to be subject to prevailing economic conditions as well as financial, business and other factors affecting the business and operations of the Company, including factors beyond the control of the Company, and (iii) the indebtedness incurred and the resulting deficit in stockholders' equity could limit the Company's ability to effect future financings and may otherwise restrict corporate activities. See "FINANCING OF SHARE 100."

  In the event that the projections for the Company's operations described under "SHARE 100--Certain Projections" are not substantially realized, funds needed to permit the Company to meet its obligations will have to be derived from alternative sources. Possible alternative sources include reductions in the Company's activities, including possible reductions in certain expenditures or expenses of the Company. Additional funds could also be obtained through the sale of assets, but no specific assets have been selected as probable candidates for such sales.

  Although the Company expects to continue its practice of entering into various types of interest rate protection agreements, the Company's capital structure after Share 100 will include approximately $440 million of additional variable rate indebtedness, causing the Company to be more sensitive to prevailing interest rates than prior to Share 100.

FRAUDULENT CONVEYANCE

  If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that, at the time the Company issued, distributed, exchanged or redeemed the Class A Common Stock, the Class B Common Stock and the Redeemable Transitory Participating Preferred Stock and the cash, Installment Notes and Group Stocks in Share 100, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such distributions, (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or
(iv) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, such court could void the distributions to stockholders and require that such holders return the same (or equivalent amounts) to the Company or to a fund for the benefit of its creditors (including, under certain circumstances, the banks providing a substantial portion of the financing for Share 100). The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, the Company would be considered insolvent if the fair value of the Company's assets is less than the amount of the Company's total debts and liabilities or if the Company has incurred debt beyond its ability to repay as such debt matures. It is a condition to consummation of Share 100 that the Board has received an appraisal supporting the conclusion that the fair value of the Company's assets immediately following Share 100 will exceed its liabilities. See "SHARE 100--Opinion of HLHZ." In addition, the Board and management believe that the Company will be able to repay its debt as it matures following Share 100, as shown in the projections set forth in "SHARE 100--Certain Projections." See also "SHARE 100--Opinion of HLHZ" and "PRO FORMA FINANCIAL INFORMATION."

CERTAIN ACCOUNTING TREATMENT

  As described under "PRO FORMA FINANCIAL INFORMATION," Share 100 will be accounted for as a redemption of shares not subject to purchase accounting. Accordingly, notwithstanding receipt of the appraisals described herein, the Company's assets will be reflected on the Company's consolidated financial statements after Share 100 at their historical cost and will not, for accounting purposes, be adjusted to reflect their then current fair market value. As a result of this accounting treatment, had Share 100 been consummated as of October 3, 1997, the Company would have had a deficit in stockholders' equity of approximately $63 million, as shown in the Company's pro forma consolidated balance sheet at October 3, 1997 contained in "PRO FORMA FINANCIAL INFORMATION." See also "SHARE 100--Certain Projections."

                              THE ANNUAL MEETING

  This Proxy Statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on the Sixteenth Floor of ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, on February 10, 1998, at 12:00 P.M., Philadelphia time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

  On December 29, 1997, the date for determining stockholders entitled to vote at the meeting, 1,957,245 shares of Class A Common Stock and 20,416,777 shares of Class B Common Stock were outstanding and entitled to vote held by an aggregate of approximately 1,668 stockholders of record. Each such share of Common Stock entitles the holder thereof to one vote on each matter on which such class of Common Stock is entitled to vote. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering another later dated proxy or written notice of revocation to the Company's Secretary at or before the Annual Meeting or by attending and voting in person at the Annual Meeting. A proxy, if executed and not revoked, will be voted for each of the proposals described herein, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions. The persons named in the proxy also may vote in favor of a proposal to adjourn the Annual Meeting to a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the Annual Meeting in order to solicit additional votes in favor of such proposal.

  A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions are included in determining the number of votes present or represented at the Annual Meeting.

  Proposal 1 (the Reclassification of the Class A Common Stock) requires the affirmative vote of the holders of a majority of the outstanding Class A Common Stock voting as a single class and the affirmative vote of the holders of a majority of the outstanding Common Stock voting as a single class. Proposal 2 (the Merger) requires the affirmative vote of the holders of a majority of the outstanding Class B Common Stock voting as a single class and does not require the vote of the holders of Class A Common Stock. Proposal 3 (the adoption of the Charter Amendments) requires the affirmative vote of the holders of a majority of the outstanding Common Stock voting as a single class, and the Continuing Common Stock Amendment also requires the affirmative vote of the holders of the outstanding Class A Common Stock and Class B Common Stock, each voting as a single class. Proposal 4 (Amendments to the Stockholders' Agreement) requires the affirmative vote by Management Investors who hold (in combination with their Permitted Transferees) at least a majority of the Common Stock held by Management Investors and their Permitted Transferees. Accordingly, the votes by Management Investors for the Stockholders' Agreement Amendment will be binding on their Permitted Transferees, notwithstanding a different vote by such Permitted Transferees. Before holding the vote on Proposals 1 and 3, the Company will determine, based upon a preliminary count of proxies received by the Company with respect to Proposals 2 and 4, whether the Company expects Proposals 2 and 4 to be approved at the Annual Meeting by the holders entitled to vote thereon. If the Company expects such approval, the votes on Proposals 1 and 3 will be taken. If Proposals 1 and 3 are approved by the stockholders, the Company will implement the Charter Amendments and the Reclassification prior to any further votes on the other Proposals. The vote on Proposal 2 (the Merger) and Proposal 4 (the Stockholders' Agreement Amendment) will be taken after the Reclassification. After the Reclassification, the Class A Common Stock will not be outstanding. Accordingly, the Class A Common Stock will not be entitled to vote on the Merger or the amendments to the Stockholders' Agreement because it will not be outstanding at the time of the vote. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting will be required to elect the directors for the ensuing year. Abstentions will have the effect of a vote against Proposals 1, 2, 3 and 4 but will have no effect on the election of the directors for the ensuing year.

  Each of the proposals relating to Share 100 (Proposals 1, 2, 3 and 4) is conditioned upon the approval, or expected approval, of the others and will not be implemented if any such proposal is not approved, or expected to be approved, by stockholders. Accordingly, a vote against any one proposal, or an abstention, will have the effect of a vote against all four of such proposals.

  Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters are presented for a vote, the proxy agents will have the right to vote the shares represented by proxy cards on such matters in accordance with their discretion.

  Holders of Class A Common Stock and Continuing Holders of Class B Common Stock who plan to vote their shares against Share 100 and the related proposals should nonetheless make proper and timely Elections on the enclosed Form of Election or proxy card in accordance with the procedures described herein to ensure that they will receive the desired form or forms of consideration in the event Share 100 and the related proposals are ultimately approved and become effective. See "THE PLAN OF RECAPITALIZATION--Procedure for Holders of Shares."

  The Company's directors and executive officers, and their Permitted Transferees, all of whom have advised the Company that they intend to vote for approval of Share 100 and the related proposals, have sole or shared voting power with respect to approximately 46% of the outstanding Class B Common Stock. The parent of Goldman Sachs, Chase and certain individual stockholders, who have advised the Company that they intend to vote for approval of Share 100 and the related proposals, have sole or shared voting power with respect to approximately 17% of the outstanding Class A Common Stock. The trustees of the Benefit Plans, who have preliminarily indicated their intention to vote for approval of Share 100 and the related proposals, have voting power with respect to approximately 47% of the outstanding Class A Common Stock. See "SHARE 100--Interests of Certain Persons in Share 100" and "SECURITY OWNERSHIP BEFORE AND AFTER SHARE 100."

                                   SHARE 100

GENERAL

  At the Annual Meeting, holders of the Common Stock will be asked to consider and approve various elements of the Plan of Recapitalization which contemplates the recapitalization of the Company and certain transactions and other matters. Share 100 involves (i) the Reclassification of the Company's Class A Common Stock as a result of which each share of Class A Common Stock will be reclassified into a new series of redeemable preferred stock, which will then be redeemable pursuant to its terms for: (a) $347.50 ($34.75 on a Class B equivalent share basis) in cash (Class A Cash Consideration); or (b) at the election of the holder, in lieu of the Class A Cash Consideration, $347.50 ($34.75 on a Class B equivalent share basis) principal amount of Installment Notes (Notes Consideration), subject to certain Suitability Requirements described in "THE PLAN OF RECAPITALIZATION--Procedure for Holders of Shares--Certain Suitability Requirements" and the treatment of fractional amounts described in "THE PLAN OF RECAPITALIZATION--Procedure for Holders of Shares--Treatment of Fractional Shares" (Proposal 1) and (ii) the merger of a newly incorporated, wholly-owned subsidiary of the Company with and into the Company, pursuant to which each share of Class B Common Stock issued and outstanding immediately prior thereto will be converted into the right to receive (a) $29.55 in cash (Class B Cash Consideration) or (b) at the election of any Continuing Holder of Class B Common Stock and based upon employment status, one or more of the following classes of common stock (Group Stock Consideration): (1) Education Group Stock; (2) Food and Support Group Stock;
(3) Uniform Group Stock; and (4) Class B Composite Stock (Proposal 2).

  The Company will redeem the Redeemable Transitory Participating Preferred Stock immediately after the Reclassification Effective Time, and this Proxy Statement constitutes the applicable notice of redemption. Holders of the Class A Common Stock who are Former Managers or Company Benefit Plans will be offered the opportunity to voluntarily exchange certain of their Class A Common Stock, on a share for share basis, for Class A Composite Stock pursuant to the Class A Stock Exchange. The shares of Class A Composite Stock received by Former Managers will be subject to the Stockholders' Agreement. The Class A Stock Exchange will be consummated immediately prior to the Reclassification Effective Time.

  In the Merger, Holders of Class B Common Stock, other than Magazine and Book Employees (the "Continuing Holders"), will be entitled to elect, in lieu of the Class B Cash Consideration, the Group Stock Consideration. Each Management Investor and all of his or her Permitted Transferees: (a) will be deemed to have made such election for all of their shares if such election is made by the holders of 50% or more of the Class B Common Stock owned by those persons; or (b) will be deemed not to have made such election for any of their shares if such election is made by holders of less than 50% of the Class B Common Stock owned by those persons. It is a condition to Share 100 that Continuing Holders of no more than $25 million of the Class B Common Stock (valued at $29.55 per share) be entitled to receive the Class B Cash Consideration or perfect their Dissenters' Rights with respect to such shares under Section 262 of the DGCL. See "THE PLAN OF RECAPITALIZATION--Treatment of Magazine and Book Employees" for information related to Magazine and Book Employees.

  The Business Group Stocks are intended to reflect separately the performance of each of the Business Groups. The Composite Stock reflects the "residual" interest in each of the Business Groups and any other businesses or investments of the Company or any of its subsidiaries (Composite Group).

  In the Merger, the Class B Common Stock held by Continuing Holders who have elected Group Stock Consideration will be converted, on a share-for-share basis, into the right to receive the Group Stock Consideration based on employment status, as determined by the Board, as follows: (i) Education Group Employees will receive 50% Education Group Stock and 50% Class B Composite Stock; (ii) Food and Support Group Employees will receive 50% Food and Support Group Stock and 50% Class B Composite Stock; (iii) Uniform Group Employees will receive 50% Uniform Group Stock and 50% Class B Composite Stock; and (iv) Corporate Employees will receive 100% Class B Composite Stock. See "THE PLAN OF RECAPITALIZATION--The Merger."

  Former Managers who fail to participate in the Class A Stock Exchange will have all of their Class A Common Stock called by the Company. According to the terms of the Stockholders' Agreement, the purchase price for such shares of Class A Common Stock will be $29.55 per share (on a Class B equivalent share basis). See "THE PLAN OF RECAPITALIZATION--Cash-Out of Former Managers."

  Any holder of Class A Common Stock (other than a Former Manager) who makes a Class A Election for the Class A Cash Consideration or the Notes Consideration will also be entitled to a contingent cash payment in excess of the Class A Cash Consideration or Notes Consideration, if within two years from the Effective Time the Company engages in certain corporate transactions. See "THE PLAN OF RECAPITALIZATION--Certain Contingent Payments."

  As part of Share 100, stockholders also will be asked to consider and approve five related proposals to further amend the Certificate of
Incorporation: (i) to increase the number of shares of common stock authorized for issuance from 175,000,000 to 200,000,000 in order to provide greater assurance that a sufficient number of shares would be available in the event of a conversion of a class of Business Group Stock into Class A Composite Stock or Class B Composite Stock (Increased Capital Amendment); (ii) to give the Board of Directors of the Company the authority to issue common stock in series (which may be referred to as separate classes) and to fix the terms of such series, which authority will be used initially by the Board to create the Group Stocks in connection with Share 100 (the Board Authority Amendment);
(iii) in order to give effect to Share 100, to amend the terms of the Class A Common Stock and Class B Common stock by reducing the number of authorized shares and by making conforming changes to defined terms and cross-references (the Continuing Common Stock Amendment); (iv) to provide that, upon the consummation of any future public offering of the Company's common stock, stockholder action may be taken only at an annual meeting of stockholders or at a special meeting of stockholders, and stockholder action by written consent shall be prohibited (Stockholder Action Amendment); and (v) to provide that, upon the consummation of any future underwritten public offering of the Company's common stock, the Board shall be classified into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year (Classified Board Amendment) (Proposal 3).

  Share 100 also contemplates certain amendments to, and the restatement of, the Stockholders' Agreement, which amendments are designed to give effect to, and take account of, Share 100 (Proposal 4). Additionally, implementation of Share 100 will result in the termination of the Registration Rights Agreement because after Share 100, all holders of Class A Common Stock who are a party to the Registration Rights Agreement will no longer own any of the Company's Common Stock.

  If Share 100 is approved, the Company will file with the Secretary of State of the State of Delaware the Share 100 Certificates to effect Share 100. The Certificate of Designations to be filed will contain the provisions set forth in Parts 4A and 4C of Article FOURTH of the Restated Charter, the Reclassification Certificate to be filed will contain the provisions set forth in the third paragraph of Article FOURTH of the Restated Charter and the Amendment Certificate to be filed will contain the provisions set forth in (i) the first, second and fourth paragraphs and Part 4D of Article FOURTH, (ii)
Part 5C of Article FIFTH and (iii) Article SIXTH of the Restated Charter. At any time prior to filing any of the Share 100 Certificates with the Secretary of State of the State of Delaware, including after adoption of any portion of Share 100 by the Company's stockholders, the Board may abandon the transactions to be effected by any such Share 100 Certificate without further action by the stockholders. After implementation of Share 100, the Company will file the Restated Charter integrating the provisions effected by the Share 100 Certificates into a single instrument.

  The authorized but unissued shares of Group Stock would be available for issuance by the Company, from time to time, as determined by the Board, for any proper corporate purpose, which could include raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses. The approval of the stockholders of the Company will not be solicited by the Company for the issuance from the authorized but unissued shares of Group Stock of additional shares of Composite Stock or Business Group Stock unless such approval is deemed advisable by the Board or is required under the DGCL.

BACKGROUND AND REASONS FOR SHARE 100

  Share 100 was adopted by the Board following its review of various alternatives designed to eliminate the equity interests of outside stockholders in the Company and to align more closely the investment interests of management owners with the performance of the Groups for which they work. The Board believes the issuance of Group Stock best accomplishes the objective of aligning management owners' investment interests with the performance of the respective Groups for which they work. During the 1997 fiscal year, senior members of the Company's management began preliminary discussions with J.P. Morgan and with Goldman Sachs and Outside Stockholders ("Outside Stockholders" are holders of Class A Common Stock other than Company Benefit Plans and Former Managers) regarding the possible means of achieving the foregoing objectives. Goldman Sachs and J.P. Morgan historically have been financial advisors to the Company. An affiliate of J.P. Morgan is an agent under the Company's Bank Facility. The parent of Goldman Sachs is a substantial holder of Class A Common Stock. Subsequently, members of the Company's senior management also held discussions with representatives of certain other substantial Outside Stockholders concerning these matters.

  The Company's senior management considered several alternatives for achieving its objectives, including continuing current operations without change or spinning off and/or breaking up pieces of the Company. As a result of studying these alternatives, and discussing them with the Company's advisors and certain Outside Stockholders, the Company's senior management concluded a recapitalization of the Company would most nearly achieve all of its objectives.

  Accordingly, in early July 1997, the Company's senior management developed a preliminary recapitalization proposal pursuant to which, among other things, the Company would redeem from the Outside Stockholders all of their Class A Common Stock for cash. In discussing this initial proposal with certain Outside Stockholders, including both individuals and institutions, the Company's management was made aware that (i) certain Outside Stockholders desired to receive a contingent cash payment in excess of the Class A Cash Consideration or Notes Consideration, if within two years from the Effective Time the Company engages in certain corporate transactions, and (ii) certain institutions were of the view that the proposed per share price should be higher. As a result of these discussions and further discussions with certain Outside Stockholders, and after considering the interests and concerns of all the Company's stockholders and consulting with the Company's advisors, the Company's senior management developed a proposed plan which, after a number of additional interim revisions, became what is now the Plan of Recapitalization. At a meeting held on August 12, 1997, the Board, after receiving a preliminary report from management, encouraged management to continue its review of the Company's alternatives with the assistance of its outside legal counsel and financial advisors.

  Among the alternatives considered were continuing current operations without change; the spin-off of subsidiaries comprising each of the Business Groups; the merger or sale of the Company or of the subsidiaries comprising each of the Business Groups; the initial public offering of the Company or any Business Group; or acquiring other businesses. None of the alternatives was considered likely to further the objective of aligning management owners' investment interests with the performance of the respective Groups for which they work, while preserving the financial, strategic and operational benefits of remaining a single corporation.

  On September 22, October 20, and November 11, 1997 the Company's management, on September 22 and October 20, 1997 the Company's legal advisors, and on October 20, 1997 the Company's financial advisors, made presentations to the Board concerning Share 100. On January 6, 1998 after having received and considered more detailed and updated presentations, the Board unanimously approved Share 100 on the terms set forth in this Proxy Statement. See "SHARE 100--Recommendation of the Board of Directors" and "--Interests of Certain Persons in Share 100."

  In arriving at its recommendation and determination that Share 100 is in the best interests of the Company and its stockholders, the Board, with the assistance of its financial and legal advisors, considered various strategic, financial, legal and tax factors and identified the following as the principal advantages of Share 100:

  .Becoming a 100% employee-owned Company.

  .Producing a better alignment of management objectives with business objectives by increasing management ownership and by giving management owners a more direct economic interest in the respective Groups for which they work.

  .Outside Stockholders will receive, in redemption of their equity interest, a cash payment (or, if they qualify and elect, Installment Notes, which are designed to allow them to defer taxable gain that may be recognized as a result of Share 100), representing a substantial premium over their original investment in the Company.

  .By remaining a single entity, the Company would continue to enjoy certain financial, strategic and operational benefits that would not be available if the Business Groups were separate legal entities. For example, the Business Groups would benefit from the oversight of certain key, experienced management personnel, administrative economies and lower borrowing costs.

  .Establishing a more market-oriented valuation of the Company's various businesses through appraisals of each of the Business Groups.

  .Facilitating comparisons between each of the Business Groups and their competitors.

  .The Company retaining the flexibility to engage in future strategic transactions, if appropriate.

  The Board also considered the following potential adverse consequences of Share 100:

  .The financing of Share 100 and its repayment will be dependent on the Company's operations, assets, credit, cash flow and earning power and that, as a result of Share 100, there will be an increase in the Company's long-term indebtedness, as well as a deficit in stockholders' equity and a decrease in net earnings and free cash flow.

  .Holders of Group Stocks would continue to be subject to the risks associated with an investment in a single company and all of the Company's businesses, assets and liabilities. See "RISK FACTORS--Stockholders of One Company; Financial Effects on One Group Could Affect Another."

  .The potential diverging interests of the holders of the various Group Stocks and the issues that could arise in resolving those conflicts. See "SHARE 100--Certain Management and Allocation Policies" and "RISK FACTORS-- Potential Diverging Interests."

  The Board also considered the following additional factors:

  .The financial analyses and presentations of J.P. Morgan and its opinion that (i) the consideration to be received by the holders of the Company's Class A Common Stock in connection with the Reclassification and the Class A Stock Exchange (whether they receive cash or Class A Composite Stock) is fair, from a financial point of view, to such holders and (ii) the consideration to be received by the holders of the Company's Class B Common Stock in connection with the Merger (whether they receive cash or Group Stock) is fair, from a financial point of view, to such holders. See "-- Opinion of Financial Advisor."

  .The analyses, presentations and written solvency opinion of HLHZ. See "-- Opinion of HLHZ."

  The Board determined that, on balance, the positive aspects of Share 100 outweigh any potentially adverse consequences and concluded that Share 100 is in the best interests of the Company and its stockholders. The foregoing discussion of the advantages, adverse consequences and other factors considered by the Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of Share 100, the Board did not quantify or assign any relative weights to the factors considered in reaching its determination, although its individual members may have given different weights to different factors.

  In connection with its approval of Share 100, the Board, in order to isolate certain potential conflicts of interest with respect to certain of its members, held two separate votes. First, Share 100 was unanimously approved by the Company's directors, with Mr. Neubauer (the Chairman and Chief Executive Officer of the Company), Mr. Ksansnak (the Vice Chairman and a trustee for the Company's Benefit Plans), Mr. Campbell (a trustee for the Company's Benefit Plans) and Mr. Driscoll (who owns with his Permitted Transferees shares of Class A Common Stock) not participating in such vote. Immediately after such vote, Share 100 was unanimously approved by the Company's directors with all directors participating in such vote. See "SHARE 100--Interests of Certain Persons in Share 100" for the share ownership and other interests of the directors in connection with Share 100.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD BELIEVES ADOPTION OF SHARE 100 (INCLUDING THE RECLASSIFICATION, THE MERGER, THE CHARTER AMENDMENTS AND THE STOCKHOLDERS' AGREEMENT AMENDMENT THAT CONSTITUTE A PART THEREOF) IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, ACCORDINGLY, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR SHARE 100, SET FORTH AS PROPOSALS 1, 2, 3 AND 4.

OPINION OF FINANCIAL ADVISOR

  Pursuant to an engagement letter dated August 25, 1997, J.P. Morgan was retained by the Company to deliver a fairness opinion in connection with Share
100. No limitations were imposed by the Company upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions. J.P. Morgan was not, however, authorized to solicit, and did not solicit, inquiries with respect to an acquisition of the Company or any of its constituent businesses.

  J.P. Morgan delivered its opinion to the Board on January 6, 1998, which was confirmed in writing as of the date of this Proxy Statement, that, as of such date, (i) the consideration to be received by the holders of the Company's Class A Common Stock in connection with the Class A Stock Exchange and the Reclassification (whether they receive cash or Class A Composite Stock) is fair, from a financial point of view, to such holders and (ii) the consideration to be received by the holders of the Company's Class B Common Stock in connection with the Merger (whether they receive cash or Group Stock) is fair, from a financial point of view, to such holders.

  The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken in connection with rendering its opinion, is attached as Annex II to this Proxy Statement and should be read carefully in its entirety. J.P. Morgan's written opinion is addressed to the Board, is directed only to (i) the consideration to be received by the holders of the Company's Class A Common Stock in connection with the Class A Stock Exchange and the Reclassification and (ii) the consideration to be received by the holders of the Company's Class B Common Stock in connection with the Merger, and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Annual Meeting. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

  In arriving at its opinion, J.P. Morgan reviewed, among other things, (i) this Proxy Statement, (ii) the audited financial statements of the Company for the fiscal year ended October 3, 1997, (iii) certain publicly available information concerning the Business Groups and of certain other companies engaged in businesses comparable to those of the Business Groups, (iv) the reported market prices for certain other companies' securities deemed comparable to those of the Business Groups, (v) the terms of certain other business transactions deemed relevant by J.P. Morgan, (vi) certain internal financial analyses and forecasts prepared by the Company, and (vii) certain agreements with respect to outstanding indebtedness or obligations of the Company. J.P. Morgan also held discussions with certain members of the management of the Company with respect to certain aspects of the Class A Stock Exchange, the Reclassification and the Merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Class A Stock Exchange, the Reclassification and the Merger on the financial condition and future prospects of the Company, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

  J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by the Company or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Business Groups. J.P. Morgan has also assumed that the Class A Stock Exchange, the Reclassification and the Merger will have the tax consequences described in this Proxy Statement, and in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company, and that the other transactions described in this Proxy Statement will be consummated as described in this Proxy Statement. J.P. Morgan has assumed, without independent verification, the accuracy of all legal opinions delivered to the Company by its counsel in connection with the Class A Stock Exchange, the Reclassification and the Merger.

  J.P. Morgan's opinions are based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. Subsequent developments may affect J.P. Morgan's written opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which the Company's Composite Stocks or Business Group Stocks will be appraised or traded at any future time. J.P. Morgan expressed no opinion as to any aspects of Share 100 other than the consideration being received by the holders of the Company's Class A Common Stock in connection with the Class A Stock Exchange and the Reclassification and the consideration being received by the holders of the Company's Class B Common Stock in connection with the Merger. J.P. Morgan expressed no opinion with respect to any repurchase of Class A Common Stock pursuant to the Call Option or as to the value of the Installment Notes.

  In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. In arriving at its opinions, J.P. Morgan did not attribute any particular weight to any particular analysis or factor, but rather made qualitative judgments as to the significance and relevance of each analysis or factor.

  Public Trading Multiples. Using publicly available information and financial projections, J.P. Morgan compared selected financial data, ratios and multiples of the Food and Support Services Group, the Uniform and Career Apparel Group and the Educational Resources Group with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to these Business Groups. Although these companies were judged by J.P. Morgan to be analogous at this time, there can be no assurance that these same companies would be considered analogous at any time in the future. The comparable companies selected by J.P. Morgan for the Food and Support Services Group were Marriott International Incorporated, Servicemaster Ltd., Morrison Health Care, Daka International, Wackenhut Corporation, Sodexho Alliance, and Compass Group. The comparable companies selected by J.P. Morgan for the Uniform and Career Apparel Group were Cintas Corporation, G & K Services Incorporated, Unitog Company, Angelica Corporation, Unifirst Corporation, and Superior Surgical Manufacturing. The comparable companies selected by J.P. Morgan for the Educational Resources Group were Nobel Education Dynamic Incorporated, Childtime Learning Centers Incorporated, and Children's Discovery Centers Incorporated. These companies were selected, among other reasons, because J.P. Morgan determined that, although there are no publicly-traded companies with precisely the same mix of business and financial condition as the Business Groups, the selected companies are publicly-traded companies with operations that, for purposes of analysis, may be considered to be similar to the operations of the relevant Business Groups.



  For each comparable company, J.P. Morgan reviewed the following multiples using the most recent publicly available information: firm value (which includes the market value of equity and preferred stock plus debt net of cash and marketable securities) to latest twelve months ("LTM") EBIT and to projected 1998 and 1999 EBIT; firm value to LTM EBIT plus depreciation and amortization ("EBITDA") and to projected 1998 and 1999 EBITDA; and equity value (which includes the market value of equity and preferred stock) to LTM earnings and to projected 1998 and 1999 earnings.

  Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining a range of firm values for each of the Business Groups. J.P. Morgan calculated the unlevered free cash flows that each of the three Business Groups is expected to generate during fiscal years 1998 through 2003 based upon financial projections prepared by the management of the Company. J.P. Morgan calculated a range of terminal asset values of the three Business Groups at the end of fiscal year 2003 by applying a perpetuity growth rate ranging from 2.0% to 4.0% of the unlevered free cash flow of the relevant Business Group during the final year of the 6-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.0% to 10.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the three Business Groups. The present value of the unlevered free cash flows and the range of terminal asset values were then added to arrive at a range of firm values for each of the three Business Groups. In addition, J.P. Morgan performed sensitivity analyses to understand the effect on firm values of adjustments to management projections, including adjustments to reflect lower sales growth, lower operating margins, and higher capital expenditures during the period.

  Private Company Discounts. The estimated value of shares in a private company is typically discounted because the shares cannot be readily sold in a liquid public market and because the shares frequently have limited voting rights or are subject to shareholder agreements or similar arrangements. While financial theory does not provide any explicit formulas with which to calculate this discount, a number of studies of sales of restricted stock and pre-IPO transactions have established the clear existence of a private company discount. Furthermore, the presence of a discount has been supported in IRS tax valuations and court cases. The existence of a discount is further supported by the valuation analysis done by professionals that specialize in investing in private companies. J.P. Morgan applied private company discount ranges to both the Class A Common Stock and the Class B Common Stock.

  Conclusions Regarding Cash Consideration. J.P. Morgan calculated the sum of the value ranges determined for each of the three Business Groups based on public trading multiples and the discounted cash flow analysis described above. In addition, J.P. Morgan valued certain other material assets and liabilities that are not included in the three Business Groups based on accounting book values, discounted cash flow analysis, comparable company transaction multiples, and Company estimates. These material non-Business Group assets and liabilities included the Distributive segment, assets and liabilities related to Spectrum Healthcare Services, Inc., unallocated corporate overhead expenses, and debt instruments. J.P. Morgan then calculated the equity value per share of the Company's outstanding common stock by adding the firm values of the Business Groups to the material non-Business Group assets described above and subtracting the total Company debt and other material non-Business Group liabilities described above. This yielded a range of value for the Class A Common Stock of approximately $32.31 to $40.38 per share, after applying the applicable private company discount for the Class A Common Stock, and a range of value for the Class B Common Stock of approximately $27.52 to $34.40 per share, after applying the applicable private company discount for the Class B Common Stock.

  Conclusions Regarding Stock Consideration. J.P. Morgan calculated the percentages of the Company owned by each of the five major groups of shareholders after giving effect to the Class A Stock Exchange and the Reclassification, but before giving effect to the Merger. The five groups analyzed were the remaining holders of the Class A Composite Stock, the Corporate Employees, the Food and Support Group Employees, the Uniform Group Employees and the Education Group Employees. These percentages reflected the relative ownership interests of the five groups that will continue to have equity ownership interests in the Company, but before giving effect to the creation of the Group Stocks. J.P. Morgan then determined the percentages of the Company owned by each of the five major shareholder groups after giving effect to the Merger and the creation of the Group Stocks. In calculating the post-Merger percentages, J.P. Morgan took into consideration the mix of Business Group Stock and Composite Stock that each shareholder group will receive in connection with the Merger and the respective value ranges of the Business Groups determined as described above. J.P. Morgan concluded that the percentage of the Company owned by each of the five shareholder groups would be approximately equivalent both before and after the consummation of the Merger. J.P. Morgan noted that the ownership percentages of the five major shareholder groups will begin to change as the relative values of the Groups Stock change based on the performance of the Business Groups.

  The summary set forth above does not purport to be a complete description of the analyses of data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analysis must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

  As compensation for financial advisory services in connection with Share 100 and for rendering the opinion described above, the Company paid J.P. Morgan a fee of $800,000. The Company also agreed to indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws, and to reimburse J.P. Morgan for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel. In addition, an affiliate of J.P. Morgan serves as an agent under the Company's existing Bank Facility, and J.P. Morgan served as co-arranger of the recent refinancing of the Bank Facility for which it received additional fees. See "--Interests of Certain Persons in Share 100" and "FINANCING OF SHARE 100."

  As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to the Board with respect to the Class A Stock Exchange, the Reclassification and the Merger on the basis of such experience and its familiarity with the Company.

  J.P. Morgan and its affiliates maintain banking and other business relationships with the Company and its affiliates, for which it receives customary fees. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt securities of the Company for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

OPINION OF HLHZ

  The specialty investment banking firm of Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. ("HLHZ") has provided to the Board a written opinion to the effect that (a) on a pro forma basis, the fair market value and present fair saleable value of the Company's assets would exceed the Company's liabilities including identified contingent liabilities by an amount at least equal to the total par value of the Company's outstanding capital stock; (b) the Company should be able to pay its debts as they become absolute and mature, following the consummation of Share 100; and (c) the capital remaining in the Company after Share 100 would not be unreasonably small for the business in which the Company is engaged, as management has indicated the business is now conducted and is proposed to be conducted following consummation of Share 100. In rendering its opinion, HLHZ made reviews, analyses and inquiries, including, among others, visiting the Company headquarters, meeting with members of senior management of the Company and of its principal businesses and conducting such other studies and investigations as it deemed appropriate. In rendering its opinion, HLHZ relied, without independent verification upon, among other things, certain financial information provided by the Company and other parties, and did not make or obtain any independent valuation of the Company's assets or properties. HLHZ's opinion was based in part on business, economic, market and other conditions as they existed and can be evaluated by them as of the date of the delivery of their opinion. HLHZ's opinion and its engagement letter provide that the opinion may not be delivered to or relied upon by any person other than the Board and certain lenders providing financing in connection with Share 100. HLHZ will give an update of its opinion at the implementation of Share 100.

  HLHZ has substantial experience in the valuation of businesses and has provided valuation services for the Company from time to time, including in connection with the appraisal of the Common Stock.

APPRAISALS OF COMMON STOCK

  The Company as a matter of course obtains an appraisal of the fair market value of its Common Stock as of December 1, March 1, June 1 and September 1 of each year (an "Appraisal Price"). In addition, the Company has obtained Appraisal Prices as of the implementation of Share 100. The recent quarterly Appraisal Prices of the Class B Common Stock for the eight quarters commencing March 1, 1996 and ending December 1, 1997 are $15.40, $15.95, $16.20, $16.70,
$17.55, $18.50, $20.00 and $24.90.

  The anticipated Appraisal Price of the Common Stock, immediately before the implementation of Share 100, is $347.50 for the Class A Common Stock ($34.75 on a Class B equivalent share basis) and $29.55 for the Class B Common Stock. The anticipated Appraisal Price of the Group Stocks immediately after the implementation of Share 100 is $347.50 for the Class A Composite Stock ($34.75 on a Class B equivalent share basis) and $29.55 for the Class B Composite Stock and each of the Business Group Stocks. The difference in the anticipated Appraisal Price of the Class A Composite Stock and the Class B Composite Stock is due primarily to differences in liquidity which have existed since the buyout and are anticipated to continue in the future. The Board will be receiving an update of the appraisals on the date of the Annual Meeting.

  HLHZ, a specialty investment banking firm, provided the appraisals. The appraisals were based on the capitalization of earnings and cash flow approach and on the basis of discounted cash flow analysis. Consideration has also been given to the various rights, terms and features of both the Class A Common Stock and Class B Common Stock. The appraisals as of December 1, 1997 and as of the implementation of Share 100 were also affected by the proposal of Share 100, including the arm's-length negotiation process between senior management and certain Outside Stockholders described above which established the amount of the Class A Cash Consideration. The Company has used HLHZ for its quarterly appraisals since 1994.

  In rendering its appraisals, HLHZ: (i) generally holds interviews and discussions with key senior corporate officers at the Company's corporate headquarters in Philadelphia, Pennsylvania; (ii) reviews the history and nature of the Company; (iii) reviews the financial data bearing upon recent and prospective operations, including the Company's SEC 10-K and 10-Q filings, other recent SEC filings, audited and interim financial statements, and internal financial and operating segment data as well as long-term financial forecasts of the Company; (iv) reviews and analyzes the Company's operating segments and their prospects; (v) examines capital market information deemed relevant to the assessment of investment risk return attributes of the Class A Common Stock and Class B Common Stock; and (vi) analyzes any other factors that it considers necessary under the circumstances. The internal data and forecasts reviewed by HLHZ include operating results, business plans and strategic plans for each Business Group and the Company that are not made generally available to the stockholders of the Company.

  The Company has paid fees of approximately $375,000 plus reimbursement of certain expenses to HLHZ for the opinion referred to above and for appraisal services rendered to the Company in connection with Share 100 and during the 12 months prior to the date of this Proxy Statement. In addition, the Company has agreed to indemnify HLHZ against certain liabilities which it might incur in connection with the preparation of the opinion and the appraisals referred to above or otherwise as a result of the services which it rendered.

STRUCTURE OF SHARE 100

  The use of Redeemable Transitory Participating Preferred Stock is necessary in Share 100 because, under Delaware law, the Company may not reclassify the Class A Common Stock directly into cash (or any combination of consideration an element of which is cash). Certificates for Redeemable Transitory Participating Preferred Stock will not be sent to the holders of Class A Common Stock; in lieu thereof, cash and/or, if elected, Installment Notes will be issued based upon the number of shares of Redeemable Transitory Participating Preferred Stock to which such former holders of Class A Common Stock are entitled in the Reclassification. See "THE PLAN OF RECAPITALIZATION."

INTERESTS OF CERTAIN PERSONS IN SHARE 100

  In considering Share 100, stockholders should be aware that certain members of the Company's management and the Board have certain interests, described below, which present them with potential conflicts of interest in connection with Share 100. The Board was aware of these interests when it approved Share 100 and considered them at that time among the other matters described under "SHARE 100--Recommendation of the Board of Directors."

  General. As a result of Share 100, the Company's Corporate Employees, including directors and executive officers, will be entitled to receive one share of Class B Composite Stock for each share of Class B Common Stock held by them immediately prior to the Effective Time. Unlike some other Continuing Holders of Class B Common Stock, they will not receive Business Group Stock. Furthermore, Magazine and Book Employees will be entitled to receive only the Class B Cash Consideration and will not be entitled to retain any equity interest in the Company.

  Holders of Class A Common Stock (including one director of the Company and his Permitted Transferees, the Benefit Plans and all of the Outside Stockholders), on the other hand, will be entitled ultimately to receive in Share 100 $34.75 per share on a Class B equivalent basis in cash (or $29.55 if such holder is a Former Manager), or, if they so elect, certain consideration (in various combinations at their election) consisting of cash, Class A Composite Stock (assuming such holder is a Former Manager or a Benefit Plan and participates in the Class A Stock Exchange) and/or Installment Notes, subject to satisfaction of the Suitability Requirements. Unlike the Continuing Holders of Class B Common Stock, the Outside Stockholders of Class A Common Stock will not be permitted to retain their equity interest in the Company. For a description of the different rights, powers and limitations of the various Group Stocks, see "DESCRIPTION OF CAPITAL STOCK--Capital Stock After the Effective Time." For a description of the Installment Notes, see "DESCRIPTION OF INSTALLMENT NOTES."

 Share Ownership and Other Interests of Directors and Executive Officers. For the beneficial ownership of the Company's outstanding capital stock by the Management Investors, the Outside Stockholders and the Benefit Plans before and after Share 100, see "SECURITY OWNERSHIP BEFORE AND AFTER SHARE 100" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  As indicated in the above referenced tables, all of the Company's directors (and/or their Permitted Transferees) hold Class B Common Stock, with Messrs. Neubauer and Ksansnak holding a significant number of Class B Common Stock shares. In addition, Messrs. Neubauer and Ksansnak are also members of senior management of the Company and will continue to be senior members of management of the Company after Share 100. Mr. Neubauer played the leading role in developing Share 100. As a result of Share 100, the relative equity ownership and voting power of the Management Investors (including all of the directors) will increase while the equity ownership and voting power of the Benefit Plans will decrease and the equity ownership and voting power of the Outside Stockholders will cease. In that connection, Share 100 will have the effect of increasing the Management Investors' participating equity interest in the Company from approximately 57% (representing approximately 92% of the voting power) to approximately 80% of the outstanding participating equity of the Company (representing approximately 97% of the voting power). After Share 100, outstanding awards and options held by Messrs. Neubauer and Ksansnak and other directors under the Company's stock option plans will be adjusted to provide that all such options exercisable for Class B Common Stock will become exercisable for Class B Composite Stock. See "THE PLAN OF RECAPITALIZATION-- Treatment of Outstanding Options."

  Mr. Driscoll, who is a director of the Company, and his Permitted Transferees hold 16,416 shares of Class A Common Stock. Such shares of Class A Common Stock held by such persons will be entitled (if the holders qualify and so elect) only to receive certain consideration consisting (in various combinations at their election) of cash and/or Installment Notes which is different from the consideration which holders of Class B Common Stock will be entitled to receive in Share 100.

  Messrs. Campbell and Ksansnak, who are directors of the Company, also serve as trustees for the Company's Benefit Plans, and, as such, are subject to certain fiduciary duties which may give rise to different investment priorities and concerns with respect to the shares held under the Benefit Plans. As of October 3, 1997, 922,424 shares of Class A Common Stock were held under the Benefit Plans. The trustees for the Benefit Plans are authorized to vote the Class A Common Stock held under such Benefit Plans. Based upon, among other things, the advice of the Benefit Plans' separate legal counsel and financial advisor, the trustees have preliminarily indicated that they intend to vote this Class A Common Stock held under the Benefit Plans in favor of Share 100 and to elect to receive, for all of the Class A Common Stock held under the Benefit Plans, approximately 30% in cash in the Reclassification and 70% in Class A Composite Stock pursuant to the Class A Stock Exchange (other than the Magazine and Book Retirement Plan which is likely to elect all cash). See "THE PLAN OF RECAPITALIZATION--Treatment of Employee Benefit Plans."

  Other Interests. Chase Capital Partners ("Chase") is a substantial Outside Stockholder, holding 73,520 shares of Class A Common Stock. Chase Manhattan Bank, an affiliate of Chase, along with an affiliate of J.P. Morgan, serves as an agent under the Company's Bank Facility. Chase Securities Inc., an affiliate of Chase and Chase Manhattan Bank, and J.P. Morgan served as co-arrangers of the recent refinancing of the Bank Facility. J.P. Morgan, Chase Securities Inc. and their respective bank affiliates have received fees of approximately $800,000 in connection with the financing of Share 100. See "FINANCING OF SHARE 100."

  Goldman Sachs and J.P. Morgan have historically provided financial advisory services to the Company and participated in discussions with senior members of management of the Company which influenced the development of Share 100. The parent of Goldman Sachs is a substantial Outside Stockholder, holding 163,440 shares of Class A Common Stock. Goldman Sachs will be entitled to a fee of $800,000 for financial advisory services to the Company in connection with Share 100. J.P. Morgan also provided financial advisory services and a fairness opinion to the Company in connection with Share 100 for which it received a fee of $800,000. The Company may engage Goldman Sachs and/or J.P. Morgan to render financial advisory services from time to time after Share 100 is consummated. See "SHARE 100--Background and Reasons for Share 100" and "-- Opinion of Financial Advisor."

  For certain additional information concerning relationships and transactions between the Company and certain of its directors, officers and stockholders, see "ELECTION OF DIRECTORS."

CERTAIN EFFECTS OF SHARE 100

  Share 100 will increase the Company's long-term indebtedness, create a deficit balance in stockholders' equity and decrease net earnings and net cash flow. See "RISK FACTORS" and "SHARE 100--Certain Projections," "FINANCING OF SHARE 100" and "PRO FORMA FINANCIAL INFORMATION."

  After the Effective Time, the Company will continue to be operated and managed by its present management, under the direction of the Board, substantially as presently managed and operated. Except for Share 100, and as otherwise described in this Proxy Statement, there are no present plans or proposals that would result in any material extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of operations, or sale or transfer of a material amount of assets involving the Company or its subsidiaries, or any material change in the Company's corporate structure, business or composition of its management. See "RISK FACTORS."

CERTAIN PROJECTIONS

  The following projections cover the fiscal years 1998 through 2000. The Company does not as a matter of course publish projections as to future results of operations or financial condition. However, in connection with developing the terms of Share 100, certain similar projections of the Company's future operating performance were furnished to certain Outside Stockholders. In addition, in connection with seeking to obtain financing for Share 100, substantially similar projections over the expected term of the financing were furnished to certain current and prospective lending institutions.

  THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE COMPANY, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN.

  For purposes of the projections, Share 100 is assumed to have occurred as of the beginning of fiscal 1998. Other significant assumptions are discussed in the Notes to Projections and should be carefully reviewed along with the risk factors discussed under "RISK FACTORS." The Company does not intend in the future to release publicly, on a periodic basis or otherwise, updates to the projections set forth herein.

  Share 100 will be accounted for as a redemption of stock not subject to purchase accounting, and therefore, assets and liabilities will be carried at their historical cost. The accounting principles and policies used in preparing the projections are consistent with the accounting principles and policies used by the Company in preparing its historical Consolidated Financial Statements included in Annex VII hereto.

  The projections should be read in conjunction with the information contained under "HISTORICAL AND PRO FORMA CAPITALIZATION" and "PRO FORMA FINANCIAL INFORMATION" and the Consolidated Financial Statements of the Company and notes thereto included in Annex VII hereto.

                              ARAMARK CORPORATION

                                  PROJECTIONS
                                 (IN MILLIONS)

                                                           1998*   1999   2000
                                                           ------ ------ ------
INCOME STATEMENT DATA:
  Revenues................................................ $6,583 $7,142 $7,829
  Income before depreciation and amortization, interest
   and income taxes.......................................    564    626    691
  Operating income........................................    365    409    455
  Interest, net...........................................    153    144    135
  Net income.............................................. $  123 $  154 $  186
FUNDS FLOW DATA:
  Net income.............................................. $  123 $  154 $  186
  Depreciation and amortization...........................    199    217    236
                                                           ------ ------ ------
    Total sources......................................... $  322 $  371 $  422
                                                           ------ ------ ------
  Net capital additions................................... $  237 $  225 $  226
  Change in working capital...............................     13      5      7
  Other...................................................      2     45     48
                                                           ------ ------ ------
    Total uses............................................ $  252 $  275 $  281
                                                           ------ ------ ------
  Cash available to service debt and acquisitions......... $   70 $   96 $  141
                                                           ====== ====== ======

--------
* Share 100 is assumed to have occurred as of the beginning of fiscal 1998.

NOTES TO PROJECTIONS

(a) The projections present consolidated financial information reflecting the impact on the Company of Share 100. The projections are based on a variety of estimates and assumptions which, though considered reasonable by the Company, may not be realized, and are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. Actual results may differ materially from those shown.

(b) For purposes of the projections, Share 100 is assumed to have occurred as of the beginning of fiscal 1998. The projections also assume that in Share 100 all Outside Stockholders receive the Class A Cash Consideration, approximately 75% of Former Managers by number of shares elect to receive Class A Composite Stock pursuant to the Class A Stock Exchange and the rest have their shares repurchased pursuant to the Stockholders' Agreement, the Magazine and Book Benefit Plan receives the Class A Cash Consideration, all other Benefit Plans receive 30% cash in the Reclassification and 70% Class A Composite Stock pursuant to the Class A Stock Exchange, all Magazine and Book Employees receive the Class B Cash Consideration, and all Continuing Holders receive the Group Stock Consideration.
(c) The provision for income taxes reflects a federal income tax rate of 35% and a combined state and local rate, before federal income tax benefit, of 7%.
(d) The accounting principles and policies used in preparing the projections are consistent with the accounting principles and policies used by the Company in preparing its historical Consolidated Financial Statements included in Annex VII.

DIVIDEND POLICY

  The Board does not intend currently to pay dividends on any Group Stock, and instead plans to retain future earnings, if any, for the repayment of indebtedness and the development of each of the Groups. In the event that dividends are paid in the future, the holders of shares of Class A Composite Stock and Class B Composite Stock shall be entitled to receive the same dividends and other distributions, ratably, with the holder of one share of Class A Composite Stock entitled to receive ten times what the holder of one share of Class B Composite Stock is entitled to receive. While the Board does not intend currently to change the initial dividend policy regarding the Group Stocks, it reserves the right to do so at any time and from time to time. See "DESCRIPTION OF CAPITAL STOCK--Capital Stock After the Effective Time-- Composite Stock and Business Group Stock--Dividends."

CERTAIN MANAGEMENT AND ALLOCATION POLICIES

  If Share 100 is approved by the stockholders and implemented by the Board, the Company will prepare consolidated financial statements in accordance with generally accepted accounting principles for the Company and supplemental selected financial information for each of the Business Groups. The supplemental selected financial information for each of the Business Groups reflects the results of operations of the businesses included therein. Consistent with the Certificate of Incorporation and relevant policies, such Business Groups' supplemental selected financial information will include allocated portions of the Company's corporate general and administrative costs and other shared services. Notwithstanding such allocations, holders of each class of Business Group Stock will continue to be subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities. See "RISK FACTORS--Stockholders of One Company; Financial Effects on One Group Could Affect Another."

  If Share 100 is approved by the stockholders and implemented by the Board, principal corporate activities will be allocated to the Groups based on methods that management of the Company believes to be reasonable and will be reflected in the Business Groups' supplemental selected financial information as follows:

    (i) Most financial activities will be managed by the Company on a centralized basis. Such financial activities include cash management, and the issuance and repayment of short-term and long-term debt. In the event that cash or other property allocated to one Group is transferred to another Group (other than transfers made with respect to the Inter-Group Interest upon the payment of any dividend or other distribution on a class of Business Group Stock), such transfer will be accounted for in one of the following ways, as determined by the Board: (A) as a reallocation of Pooled Debt, (B) as a short-term or long-term loan from one Group to another Group, (C) as an increase or decrease in the Number of Shares Issuable with Respect to the Inter-Group Interest, or (D) as a sale of assets between the two Groups. There are no specific criteria to determine which of the foregoing would be applied to a particular transfer of cash or property from one Group to another Group. Such determination would be made by the Board in the exercise of its business judgment based upon all relevant circumstances, including the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. All transfers of material assets from one Group to another Group will be made on a fair value basis for the foregoing purposes, as determined by the Board.

    (ii) Debt of the Company is either allocated among the Groups ("Pooled Debt") or is allocated in its entirety to one Group. Cash allocated to one Group that is used to repay Pooled Debt will decrease such Group's allocated portion of Pooled Debt. Cash or other property allocated to one Group that is transferred to another Group will, if so determined by the Board, decrease the transferring Group's allocated portion of Pooled Debt and, correspondingly, increase the recipient Group's allocated portion of Pooled Debt. Pooled Debt bears interest at a rate based on the weighted average interest rate of such debt calculated on a periodic basis and applied to the average Pooled Debt balance during the period. Any expense related to debt of the Company that is allocated in its entirety to any Group will be allocated in whole to such Group, and any expense related to increases in Pooled Debt will be reflected in the weighted average interest rate of such Pooled Debt as a whole. The Board in the future could determine to allocate interest expense on Pooled Debt on another basis. For example, the Board could allocate interest expense on Pooled Debt based on its estimate of the interest costs that would be incurred if the Business Groups were separate companies.

    (iii) Cash or other property allocated to one Group that is transferred to another Group, could, if so determined by the Board, be accounted for either as a short-term loan or as a long-term loan. The Board would establish the terms on which loans among the Groups would be made, including interest rate, amortization schedule, maturity and redemption terms.

    (iv) Cash or other property allocated to the Composite Group that is contributed as additional equity to a Business Group will increase the Number of Shares Issuable with Respect to the Inter-Group Interest. Cash or other property allocated to a Business Group that is transferred to the Composite Group would, if so determined by the Board, decrease the Number of Shares Issuable with Respect to the Inter-Group Interest.

    (v) All financial impacts of issuances of additional shares of any class of Business Group Stock, the proceeds of which are attributed to such Business Group, would be reflected entirely in the financial records of such Business Group. All financial impacts of issuances of additional shares of Composite Stock or additional shares of any class of Business Group Stock, the proceeds of which are attributed to the Inter-Group Interest of the Composite Group, would not be reflected in the financial records of the applicable Business Group. Financial impacts of dividends or other distributions on, and purchases of, shares of any class of Business Group Stock will be reflected in the respective financial records of such Business Group, except that so long as the Composite Group has an Inter-Group Interest, the Composite Group would be credited, and the appropriate Business Group's financial records would be charged, with an amount that is proportionate to the aggregate amount paid in respect of any such dividend on, or other distribution with respect to, the Business Group Stock of such Business Group.

    (vi) Corporate general and administrative costs and other shared services are generally allocated to the Groups based upon utilization of such services by each Group. Where determinations based on utilization alone are impracticable, other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to each Group are used.

    (vii) Federal income taxes, which are determined on a consolidated basis, are allocated to each Group in accordance with the Company's tax allocation policy and reflected in the financial statements for each Group. In general, the consolidated federal tax provision and related tax payments or refunds are allocated among the Groups, based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Group. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the amount of federal taxes payable or refundable allocated to the Group is not necessarily comparable to that which would have resulted if the Group had filed a separate tax return. State income taxes generally are computed on a separate company basis.

  The above policies may be modified or rescinded, or additional policies may be adopted, in the sole discretion of the Board, without approval of the stockholders, although the Board has no present plans to do so. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate effects upon holders of any of the classes of Group Stock, would be made by the Board in its good faith business judgment of the Company's best interests, taking into consideration the interests of all common stockholders. See "RISK FACTORS--Fiduciary Duties of the Board of Directors Are to All Stockholders Regardless of Class or Series."

  The Company currently has centralized management of most financial activities, does not allocate Company indebtedness to its business segments, partially allocates to its business segments corporate general and administrative costs, and does not allocate to its business segments federal income taxes and tax benefits.

  Decisions as to such allocations are typically made by the Company's corporate financial personnel under the overall direction of the Company's chief financial officer. Any allocation of material significance would be reported to the Audit and Corporate Practices Committee of the Board. The Company anticipates that such procedures would continue after the implementation of Share 100.

DISSENTERS' RIGHTS

  If the Merger is consummated, holders of shares of Class B Common Stock are entitled to appraisal rights ("Dissenters' Rights") under Section 262 of the DGCL ("Section 262") as to shares owned by them, provided that they comply with the conditions established by Section 262. Section 262 is reprinted in its entirety as Annex VIII to this Proxy Statement. All references in Section 262 to a "stockholder" are to the record holder of the shares of Class B Common Stock as to which Dissenters' Rights are asserted.

  The following discussion of the law relating to Dissenters' Rights is not a complete statement of such rights and is qualified in its entirety by reference to Annex VIII. THIS DISCUSSION AND ANNEX VIII SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF CLASS B COMMON STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

  Each stockholder electing to demand the statutory appraisal of his or her shares of Class B Common Stock shall deliver to the Company, before the taking of the vote on the Merger at the Annual Meeting, a written demand for statutory appraisal of his or her shares of Class B Common Stock. ANY SUCH STOCKHOLDER MUST MAIL OR DELIVER HIS OR HER WRITTEN DEMAND TO THE SECRETARY AT ARAMARK TOWER, 1101 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19107-2988. The written demand must specify the stockholder's name and mailing address, the number of shares of Class B Common Stock owned, and that the stockholder is thereby demanding statutory appraisal of his or her shares of Class B Common Stock. This written demand must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for statutory appraisal within the meaning of Section 262. Any stockholder electing to demand his or her Dissenters' Rights will not be granted Dissenters' Rights under Section 262 if such stockholder has either voted in favor of the Merger or consented thereto in writing (including by granting the proxy solicited by this Proxy Statement or by returning a signed proxy without specifying a vote against the Merger or a direction to abstain from such vote). ACCORDINGLY, A VOTE IN FAVOR OF THE MERGER OR A

PROXY EXECUTED WITHOUT INSTRUCTIONS WILL CONSTITUTE A WAIVER OF DISSENTERS' RIGHTS. Additionally, Dissenters' Rights will not be granted under Section 262 if the stockholder does not continuously hold through the effective time of the Merger the shares of Class B Common Stock with respect to which he or she demands statutory appraisal. All holders of Class A Common Stock who participate in the Class A Stock Exchange will be required to waive any rights under Section 262 with respect to their shares of Class A Composite Stock in connection with the Merger. Accordingly, the holders of Class A Composite Stock will not be entitled to Dissenters' Rights in connection with the Merger.

  A demand for statutory appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the Class B Common Stock certificate or certificates. If the shares of Class B Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the shares of Class B Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for statutory appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

  Within 120 days after the effective time of the Merger, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the value of the shares of Class B Common Stock. If a petition is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to Dissenters' Rights and will appraise the shares of Class B Common Stock owned by such stockholders, determining the fair value of such shares of Class B Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

  The Delaware Chancery Court may require the stockholders who have demanded a statutory appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the statutory appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Chancery Court may dismiss the proceedings as to such stockholder.

  Although the Company believes that the Merger consideration is fair, no representation is made as to the outcome of the statutory appraisal of fair value as determined by the Delaware Chancery Court, and stockholders should recognize that such a statutory appraisal could result in a determination of a value higher or lower than, or the same as, the Merger consideration. Moreover, the Company does not anticipate offering more than the Merger consideration to any stockholder exercising Dissenters' Rights and reserves the right to assert, in any statutory appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Class B Common Stock is less than the Merger consideration. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in a statutory appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of a value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a stockholder's exclusive remedy in connection with transactions such as the Merger.

  Stockholders considering seeking statutory appraisal should have in mind that the "fair value" of their shares of Class B Common Stock determined under
Section 262 could be more than, the same as or less than the consideration being paid to the holders of Class B Common Stock in the Merger, and that opinions of investment banking firms as to fairness, from a financial point of view, are not opinions as to fair value under Section 262. The cost of the proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Class B Common Stock entitled to statutory appraisal.

  Within 120 days after the effective time of the Merger, any stockholder who has complied with the requirements for exercise of Dissenters' Rights, as discussed above, is entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for statutory appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company in the Merger.

  Any stockholder who has duly demanded statutory appraisal in compliance with
Section 262 will not, from and after the effective time of the Merger, be entitled to vote for any purpose the shares of Class B Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares of Class B Common Stock, except for dividends or distributions payable to stockholders of record at a date prior to such effective time.

  At any time within 60 days after the effective time of the Merger, any stockholder shall have the right to withdraw his or her demand for statutory appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw his or her demand only with the consent of the surviving corporation in the Merger. If no petition for statutory appraisal is filed with the Delaware Chancery Court within 120 days after the effective time of the Merger, stockholders' rights to appraisal shall cease. Inasmuch as the Company will have no obligation in the Merger to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding statutory appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. Any holder of Class B Common Stock who effectively withdraws his or her demand for statutory appraisal, or whose right to a statutory appraisal shall cease, and has not elected the Class B Stock Consideration shall receive the Class B Cash Consideration as provided in the Plan of Recapitalization. See "THE PLAN OF RECAPITALIZATION--The Merger."

  The obligation of the Company to effect Share 100 (including the Merger) is subject to the condition that Continuing Holders of no more than $25 million of the Class B Common Stock (valued at $29.55 per share) be entitled to receive the Class B Cash Consideration or perfect their Dissenters' Rights with respect to such shares under the DGCL.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of the direct U.S. federal income tax consequences of Share 100 is based on the advice of Milbank, Tweed, Hadley & McCloy, tax counsel to the Company for Share 100. The discussion is based on the Code and Treasury Department regulations, published positions of the Internal Revenue Service

("IRS") and court decisions now in effect, all of which are subject to change. Although future legislation or regulations could be enacted or promulgated so as to apply retroactively to Share 100, upon advice of counsel, the Company believes that, as a practical matter, it is unlikely any legislation or regulations would apply retroactively.

  Advance Tax Ruling. The Company has not applied for an advance tax ruling from the IRS because the IRS has included the issuance of stock with characteristics similar to the Composite Stock and Business Group Stock among the transactions upon which it will not issue advance rulings.

  Tax Implications to the Stockholders. This discussion addresses only those stockholders who hold Company Common Stock and would hold the Composite Stock or Business Group Stock as a capital asset and is included for general information only. It does not discuss all aspects of federal income taxation that may be relevant to a stockholder in light of that stockholder's particular tax circumstances and does not apply (except where and to the extent noted) to certain types of stockholders that may be subject to special treatment under the federal income tax laws, including corporations, non-United States owners, and pass-through entities. In addition, neither foreign, state or local tax consequences nor estate and gift tax considerations are discussed.

  STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS TO THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS TO WHICH THEY MAY BE SUBJECT AND THE POTENTIAL IMPACT OF POSSIBLE LAW CHANGES.

  Reclassification of Class A Common Stock to Redeemable Transitory Participating Preferred Stock ("RTPPS")--The RTPPS is newly created and promptly will be redeemed as part of the Reclassification. As such, the reclassification of Class A Common Stock into RTPPS and the resulting RTPPS should be disregarded for federal income tax purposes because the existence and efficacy of RTPPS will be momentary and a mere step in the plan to convert the Class A Common Stock into cash. If the RTPPS were to be accorded recognition for tax purposes, the exchange of Class A Common Stock for RTPPS would be a "recapitalization" of the Company within the meaning of Section 368(a)(1)(E) of the Code and would result in no gain or loss to the Company. Because the RTPPS would participate in corporate growth, it would not constitute "nonqualified preferred stock," so the exchange of Class A Common Stock for RTPPS would result in no gain or loss to the exchanging stockholders. Discussions below disregard the RTPPS for federal income tax purposes.

  General--The Reclassification and the Class A Stock Exchange will constitute a "recapitalization" of the Company within the meaning of Section 368(a)(1)(E) of the Code. The Merger, including conversion of Class B Common Stock into rights to receive Class B Cash Consideration or Group Stock Consideration, should be disregarded for federal income tax purposes because the existence and efficacy of the newly incorporated, wholly-owned subsidiary of the Company will be momentary and a mere step in the plan to convert the Class B Common Stock into Class B Cash Consideration and Group Stock Consideration within the meaning of Code Sections 302 and 368(a)(1)(E). As such, the Reclassification,
the Class A Stock Exchange and the Merger     , including conversion of Class
B Common Stock into a right to receive Group Stock Consideration, should not be a taxable transaction to the Company or to stockholders who receive Class A Stock Consideration or Business Group Stock Consideration. In those cases, stockholders' tax bases and capital gain holding periods in Group Stocks will equal the tax bases and include the holding periods they had in their Class A Common Stock and Class B Common Stock. The Reclassification and the Merger, including conversion of Class B Common Stock into a right to receive Class B Cash Consideration, will be taxable transactions to stockholders who receive cash or Installment Notes, with the consequences described below.

  Treatment of Redemption of Class A Common Stock and Class B Common Stock for Cash--Individual stockholders who exchange their Class A Common Stock or Class B Common Stock for cash will realize capital gain on the exchange equal to the excess of cash received over their tax basis in their stock, taxable (to the extent not otherwise offset by capital losses) at a capital gain rate of 20% in most cases, 28% if the exchanging stockholder's holding period is more than 12 and not more than 18 months and at ordinary income rates if the stock has been held 12 months or less and thus produces capital gain net income to the extent that gain is short-term capital gain. The foregoing will apply to cash received in lieu of fractional Installment Notes (i.e., in principal amounts of less than $10,000 or not of integral multiples of $10,000) for stockholders who receive Notes Consideration, as if the stockholders received fractional Installment Notes and then had the fractional Installment Notes redeemed by the Company.

  Treatment of Redemption of Class A Common Stock for Installments Notes-- Stockholders who exchange their Class A Common Stock, a security that is not traded on any established securities market, for Installment Notes will realize capital gain on the exchange but should qualify for "installment sale" treatment described in Code Section 453. As such, any gain recognized by the exchanging shareholder may be reported on the installment method, i.e., the gain is reported when the payments on the Installment Notes are received or the Installment Notes are otherwise disposed of. In the case of redeeming stockholders who, on December 31, 1998, own installment obligations that arose from any source in 1998 and have, in the aggregate, a face amount in excess of $5,000,000, "interest" on the deferred tax liability attributable to the installment obligations in excess of $5,000,000 will be imposed under Code
Section 453A. If a stockholder who receives an Installment Note elects out of "installment sale" treatment, taxable gain will be recognized to the same extent as if Class A Common Stock had been exchanged for cash in the amount of the face value of the Installment Note (See "--Treatment of Redemption of Class A Common Stock and Class B Common Stock for Cash," above). Tax basis in Installment Notes is the same as the stockholder's basis in the Class A Common Stock exchanged for the Installment Notes, increased by the amount of any taxable gain recognized and reduced by the amount of cash or other property received by the stockholder on the exchange.

  If a stockholder receiving Installment Notes reports gain from the exchange of Class A Common Stock on the installment method, any disposition, transmission, sale or distribution (a "disposition") of the Installment Notes (including by gift) will result in the recognition of capital gain or loss to the extent of the difference between (1) the stockholder's tax basis in the Installment Notes and (2)(i) the amount realized, in the case of a disposition by sale or exchange, or (ii) the fair market value of the Installment Notes at the time of disposition in the case of disposition other than by sale or exchange.

  Conversion of Installment Notes--The Installment Notes will be convertible after February 11, 1999 into Company 7.10% Guaranteed Notes due 2006 (the "Guaranteed Notes") as described in "DESCRIPTION OF INSTALLMENT NOTES." The exchange of Installment Notes for Guaranteed Notes should constitute a taxable disposition of the Installment Notes, resulting in capital gain or loss. In such a case, a holder's tax basis in the Guaranteed Notes will equal the fair market value of the Guaranteed Notes. For purposes of determining whether the Guaranteed Notes have "original issue discount," the "issue price" of the Guaranteed Notes will be determined pursuant to Code Section 1273(b) (if the Guaranteed Notes are "traded on an established securities market") or Code
Section 1274 (if the Guaranteed Notes are not traded on an established securities market).

  Holders of the Class A Common Stock should consult their own tax advisors as to the federal income tax consequences of electing to receive Installment Notes and converting the Installment Notes into Guaranteed Notes, as well as the federal income tax consequences of holding the Guaranteed Notes, including the possible application of the original issue discount and market discount rules.

  Any conversion of Business Group Stock into Class B Composite Stock, or Business Group Stock or Class B Composite Stock into Class A Composite Stock, upon the Company's exercise of its right to do so should constitute a tax-free exchange to the exchanging stockholder. An exchanging stockholder's tax basis and holding period in the converted Business Group Stock or Class B Composite Stock would be carried over to the Class A Composite Stock or Class B Composite Stock received in the tax-free exchange.

  United States Alien Holders--A holder who is a United States Alien (as defined below) will not be subject to United States federal income or withholding tax on any gain realized on the taxable sale or exchange of any stock, unless (A) the gain is effectively connected with a United States trade or business conducted by the United States Alien, (B) the United States Alien is an individual who was present in the United States for a period or periods of 183 days or more during the taxable year and certain other conditions are met, or (C) the Company, at various times, were to be classified as a "United States Real Property Holding Corporation." The Company has determined that it is not and has not been and does not believe that it will become a "United States Real Property Holding Corporation" for federal income tax purposes.

  A "United States Alien" is any person that, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary or a foreign estate or trust, or a foreign partnership that includes as a member any of the foregoing persons.

  Backup Withholding--Payors of interest, dividends and certain other reportable payments are generally required to withhold 31% of those payments if the payee (i) fails to furnish the Company with its Taxpayer Identification Number ("TIN"), which, for an individual, would be his or her Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding for failure to report payments of interest or dividends. This rule will apply to the payments of Class A Cash Consideration and Class B Cash Consideration. Stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining an exemption.

  The amount of any backup withholding from a payment to a holder of the Composite Stock or Business Group Stock will be allowed as a credit against the stockholder's federal income tax liability and may entitle the stockholder to a refund, provided the required information is furnished to the IRS.

  Tax Implications Were Business Group Stock to be Treated as Property Other Than Company Stock--In the opinion of tax counsel, both the Composite Stock and the Business Group Stock will be Company common stock and the tax implications of Share 100 will be as described above. Were either the Composite Stock or Business Group Stock treated as property other than Company stock, the Company could recognize a significant taxable gain on the issuance of the stock in an amount equal to the excess of the fair market value of the stock sold over its zero tax basis in the hands of the Company. Furthermore, if any of the Business Group Stock were treated as stock of a Company subsidiary, and not as Company common stock, depending upon the amount of stock issued, the applicable Business Group would not be includible in the Company's consolidated federal income tax return, and any dividends paid or deemed to be paid to the Company by the Composite Group or the applicable Business Group could be taxed to the Company, subject to any applicable dividends received deduction. Were either the Composite Stock or Business Group Stock treated as property other than Company stock, stockholders could be considered to have exchanged their Class A Common Stock or Class B Common Stock for Composite Stock or Business Group Stock in taxable transactions. This could cause the stockholders to realize taxable gain equal to the difference between the fair market value of the Composite Stock or Business Group Stock received in the taxable exchange and the tax bases in the stockholders' hands of the Class A Common Stock or Class B Common Stock exchanged. Although it is possible the IRS might assert that Composite Stock or Business Group Stock is not Company stock, the Company's tax counsel believes the IRS would not prevail in that assertion.

                         THE PLAN OF RECAPITALIZATION

  The information contained in this Proxy Statement with respect to the Plan of Recapitalization does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan of Recapitalization, a copy of which is attached hereto as Annex III and is incorporated herein by reference, and to the other agreements and documents referred to herein which are attached as annexes to this Proxy Statement. Stockholders are urged to read carefully the complete text of each such document.

GENERAL

  Share 100 provides for (i) the Reclassification described below in "--The Reclassification," (ii) the Merger described below in "--The Merger," (iii) adoption of the Charter Amendments described in "AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION," and (iv) the Stockholders' Agreement Amendments and the Registration Rights Agreement termination described in "CHANGES TO CERTAIN AGREEMENTS."

  Share 100 is being presented to stockholders as four separate proposals. Share 100 will not be implemented unless each of Proposals 1, 2, 3 and 4 are approved, or expected to be approved, by stockholders.

  It is expected that if Share 100 is not approved by the requisite vote of the Company's stockholders (see "INTRODUCTION"), or if Share 100 is not consummated for any other reason, including the failure to satisfy any of the conditions thereto (see "THE PLAN OF RECAPITALIZATION--Conditions"), the Company's current management, under the direction of the Board, will continue to manage and operate the Company as an ongoing business substantially as presently managed and operated. No other alternative is being considered at the present time. In addition, the Stockholders' Agreement and the Registration Rights Agreement, in their existing form, will continue in full force and effect.

EFFECTIVE TIME

  Share 100 will become effective at the time all of the Share 100 Certificates are filed with the Secretary of State of the State of Delaware (Effective Time). The filings of the Share 100 Certificates are currently anticipated to be made as promptly as practicable after the relevant votes are taken at the Annual Meeting, other than the Merger Certificate which is anticipated to be filed on the following day. Such filings will be made, however, only upon satisfaction or, where permissible, waiver of all conditions contained in the Plan of Recapitalization and provided that the Plan of Recapitalization has not been terminated. See "THE PLAN OF RECAPITALIZATION--Conditions" and "--Termination; Amendment."

THE RECLASSIFICATION

  The following is a description of the Reclassification, relating to the Class A Common Stock. Pursuant to Share 100, each share of Class A Common Stock outstanding immediately prior to the time that the Reclassification Certificate is filed with the Secretary of State of the State of Delaware (the "Reclassification Effective Time") will be reclassified as, and changed into, one share of Redeemable Transitory Participating Preferred Stock, par value $1.00 per share (the "Redeemable Transitory Participating Preferred Stock"), which will be redeemed immediately after the Reclassification Effective Time for: (a) the Class A Cash Consideration (consisting of $347.50 in cash); or
(b) at the election of the holder, in lieu of the Class A Cash Consideration, $347.50 principal amount of Installment Notes (Notes Consideration), subject to the Class A Suitability Requirements, described in "--Procedure for Holders of Shares--Certain Suitability Requirements" and the treatment of fractional amounts described in "--Procedure for Holders of Shares--Treatment of Fractional Shares." The Company will redeem all outstanding shares of Redeemable Transitory Participating Preferred Stock immediately after the Reclassification Effective Time. PURSUANT TO THE TERMS OF THE REDEEMABLE TRANSITORY PARTICIPATING PREFERRED STOCK, THIS PROXY STATEMENT CONSTITUTES THE NOTICE OF SUCH REDEMPTION.

  Holders of Class A Common Stock who are individuals who at one time owned (or their Permitted Transferees owned) Class B Common Stock which was converted into Class A Common Stock pursuant to the terms of the Certificate of Incorporation upon the termination of employment with the Company, and their Permitted Transferees (collectively, "Former Managers") or the Company's benefit plans which hold Class A Common Stock ("Benefit Plans") will be offered the opportunity to voluntarily exchange certain of their Class A Common Stock, on a share for share basis, for Class A Composite Stock pursuant to the Class A Stock Exchange. The Class A Stock Exchange will be consummated immediately prior to the Reclassification Effective Time. A Former Manager shall not be entitled to participate in the Class A Stock Exchange with respect to any shares of Class A Common Stock that were not so converted from Class B Common Stock, and such unconverted shares shall be eligible to be reclassified into Redeemable Transitory Participating Preferred Stock and subsequently redeemed only for cash and/or Installment Notes in Share 100.

  Any holder of Class A Common Stock (other than a Former Manager) who fails to make a proper and timely Class A Election as to any of such holder's shares of Class A Common Stock will be entitled to receive only the Class A Cash Consideration with respect to such shares. Any holder of Class A Common Stock who is not a Former Manager and who fails to meet to the Company's satisfaction a Suitability Requirement will be entitled to receive in Share 100 only the Class A Cash Consideration with respect to such holder's shares of Class A Common Stock. Holders of Class A Common Stock who do not desire the tax deferral designed to be provided by the Installment Notes should not make a Class A Election to receive consideration which in whole or in part consists of Installment Notes. See "SHARE 100--Certain U.S. Federal Income Tax Considerations" and "DESCRIPTION OF INSTALLMENT NOTES."

THE MERGER

  The following is a description of the Merger as it relates to the Class B Common Stock. Pursuant to Share 100, ARAMARK Share, 100 Inc., a newly incorporated, wholly-owned subsidiary of the Company will be merged with and into the Company. The Company will be the surviving corporation in the Merger. At the effective time of the Merger, each share of Class B Common Stock issued and outstanding immediately prior thereto will be converted into the right to receive (i) the Class B Cash Consideration (consisting of $29.55 per share in cash) or (ii) at the election of any Continuing Holder of Class B Common Stock and based on employment status, the Group Stock Consideration. Any Continuing Holder of Class B Common Stock who fails to make a proper and timely Class B Election for the Group Stock Consideration will be entitled to receive only the Class B Cash Consideration with respect to such shares.

  In the Merger, the Class B Common Stock held by Continuing Holders who have elected Group Stock Consideration will be converted, on a share-for-share basis, into the right to receive the Group Stock Consideration based on employment status, as determined by the Board, as follows: (i) Education Group Employees will receive one share of Education Group Stock and one share of Class B Composite Stock for each two shares of Class B Common Stock; (ii) Food and Support Group Employees will receive one share of Food and Support Group Stock and one share of Class B Composite Stock for each two shares of Class B Common Stock; (iii) Uniform Group Employees will receive one share of Uniform Group Stock and one share of Class B Composite Stock for each two shares of Class B Common Stock; and (iv) Corporate Employees will receive one share of Class B Composite Stock for each share of Class B Common Stock. With respect to each Continuing Holder who continues to hold one share of Class B Common Stock after giving effect to such conversion of shares, such remaining share shall be converted into the right to receive one share of Class B Composite Stock. Only Continuing Holders of Class B Common Stock shall be entitled to make a Class B Election.

  Continuing Holders of Class B Common Stock will be entitled to elect, in lieu of the Class B Cash Consideration, the Group Stock Consideration. Each Management Investor and all of his or her Permitted Transferees (as identified on the books of the Company): (a) will be deemed to have made such election for all of their shares if such election is made by the holders of 50% or more of the Class B Common Stock owned by those persons; or (b) will be deemed not to have made such election for any of their shares if such election is made by holders of less than 50% of the Class B Common Stock owned by those persons. It shall be a condition to Share 100 that Continuing Holders of no more than $25 million of the Class B Common Stock (valued at

$29.55 per share) be entitled to receive the Class B Cash Consideration or perfect their Dissenters' Rights with respect to such shares under Section 262 of the DGCL.

PROCEDURE FOR HOLDERS OF SHARES

  Class A Common Stock.

  Class A Cash Consideration: Holders of Class A Common Stock who desire only to receive the Class A Cash Consideration in respect of all of their shares of Class A Common Stock should not make a Class A Election but should complete and return a Green Form of Election and concurrently deliver the Certificates representing their shares of Class A Common Stock.

  Notes Consideration: Holders of Class A Common Stock who desire, and are eligible, to elect to receive the Notes Consideration in respect of any of their shares of Class A Common Stock must make a proper and timely Class A Election for such consideration on the enclosed Green Form of Election and should concurrently deliver the Certificates representing their shares of Class A Common Stock.

  Class A Stock Exchange: Holders of Class A Common Stock who desire, and are eligible to participate in the Class A Stock Exchange in respect of any of their shares of Class A Common Stock must make a proper and timely election on the enclosed Green Form of Election prior to 10:00 a.m., Philadelphia time on the Election Date. Such holders should deliver the Certificates representing their shares pursuant to instructions to be contained in an ownership statement or a certificate profile report delivered by the Company promptly after the Effective Time. Former Managers who do not want to participate in the Class A Stock Exchange in respect of any of their shares of Class A Common Stock and desire to receive $29.55 per share (on a Class B equivalent share basis) pursuant to the Call Option should complete and return a Green Form of Election and concurrently deliver the Certificates representing their shares.

  Class B Common Stock.

  Group Stock Consideration: Continuing Holders of Class B Common Stock who desire to elect to receive the Group Stock Consideration in respect of all of their shares of Class B Common Stock must make a proper and timely Class B Election on the enclosed proxy card. Such holders should deliver the Certificates representing Class B Common Stock pursuant to instructions to be contained in an ownership statement delivered by the Company promptly after the Effective Time.

  Class B Cash Consideration: Continuing Holders of Class B Common Stock who desire to receive the Class B Cash Consideration in respect of all of their shares of Class B Common Stock should not make a Class B Election for such consideration but should complete and return a Blue Form of Election and concurrently deliver the certificates representing their shares of Class B Common Stock. Magazine and Book Employees should not make a Class B Election but should complete and return a Blue Form of Election and concurrently deliver their Certificates representing the Class B Common Stock.

  Form of Election. To make an effective Class A Election, a holder of Class A Common Stock must complete and sign a Green Form of Election and return it to the Special Exchange Agent Group, consisting of three members of management of the Company and formed for the specific purpose of acting, and authorized by the Board to act, as the Exchange Agent, at ARAMARK Corporation, The ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attention:
Exchange Agent, prior to 10:00 A.M., Philadelphia time, on the day of the Annual Meeting or, if the Annual Meeting is postponed or adjourned without approval and adoption of Share 100, on the day on which Share 100 is approved and adopted by the Company's stockholders (the Election Date). To make an effective Class B Election, a holder of Class B Common Stock must check the election box on the proxy card and sign and return it to the Company prior to or at the Annual Meeting. The Company will not distribute the Class A Cash Consideration, the Notes Consideration, the cash pursuant to the Call Option or the Class B Cash Consideration until it receives the applicable Certificates, and accordingly, requests that such Certificates be delivered with the Form of Election. Holders who participate in the Class A Stock Exchange or elect the Group Stock Consideration are requested to hold their Certificates until they receive an ownership statement or certificate profile report after the Effective Date, and then deliver their Certificates to the Company in accordance with such share ownership statement or certificate profile report.

  A Green or Blue, as applicable, Form of Election is being sent to all holders of record of Class A Common Stock and Class B Common Stock as of the Record Date together with this Proxy Statement. Additional Forms of Election may be obtained from the Exchange Agent at ARAMARK Corporation, The ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107-2988, Attention:
Exchange Agent. Detailed instructions indicating the procedure to be followed in order properly to complete a Form of Election are set forth in the Form of Election. Such instruction should be read and followed carefully in order to ensure that a holder's desired Election is properly made and effected.

  A holder of Class A Common Stock may revoke or modify such holder's Election by written notice received by the Exchange Agent no later than 10:00 A.M., Philadelphia time, on the Election Date, accompanied by a new Form of Election properly completed and signed. A Continuing Holder of Class B Common Stock may revoke or modify such holder's Election by delivering a properly completed and signed later-dated proxy card at or prior to the Annual Meeting.

  The Company has the discretion, which it may delegate to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted, or properly revoked or modified, and to disregard immaterial defects in Forms of Election. The decision of the Company (or of the Exchange Agent in the event discretion is delegated) will be conclusive and binding. Neither the Company nor the Exchange Agent will be required to notify any person of any defect in a Form of Election. The Company may waive any procedural defect in a Form of Election and may seek clarification from any stockholder with respect to any Election or Elections intended to be made by such stockholder. For purposes of the Election by Continuing Holders of Class B Common Stock, each Management Investor and all of his or her Permitted Transferees (as identified on the books of the Company) must make the same election for all of their shares, and if not, will be deemed to have made the same election as the election made by the holders of a majority of the Class B Common Stock owned by such persons.

  Holders of Class A Common Stock or Class B Common Stock who plan to vote their shares against Share 100 should nonetheless make proper and timely Elections to ensure that they will receive the desired form or forms of consideration in the event Share 100 is ultimately approved and becomes effective.

  The Form of Election will serve as a letter of transmittal for use in surrendering share certificates and specifies that delivery will be effected, and risk of loss will pass, only upon proper delivery of certificates representing the Class A Common Stock and Class B Common Stock to the Exchange Agent. The method of delivery is at the option and risk of the stockholder, but if by mail, registered mail, return receipt requested, is suggested. A special envelope has been provided for the purpose of sending a Form of Election to the Exchange Agent.

  In the event Share 100 is not consummated for any reason, the certificates representing the shares of Class A Common Stock and Class B Common Stock (the "Certificates") tendered in Share 100 will be promptly returned to the person who submitted them.

  Payment.

  Class A Cash Consideration: As promptly as practicable after the Effective Time, the Exchange Agent will mail to each record holder of Class A Common Stock who has (i) properly completed and signed and submitted a Green Form of Election and (ii) surrendered the Certificate, the Class A Cash Consideration for each such Certificate surrendered. All consideration to be paid in cash will be paid by check, without interest. In no case will cash be paid until the shares of Class A Common Stock have been properly surrendered to the Exchange Agent.

  Notes Consideration: As promptly as practicable after the Effective Time, the Exchange Agent will mail to each record holder of Class A Common Stock who has (i) properly completed and signed and timely submitted a Green Form of Election and (ii) surrendered the Certificate, the Notes Consideration, in accordance with such holder's Election or Elections, for each such Certificate surrendered. In no case will Installment Notes be issued until the shares of Class A Common Stock have been properly surrendered to the Exchange Agent.

  Class A Stock Exchange: As soon as practicable after the Effective Time, the Exchange Agent will mail a certificate profile report to each record holder who participated in the Class A Stock Exchange advising such holder of the Class A Composite Stock held by such holder. As promptly as practicable after the Effective Time, the Exchange Agent will mail to each Former Manager whose shares of Class A Common Stock were subject to the Call Option who has (i) properly completed and signed and submitted a Green Form of Election and (ii) surrendered the Certificate, the cash payable pursuant to the Call Option for each such Certificate surrendered. Such cash consideration will be paid by check, without interest. In no case will cash be paid pursuant to the Call Option until the shares have been properly surrendered to the Exchange Agent.

  Group Stock Consideration: As soon as practicable after the Effective Time, the Exchange Agent will mail an ownership statement or a certificate profile report and a transmittal form to each record holder advising such holder of the procedure for surrendering to the Exchange Agent the Certificates representing the Class B Common Stock in exchange for Group Stock Consideration. Each such holder of Class B Common Stock, upon surrender of the Certificates therefor to the Exchange Agent, will be entitled to receive the Group Stock Consideration in respect of each such Certificate surrendered.

  Class B Cash Consideration: As promptly as practicable after the Effective Time, (a) the Exchange Agent will mail to each Continuing Holder of Class B Common Stock who has (i) not made a proper and timely Class B Election and properly completed and signed and submitted a Blue Form of Election for Class B Cash Consideration and (ii) surrendered the Certificates, the Class B Cash Consideration for each such Certificate surrendered; and (b) the Exchange Agent will mail to each Magazine and Book Employee who has (i) properly completed and signed and submitted a Blue Form of Election for Class B Cash Consideration and (ii) surrendered the Certificates, the Class B Cash Consideration for each such Certificate surrendered. All consideration to be paid in cash will be paid by check, without interest. In no case will cash be paid until the shares of Class B Common Stock have been properly surrendered to the Exchange Agent.

  Uncertificated Shares. The Company will not issue share certificates with respect to the Group Stock. Instead, the Company will issue such shares in uncertificated form. Each management stockholder will receive shortly after completion of Share 100, an initial ownership statement indicating the Group Stocks held in such holder's and his or her Permitted Transferee's names as a group, and will receive an updated ownership statement periodically thereafter. Stockholders will also receive an initial statement of registered shares that will separately identify their blocks of Business Group Stock and Class B Composite Stock which correspond to the separate stock certificates they currently own. Stockholders will also receive additional statements of registered shares after any future stock transactions as confirmation. Stockholders may nevertheless obtain new certificates by following the procedure which will be set forth on the statement of registered shares. Lenders may require that the stockholder deliver certificates to the lender for any shares pledged to secure a loan, in order to effectively perfect the lender's security interest.

  Treatment of Fractional Shares. Shares of Composite Stock and Business Group Stock will be issuable only in the form of whole shares. Accordingly, no fractional shares (whether in certificate, scrip or other form) of Group Stock will be issued. With respect to the Class A Stock Exchange, no fractional shares will be issued because such holders participating in the Class A Stock Exchange will receive one share of Class A Composite Stock for each share of Class A Common Stock exchanged. With respect to Group Stock Consideration, no fractional shares will be issued because the Merger will be effected on a share-for-share basis.

  A holder of Class A Common Stock who makes an effective Class A Election to receive consideration consisting in whole or in part of Installment Notes will not be entitled to receive Installment Notes in stated face amounts of less than $10,000, or in stated face amounts in excess of $10,000 (or an integral multiple of $10,000) but less than the next highest integral multiple of $10,000 ("Fractional Amounts"). Instead, such holder will be entitled to receive promptly from the Exchange Agent a cash payment in lieu of any such Fractional Amounts equal to such Fractional Amount. Interest will be paid on the Installment Notes only to the extent the Installment Notes by their terms involve the accrual or payment of interest.

  Certain Suitability Requirements. In order to ensure compliance with federal and certain state securities laws which may be applicable to Share 100, the opportunity for any holder of Class A Common Stock to make a Class A Election to accept the offer of the Company to receive the Notes Consideration in the Reclassification is being offered only to any holder of Class A Common Stock who demonstrates to the Company's satisfaction, by an affirmative representation on the Form of Election, that such holder is one of the following (each a "Suitability Requirement"):

    (a) a bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act of 1940, pension or profit-sharing trust (other than a pension or profit-sharing trust of the Company, a self-employed individual retirement plan or individual retirement account), an organization described in Code Section 501(c)(3), which has total assets of not less than $5,000,000 according to its most recent audited financial statements, a corporation having a net worth on a consolidated basis, according to its most recent audited financial statements, of not less than $14,000,000 or any wholly owned subsidiary thereof;

    (b) a director or executive officer of the Company;

    (c) a person who makes a valid Class A Election to receive Installment Notes in the Reclassification with an aggregate value of $150,000 or more provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Company or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

    (d) an individual who elects to receive Installment Notes in the Reclassification whose net worth (or joint net worth with a spouse) exceeds $1,000,000, provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Company or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

    (e) an individual who elects to receive Installment Notes in the Reclassification whose income (or whose joint income with a spouse) exceeded $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year, provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Company or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

    (f) a person who has preexisting personal or business contacts with the Company or any officer, director or controlling person thereof of a nature and duration such as would enable a reasonably prudent person to be aware of the character, business acumen and general business and financial circumstances of the person with whom the relationship exists;

    (g) a person who, by reason of its business or financial experience or the business or financial experience of its professional advisor (who is unaffiliated with and is not compensated by the Company or any affiliate of the Company), could be reasonably assumed to have the capacity to protect its own interests in the transaction;

    (h) any relative, spouse or relative of the spouse of an individual who meets any one of the requirements of clauses (b)-(g) above and who makes a valid Class A Election to receive Installment Notes in the Reclassification (an "Individual") who has the same principal residence as such Individual (a "Related Person"), any trust or estate in which an Individual and any Related Person collectively own more than 50% of the beneficial interest, any corporation or other organization of which an Individual and any Related Person collectively are beneficial owners of more than 50% (excluding directors' qualifying shares) of the equity securities ("relative" means a person related by blood, marriage or adoption); or

    (i) any entity in which all the equity owners are persons specified in
  (a), (b), (d) or (e) above; provided, however, that persons who are suitable purchasers only as a result of clause (f) or (g) above shall not total more than 35 persons and in the event that more than 35 persons rely on clause (f) or (g), the Company shall determine which 35 persons shall be permitted so to rely. The Form of Election will contain a section requiring that each holder of Class A Common Stock who desires to make a Class A Election for Notes Consideration affirmatively represent that such holder comes within one of the categories of persons described in clauses (a) through (i) above and that such holder is acquiring the Installment Notes for investment and not with a view to distribution. The Company may request such additional documentation or evidence with respect to such representation as it deems appropriate, including a representation regarding investment intent. The good faith determination by the Company that a holder of Class A Common Stock does not meet the Suitability Requirements shall be conclusive as to such holder.

CASH-OUT OF FORMER MANAGERS

  The Company has determined that it will exercise its right, under the Stockholders' Agreement, to call (the "Call Option") those shares of Class A Common Stock that could be, but are not, exchanged in the Class A Stock Exchange. (A Former Manager who fails to participate in the Class A Stock Exchange with respect to all of his or her shares that could be exchanged is referred to as a "Noncontinuing Former Management Holder.") Pursuant to the Stockholders' Agreement, the Company has a Call Option on any or all of the Common Stock owned by any former employee of the Company (or by his or her Permitted Transferees) exercisable at any time for a period of up to 10 years after the termination of employment of such person. Pursuant to the Stockholders' Agreement, all Noncontinuing Former Management Holders will receive $29.55 per Class B equivalent share upon exercise by the Company of its Call Option. Accordingly, Noncontinuing Former Management Holders will receive less than the Class A Cash Consideration for their shares of Class A Common Stock. The Company has also determined that it will exercise its Call Option with respect to any Former Manager whose Class B Common Stock is converted into Class A Common Stock after the Reclassification Effective Time and before the Merger. The closing of the repurchase of shares pursuant to the Company's exercises of the Call Option will be, as applicable: (i) immediately prior to the filing of the Reclassification Certificate and (ii) immediately prior to the filing of the Merger Certificate. THIS PROXY STATEMENT SERVES AS NOTICE UNDER THE STOCKHOLDERS' AGREEMENT OF THE COMPANY'S EXERCISES OF THE CALL OPTION.

TREATMENT OF CERTAIN SELLING MANAGEMENT HOLDERS

  The Board has determined that the Company will pay additional consideration to any holder of Class B Common Stock who sold or sells any such shares to the Company (but only if such holder receives or received a price per share equal to the September 1, 1997 or December 1, 1997 Appraisal Price), or who constructively sold or sells such shares in the course of exercising any options or purchase opportunities with respect thereto using the stock-for-stock method of exercise, after September 1, 1997 and prior to the Effective Time (a "Selling Holder"). Accordingly, as soon as practicable after the Effective Time, the Company will pay to each Selling Holder with respect to each such sale an amount equal to the product of (a) the difference between
(1) the Class B Cash Consideration and (2) the Appraisal Price in effect at the time of such actual or constructive sale and (b) the number of shares actually or constructively sold with respect to each such transaction.

  The Company believes that it is important for the success of the ARAMARK Ownership Program, in general, and Share 100, in particular, that management employees perceive that all management owners are treated fairly. The Company believes that these payments, although not required under the Stockholders' Agreement or otherwise, will further this objective of perceived fairness.

  The cash payment to a Selling Holder will be treated as an "adjustment of purchase price" of the shares of Class B Common Stock sold to the Company or deemed sold to the Company upon exercise of stock options or purchase opportunities using the stock-for-stock method. As such, the payment will be treated as additional sales proceeds received by a Selling Holder and will generally be taxable as 1998 capital gain. If the Selling Holder held the stock sold or deemed sold for 12 months or less, the gain will be taxed at ordinary income tax rates; if the Selling Holder held the stock more than 12 months but not more than 18 months, the gain will be taxed at no more than 28%; and, if the Selling Holder held the stock more than 18 months, the gain will be taxed at no more than 20%. The Selling Holder's tax basis in the new shares received as a result of stock-for-stock exercise will be adjusted downward to reflect the cash payment and the amount by which basis in the new stock is reduced will constitute basis deemed sold in exchange for cash. The Company will report the payments to U.S. taxing authorities as 1998 gross proceeds from transactions required to be reported by a broker on Form 1099-B. Tax withholding on such payments is not required.

TREATMENT OF MAGAZINE AND BOOK EMPLOYEES

  Magazine and Book Employees will be entitled to receive only the Class B Cash Consideration in Share 100. The Board concluded that, due to the current operating challenges facing the Magazine and Book Business and its recent operating performance, a separate Business Group Stock reflecting the performance of the Magazine and Book Business would not be appropriate. The Board determined that long-term equity incentives would not appropriately align the interests of the Magazine and Book Business employees with current business objectives. Instead, the Company intends to provide other incentive plans that will more appropriately align employee interests with the current business objectives of the Magazine and Book Business.

CERTAIN CONTINGENT PAYMENTS

  Any holder of Class A Common Stock who receives the Class A Cash Consideration or the Notes Consideration will also be entitled to a contingent cash payment (a "Contingent Payment") if, within two years (or two years and three months in the case of clause (iv) below) from the Effective Time, one of the following events shall occur: (i) the Company consummates a stock sale, merger, consolidation or business combination in which the holders of Composite Stock receive consideration for their shares and in which the holders of the Company's common stock before the transaction do not hold at least a majority of the common stock after the transaction ("Future Merger");
(ii) the Company consummates a sale of all or substantially all of its assets in which the holders of Composite Stock receive consideration for their shares ("Sale"); provided that any one Business Group shall not be deemed to be substantially all of its assets; (iii) the Company consummates an underwritten public offering of more than 15% of its Composite Stock ("Public Offering");
(iv) the Company repurchases 1/3rd or more of its outstanding Composite Stock within any three-month period for consideration other than its common stock, provided that such three-month period shall have commenced within the two years after the Effective Time ("Extraordinary Redemption"); and (v) the Company pays an extraordinary dividend to holders of its Composite Stock in excess of $34.75 per share ("Extraordinary Dividend"). The right to receive a Contingent Payment, if any, may be evidenced by a certificate issued by the Company and delivered simultaneously with the Class A Cash Consideration or Notes Consideration. A "Future Merger" shall not include a stock sale, merger, consolidation or business combination involving any Business Group. A "Public Offering" shall not include any public offering, secondary offering or other distribution of any Business Group Stock. All computations are to be done on a Class B Composite Stock equivalent basis.

  Upon consummation of a Future Merger or Sale, each such former holder of Class A Common Stock will be entitled to receive for each share of Class A Common Stock for which Class A Cash Consideration or Notes Consideration was received in Share 100, the amount, if any, by which the fair market value of the per share consideration received by the holders of Class B Composite Stock exceeds the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date. Upon consummation of a Public Offering, each such former holder of Class A Common Stock will be entitled to receive for each share of Class A Common Stock for which Class A Cash Consideration or Notes Consideration was received in Share 100, the amount, if any, by which the average of the closing prices of the Class B Composite Stock issued in the Public Offering during the period commencing 91 days, and ending 120 days, after the consummation of the Public Offering exceeds the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date. Upon the occurrence of an Extraordinary Redemption, each such former holder of Class A Common Stock will be entitled to receive for each share of Class A Common Stock for which Class A Cash Consideration or Notes Consideration was received in Share 100, the amount, if any, equal to the product of (a) the average purchase price of Class B Composite Stock repurchased by the Company in the Extraordinary Redemption, less the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date and
(b) a factor equal to (i) the number of shares of Class B Composite Stock repurchased by the Company in the Extraordinary Redemption (the "Repurchased Shares") divided by (ii) the sum of (x) the larger of the number of Repurchased Shares or the number of shares of Class B Composite Stock tendered to the Company in connection with the Extraordinary Redemption plus (y) the number of shares of Class A Common Stock that were redeemed by the Company in Share 100 for Class A Cash Consideration or Notes Consideration. Upon the occurrence of an Extraordinary Dividend, each such former holder of Class A Common Stock will be entitled to receive for each share of Class A Common Stock for which Class A Cash Consideration or Notes Consideration was received in Share 100, the amount, if any, equal to the total amount per share distributed by the Company in the Extraordinary Dividend, less the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date.

TREATMENT OF OUTSTANDING OPTIONS

  The Company's 1984 Stock Option Plan, Combined Stock Ownership Plan and the 1996 Director Plan (individually, a "Stock Option Plan," and collectively, the "Stock Option Plans") each provide that, in the event of a change in capital structure of the Company as a result of a recapitalization or reclassification, the number of shares for which options may be granted, the number of shares subject to outstanding options and the option price therefor shall be appropriately adjusted. The Stock Option Plans will be amended to reflect the matters described herein.

  General. Share 100 provides that, at the Effective Time, each share of Class B Common Stock will be converted into the right to receive the Class B Cash Consideration or the Group Stock Consideration. The exercise price per share for outstanding options will remain unchanged; and the aggregate number of shares for which options may be granted under each Stock Option Plan will similarly remain unchanged. Each outstanding option which prior to the Effective Time is exercisable in all respects for one share of Class B Common Stock will, after the Effective Time, be changed into an option exercisable as described below.

  Employees Who Elect Group Stock in Share 100. All outstanding stock options exercisable for Class B Common Stock owned by employees who elect Group Stock Consideration in Share 100 will be changed into options exercisable for the same type of, and in the same proportion as the, Group Stock into which their Class B Common Stock is converted in Share 100.

  Employees Receiving Cash in Share 100. Currently exercisable (vested) options owned by employees who will receive the Class B Cash Consideration will be changed into an amount in cash equal to $29.55 per share (the Class B Cash Consideration) less the exercise price of such options. The Company will pay the foregoing amounts (which will be taxable as ordinary compensation and so will be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Cash Consideration in Share 100.

  Currently unexercisable (unvested) options owned by the foregoing employees will be changed into: (i) options exercisable for the same type of, and in the same proportion as the, Group Stock into which their Class B Common Stock could have been exchanged in Share 100 had they elected the Group Stock Consideration or, (ii) at the election of the holder of such options, the right to receive $29.55 per share (the Class B Cash Consideration) less the exercise price of such options. The Company will pay the foregoing cash amounts (which will be taxable as ordinary compensation and so will be reduced for required tax withholding) to such holders, without interest, on the day that the unvested option would have become exercisable. No cash payment will be due if the unvested option would not have become exercisable because the holder is not still an employee of the Company or for any other reason. To make an effective election regarding such unvested options, a holder must complete and sign the Blue Form of Election and return it to the Exchange Agent prior to 10:00 a.m., Philadelphia time, on the Election Date.

  Employees Who Are Not Holders. Options (whether vested or unvested) owned by employees of the Company who are not, and do not have Permitted Transferees who are, holders of Class B Common Stock (e.g., holders of ISPOs or EXPOs who do not also hold shares of Class B Common Stock) will be changed into: (i) options exercisable for the same type of, and in the same proportion as the, Group Stock which they are eligible to own pursuant to the terms of the Group Stock or, (ii) at the election of the holder of such options, the right to receive $29.55 per share (the Class B Cash Consideration) less the exercise price of such options. With respect to vested options, the Company will pay the foregoing cash amounts (which will be taxable as ordinary compensation and so will be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Cash Consideration in Share 100. With respect to unvested options, the Company will pay the foregoing cash amount (which will be taxable as ordinary compensation and so will be reduced for required tax withholding), without interest, on the day that the unvested option would have become exercisable. No cash payment will be due if the unvested option would not have become exercisable because the holder is not still an employee of the Company or for any other reason. To make an effective election regarding such options, a holder must complete and sign the Blue Form of Election and return it to the Exchange Agent prior to 10:00 a.m., Philadelphia time, on the Election Date.

  Magazine and Book Employees. Options (whether vested or unvested) owned by Magazine and Book Employees will be changed into the right to receive $29.55 per share (the Class B Cash Consideration) less the exercise price of such options. With respect to vested options, the Company will pay the foregoing cash amounts (which will be taxable as ordinary compensation and so will be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Cash Consideration in Share 100. With respect to unvested options, the Company will pay the foregoing cash amounts (which will be taxable as ordinary compensation and so will be reduced for required taxwithholding), without interest, on the day that the unvested option would have become exercisable. No cash payment will be due if the unvested option would not have become exercisable because the holder is not still an employee of the Company or for any other reason.

  Magazine and Book EXPO Holders. EXPOs (whether vested or unvested) owned by employees of the Magazine and Book Business will be changed into the right to receive $29.55 per share (the Class B Cash Consideration) less the exercise price of such EXPOs. The Company will pay the foregoing cash amounts (which will be taxable as ordinary compensation and so will be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Cash Consideration in Share 100.

  For more information concerning each of the Stock Option Plans, and the options outstanding as of the end of fiscal year 1997, see "ELECTION OF DIRECTORS--The ARAMARK Ownership Program."

TREATMENT OF EMPLOYEE BENEFIT PLANS

  Retirement and Profit Sharing Plans. The Company and its subsidiaries maintain the Benefit Plans for their respective employees. A principal purpose of the Benefit Plans is to provide eligible employees with an equity interest in the Company. Accordingly, each Benefit Plan contains specific provisions directing that employer contributions be made primarily in Company stock. As of October 3, 1997, the Benefit Plans held in the aggregate approximately 922,424 shares of Class A Common Stock which were allocated to the accounts of more than 10,000 employees.

  In connection with Share 100, the trustees have preliminarily indicated that they intend to vote this Class A Common Stock held under the Benefit Plans in favor of Share 100 and to elect to receive, for all of the Class A Common Stock held under the Benefit Plans, approximately 30% in cash in the Reclassification and 70% in Class A Composite Stock pursuant to the Class A Stock Exchange. The $81 million of cash proceeds would be diversified and invested in other funds of the retirement and profit sharing plans. The provisions requiring that employer contributions be made primarily in Company stock remain in effect except for the Magazine and Book Retirement Plan. Accordingly, the Company anticipates that additional Class A Composite Stock will be contributed to such Benefit Plans to provide benefits to eligible employees for the current and future years.

  On January 6, 1998, the Board voted to amend the Magazine and Book Retirement Plan. The Magazine and Book Retirement Plan was amended so that the plan will no longer provide for investment in employer stock. The trustees, as fiduciaries for the plan, have preliminarily indicated, subject to further review and advice of their independent legal counsel and financial advisors, that they will elect on behalf of the plan to exchange all of the plan's existing shares of Class A Common Stock for cash. The $52 million of cash proceeds would be diversified and invested in other funds.

  The Benefit Plans provide that the trustees for the Benefit Plans vote Company stock held by them. The trustees have preliminarily indicated that they are inclined to vote the Class A Common Stock held thereunder in favor of Share 100. See "SHARE 100--Appraisals of Common Stock" and "--Interests of Certain Persons in Share 100."

  After the Effective Time of Share 100, each Benefit Plan will make additional payments to former employees who participated in the plan and whose employment terminated between September 1, 1997 and the Effective Time. The payment will be in respect of shares of Class A Common Stock which were repurchased from such former employee's plan account after such termination. The amount of the payment will be the difference between the Appraisal Price of the shares at the Effective Time ($347.50 per share) and the price at which the shares were valued when a distribution was made to the former employee.

  Stock Unit Retirement Plan. Deferred Common Stock Units (DSUs) in each participant's account for Class B Common Stock will be converted into DSUs for Class B Composite Stock. Future employer contributions will be made in DSUs for Class B Composite Stock.

  After the Effective Time of Share 100, the Company will make additional payments to former employees who participated in the Stock Unit Retirement Plan and whose employment terminated between September 1, 1997 and the Effective Time. The payment will be in respect of the shares of Class B Common Stock distributed by the plan in connection with the termination and concurrently repurchased by the Company. The amount of the payment will be the difference between the Appraisal Price of such shares at the Effective Time ($29.55 per share) and the price at which such shares were repurchased.

CONDITIONS

  The obligation of the Company to consummate Share 100 is subject to: (i) the approval and adoption of Share 100 by the requisite vote and consent of the stockholders of the Company; (ii) receipt of the proceeds of the Financing;
(iii) the absence of any action, proceeding or investigation instituted or threatened prior to the Effective Time before any court or administrative body seeking to restrain, enjoin or otherwise prevent the consummation of Share 100 or to obtain damages or any other relief as a result of Share 100 and the absence of any restraining order or other injunction in effect prohibiting consummation of Share 100; (iv) receipt of all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as may be necessary for consummation of Share 100; (v) the satisfactory performance of all actions and proceedings and provision of all instruments and documents required to carry out the transactions contemplated by the Plan of Recapitalization; (vi) all terms and conditions of the Plan of Recapitalization required to be complied with are satisfied or waived; (vii) receipt by the Board of satisfactory appraisals or similar reports supporting the conclusions that (a) sufficient surplus is available to permit consummation of the transactions contemplated by the Plan of Recapitalization under the DGCL and (b) the fair value of the Company's total assets will exceed the fair value of its total liabilities immediately after the Effective Time; (viii) receipt by the Board of satisfactory opinions of counsel; and
(ix) Continuing Holders of no more than $25 million of the Class B Common Stock (valued at $29.55 per share) becoming entitled to receive the Class B Cash Consideration or perfecting their Dissenters' Rights. Condition (ix) may be waived by the Board only if at least 500 record holders would own Class B Composite Stock immediately after the Effective Time. To the extent permitted by applicable law, conditions (i) through (viii) may be waived by the Board.

TERMINATION; AMENDMENT

  The Plan of Recapitalization may be terminated and Share 100 abandoned by the Board at any time prior to the Effective Time to the extent any Share 100 Certificate is not effective, notwithstanding approval thereof by the stockholders of the Company.

  At any time prior to the Effective Time to the extent any Share 100 Certificate is not effective, the Board may modify or amend any term of the Plan of Recapitalization as set forth herein, add any new term or waive any condition thereof, provided that no such modification, amendment, addition or waiver which requires stockholder or any other approval under the DGCL or any other applicable law, or under the Certificate of Incorporation or the Stockholders' Agreement or Registration Rights Agreement, will occur following the Annual Meeting unless such approval is obtained. The good faith determination of the Board that an amendment, modification or supplement to the Plan of Recapitalization complies with the immediately preceding sentence shall be conclusive as to all stockholders. In the event of a material modification to the Plan of Recapitalization, a supplement to this Proxy Statement will be distributed to stockholders and, if necessary, stockholders' proxies will be resolicited.

              AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

  The following discussion of the Charter Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Charter, a copy of which is attached to this Proxy Statement as Annex V and is incorporated herein by reference. Stockholders are urged to read carefully the complete text of the Restated Charter.

GENERAL

  On January 6, 1998, the Board unanimously adopted and declared advisable, and directed that there be submitted to the stockholders of the Company for adoption at the Annual Meeting, a resolution that the Certificate of Incorporation be amended in the following respects: (i) to provide for the Reclassification and certain related matters; (ii) to increase the number of shares of common stock authorized for issuance from 175,000,000 to 200,000,000 (Increased Capital Amendment); (iii) to give the Board the authority to issue common stock in series (which may be referred to as separate classes) and to fix the terms of such series, which authority will be used initially by the Board to create the Group Stocks in connection with Share 100 (the Board Authority Amendment); (iv) in order to give effect to Share 100, to amend the terms of the Class A Common Stock and Class B Common Stock by reducing the number of authorized shares and by making conforming changes to defined terms and cross-references (the Continuing Common Stock Amendment); (v) to provide that upon the consummation of any future underwritten public offering of the Company's common stock (the "Public Offering Date"), stockholder action shall be taken only at an annual meeting of stockholders or at a special meeting of stockholders and stockholder action by written consent shall be prohibited (Stockholder Action Amendment); and (vi) to provide that upon the occurrence of the Public Offering Date, the Board shall be classified into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year (Classified Board Amendment).

  If all of Share 100 is expected to be approved then after Proposals 1 and 3 are approved by the stockholders, the Certificate of Incorporation will be amended by the Amendment Certificate, the Certificate of Designations and the Reclassification Certificate. After Share 100 is implemented, the Certificate of Incorporation will then be restated in its entirety (the Restated Charter) so as to incorporate the provisions of the Share 100 Certificates into a unified text. As indicated above under "INTRODUCTION," the Increased Capital Amendment and the Board Authority Amendment are intended to facilitate Share 100 in accordance with the matters described in this Proxy Statement. The proposed Charter Amendments will be effective upon filing of the Amendment Certificate.

THE RECLASSIFICATION

  The Reclassification Certificate will be filed in order to effect the Reclassification. Specifically, Article FOURTH of the Certificate of Incorporation will be amended to provide, effective at the Reclassification Effective Time, for the reclassification of the Class A Common Stock, pursuant to which each outstanding share of Class A Common Stock will be reclassified as, and changed into, one share of Redeemable Transitory Participating Preferred Stock, which will be redeemable for (and will be redeemed immediately after the Reclassification Effective Time for): (a) the Class A Cash Consideration, unless the holder makes an effective Class A Election for
(b) the Notes Consideration. To effect the foregoing, Article FOURTH of the Certificate of Incorporation will be amended by adding to the introduction thereof the text set forth in the third paragraph of Article FOURTH of the Restated Charter.

INCREASE OF AUTHORIZED COMMON STOCK

  At the effective time of the Amendment Certificate, Article FOURTH of the Certificate of Incorporation will be further amended to increase the authorized number of shares of common stock from 175,000,000 to 200,000,000. To effect the foregoing, the first paragraph of Article FOURTH of the Certificate of Incorporation will be replaced by the text set forth in the first paragraph of Article FOURTH of the Restated Charter.

  As described in "DESCRIPTION OF CAPITAL STOCK--Capital Stock After the Effective Time--Composite Stock and Business Group Stock--Conversion and Redemption," any conversion of one class of Business Group Stock into Class A Composite Stock or Class B Composite Stock would be at a rate equal to the ratio of the Appraisal Price of one share of the applicable Business Group Stock to the Appraisal Price of one share of the applicable Class A Composite Stock or Class B Composite Stock. The number of shares issuable in a conversion will therefore vary based on the relative Appraisal Prices of the two classes of Common Stock and the number of outstanding shares of the classes to be converted. Such a conversion may occur at any time at the discretion of the Board. In the event the Board determined that a conversion was in the best interests of the Company, but insufficient shares of authorized Common Stock were available, the Company would be unable to effect such conversion without the delays associated with seeking approval of stockholders to a further amendment to the Certificate of Incorporation. The Board believes that the proposed amendment is in the best interests of the Company and its stockholders because of the uncertainty as to the number of shares that would be issuable in the event of a conversion and to avoid possible delays should a conversion be determined to be in the best interests of the Company, taking into consideration the interests of all common stockholders.

  If the proposed amendment is approved by stockholders and implemented by the Board, the additional authorized shares of Common Stock would be available for designation as Common Stock and could be issued by the Company from time to time, as determined by the Board, for any proper corporate purpose, which could include raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses. The approval of the stockholders will not be solicited by the Company for the issuance from the authorized but unissued shares of Common Stock of such additional shares of Common Stock unless such approval is deemed advisable by the Board or is required under the DGCL.

  Other than as described above, the Company has no present understanding or agreement with respect to the issuance for any purpose of any of the additional shares that will be authorized for issuance if Share 100 is approved by the stockholders.

BOARD AUTHORITY AMENDMENT

  At the effective time of the Amendment Certificate, Article FOURTH of the Certificate of Incorporation will be further amended to give the Board the authority to issue its common stock (other than the Class A Common Stock and Class B Common Stock) in series (which may be referred to as separate classes) and to fix the terms of such series. Specifically, the second paragraph of Article FOURTH of the Certificate of Incorporation will be replaced by the second and fourth paragraphs of Article FOURTH of the Restated Charter. The Board is currently authorized to issue preferred stock of the Company in series and to fix the terms of such series. The Board will use the authority granted by the Board Authority Amendment to create the Group Stocks in connection with Share 100. The Company may, in the future, use such authority to create additional classes or series of Business Group Stock. The Board Authority Amendment would give the Company greater flexibility for structuring corporate transactions, raising additional capital and other corporate purposes. Other than as described above, the Company has no present understanding or agreement with respect to the creation or issuance for any purpose of any additional series or class of common stock if Share 100 is approved by the stockholders.

CONTINUING COMMON STOCK AMENDMENT

  At the effective time of the Amendment Certificate, Article FOURTH of the Certificate of Incorporation will be further amended to incorporate the Continuing Common Stock Amendment. Specifically, Part 4A of Article FOURTH of the Certificate of Incorporation will be replaced in its entirety by the text set forth in Part 4D of the Restated Charter. The Continuing Common Stock Amendment is being proposed in order to give effect to the terms of Share 100, the creation of the Group Stocks and the Redeemable Transitory Participating Preferred Stock and the Increased Capital Amendment. Specifically, the authorized capital of the Class A Common Stock and the Class B Common Stock will be decreased from 25,000,000 to 5,000,000 shares, and 150,000,000 to 25,000,000, respectively, and the defined terms and cross-references will be conformed. After implementation of Share 100, the Continuing Common Stock Amendment will have no effect on the Company's stockholders or corporate governance because there will be no shares of such stock issued and outstanding. The Company has no present understanding or agreement with respect to the issuance of such shares.

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

PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION RELATING TO STOCKHOLDER ACTION AND THE BOARD OF DIRECTORS

  General. Share 100 also contemplates two additional amendments to the Certificate of Incorporation relating to (i) the requirement that stockholder action may be taken only at an annual meeting of stockholders or at a special meeting of stockholders and the prohibition of stockholder action by written consent (Stockholder Action Amendment) and (ii) the classification of the Board into three classes (Classified Board Amendment). The text of the Stockholder Action Amendment is set forth in Article SIXTH of the Restated Charter and the text of the Classified Board Amendment is set forth in Part 5C of Article FIFTH of the Restated Charter. As more fully discussed below, the Board believes that the various elements of the Stockholder Action Amendment and Classified Board Amendment would, if adopted and upon the occurrence of the Public Offering Date, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board by making it more time-consuming to gain control of the Board without the support of the incumbent directors. The Stockholder Action Amendment and Classified Board Amendment are not intended to impede a transaction that is approved by the Board. However, adoption of the Stockholder Action Amendment and Classified Board Amendment may, after the occurrence of the Public Offering Date, have significant effects on the ability of stockholders of the Company to acquire and exercise control, to change the composition of the incumbent Board and to benefit from certain transactions which are opposed by the incumbent Board even though they may be favored by a majority of the stockholders. Accordingly, stockholders are urged to read carefully the following sections of this Proxy Statement, which summarize Article SIXTH and
Part 5C of Article FIFTH of the Restated Charter included as Annex V to this Proxy Statement setting forth the full text of the Stockholder Action Amendment and Classified Board Amendment before voting on the Stockholder Action Amendment and Classified Board Amendment. Each of these amendments will be voted on as a separate proposal. Unless each of these amendments is approved at the Annual Meeting, neither of such amendments will be implemented. Prior to the Public Offering Date, the Stockholder Action Amendment and the Classified Board Amendment will have no effect on the governance of the Company, which will continue as if these Charter Amendments had not been adopted.

  The Stockholder Action Amendment and Classified Board Amendment are being proposed at a time at which the Company is undertaking a significant corporate transaction to terminate the equity interests of the outside stockholders in the Company and realign more closely the investment interests of the Management Investors with the performance of the principal business unit for which the Company's employees work. The Company and its Business Groups will remain private, although going public remains an option for the future with regard to the Company, as a whole, or any of its Business Groups, in particular. The Company has no current intention to bring in the future itself, or any business thereof, public. In light of these significant developments and potential future public offerings, the Board determined that this was an appropriate time to review the Company's potential vulnerability to, and ability to discourage, certain types of unsolicited transactions that could interfere with the continuity of the Board and management while not offering maximum value to stockholders. Accordingly, and for the reasons described in greater detail below, the Board determined to present the Stockholder Action Amendment and Classified Board Amendment to the stockholders at the Annual Meeting.

  IT SHOULD BE NOTED THAT THE EFFECT OF THE PROPOSED AMENDMENTS, IF ADOPTED AND ASSUMING THE OCCURRENCE OF THE PUBLIC OFFERING DATE, WILL BE TO MAKE MERGER PROPOSALS AND ASSUMPTIONS OF CONTROL NOT FAVORED BY THE BOARD, AS WELL AS THE REPLACEMENT OF MANAGEMENT, MORE DIFFICULT.

  Description of the Proposed Amendments.

  (1) Certain Stockholder Actions. Pursuant to the DGCL, unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders of the Company may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. The Certificate of Incorporation does not currently otherwise provide, and Section 10 of Article II of the By-Laws of the Company, as amended (the "By-Laws"), currently provides for stockholder action by written consent. Proposed Article SIXTH of the Restated Charter would replace the current Article SIXTH, which contains definitions which have been incorporated into the terms of the Group Stock. Proposed Article SIXTH would provide that, upon the occurrence of the Public Offering Date, stockholder action may be taken only at an annual meeting of stockholders or at a special meeting of stockholders and stockholder action by written consent would be prohibited. As is currently provided in Section 3 of Article II of the By-Laws, a special meeting of stockholders may be called by the Board or the Chief Executive Officer of the Company. The Chief Executive Officer is required to call such special meeting upon the written request of stockholders owning 20% of the voting rights of the stock entitled to vote at such meeting. The Board currently anticipates that in connection with the Public Offering Date, the By-Laws would be amended to remove the ability of stockholders to act by written consent and the right of stockholders to call a special meeting.

  The provisions prohibiting stockholder action by written consent would give all stockholders of the Company the opportunity to participate in determining any proposed action and would prevent the holders of a majority of the common stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. On the other hand, this amendment will prevent stockholders controlling a majority of the voting power of the Company from taking legitimate action over the objection of the Board or a minority of stockholders other than at a meeting of stockholders at which the proposal is submitted to stockholders. If the By-Laws are amended as described above, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as the Board or the Chairman of the Board of the Company believed such consideration to be appropriate.

  (2) Classification of the Board of Directors. The By-Laws currently provide that directors are to be elected to the Board annually for a term of one year and fix the number of directors of the Company at not more than nineteen and not less than nine. Proposed Part 5C of Article FIFTH to the Restated Charter would provide that upon the occurrence of the Public Offering Date, the directors of the Company, other than those who may be elected by the holders of any series of preferred stock or any other series or class of stock as set forth in the Certificate of Incorporation, will be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. The initial assignment of directors to such classes shall be made by the Board and the terms of all such directors shall expire at the first annual meeting of stockholders following the Public Offering Date, or earlier at a special meeting called for the purpose of electing directors to such classes, after which Class I directors will have a term expiring at the next annual meeting of stockholders following such meeting; Class II directors will have a term expiring at the second annual meeting of stockholders following such meeting; and Class III directors will have a term expiring at the third annual meeting of stockholders following such meeting. Members of each class of directors will hold office until their successors are elected and qualified. At each succeeding annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting will be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. Vacancies of the Board may be filled by a vote of the directors then in office though less than a quorum for the remainder of the full term.

  Directors of the Company are now elected by the holders of a plurality of the votes cast. The classification of directors will have the effect of making it more difficult to change the overall composition of the Board. At least two stockholders' meetings, instead of one, will be required for stockholders to effect a change in a majority of the Board. Although there has been no problem in the past with the continuity or stability of the Board, the Board believes that after the Public Offering Date the longer time required to elect a majority of a classified Board would help to assure the continuity and stability of the Company's affairs and policies in the future, since a majority of the directors at any given time would have prior experience as directors of the Company. As described in greater detail below, the Board has taken note of the fact that a classified Board may discourage

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

potential bidders from making unsolicited bids for the Company or from engaging in proxy contests, thereby depriving some stockholders of the opportunity to participate in and potentially benefit from these types of transactions. However, the Board has determined that these potential benefits are outweighed by the potential negative effects that these types of transactions may have on the Company and the stockholders as a whole.

  Purpose and Effects of the Amendments to Certificate of Incorporation. The purpose of the Stockholder Action Amendment and Classified Board Amendment is to discourage, after the Public Offering Date, certain types of transactions, described below, which involve an actual or threatened change of control of the Company. The Stockholder Action Amendment and Classified Board Amendment are not being proposed in response to any specific effort of which the Company is aware to obtain control of the Company. The proposed amendments are designed, after the Public Offering Date, to make it more difficult and time-consuming to change majority control of the Board and thus to reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company that does not contemplate the acquisition of all the Company's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company. While the Board recognizes that such takeovers might in some circumstances be beneficial to stockholders, the Board believes that, as a general rule, they are not in the best interests of the Company and its stockholders insofar as they do not permit the Board to negotiate with any potential acquiror from the strongest practical position.

  The 1980s provide many examples of accumulations of substantial stock positions in public companies by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or other similar extraordinary corporate action. Such actions were often undertaken by the third party without advance notice to or consultation with management of the company. In many cases, the purchaser sought representation on the company's board of directors in order to increase the likelihood that its proposal would be implemented by the company. If the company resisted the efforts of the purchaser to obtain representation on the company's board, the purchaser would commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser was not truly interested in taking over the company, but used the threat of a proxy fight and/or a bid to take over the company as a means of obtaining for itself a special benefit, such as a repurchase of its equity position at a premium over market price, not available to other stockholders. While the early 1990s witnessed a decline in these types of transactions, the techniques described above remain available and the Company could find itself subject to abusive tactics of this nature.

  The Board believes that the imminent threat of removal of incumbent directors and the Company's management in such situations would severely curtail their ability to negotiate effectively with such purchasers. The Board and management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. After the occurrence of the Public Offering Date, the Stockholder Action Amendment and Classified Board Amendment will help ensure that the Board, if confronted by a proposal from a third party which has acquired a significant block of Composite Stock and Business Group Stock, will have sufficient time to review the proposal and appropriate alternatives.

  Takeovers or changes in the Board or management of the Company which are proposed and effected without prior consultation and negotiation are not necessarily detrimental to the Company and its stockholders. Moreover, the proposed Stockholder Action Amendment and Classified Board Amendment, after the occurrence of the Public Offering Date, will make it more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board and could thus increase the likelihood that incumbent directors will retain their positions. In addition, since these amendments are designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective may be to have such stock repurchased by the Company at a premium, these amendments could tend to reduce temporary fluctuations in the market price of the Company's stock, after the Public Offering Date, that could result from accumulations of large blocks of stock. Accordingly, after the Public Offering Date, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. However, the Board believes that the benefits of seeking to protect its ability to exercise its discretion to negotiate with or to resist the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company after the Public Offering Date, and to seek out appropriate alternatives, if desirable, outweigh these disadvantages.

  Moreover, while it is impossible to predict with any degree of certainty what impact the Stockholder Action Amendment and Classified Board Amendment would have on the potential realizable value of a stockholder's investment, particularly in light of the myriad of factors that can and will impact value, the Board does not believe that these proposals ultimately will negatively impact stockholder value. It is conceivable that the Stockholder Action Amendment and Classified Board Amendment will discourage potential acquirors from launching certain types of unsolicited transactions aimed at taking control of the Company after the Public Offering Date, thereby denying stockholders the opportunity to sell their shares, potentially at a premium to the then current market prices, to these potential bidders. However, the Board has taken note of the fact that many large U.S. public corporations have adopted similar classified board structures, and that these have not deterred acquisitions of these corporations through negotiated transactions. In fact, as discussed above, the Board's purpose in recommending adoption of the Stockholder Action Amendment and Classified Board Amendment is to encourage those who, after the Public Offering Date, might seek control of the Company to negotiate a transaction with the Board, thereby giving the Board an opportunity to resist abusive takeover tactics that might permit a change of control that does not offer value to stockholders and to structure a transaction in which all stockholders are permitted to participate. In this way, the Board believes that the Stockholder Action Amendment and Classified Board Amendment may ultimately enhance the potential realizable value of a stockholder's investment.

  The Certificate of Incorporation does not currently permit cumulative voting in the election of directors and the By-Laws provide that a plurality of the votes cast in any election of directors shall elect directors. Accordingly, the holders of a majority of the Common Stock can now elect all of the directors then being elected at any annual or special meeting of the Company's stockholders; moreover, under Delaware law, such holders could remove any director with or without cause by vote or written consent. If the Stockholder Action Amendment and Classified Board Amendment are adopted at the Annual Meeting, removal of incumbent directors, even if favored by a majority of stockholders will be considerably more difficult after the Public Offering Date, if not impossible, because stockholders will not be able to act without a meeting and because under Delaware law classified directors may only be removed for cause.

  The Certificate of Incorporation and By-Laws contain at present no provisions intended by the Company to have or, to the knowledge of the Board, having an anti-takeover effect. The Board has no current intention of soliciting a stockholder vote on any other proposals which could have such an effect. The Company does have, and after the Effective Time will have, authorized 10,000,000 shares of Series Preferred Stock (as defined in "DESCRIPTION OF CAPITAL STOCK") which could be issued with voting power and other rights fixed by the Board without stockholder approval, except as required by applicable law. Although the Board presently has no intention of doing so, these shares could be issued (subject to applicable law) in certain amounts or to certain holders in a manner (e.g., by giving them disproportionate or class voting rights), which could have the effect of discouraging takeover attempts and making it more difficult (particularly if the Stockholder Action Amendment and Classified Board Amendment become effective) to obtain the vote required for approval of matters submitted to stockholders of the Company. After the Effective Time, the Company will also have authorized 5,000,000 shares of common stock, the terms of which (including voting power and other rights) are not fixed in the Restated Charter, which could be similarly issued. Moreover, the increase in voting power of Class B Composite Stock and Business Group Stock in the event of an underwritten public offering of Business Group Stock described in "DESCRIPTION OF CAPITAL STOCK--Capital Stock After the Effective Time" could also have the effect of discouraging takeover attempts and make it more difficult to obtain the vote required for approval of matters submitted to stockholders of the Company. The increased voting power of such Group Stock would have the effect of increasing the voting power of the Company's management and employees in relation to the holders of the publicly offered stock.

  The Stockholders' Agreement, however, does, and the Restated Stockholders' Agreement will, contain certain provisions having an anti-takeover effect, including the obligation to first offer shares to the Company prior to certain share transfers and the prohibition on any person acquiring more than 10% of any class of outstanding shares, unless the acquisition is approved by the Board. These provisions have the effect of preventing any person from acquiring a significant percentage of any class of the Company's common stock, unless approved in advance by the Board.

VOTE REQUIRED

  Proposal 3 will be voted upon as five separate proposals, each of which requires the affirmative vote of the holders of a majority of the outstanding Common Stock voting as a single class, and the Continuing Common Stock Amendment also requires the affirmative vote of the holders of the outstanding Class A Common Stock and Class B Common Stock, each voting as a single class. Each of Proposals 1, 2, 3 and 4 (relating to the Reclassification, the Merger, the Charter Amendments and the Stockholders' Agreement Amendment) is conditioned upon approval, or expected approval, of the others and will not be implemented if any such proposal is not approved, or expected to be approved, by stockholders. Accordingly, a vote against any such proposal will have the effect of a vote against all such proposals.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD BELIEVES ADOPTION OF THE CHARTER AMENDMENTS EMBODIED IN PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, ACCORDINGLY, UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 3.

                         CHANGES TO CERTAIN AGREEMENTS

THE STOCKHOLDERS' AGREEMENT

  The Board has unanimously approved, and recommends to the stockholders that they adopt, an amendment and restatement of the Stockholders' Agreement due to various changes contemplated under Share 100. The Stockholders' Agreement Amendment will (i) eliminate references to Outside Stockholders, (ii) provide that the classes of Composite Stock and Business Group Stock are subject to all of the terms and provisions of the Stockholders' Agreement and (iii) provide that a stockholder who sells or transfers any shares of common stock must sell or transfer a proportionate number of shares of each other class of common stock owned by such stockholder. For the complete text of the Stockholders' Agreement, as it would read after the Effective Time (the "Restated Stockholders' Agreement"), see Annex VI to this Proxy Statement. For further information regarding the Stockholders' Agreement Amendments presented in a questions and answers format, see "PROXY STATEMENT SUMMARY--Questions and Answers for Management Investors."

VOTING

  The Restated Stockholders' Agreement will become effective immediately following the Effective Time. Amendments to the Stockholders' Agreement, as stated in such agreement, require the affirmative vote of (i) at least 75% of the Common Stock held by Institutional and Individual Investors (taken as a whole), as such parties are identified on the books of the Company and (ii) by Management Investors who hold (in combination with their Permitted Transferees), as such parties are identified on the books of the Company, at least a majority of the Common Stock held by Management Investors and their Permitted Transferees. Accordingly, the votes by Management Investors on the enclosed Proxy Card will be binding on their Permitted Transferees, notwithstanding a different vote by such Permitted Transferees. No Institutional and Individual Investors will be stockholders of the Company on or after the Reclassification Effective Time. Since the vote on the Stockholders' Agreement Amendment will be taken after the Reclassification Effective Time, amendments to the Stockholders' Agreement require only the affirmative vote by Management Investors described above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD BELIEVES ADOPTION OF THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, ACCORDINGLY, UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THIS PROPOSAL.

THE REGISTRATION RIGHTS AGREEMENT

  Share 100 also contemplates the termination of the Registration Rights Agreement. The Registration Rights Agreement provides for certain registration rights on behalf of holders of Class A Common Stock who also are Outside Stockholders. Since such holders will no longer hold any of the Company's common stock after Share 100, the Registration Rights Agreement will have no effect. Accordingly, the Company has determined that the Registration Rights Agreement will be terminated as of the Reclassification Effective Time.

                            FINANCING OF SHARE 100

GENERAL

  The Company will increase its aggregate debt level by approximately $440 million to finance Share 100, including amounts required to redeem, convert or repurchase shares and to pay the fees and expenses incurred in connection with Share 100.

THE BANK FACILITY

  The Company has entered into a definitive Bank Facility (the "Bank Facility"), the terms and conditions of which are as set forth below:

  The Bank Facility is an unsecured revolving credit facility in the initial amount of $1.4 billion. The borrowers under the Bank Facility are ARAMARK Services, Inc. and ARAMARK Uniform Services Group, Inc., and the guarantors are the Company and certain wholly-owned domestic subsidiaries of the Company and the two borrowers.

  The outstanding commitments under the Bank Facility will reduce through scheduled amortizations to $1 billion at the end of the fourth year and will continue at that level to a final maturity at the end of the seventh year.

  Interest under the Bank Facility is based upon the London Interbank Offered Rate (LIBOR) plus a spread of .18% to .70% (estimated initially to be .30%), or the Certificate of Deposit Rate plus a spread of .28% to .80% (estimated initially to be .40%), or the Prime Rate at the option of the borrower. The spread is based on certain financial ratios and credit ratings. The borrowers will also pay an annual fee of .10% to .30% (estimated initially to be .15%) on the entire credit facility. J.P. Morgan and Chase Securities Inc., an affiliate of Chase, were co-arrangers of the recent refinancing of the Bank Facility.

  The Bank Facility contains restrictive covenants which provide, among other things, limitations on: (i) the creation of mortgages and security interests;
(ii) dispositions of material assets; and (iii) certain significant changes of control of the Company. Under the Bank Facility, the Company is required to maintain certain specified minimum ratios of cash flow to fixed charges and to total borrowings and certain minimum levels of net worth.

  The Bank Facility contains various event of default provisions, including default in payment of principal or interest, material misrepresentation in the Bank Facility, default in compliance with other terms of the Bank Facility or the related guarantees, bankruptcy, default on other indebtedness, failure to satisfy or stay certain judgments or orders entered against the Company or any of its subsidiaries, failure to pay when due certain amounts with respect to certain employee benefit plans, and other events with respect to such plans.

SOURCES AND USES OF FUNDS

  The estimated sources and uses of funds for the Financing, assuming that in Share 100 all Outside Stockholders receive the Class A Cash Consideration, approximately 75% of Former Managers by number of shares participate in the Class A Stock Exchange and the rest have their shares repurchased pursuant to the Stockholders' Agreement, the Magazine and Book Benefit Plan receives the Class A Cash Consideration, all other Benefit Plans receive 30% cash in the Reclassification and 70% Class A Composite Stock pursuant to the Class A Stock Exchange, all Magazine and Book Employees receive the Class B Cash Consideration, and all Continuing Holders receive the Group Stock Consideration, are as follows:

                                                                   (IN MILLIONS)
   Sources of Funds:
    Additional borrowings under Bank Facility.....................    $440.5
                                                                      ======
   Uses of Funds:
    Redemption of Class A Common Stock
     Outside Stockholders.........................................    $275.9
     Benefit Plans................................................     132.5
     Former Managers..............................................      19.4
    Redemption of Class B Common Stock
     Magazine and Book Employees..................................       6.1
    Costs and fees................................................       6.6
                                                                      ------
                                                                      $440.5
                                                                      ======

ESTIMATED COSTS AND FEES

  Estimated costs and fees in connection with Share 100 and the related transactions are as follows:

                                                                (IN THOUSANDS)
   Bank Transaction Fees.......................................     $2,000
   Financial Advisory, Appraisal, Valuation and Accounting
    Fees.......................................................      2,600
   Legal Fees..................................................      1,750
   Printing, Engraving and Mailing.............................        100
   Miscellaneous...............................................        150
                                                                    ------
     Total.....................................................     $6,600
                                                                    ======

                    HISTORICAL AND PRO FORMA CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of October 3, 1997 on a historical basis and on a pro forma basis after giving effect to Share 100, including the Reclassification and the Merger, the incurrence of additional indebtedness and the payment of fees and expenses. This table should be read in conjunction with the "PRO FORMA FINANCIAL INFORMATION" and the Consolidated Financial Statements and related notes thereto appearing in Annex VII hereto.

                                                   OCTOBER 3, 1997
                                         -------------------------------------
                                         HISTORICAL ADJUSTMENTS   PRO FORMA(a)
                                         ---------- -----------   ------------
                                                    (IN MILLIONS)
   Long-Term Borrowings (excluding cur-
    rent maturities):
     Senior............................   $1,083.0    $ 440.5 (c)   $1,523.5
     Subordinated......................      129.0                     129.0
     Obligations under capital leases..        1.9                       1.9
                                          --------    -------       --------
     Total Long-Term Borrowings........    1,213.9      440.5        1,654.4
                                          --------    -------       --------
   Common stock subject to potential
    repurchase(b)......................       23.3       (3.3)          20.0
                                          --------    -------       --------
   Shareholders' equity................      370.0     (433.0)(d)      (63.0)
                                          --------    -------       --------
     Total capitalization..............   $1,607.2    $   4.2       $1,611.4
                                          ========    =======       ========

NOTES TO HISTORICAL AND PRO FORMA CAPITALIZATION

(a) Share 100 has been accounted for as a redemption of shares not subject to purchase accounting. The pro forma capitalization does not reflect any adjustments to the carrying values of assets and liabilities of the Company based on their fair market value as of the effective date of Share 100.

(b) Under the Company's Stockholders' Agreement, in certain circumstances individual stockholders may cause the Company to repurchase up to 30% of their shares for cash, subject, under the current Bank Facility, to an aggregate limit on repurchases of capital stock of $23.3 million at October 3, 1997. On a pro forma basis the repurchase limitation would be $20 million at October 3, 1997.

(c) Reflects an increase in the Bank Facility borrowings to finance the Share 100 transactions.

(d) The pro forma reduction in Shareholders' equity reflects the redemption of certain Class A and Class B Common Stock as described under "THE PLAN OF RECAPITALIZATION," a charge of $2.4 million representing the after tax impact of the nonrecurring costs of Share 100 and the impact of the potential repurchase feature of common stock described in note (b).

                        PRO FORMA FINANCIAL INFORMATION

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 3, 1997 and unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended October 3, 1997 have been prepared to reflect Share 100, including the Reclassification and the Merger, the incurrence of additional indebtedness and the payment of fees and expenses. Share 100 has been accounted for as a redemption of stock not subject to purchase accounting. The pro forma information does not reflect any adjustments to the carrying values of assets and liabilities of the Company based on their fair market value as of the date of Share 100.

  The Pro Forma Condensed Consolidated Statement of Income was prepared as if Share 100 had occurred at the beginning of fiscal 1997. The Pro Forma Condensed Consolidated Balance Sheet was prepared as if Share 100 had occurred on October 3, 1997.

  No changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had Share 100 been consummated on the assumed effective dates for presenting pro forma results. The Pro Forma Condensed Consolidated Statement of Income does not reflect any non-recurring costs which may be incurred in connection with Share 100. The pro forma financial statements set forth below are not necessarily indicative of the consolidated results which would actually have occurred had such transactions been consummated as of the date and for the period presented or which may occur in the future.

  The pro forma financial information should be read in conjunction with the Consolidated Financial Statements and related notes thereto for the Company in Annex VII.

                      ARAMARK CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              OCTOBER 3, 1997
                                  (Unaudited)
                                 (In Thousands)

                                       HISTORICAL(a) ADJUSTMENTS    PRO FORMA
                                       ------------- -----------    ----------
                ASSETS
Current Assets:
  Cash and cash equivalents...........  $   27,352    $             $   27,352
  Receivables.........................     517,035                     517,035
  Inventories, at lower of cost or
   market.............................     366,515                     366,515
  Prepayments and other current as-
   sets...............................      67,314                      67,314
                                        ----------    ---------     ----------
    Total current assets..............     978,216                     978,216
                                        ----------    ---------     ----------
Property and Equipment, net...........     867,176                     867,176
Goodwill..............................     623,841                     623,841
Other Assets..........................     284,346        1,646 (c)    285,992
                                        ----------    ---------     ----------
                                        $2,753,579    $   1,646     $2,755,225
                                        ==========    =========     ==========
 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term
   borrowings.........................  $   18,517    $             $   18,517
  Accounts payable....................     459,847                     459,847
  Accrued expenses and other current
   liabilities........................     458,387       (2,512)(d)    455,875
                                        ----------    ---------     ----------
    Total current liabilities.........     936,751       (2,512)       934,239
                                        ----------    ---------     ----------
Long-Term Borrowings..................   1,213,944      440,500 (b)  1,654,444
Deferred Income Taxes & Other
 Noncurrent Liabilities...............     209,583                     209,583
Common Stock Subject to Potential Re-
 purchase Under Provisions of Stock-
 holders' Agreement...................      23,254       (3,254)(e)     20,000
Shareholders' Equity Excluding Common
 Stock Subject to Repurchase:
  Class A Common Stock, par value
   $.01...............................          20          (20)           --
  Class B Common Stock, par value
   $.01...............................         205         (205)           --
  Class A and B Composite Stock.......         --           165            165
  Education Group Stock...............         --             2              2
  Food and Support Group Stock........         --            30             30
  Uniform Group Stock.................         --            15             15
  Earnings retained for use in the
   business...........................     394,090     (436,329)       (42,239)
  Cumulative translation adjustment...      (1,014)                     (1,014)
  Impact of potential repurchase fea-
   ture of common stock...............     (23,254)       3,254 (e)    (20,000)
                                        ----------    ---------     ----------
    Total.............................     370,047     (433,088)       (63,041)
                                        ----------    ---------     ----------
                                        $2,753,579    $   1,646     $2,755,225
                                        ==========    =========     ==========

    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                     ARAMARK CORPORATION AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           FOR THE FISCAL YEAR ENDED OCTOBER 3, 1997
                           ---------------------------------------------------
                            HISTORICAL(a)     ADJUSTMENTS        PRO FORMA
                           ---------------   -------------      --------------
Revenues.................   $    6,310,417    $                 $    6,310,417
                            --------------    ------------      --------------
Costs and Expenses:
  Cost of services pro-
   vided.................        5,715,402                           5,715,402
  Depreciation and amor-
   tization..............          191,732                             191,732
  Selling and general
   corporate expenses....           83,079                              83,079
  Other expense (income),
   net...................          (11,655)                            (11,655)
                            --------------    ------------      --------------
                                 5,978,558                           5,978,558
                            --------------    ------------      --------------
  Operating income.......          331,859                             331,859
Interest Expense, net....          116,012          29,158 (f)         145,170
                            --------------    ------------      --------------
  Income before income
   taxes.................          215,847         (29,158)            186,689
Provision For Income Tax-
 es......................           69,739         (11,513)(d)          58,226
                            --------------    ------------      --------------
Income Before Extraordi-
 nary Items..............   $      146,108    $    (17,645)     $      128,463
                            ==============    ============      ==============
Earnings per share before
 Extraordinary Items(g)
  As reported............   $         3.28
  Pro forma:
    Composite Stock......                                       $         4.19
    Education Group
     Stock...............                                                 3.05
    Food and Support
     Group Stock.........                                                 1.93
    Uniform Group Stock..                                                 3.93

  The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  (a) Historical Condensed Consolidated Financial Statements of the Company and Subsidiaries

  (b) The following is a summary of the sources and uses of funds borrowed under the Bank Facility:

                                   (IN MILLIONS)
     Source of Funds:
       Additional borrowings un-
        der amended bank credit
        facility.................     $440.5
                                      ======
     Uses of Funds:
       Redemption of Class A Com-
        mon Stock:
         Outside Stockholders....     $275.9
         Benefit Plans...........      132.5
         Former Managers.........       19.4
       Redemption of Class B Com-
        mon Stock
         Magazine and Book Em-
          ployees................        6.1
       Costs and fees............        6.6
                                      ------
                                      $440.5
                                      ======

    The pro forma reduction in Shareholders' Equity reflects the redemption of certain Class A and Class B Common Stock, a charge of $2.4 million representing the after tax impact of the nonrecurring costs of Share 100 and the impact of the potential repurchase feature of common stock more thoroughly described in note (e).

    (c) Financing costs, net of the write-off of previously deferred financing costs, will be capitalized and amortized over the term of the Bank Facility.

    (d) Recognition of income tax benefits, at statutory rate, related to certain expenses which will be deductible for income tax purposes.

    (e) Under the Company's Stockholders' Agreement, in certain circumstances individual stockholders may cause the Company to repurchase up to 30% of their shares for cash, subject, under the current Bank Facility, to an aggregate limit on repurchases of capital stock of $23.3 million at October 3, 1997. On a pro forma basis the repurchase limitation would be $20 million at October 3, 1997.

    (f) Represents the additional interest expense related to the indebtedness incurred in connection with Share 100 plus the amortization of deferred financing costs. Interest on Bank Facility borrowings is based upon the average rates in effect during the respective periods.

    (g) Presents the pro forma earnings per share, reflecting the Share 100 transaction. The historical per share amounts reflect the as reported amounts related to the Class A and B Common Stock. The pro forma amounts reflect the per share amounts related to the Group Stocks issued in connection with Share 100. The 1997 pro forma earnings per share reflect the after-tax effects of other income (expense) which is $1.07, $0, ($1.32) and $0.14 per share for the Composite Stock, Education Group Stock, Food and Support Group Stock and Uniform Group Stock, respectively. See notes 2 and 11 to the Consolidated Financial Statements.

      The table below shows the pro forma earnings available for Composite
      Stock.

                                                                 FOR THE FISCAL
                                                                   YEAR ENDED
                                                                 OCTOBER 3, 1997
                                                                 ---------------
                                                                 (IN THOUSANDS)
       Pro Forma Income from Continuing Operations..............    $128,463
       Less earnings allocable to Group Stocks:
         Education Group Stock..................................         701
         Food and Support Group Stock...........................       7,645
         Uniform Group Stock....................................       7,336
                                                                    --------
                                                                      15,682
                                                                    --------
       Earnings Available for Composite Stock...................    $112,781
                                                                    ========

                         DESCRIPTION OF BUSINESS

  The Company is engaged in providing or managing services, including food and support services, uniform and career apparel, educational resources and magazine distribution. ARAMARK Services, Inc. was organized in 1959 in Delaware. The Company was formed in September 1984 by the management of ARAMARK Services, Inc. and acquired ARAMARK Services, Inc. in December 1984 through a merger.

  The Company provides most of its services in the United States. The Company also conducts operations, primarily the management of food services, in Belgium, Canada, the Czech Republic, Germany, Hungary, Japan, Korea, Mexico, Spain and the United Kingdom.

  The Company employs approximately 150,000 persons, both full and part time, including approximately 40,000 employees outside the United States. Approximately 22,000 employees in the United States are represented by various labor unions.

  The Company believes it recognizes benefit from its corporate name recognition. Nonetheless, consistent with its businesses, the Company does not have any material trademarks or patents, and its research and development expenditures are not material in amount. Although the Company pursues strategies to increase the number and scope of the services it provides to existing customers, no single customer of the Company accounts for more than 5% of its revenues. While the Company focuses its purchasing on selected suppliers and vendors to realize pricing, quality and service benefits, generally, all materials and services that the Company purchases are available from more than one supplier, and the loss of any supplier would not have a material impact on the Company's results of operations. The Company's businesses are subject to various governmental environmental regulations, and the Company has adopted policies designed to comply with such regulations. Such compliance has not had a material impact on the Company's capital expenditures, earnings or competitive position.

FOOD AND SUPPORT SERVICES GROUP

  The Company provides food, refreshment, specialized dietary and support services (including maintenance and housekeeping) to businesses, and to educational, governmental and medical institutions. Food, lodging and merchandise services are also provided at sports and entertainment facilities such as convention centers, stadiums, parks, arenas, race tracks and other recreational facilities.

  Food, refreshment, specialized dietary and support services are operated at customer locations generally under contracts of indefinite duration which may be subject to termination by either party. However, food and related services at sports and entertainment facilities generally are for fixed contract terms well in excess of one year. The Company's food and support services are performed under various financial arrangements including various management-fee bases as well as profit-and-loss bases.

  At most customer food service locations, the equipment and facilities used in providing these services are owned by the customer. Vending machines and related equipment, however, are generally owned by the Company. At most sports and entertainment facilities, the equipment is owned by the Company.

  There is a high level of competition in the food and support services business from local, regional, national and international companies as well as from businesses and institutions which operate their own services. This competition takes a number of different forms, including pricing, maintaining high food and service standards, and innovative approaches to marketing with a strong emphasis on securing and retaining customer accounts. The Company believes that it is a significant provider of food and support services in the United States, Belgium, Canada, Germany and Spain, but that its volume of such business is small in relation to the total market.

UNIFORM AND CAREER APPAREL GROUP

  The Company rents, sells, cleans, maintains and delivers personalized work apparel and other textile items for customers throughout the United States on a contract basis. Also provided are walk-off mats, cleaning cloths, disposable towels, and other environmental control items.

  The Company operates one of the largest direct marketers of personalized work clothing, uniforms and related accessories, primarily in the United States. The Company also operates one of the largest direct marketers of public safety equipment and public employee uniforms in the United States and is a leading provider of uniform apparel to the hospitality and healthcare markets.

  Service contracts for the rental and laundering of work apparel and other textile items are for well in excess of one year and typically for an initial term of three to five years. Generally, the direct marketing business is conducted under an invoice arrangement with customers.

  The uniform rental services business is highly competitive in the areas in which the Company operates, with numerous competitors in each major operating area. Although no one uniform rental services company is predominant in this industry, the Company believes that it is a significant competitor.

  Competition in the direct marketing of work clothing, career apparel, public safety equipment and related items is from numerous retailers and other direct marketers at local, regional and national levels. In this market, while the Company is a significant competitor, the Company's volume of sales is small in relation to the total market.

  The significant competitive factors in the uniform and career apparel business are the quality of services provided to customers and the prices charged for such services.

EDUCATIONAL RESOURCES GROUP

  The Company provides infant, toddler, preschool and school-age learning programs. The Company operates community-based child care centers, before and after school programs on the premises of elementary schools, private elementary schools and employer on-site child care centers.

  These services are provided to and are primarily paid for on a weekly or monthly basis directly by individual families under short-term agreements. The Company leases a significant number of its facilities under long-term arrangements.

  The Company believes it is a significant provider of educational and child care services in the United States.

  Competition in all phases of this business segment is from both national and local providers of educational services as well as from private and public institutions which provide for their own educational services. Significant competitive factors in the Company's educational services business are the quality of care, reputation, physical appearance of facilities, the types of programs offered to the users of these services and the prices charged for such services.

COMPOSITE GROUP

  The Composite Group comprises the residual interest in each of the Business Groups, and any other businesses or investments of the Company, including the magazine and book distribution business.

  The Company provides wholesale distribution of magazines, books and other printed matter. These materials are purchased from national distributors and publishers and are delivered to retail locations patronized by the general public.

  Distribution services are generally rendered under short-term agreements and for larger accounts under multi-year agreements, which ordinarily permit the return of unsold magazines and books with full credit being given to the retailer and with the Company in turn receiving full credit from its suppliers.

  Competition in the distribution of books and periodicals exists primarily from magazine and book subscriptions, direct distribution by publishers to retailers and from other wholesale distributors and alternative uses of retail shelf space. While the Company's volume of business in the distribution of books and periodicals is small in relation to the total market, the Company believes the volume of its wholesale periodical and book distribution makes it a significant wholesale distributor.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS

  Fiscal 1997 Compared to Fiscal 1996.

  Overview--Revenues for the fiscal year ended October 3, 1997 were $6.3 billion, an increase of 3% over fiscal 1996, with increases in the Food and Support Services and Uniform and Career Apparel segments partially offset by a decline in revenues in the Distributive segment and the Health and Educational Resources segment reflecting the sale of Spectrum (see note 2 to the consolidated financial statements, included in Annex VII). Excluding Spectrum, revenues increased 10% over the prior year. Operating income of $331.9 million increased 12% compared to the prior year. Total Company operating income includes other income of $11.7 million and $2.9 million in fiscal 1997 and 1996, respectively, as described in note 2 to the consolidated financial statements. Excluding other income and the operating results of Spectrum, operating income increased 16% over the prior year, due to strong performances in the Food and Support Services and Uniform and Career Apparel segments and Children's World, partially offset by increased operating losses in the Distributive segment. Excluding other income, the Company's operating income margin increased to 5.1% from 4.8%, due primarily to improved cost controls and leveraging of fixed costs.

  Interest expense was equal with the prior year, with the impact of lower rates being offset by increased debt levels to finance capital expenditures and working capital requirements. The effective income tax rate decreased to 32% in fiscal 1997 from 37% in fiscal 1996 due primarily to the favorable impact of a permanent difference in the book and tax basis of Spectrum, partially offset by unfavorable permanent book/tax differences related to certain intangible asset write-offs (see notes 2 and 6 to the consolidated financial statements). Fiscal 1996 net income also includes an extraordinary item for early extinguishment of debt of $2.8 million as described in note 3 to the consolidated financial statements.

  Segment Results--Food and Support Services segment revenues were 8% higher than the prior year due to new accounts (approximately 3%) and increased volume (approximately 6%), primarily in the United States food businesses, partially offset by the unfavorable impact of foreign currency translation (approximately 1%). Uniform and Career Apparel segment revenues increased 19% due to the impact of recent acquisitions (approximately 11%) and increased volume in both the uniform rental and direct marketing businesses. Health and Educational Resources segment revenues, excluding the Spectrum operations, increased 15% over the comparable prior year period due to enrollment growth, pricing and new locations at Children's World. Distributive segment revenues decreased 3% from the comparable prior year period due to a decrease in base business of approximately 6%, partially offset by the impact of recent acquisitions.

  Fiscal 1997 operating income for the Food and Support Services segment includes charges of approximately $30 million due primarily to recognize an impairment of goodwill in a European operation and to reduce certain other assets to net realizable value as discussed in notes 2 and 11 to the consolidated financial statements. Excluding the impact of these charges, operating income increased 20% over the prior year period as a result of the revenue increases noted above, plus effective cost controls at both United States and international operations. Uniform and Career Apparel segment operating income includes gains on the sale of assets of $9 million in 1997 and $37 million in 1996 and charges related primarily to asset realization of $6 million and $5 million in fiscal 1997 and 1996, respectively (see notes 2 and 11 to the consolidated financial statements). Excluding the impact of these items, fiscal 1997 operating income increased 11% from the prior year period due to the revenue increases noted above plus effective cost controls in the direct marketing businesses, partially offset by increased operating costs in the uniform rental business. Health and Educational Resources fiscal 1997 operating income includes the gain on sale of Spectrum of $72 million and fiscal 1996 operating income includes charges of $13 million as discussed in notes 2 and 11 to the consolidated financial statements. Excluding the impact of these items, as well as the operating results of Spectrum, segment operating income increased 23% over the prior year due to the revenue increases at Children's World noted above. The Distributive segment incurred a fiscal 1997 operating loss of $49.6 million, which includes charges of approximately $34 million related to asset realization (see notes 2 and 11 to the consolidated financial statements) versus an operating loss of $6.0 million in fiscal 1996. Results continue to be severely impacted by higher operating expenses due to costs of servicing customers and reduced volume and margins resulting from the increased competition and consolidation in the magazine wholesale distribution industry. Management is implementing a plan to improve the operating results of the distributive business which includes the divestiture of certain operations, selected acquisitions in certain geographic regions, and initiatives to increase volume and margins and reduce costs. The impact of these initiatives is uncertain at this time and the Company projects that fiscal 1998 operating income in the Distributive segment will continue to be significantly below historical levels prior to fiscal 1996. The decrease in fiscal 1997 General Corporate and Other Expenses is due to reserves established in fiscal 1996 for asset realization, legal, and other matters described in note 11 to the consolidated financial statements.

  Fiscal 1996 Compared to Fiscal 1995.

  Overview--Revenues for the fiscal year ended September 27, 1996 were $6.1 billion, a 9% increase over fiscal 1995, with increases being recorded by all business segments. Operating income of $295.2 million increased 7% compared to the prior year. Earnings increased substantially in both the Food and Support Services segment, including the positive impact in fiscal 1996 from the return of hockey and baseball, and the Uniform and Career Apparel segment. Earnings were equal to last year for the Health and Educational Resources segment and declined dramatically in the Distributive segment. Total Company operating income includes other income of $2.9 million described in note 2 to the consolidated financial statements, included in Annex VII. The Company's operating income margin decreased to 4.8% from 4.9%, primarily due to the decreased earnings of the Distributive segment. Excluding the Distributive segment, the fiscal 1996 margin was 5.3% and operating income increased 20% compared to the prior year period.

  Interest expense increased $6.6 million or 6% over the prior year due to increased debt levels to finance acquisitions, partially offset by the favorable impact of refinancing certain of the Company's subordinated debt and lower interest rates. The effective income tax rate decreased to 37% in fiscal 1996 from 40% in fiscal 1995 due to the favorable impact resulting from the June 1996 settlement of certain prior years' tax returns. Fiscal 1996 and 1995 net income reflect extraordinary items for early extinguishment of debt of $2.8 million and $6.7 million, respectively, as described in note 3 to the consolidated financial statements.

  Segment Results--Food and Support Services segment revenues were 8% higher than the prior year due to new accounts and increased volume at both U.S. and international food businesses, acquisitions and the return of hockey and baseball (see notes 2 and 11 to the consolidated financial statements). Uniform and Career Apparel segment revenues increased 17% as a result of year end 1995 acquisitions and increased volume in the uniform rental business, partially offset by decreased volume from direct marketing of work clothing and the divestiture described in note 2 to the consolidated financial statements. Health and Educational Resources segment revenues increased 5% as a result of enrollment growth and pricing at Children's World and new contracts at correctional institutions in the healthcare business. Revenue for the Distributive segment increased 7% due to acquisitions completed during fiscal 1995 and the impact of the change in customer mix in 1996.

  Operating income for the Food and Support Services segment increased 20% due to increased revenues, including those resulting from the return of hockey and baseball. Fiscal 1996 operating income for the Uniform and Career Apparel segment includes the $37 million gain on the sale of a division and charges of $5 million related to changes in estimates regarding asset realization and environmental matters described in note 11 to the consolidated financial statements; excluding the impact of these items, as well as the operating results of the 1996 divestiture, the increase in segment operating income was approximately 16% as compared to fiscal 1995. Health and Educational Resources segment operating income was equal to the prior year with revenue related increases being offset by higher operating costs and increased reserves for real estate values (see note 11 to the consolidated financial statements). The Distributive segment incurred an operating loss of $6.0 million in fiscal 1996 versus operating income of $26.8 million in fiscal 1995. Results were severely impacted by higher operating expenses due to costs of servicing new customers and reduced margins resulting from the increased competition and consolidation in the magazine wholesale distribution industry. These industry changes continued to have an adverse impact on operating income in the Distributive segment as discussed above. The increase in fiscal 1996 General Corporate and Other Expenses is due primarily to reserves established for asset realization, legal, and other matters described in note 11 to the consolidated financial statements.

FINANCIAL CONDITION AND LIQUIDITY

  Cash flows generated from operating activities were $230 million. Debt decreased by $116 million, primarily from the application of the Spectrum sale proceeds (see note 2 to the consolidated financial statements, included in Annex VII). The Company expects to continue to fund capital expenditures, acquisitions and other liquidity needs from cash provided by operating activities, normal disposals of property and equipment and borrowings available under its credit facilities. As of October 3, 1997, the Company had capital commitments of approximately $20 million related to several long-term concession contracts at stadiums and arenas.

  During fiscal 1997 the Company issued $125 million of 7.10% senior notes due December 2006. The proceeds from the note offering were used to repay borrowings under the $1 billion credit facility. At November 14, 1997, the Company had approximately $725 million of unused committed credit availability under its credit facilities.

  As discussed in note 2 to the consolidated financial statements, in January 1997 the Company sold an approximate 83% interest in its Spectrum subsidiary. The cash proceeds were used to repay borrowings under the $1 billion credit facility. The sale will not have a material impact on the Company's liquidity.

  During fiscal 1997 the Company repurchased $32 million of its Class A Common Stock and $55 million of its Class B Common Stock, with $22 million of subordinated installment notes issued as partial consideration. Additionally, the Company issued $14 million of Class B Common Stock to eligible employees, primarily through the exercise of installment stock purchase opportunities (see note 7 to the consolidated financial statements).

  The Company has announced a plan of recapitalization which involves the repurchase of all outstanding Class A Common Stock shares held by outside stockholders and approximately 30% of the shares owned by its employee benefit plans. The plan requires the approval of stockholders and is expected to be implemented during the second quarter of fiscal 1998. The Company recently increased its $1 billion credit facility and, upon consummation of the recapitalization, debt will increase by approximately $440 million. Management believes that credit availability under its credit facilities, as amended, along with cash flows from operations will continue to be sufficient to fund operating requirements.

  The Year 2000 issue exists because many computer systems and applications currently use two-digit date fields to designate a year. As a result, on or near the change of the century, date-sensitive systems will recognize the year 2000 as 1900, or not at all, which may cause systems to process financial and operational information incorrectly. The Company has assessed and continues to assess the impact of the Year 2000 issue, including cost estimates to complete required changes. Plans to address the Year 2000 issue have been developed and are being implemented. Currently, the Company does not expect that the costs to be incurred will be material to results of operations or financial condition.

                         SECURITY OWNERSHIP BEFORE AND
                                AFTER SHARE 100

  The following table presents certain information with respect to Common Stock of the Company (on a Class B Common Stock equivalent basis) beneficially owned by certain classes of persons, and as adjusted for Share 100 based on the assumptions set forth in the notes below.

                                                              AS ADJUSTED FOR
                              AT OCTOBER 3, 1997               SHARE 100(2)
                         ----------------------------- -----------------------------
                                      PERCENTAGE OF                 PERCENTAGE OF    CASH AND/OR INSTALLMENT
                                    ------------------            ------------------ NOTES ISSUED OR PAID IN
                         NUMBER OF  VOTING    TOTAL    NUMBER OF  VOTING    TOTAL           SHARE 100
                           SHARES   POWER  OUTSTANDING   SHARES   POWER  OUTSTANDING      (IN MILLIONS)
                         ---------- ------ ----------- ---------- ------ ----------- -----------------------
Management
 Stockholders(1)........ 22,901,240   92%       57%    22,042,782   97%       80%            $  25.5
Trustees for various
 ARAMARK employee
 benefit plans..........  9,224,240    4%       23%     5,412,400    3%       20%            $ 132.5
Outside Stockholders....  7,938,750    4%       20%           --     0%        0%            $ 275.9
                         ----------  ---       ---     ----------  ---       ---             -------
  Total................. 40,064,230  100%      100%    27,455,182  100%      100%            $ 433.9

--------

(1)  Includes directors, Former Managers and Permitted Transferees.

(2) Assumes (a) that Benefit Plans elect to receive 30% cash in the Reclassification and 70% Class A Composite Stock pursuant to the Class A Stock Exchange (other than the magazine and book benefit plan which is assumed to elect all cash); (b) that approximately 75% of Former Managers by number of shares participate in the Class A Stock Exchange and the rest have their shares repurchased pursuant to the Stockholders' Agreement; and (c) that all other Continuing Holders of Class B Common Stock will elect to receive the Group Stock Consideration (see "THE PLAN OF RECAPITALIZATION--General," "--The Reclassification" and "--Procedure for Holders of Shares").

                         DESCRIPTION OF CAPITAL STOCK

  The following description of capital stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Charter, a copy of which is attached to this Proxy Statement as Annex V and is incorporated herein by reference. Stockholders are urged to read carefully the complete text of the Restated Charter.

EXISTING CAPITAL STOCK

  General. The authorized capital of the Company consists of 185,000,000 shares, which includes 150,000,000 shares of Class B Common Stock; 25,000,000 shares of Class A Common Stock; and 10,000,000 shares of Series Preferred Stock, par value $1.00 per share ("Series Preferred Stock"). As of October 3, 1997, 20,450,100 shares of Class B Common Stock were issued and outstanding (not including 9,637,714 shares subject to options, installment stock purchase opportunities and deferred stock units granted and outstanding under the Stock Option Plans), and 1,961,413 shares of Class A Common Stock were issued and outstanding. No shares of Series Preferred Stock are issued and outstanding.

  Management Investors and their Permitted Transferees (approximately 1,400 persons at October 3, 1997) hold all of the shares of outstanding Class B Common Stock. There is no established public trading market for the Common Stock of the Company.

  The following is a summary of certain provisions of the Certificate of Incorporation and the By-Laws. The summary is qualified in its entirety by reference to such documents filed as exhibits to the Company's Form 10-Q for the first quarter of fiscal 1996 and the Company's Purchase Opportunity Registration Statement (No. 33-14365), respectively.

  The Class A Common Stock and the Class B Common Stock.

  Voting--Each share of Class A Common Stock and each share of Class B Common Stock entitles the holder thereof to one vote on all matters submitted to the stockholders. All actions submitted to a vote of stockholders are voted upon by holders of Class A Common Stock and Class B Common Stock voting together except that the holders of Class A Common Stock and Class B Common Stock vote separately as classes with respect to amendments to the Certificate of Incorporation that may alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely, and such other matters as may require class votes under the DGCL. There is no provision in the Certificate of Incorporation permitting cumulative voting.

  Dividends and Other Distributions (including Distributions upon Liquidation of the Company)--Dividends on the Class A Common Stock and the Class B Common Stock are paid when, as and if declared by the Board and permitted under the Company's loan agreements. In respect of rights to dividends and other distributions in cash, stock or property of the Company (including distributions upon liquidation of the Company, after provision for creditors of the Company and any shares of the Company's capital stock having a preference on liquidation, dissolution or winding up of the Company), each share of Class A Common Stock is entitled to ten times the dividends and other distributions payable on each share of Class B Common Stock when, as and if such dividends or distributions may be declared and/or paid; provided, however, that in the case of dividends or other distributions payable on the Class A Common Stock and the Class B Common Stock in capital stock of the Company other than preferred stock, including distributions pursuant to split-ups or divisions of the Class A Common Stock or the Class B Common Stock, only Class A Common Stock is distributed with respect to Class A Common Stock and only Class B Common Stock is distributed with respect to Class B Common Stock. In no event may either Class A Common Stock or Class B Common Stock be split, divided or combined unless the other is split, divided or combined equally; provided, further, that dividends can be paid on the Class A Common Stock without the Class B Common Stock.

  Convertibility--The Class A Common Stock is not convertible. Subject to the prior approval of the Board, the Class B Common Stock is convertible at all times, in whole or in part, and without cost to the stockholder, into Class A Common Stock on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. Only full-time employees and directors of the Company (and their Permitted Transferees while the transferor is a full-time employee or director) may hold Class B Common Stock. Upon any holder of Class B Common Stock ceasing to be a full-time employee or director of the Company, such holder's Class B Common Stock automatically converts into Class A Common Stock, on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. The Board may at any time order the conversion of all the Class B Common Stock into Class A Common Stock on a ten-for-one basis. No fractions of shares of Class A Common Stock would be issued on such conversion, but rather such amounts would be paid in cash based on the market value (or, if the Company is not publicly traded, the last appraised value) of the Class B Common Stock.

  Other--The Class A Common Stock and Class B Common Stock do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class or any other securities convertible into shares of stock of the Company.

CAPITAL STOCK AFTER THE EFFECTIVE TIME

  General. After Share 100, the authorized capital of the Company will consist of 210,000,000 shares, which includes 10,000,000 shares of Series Preferred Stock; and 200,000,000 shares of common stock consisting of: 25,000,000 shares of Class A Composite Stock; 40,000,000 shares of Class B Composite Stock; 20,000,000 shares of Education Group Stock; 40,000,000 shares of Food and Support Group Stock; 40,000,000 shares of Uniform Group Stock; 5,000,000 shares of Continuing Class A Common Stock and 25,000,000 shares of Continuing Class B Common Stock. The following summary of the terms of the Redeemable Transitory Participating Preferred Stock, Composite Stock and Business Group Stock is qualified in its entirety by reference to the appropriate provisions of the Restated Charter set forth in Annex V to this Proxy Statement, which is incorporated herein by reference.

  Redeemable Transitory Participating Preferred Stock. In order to facilitate the Reclassification, the Company will file a Certificate of Designations with respect to the Redeemable Transitory Participating Preferred Stock. It is anticipated that no shares of Redeemable Transitory Participating Preferred Stock will be issued upon reclassification until the Reclassification Effective Time and that none will be outstanding immediately after the Reclassification. Each share of Redeemable Transitory Participating Preferred Stock will be entitled to receive a dividend of ten times the dividend declared on a share of Class B Composite Stock. In the event of a liquidation, each share of Redeemable Transitory Participating Preferred Stock will be entitled to receive ten times what the holder of a share of Class B Composite Stock is entitled to receive. Each share of Redeemable Transitory Participating Preferred Stock will have one vote, voting together with the Class A Composite Stock. The Redeemable Transitory Participating Preferred Stock is immediately redeemable after the Reclassification Effective Time for cash or, if the holder makes an election, for Installment Notes, as is more fully discussed in "SHARE 100--Structure of Share 100."

  As indicated above, the Company will redeem the Redeemable Transitory Participating Preferred Stock immediately after the Reclassification Effective Time.

  Composite Stock and Business Group Stock.

  Dividends--Dividends on the Composite Stock and Business Group Stocks will be subject to substantially the same limitations as dividends on the current Common Stock, which are (i) limited to the Company's surplus, as defined in and computed in accordance with DGCL (S) 154 (essentially the excess of net assets over capital, as defined in the DGCL), or in case there is no such surplus, in certain circumstances, out of the Company's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year under the DGCL and (ii) subject to the prior payment of dividends on any outstanding shares of preferred stock. No distribution may be made to stockholders if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than its total liabilities plus, subject to certain exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those of the stockholders receiving the distribution.

  Dividends on the Composite Stock and the Business Group Stocks will be further limited to an amount not in excess of such Group's Available Dividend Amount. The holders of shares of Class A Composite Stock and Class B Composite Stock shall be entitled to receive the same dividends and other distributions, ratably with the holder of one share of Class A Composite Stock entitled to receive ten times what the holder of one share of Class B Composite Stock is entitled to receive; provided, however, that in the case of dividends or other distributions payable in Composite Stock, only shares of Class B Composite Stock shall be distributed with respect to Class B Composite Stock and only shares of Class A Composite Stock shall be distributed with respect to Class A Composite Stock, and any such distribution shall be made ratably, with the holder of one share of Class A Composite Stock entitled to receive the same number of shares of Class A Composite Stock as the number of shares of Class B Composite Stock the holder of one share of Class B Composite Stock shall be entitled to receive and provided, further, that the Board can declare dividends on Class A Composite Stock without the Class B Composite Stock.

  "Available Dividend Amount" with respect to any Business Group, on any date, shall mean the assets attributed to such Business Group which would be by law available for the payment of dividends if such Business Group were a separate corporation, as determined by the Board. "Available Dividend Amount" with respect to the Composite Group, on any date, shall mean the assets attributed to the Composite Group which would be by law available for the payment of dividends if each Business Group were a separate corporation and the Composite Group owned, with respect to each such Business Group, the Number of Shares Issuable with respect to the Inter-Group Interests, as determined by the Board.

  Except as otherwise provided in the Restated Charter attached as Annex V to this Proxy Statement, the Board may not declare and pay dividends or distributions of shares of the Composite Stock or Business Group Stocks (or convertible securities convertible into or exchangeable or exercisable for shares of the Composite Stock or Business Group Stocks) on shares of the Composite Stock, Business Group Stock or shares of the Series Preferred Stock, except as follows:

    (i) dividends or distributions of shares of Composite Stock (or convertible securities convertible into or exchangeable or exercisable for shares of Composite Stock) on shares of Composite Stock or shares of the Series Preferred Stock attributed to the Composite Group;

    (ii) dividends or distributions of shares of any class of Business Group Stock (or convertible securities convertible into or exchangeable or exercisable for shares of such shares of Business Group Stock) on shares of such class of Business Group Stock or shares of the Series Preferred Stock attributed to the respective Business Group; and

    (iii) dividends or distributions of shares of any class of Business Group Stock (or convertible securities convertible into or exchangeable or exercisable for shares of such class of Business Group Stock) on shares of Composite Stock or shares of the Series Preferred Stock attributed to the Composite Group, but only if the sum of (1) the number of shares of such class of Business Group Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any convertible securities to be so issued) and (2) the number of shares of such class of Business Group Stock which are issuable upon conversion, exchange or exercise of any convertible securities then outstanding that are attributed to the Composite Group is less than or equal to the applicable Number of Shares Issuable with Respect to the Inter-Group Interest.

  The DGCL limits the amount of distributions on capital stock to the amount of funds legally available therefor, which are determined on the basis of the entire Company, and not just the respective Groups. Consequently, the amount of legally available funds would reflect the amount of any net losses of any Group, any distributions on Composite Stock, Business Group Stock, or any other preferred stock and any repurchases of Composite Stock, Business Group Stock, or other preferred stock. Dividend payments on the Composite Stock and each of the Business Group Stocks could be precluded because of the unavailability of legally available funds under the DGCL, even though the Available Dividend Amount test with respect to the relevant Group was met.

  Subject to the prior payment of dividends on any outstanding shares of preferred stock and the foregoing limitations, the Board would be able, in its sole discretion, to declare and pay dividends exclusively on the Composite Stock, exclusively on any class of the Business Group Stocks or on all classes of common stock, in equal or unequal amounts, notwithstanding the relative Available Dividend Amounts, the amount of prior dividends declared on any class, the respective voting or liquidation rights of each class or any other factor.

  At the time of any dividend, redemption or other distribution on the outstanding shares of any class of Business Group Stocks (but excluding a dividend payable in shares of any class of Business Group Stock), the applicable Business Group's financial records will be charged with an amount equal to the product of (i) the Fair Value of such dividend, redemption payment or distribution paid or distributed in respect of the outstanding shares of the applicable class of Business Group Stock multiplied by (ii) a fraction, the numerator of which is the Inter-Group Interest Fraction on the record date for such dividend, redemption or distribution and the denominator of which is the Outstanding Business Group Fraction on the record date for such dividend, redemption or distribution.

  See Annex I for illustrations of the calculation of the Inter-Group Interest and the related effects of dividends on shares of Business Group Stock.

  Conversion and Redemption--Share 100 will permit the conversion and redemption of each class of Business Group Stock and conversion of the Class B Composite Stock upon the terms described below, but will not permit either mandatory or optional conversion or redemption of the Class A Composite Stock.

  (a) Conversion at Election of the Board.

    (i) The Board may at any time convert all outstanding shares of any class of Business Group Stock or of Class B Composite Stock into fully paid and nonassessable shares of Class A Composite Stock at the applicable Conversion Ratio; and no further shares of such converted class of common stock may be issued thereafter.

    (ii) The Board may at any time convert all outstanding shares of any class of Business Group Stock into fully paid and nonassessable shares of Class B Composite Stock at the applicable Conversion Ratio; and no further shares of such converted class of Business Group Stock may be issued thereafter.

    (iii) During the period after shares of any class of Business Group Stock are called for conversion as provided above, but before the applicable conversion date, the holders of such shares may, at their election and in lieu of such conversion, convert their shares into shares of a new class of Business Group Stock (for substantially the same Business Group as was the class of Business Group Stock being converted), if any, that the Board may designate for the stated purpose of having an underwritten public offering.

  (b) Conversion upon Transfer of Employment. If a full-time employee of the Company or any of its subsidiaries accepts a transfer in employment from one Group to another, then the Board may declare that all or any part of the outstanding shares of any class of Business Group Stock held by such individual or a Permitted Transferee of such individual shall be converted, as of the effective date of such transfer or such later date not more than 90 days thereafter, into fully paid and nonassessable shares of such other class or classes of Common Stock as the Board shall determine, at the applicable Conversion Ratios.

  (c) Redemption in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to any of the Business Groups (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Company (each, a "Business Group Subsidiary"), the Board may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of the applicable Business Group Stock for a number of shares of common stock of the applicable Business Group Subsidiary equal to the product of the applicable Outstanding

Business Group Fraction multiplied by the number of shares of the applicable Business Group Subsidiary to be outstanding immediately following such redemption, on a pro rata basis. The Company will retain or distribute the balance of the outstanding shares of the common stock of the applicable Business Group Subsidiary in respect of the Inter-Group Interest of the Composite Group in the applicable Business Group, if any.

  The foregoing provisions allow the Company the flexibility to recapitalize Class B Composite Stock or any class of the Business Group Stock into Class A Composite Stock or Class B Composite Stock that would, after such recapitalization, represent an equity interest in all of the Company's businesses. The optional exchange could be exercised at any future time if the Board determined that, under the facts and circumstances then existing, an equity structure consisting of five classes of Common Stock was no longer in the best interests of all of the Company's stockholders. Such exchange may be exercised, however, at a time that is disadvantageous to the holders of one of the classes of Common Stock. See "RISK FACTORS--Fiduciary Duties of the Board of Directors Are to All Stockholders regardless of Class or Series" and "-- Potential Diverging Interests."

  The "Conversion Ratio" shall be, (i) in the case of conversion of Class B Composite Stock into Class A Composite Stock, one-tenth of a share of Class A Composite Stock for each outstanding share of Class B Composite Stock being converted; and (ii) in the case of conversion of any class of Business Group Stock into Class A Composite Stock or Class B Composite Stock, the number of shares of the Class A Composite Stock or Class B Composite Stock equal to the Appraisal Price of the class of Business Group Stock divided by the Appraisal Price of the Class A Composite Stock or Class B Composite Stock, as determined by the Board, for each outstanding share of such Business Group Stock being converted.

  Voting Rights--Each share of Composite Stock and Business Group Stock is entitled to one vote on all matters submitted for a vote of the Company's stockholders, provided that the Class A Composite Stock is by its terms not entitled to vote on the Merger. Upon the occurrence of an underwritten public offering by the Company of any class of Business Group Stock, each share of Class B Composite Stock and Business Group Stock shall be thereafter entitled to 10 votes on all matters submitted to a vote of the Company's stockholders; provided that the class of Business Group Stock that is offered in the underwritten public offering shall thereafter continue to be entitled to one vote per share on all matters submitted to a vote of the Company's stockholders; provided, further, that any class of Business Group Stock having ten votes per share that is offered in a subsequent underwritten public offering shall, after the consummation of such underwritten public offering, be entitled to one vote per share on all matters submitted to a vote of the Company's stockholders.

  Following implementation of Share 100, the holders of Composite Stock and Business Group Stocks would vote together as a single voting group, except as required by Delaware law with respect to certain amendments to the Restated Charter specifically affecting a class of common stock, in which case a separate vote by the holders of the particular class affected would also be required. Accordingly, if a separate vote on a matter by the holders of either the Composite Stock or any class of the Business Group Stock is not required under the DGCL and if the Board does not require a separate vote, the class that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter even if the matter involved a divergence or the appearance of a divergence of the interests between the holders of the Composite Stock and any class of the Business Group Stock. Conversely, if a separate vote of the holders of either Composite Stock or any class of the Business Group Stock is required to approve and amendment of the type described above, such holders could prevent approval of the amendment notwithstanding that the holders of a majority of the outstanding stock entitled to vote with respect to both the Composite Stock and Business Group Stocks had voted in favor of it. Under the DGCL, where a class vote is not required, the approval of most matters (other than the election of directors who are elected by a plurality of the votes cast) requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon. See "RISK FACTORS--Limited Separate Stockholder Voting Rights; Effects on Voting Power."

  The Board will reserve the right to condition the submission of a particular matter on receipt of a separate vote of the holders of outstanding shares of Composite Stock or any class of the Business Group Stock. The Board has no present intention of imposing such a separate vote requirement on any matter which it can now foresee. However, should the Board, in the exercise of its fiduciary duties and its good faith judgment of the best interests of the Company, conclude that such a separate vote is necessary or desirable, it has reserved the right to so require.

  Liquidation--Under Share 100, in the event of a liquidation, dissolution or termination of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and full preferential amounts (including any accumulated and unpaid dividends) to which holders of any class of preferred stock are entitled (regardless of the Group to which such shares of preferred stock were attributed), the holders of Composite Stock and each class of Business Group Stock will be entitled to receive the net assets, if any, of the Company remaining for distribution to holders of Common Stock, ratably, with the holder of one share of Class A Composite Stock entitled to receive ten times what the holder of one share of Class B Composite Stock and each Business Group Stock is entitled to receive, subject to adjustment if shares of any classes are subdivided, combined or distributed as a dividend.

  No holders of Composite Stock will have any special right to receive specific assets attributable to the Composite Group and no holder of any Business Group Stock will have any special right to receive specific assets attributable to a Business Group in the case of a liquidation, dissolution or termination of the Company.

  Neither a merger nor consolidation of the Company into or with any other corporation, nor a merger or consolidation of any other corporation into or with the Company, nor any sale, lease, exchange or other disposition of all or any part of the assets of the Company, nor a reorganization of the Company will, alone, be deemed to be a liquidation of the Company, or cause the dissolution of the Company, for purposes of the liquidation provisions set forth above.

  Other--The Composite Stock and Business Group Stocks do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class or any other securities convertible into shares of stock of the Company.

DETERMINATIONS BY THE BOARD OF DIRECTORS

  Determinations Authorized. The Board shall make such determinations with respect to the assets and liabilities to be attributed to the Groups and the application of the provisions of Part 4A of the Restated Charter to transactions to be engaged in by the Company, including, without limiting the foregoing, the following determinations:

    (i) Upon any acquisition by the Company or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of any Group, the Board shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of one or more Groups and, accordingly, shall be attributed to such Group or Groups, as the case may be.

    (ii) Upon any issuance of any shares of any Business Group Stock at a time when the Number of Shares Issuable with Respect to the Inter-Group Interest with respect thereto is greater than zero, the Board shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of such Business Group Stock so issued shall reduce the applicable Number of Shares Issuable with Respect to the Inter-Group Interest, and the Number of Shares Issuable with Respect to the Inter-Group Interest shall be adjusted accordingly.

    (iii) Upon any issuance by the Company or any subsidiary thereof of any convertible securities that are convertible into or exchangeable or exercisable for shares of any Business Group Stock, if at the time such convertible securities are issued the Number of Shares Issuable with Respect to the Inter-Group Interest with respect thereto is greater than zero, the Board shall determine, based on the use of the proceeds of such issuance of convertible securities in the business of the Composite Group or such Business Group and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of such Business Group Stock pursuant thereto shall, in whole or in part, reduce the applicable Number of Shares Issuable with Respect to the Inter-Group Interest.

    (iv) Upon any issuance of any shares of preferred stock of any series, the Board shall attribute, based on the use of proceeds of such issuance of shares of preferred stock in the business of any Group or Groups and any other relevant factors, the shares so issued to such Group or Groups in such proportion as the Board shall determine.

    (v) Upon any redemption or repurchase by the Company or any subsidiary thereof of shares of preferred stock or of other securities or debt obligations of the Company, the Board shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations and any other relevant factors, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to which Group or Groups and, accordingly, how many of the shares of preferred stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to each Group.

  Delegation. The Board may delegate any and all authority under Part 4A of the Restated Charter to any committee thereof and, to the fullest extent permitted by law, to any authorized officer or agent.

  Record of Determinations. The Secretary of the Company shall maintain a record of determinations made by the Board pursuant to Part 4A of the Restated Charter, which shall be made available for inspection by any stockholder upon request.

  Board Determinations Binding. Subject to applicable law, any determinations made by the Board under any provision of Part 4A of the Restated Charter or otherwise in furtherance of the application of Part 4A of the Restated Charter shall be final and binding on all stockholders.

  If Share 100 is approved by the stockholders and implemented by the Board, any determinations made in good faith by the Board under any provision described under "DESCRIPTION OF CAPITAL STOCK," and any determinations with respect to any Group or the rights of holders of shares of any class of Common Stock, would be final and binding on all stockholders of the Company, subject to the rights of stockholders under applicable Delaware law and under the federal securities laws.

INTER-GROUP INTEREST OF COMPOSITE GROUP IN BUSINESS GROUPS

  After allocation of the debt to be incurred to finance Share 100, the aggregate appraisal value of 100% of the equity value of the Educational Resources Group, Food and Support Services Group and Uniform and Career Apparel Group will be approximately $129 million, $645 million and $441 million, respectively. Such numbers were determined based on a review of the history and nature of the Company; a review of financial data bearing upon recent and prospective operations, including the Company's SEC form 10-K and 10-Q filings, other recent SEC filings, and internal financial and operating segment data, as well as long-term financial forecasts of the Company; a review and analysis of the Groups and their prospects; capital market information deemed relevant to the assessment of the investment risk return attributes of each class of Group Stock; and the Appraisal Price of each class of Group Stock. Based on the determined appraisal value of 100% of the equity value of each of the Business Groups and the Appraisal Price of $34.75 per share for each of the Group Stocks (before any deduction for limited marketability), the number of shares representing 100% of the equity value of Education Group Stock, Food and Support Group Stock and Uniform Group Stock will be approximately 3.7 million, 18.5 million and 12.7 million, respectively. To the extent not all of such shares of Business Group Stock are issued upon implementation of Share 100, then the number of such unissued shares represent the initial balance of the Inter-Group Interest in such Business Groups that is attributable to the Composite Group.

  The "Outstanding Business Group Fraction" means the percentage interest in a Business Group represented at any time by the outstanding shares of such class of Business Group Stock, and the "Inter-Group Interest Fraction" means the remaining percentage interest in a Business Group that is attributed to the Composite Group. The sum of the Inter-Group Interest Fraction and the Outstanding Business Group Fraction will always equal 100%. The "Number of Shares Issuable with Respect to the Inter-Group Interest" means the number of shares of such class of Business Group Stock that could be sold or otherwise issued by the Company for the account of the Composite Group in respect of the Inter-Group Interest. The Inter-Group Interest would not be represented by actual shares of such class of Business Group Stock and could not be voted by the Composite Group.

  On a pro forma basis assuming Share 100 had occurred at October 3, 1997, and further assuming that in Share 100 all Outside Stockholders receive the Class A Cash Consideration, approximately 75% of Former Managers by number of shares participate in the Class A Stock Exchange and the rest have their shares repurchased pursuant to the Stockholders' Agreement, the Magazine and Book Benefit Plan receives the Class A Cash Consideration, all other Benefit Plans receive 30% Class A Cash Consideration in the Reclassification and 70% Class A Composite Stock pursuant to the Class A Stock Exchange, all Magazine and Book Employees receive the Class B Cash Consideration, and all Continuing Holders receive the Group Stock Consideration, then the Outstanding Business Group Fraction for each of the Business Groups would be as follows:

                                                                   OUTSTANDING
                                                                  BUSINESS GROUP
      BUSINESS GROUP                                                 FRACTION
      --------------                                              --------------
      Educational Resources......................................        6%
      Food and Support Services..................................       21%
      Uniform and Career Apparel.................................       15%

  The number of shares of a class of Business Group Stock representing 100% of the equity value of such Business Group would increase as a result of an offering of such Business Group Stock to the extent of the shares issued for the account of the Business Group. For example, if 20% of the equity value of a Business Group were issued in a Business Group stock offering, the number of shares representing such percentage and issued to the public would cause the number of shares representing 100% of the equity value of the Business Group to increase by such number.

  At the time of any additional sale of any class of the Business Group Stock, the Board would, in its sole discretion, determine the allocation of the net proceeds of such sale between the Composite Group and such Business Group. The Board could allocate 100% of the net proceeds of a sale of such class of Business Group Stock to the Composite Group or to such Business Group, in which event the net proceeds would be reflected entirely in the financial records of the Group to which such proceeds would be allocated. If the net proceeds of any sale of such class of Business Group Stock were allocated to the Composite Group in respect of its Inter-Group Interest, the Number of Shares Issuable with respect to the Inter-Group Interest would be reduced, the Inter-Group Interest Fraction would accordingly also be reduced and the Outstanding Interest Fraction would be proportionately increased. If the net proceeds of any sale of such class of Business Group Stock were allocated to such Business Group, the Number of Shares Issuable with respect to the Inter-Group Interest would not be reduced, but the Inter-Group Interest Fraction would nonetheless be reduced, and the Outstanding Interest Fraction would increase accordingly.

  The Board reserves the right to issue shares of any class of the Business Group Stock as a distribution on the Composite Stock, although it has no current intention to do so. Such a distribution would be treated as a distribution of shares issuable with respect to the Inter-Group Interest and, as a result, the Number of Shares Issuable with respect to the Inter-Group Interest would decrease by the number of shares distributed to the holders of Composite Stock, resulting in a reduction in the Inter-Group Interest Fraction and a proportionate increase in the Outstanding Business Group Fraction.

  Cash or other property allocated to the Composite Group that is contributed as additional equity to any of the Business Groups would increase the Number of Shares Issuable with respect to the Inter-Group Interest (based on the then current appraisal value of shares of the applicable Business Group Stock), and, accordingly, would increase the Inter-Group Interest Fraction and decrease the Outstanding Business Group Fraction. Cash or other property allocated to the applicable Business Group that is transferred to the Composite Group would, if so determined by the Board, decrease the Number of Shares Issuable with respect to the Inter-Group Interest (based on the then current appraisal value of shares of such class of Business Group Stock) and, accordingly, would decrease the Inter-Group Interest Fraction and increase the Outstanding Business Group Fraction. The Board could determine, in its sole discretion, to make such contribution or transfer after consideration of a number of factors, including, among others, the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

  None of the Business Groups can acquire an Inter-Group Interest in another Business Group or the Composite Group.

  For further discussion and illustrations of the calculation of the Inter-Group Interest Fraction, the Outstanding Business Group Fraction and the Number of Shares Issuable with respect to the Inter-Group Interest and the effects thereon of dividends on, and issuances and repurchase of, shares of each class of Business Group Stock, and transfers of cash or other property between Groups, see Annex I hereto.

                       DESCRIPTION OF INSTALLMENT NOTES

  The information contained in this Proxy Statement with respect to the Installment Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Installment Notes, a copy of which is attached hereto as Annex IV and incorporated herein by reference. For information regarding certain federal income tax consequences relating to the receipt of Installment Notes in Share 100, see "SHARE 100--Certain U.S. Federal Income Tax Considerations."

GENERAL

  The Installment Notes will each be issued as individual promissory notes without the benefit of an indenture or trustee. The Installment Notes will be non-negotiable.

  The Installment Notes will represent unsecured general obligations of ARAMARK Services, Inc., a wholly owned subsidiary of the Company, and will be guaranteed by the Company. The Installment Notes will rank pari passu with the Company's primary Bank Facility as in effect at the Effective Time and will rank senior to all subordinated indebtedness of the Company outstanding as of the Effective Time.

  Each share of Redeemable Transitory Participating Preferred Stock may be redeemed for a portion of an Installment Note constituting $347.50 in principal. The Installment Notes will be issued only in principal amounts of $10,000 or integral multiples thereof. In order to receive, among other things, at least one $10,000 principal amount Installment Note in Share 100, a holder generally must own at least 29 shares of Redeemable Transitory Participating Preferred Stock (29 shares of Class A Common Stock immediately prior to the Reclassification Effective Time).

  No representation is made that Installment Notes are the economic equivalent of the cash in lieu of which such Installment Notes are elected. Any holder of Class A Common Stock who elects to receive Installment Notes must fulfill a Suitability Requirement, as defined in "THE PLAN OF RECAPITALIZATION-- Procedure for Holders of Shares--Certain Suitability Requirements." The Installment Notes may not be acceptable as collateral by banks, other lending institutions or broker-dealers and may not be an appropriate investment for certain stockholders of the Company. Stockholders who do not desire the tax deferral designed to be provided by the Installment Notes should not make an Election to receive the Installment Notes.

MATURITY AND INTEREST

  The Installment Notes will mature on August 1, 2007, and will bear interest at the rate of 7.25% per annum, accruing from the Effective Time. Interest on the Installment Notes will be payable in arrears semi-annually on December 15 and June 15 of each year, commencing June 15, 1998. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Installment Notes will be payable both as to principal and interest at the principal executive offices of the Company or, at the option of the Company, payment may be made by check mailed to the address of the holder set forth in the Installment Note.

CONVERSION

  The Installment Notes will be convertible at par, in whole, at any time after February 11, 1999 at the option of the holder, into the Company's publicly traded 7.10% Guaranteed Notes due 2006 (Guaranteed Notes) (subject to the Company's right to redeem such Installment Note upon such conversion). An exchange of an Installment Note for a Guaranteed Note will be a taxable exchange and any gain that was deferred previously will be recognized at that time. See "SHARE 100--Certain U.S. Federal Income Tax Considerations."

OPTIONAL REDEMPTION

  Each Installment Note, in whole but not in part, will be subject to redemption upon not less than 30 days' notice by mail, at any time after June 14, 2004, or if earlier, in lieu of conversion by the holder at the time the holder exercises his conversion privilege, at the election of the Company, at a redemption price equal to 100% of its principal amount, together with accrued and unpaid interest to the date fixed for redemption.

ASSIGNABILITY OF INSTALLMENT NOTES

  No assignment or transfer of the Installment Notes will be permitted except to the estate of the holder upon his death. The restrictions on assignment or transfer contained in the Installment Notes are intended to comply with certain provisions of federal regulations related to the availability of the installment method for reporting gain for federal income tax purposes by stockholders who receive Installment Notes. See "SHARE 100--Certain U.S. Federal Income Tax Considerations."

GUARANTEE

  The Company will guarantee the payment of both principal and interest of the Installment Notes.

COVENANT

  The Company will furnish to each holder, within 120 days after the end of each fiscal year, a copy of the audited annual report for such fiscal year of the Company containing balance sheets of the Company as of the end of such fiscal year and statements of income and retained earnings of the Company for such fiscal year.

                             ELECTION OF DIRECTORS

  Twelve directors will be elected by a plurality of the votes cast at the Annual Meeting. The persons listed below are proposed to be elected to serve until the next annual meeting of stockholders and the election and qualification of their respective successors:

                     Joseph Neubauer      Lee F. Driscoll, Jr.
                     James E. Ksansnak    Mitchell S. Fromstein
                     Patricia C. Barron   Edward G. Jordan
                     Robert J. Callander  Thomas H. Kean
                     Alan K. Campbell     Reynold C. MacDonald
                     Ronald R. Davenport  James E. Preston

  If, due to circumstances not now foreseen, any of the nominees becomes unavailable for election, the proxy agents named in the proxy cards will have the right to vote for a substitute in each case, or the Board will take appropriate action to reduce the number of directors.

DIRECTORS

   NAME (AGE AS OF NOVEMBER 1, 1997)          OFFICE HELD (COMMITTEE)      SINCE
   ---------------------------------       ------------------------------  -----
   Joseph Neubauer (56)................... Chairman and Director (1)(2)(3) 1979
   James E. Ksansnak (57)................. Vice Chairman and Director      1997
   Patricia C. Barron (54)................ Director                        1997
   Robert J. Callander (66)............... Director (2)(3)(4)(5)           1986
   Alan K. Campbell (74).................. Director (4)                    1980
   Ronald R. Davenport (61)............... Director (1)(4)(5)              1980
   Lee F. Driscoll, Jr. (71).............. Director (1)                    1973
   Mitchell S. Fromstein (69)............. Director (3)(4)                 1990
   Edward G. Jordan (67).................. Director (1)(2)(3)              1980
   Thomas H. Kean (62).................... Director (3)(4)                 1994
   Reynold C. MacDonald (79).............. Director (1)(2)(3)              1977
   James E. Preston (64).................. Director (3)(4)                 1993

--------
The numbers following the offices held by the directors indicate membership in the following Board committees during fiscal 1997:

    (1)Audit and Corporate Practices
    (2)Executive
    (3)Finance
    (4)Human Resources, Compensation and Public Affairs
    (5)Stock

DIRECTORS MEETINGS AND COMMITTEES

  The Board held nine meetings during fiscal 1997. The Board has certain standing committees which are described below. During fiscal 1997, each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he or she served, except Mr. Fromstein who attended 13 out of 18 such meetings.

  The Audit and Corporate Practices Committee reviews the periodic financial reports and the accounting principles used by the Company and the adequacy of the Company's system of internal controls. It also reviews with the independent public accountant and the internal audit department the scope of their audits, their audit reports and any recommendation made by them to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures. It recommends the action to be taken with respect to the appointment, and approves the compensation, of the Company's independent public accountants and monitors compliance with the Company's business conduct policy. It held four meetings during fiscal 1997.

  The Executive Committee, when acting by unanimous vote of all members, has the full power of the Board when the Board is not in session, with specific limitations relating to certain corporate governance or other corporate matters. It did not hold any meetings during fiscal 1997.

  The Finance Committee reviews the overall financial and business plans of the Company, including capital expenditures, acquisitions and divestitures, securities issuances and incurrences of debt and the performance of the Company's retirement benefit plans. It recommends to the Board specific transactions involving the foregoing, and it has been empowered by the Board to approve certain financial commitments and acquisitions and divestitures by the Company up to specified levels. It held four meetings during fiscal 1997.

  The Human Resources, Compensation and Public Affairs Committee consists entirely of outside directors. The committee determines the base salary of the Chairman and President (subject to review and approval by the Board) and approves the salaries and bonuses paid to officers and other employees who are line of business presidents or whose current or proposed base salary exceeds $200,000 per annum. It reviews appointments to senior management positions and the nature and scope of the Company's employee benefits plans. It also reviews and recommends the compensation of outside directors and reviews the Company's contribution policy and practices for its retirement benefit plans. The committee is also authorized to exercise the Company's rights and powers under the Stockholders' Agreement, including approval of grants of stock purchase opportunities under the ARAMARK Ownership Program as well as the annual approval of an internal market policy providing for the repurchase of shares from management investors. It held five meetings during fiscal 1997.

  The Stock Committee consists of two outside directors. The committee has concurrent authority, with the Human Resources, Compensation and Public Affairs Committee, to approve specific transactions involving Company stock between officers and directors and the Company. It did not hold any meetings during fiscal 1997.

BUSINESS EXPERIENCE

  The principal occupations the past five years of the Company's directors and other directorships currently held by directors are as follows:

  Mr. Neubauer has been chief executive officer of the Company since February 1983 and the chairman since April 1984; he was President of the Company from February 1983 to May 1997. He is a director of Bell Atlantic Corporation, Federated Department Stores, Inc. and First Union Corporation.

  Mr. Ksansnak has been vice chairman of the Company since May 1997. From February 1991 to May 1997 he was executive vice president of the Company; from May 1986 to February 1991 he was senior vice president of the Company; and from May 1986 to May 1997 he was chief financial officer of the Company. He is a director of Advanta Corp. and CSS Industries, Inc.

  Ms. Barron has been vice president, Business Operations Support of Xerox Corporation since April 1997. From 1995 to 1997 she was president, Engineering Systems of Xerox Corporation and from 1992 to 1994 was president, Office Document Products of Xerox Corporation. She is a director of Quaker Chemical Corporation, Reynolds Metals Company, and Frontier Corporation.

  Mr. Callander is executive-in-residence at the Business School of Columbia University. He was president of Chemical Bank and Chemical Banking Corporation from August 1990 to June 1992. He is a director of Barnes Group, Inc. Beneficial Corporation, Latin American Dollar Income Fund, Omnicom Group Inc., Scudder New Asia Fund, Scudder World Income Opportunities Fund and The Korea Fund Inc.

  Dr. Campbell was vice chairman of the Company from April 1984 to February 1991 and was executive vice president from December 1980 until his retirement in September 1990.

  Mr. Davenport has been the chairman of Sheridan Broadcasting Corporation since 1972.

  Mr. Driscoll was a partner in the Philadelphia law firm of Ballard, Spahr, Andrews & Ingersoll from January 1984 until December 1990.

  Mr. Fromstein has been chairman, president and chief executive officer of Manpower Inc. since March 1976. He is a director of Manpower Inc.

  Mr. Jordan was the chairman and chief executive officer of Consolidated Rail Corporation from 1975 to 1981 and served as the president of The American College from 1982 until 1987. He is a director of Acme Metals Incorporated.

  Former Governor Kean was the Governor of the State of New Jersey from 1982 until 1990. He has been the president of Drew University since 1990. He is a director of Amerada Hess Corporation, Bell Atlantic Corporation, Beneficial Corporation, Fiduciary Trust Company International and United Health Care Corporation.

  Mr. MacDonald served as a consultant to Acme Metals Incorporated from May 1992 to May 1997. He was chairman of Acme Metals Incorporated from June 1986 until May 1992. He is a director of Acme Metals Incorporated and Kaiser Ventures Inc.

  Mr. Preston has been the chairman, president, chief executive officer and a director of Avon Products, Inc. since 1989. He is a director of Reader's Digest Association and Woolworth Corporation.

EXECUTIVE COMPENSATION

  The table below sets forth information with respect to the compensation of the named executive officers for services in all capacities to the Company and its subsidiaries in the years indicated.

                              ANNUAL COMPENSATION

                                                           STOCK OPTIONS  ALL OTHER
NAME AND PRINCIPAL POSITION  FISCAL YEAR  SALARY   BONUS     GRANTED(#)    COMP.(1)
---------------------------  ----------- -------- -------- -------------- ----------
Joseph Neubauer..........       1997     $900,000 $800,000          0      $ 6,000
 Chairman and                   1996     $850,000 $700,000          0      $14,500
 Chief Executive Officer        1995     $820,000 $650,000    500,000      $15,000
James E. Ksansnak........       1997     $368,000 $325,000          0      $ 6,000
 Vice Chairman                  1996     $354,000 $300,000          0      $ 6,000
                                1995     $342,000 $225,000     35,000      $ 5,500
William Leonard..........       1997     $437,500 $400,000     80,000      $ 6,000
 President and                  1996     $385,000 $275,000          0      $ 6,000
 Chief Operating Officer        1995     $362,000 $325,000     70,000      $ 5,500
Martin W. Spector........       1997     $345,000 $200,000          0      $ 6,000
 Executive Vice Presi-
  dent,                         1996     $337,000 $200,000          0      $ 6,000
 General Counsel and Sec-
  retary                        1995     $327,000 $200,000     10,000      $ 5,500
L. Frederick Sutherland..       1997     $347,000 $200,000     50,000      $ 6,000
 Executive Vice President
  and                           1996     $314,500 $240,000          0      $ 6,000
 Chief Financial Officer        1995     $280,000 $310,000    100,000      $ 5,500

--------
(1) Other compensation includes employer contributions to the Stock Unit Retirement Plan, plus for fiscal 1996 and 1995, the value of interest foregone and not recaptured by the Company relating to payment of premiums for split dollar life insurance.

STOCK PURCHASE OPPORTUNITIES

  The following table sets forth information with respect to the named executive officers concerning individual grants of stock purchase opportunities made in fiscal 1997.

                        OPTIONS GRANTED IN FISCAL 1997
                        (STOCK PURCHASE OPPORTUNITIES)

                                                                          POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED
                         NUMBER OF   % OF TOTAL                              ANNUAL RATES OF STOCK
                         SECURITIES   OPTIONS                                 PRICE APPRECIATION
                         UNDERLYING  GRANTED TO  EXERCISE OR                  FOR OPTION TERM(2)
                          OPTIONS   EMPLOYEES IN BASE PRICE   EXPIRATION  ---------------------------
      NAME               GRANTED(1) FISCAL YEAR    ($/SH)        DATE          5%            10%
      ----               ---------- ------------ ----------- ------------ ------------- -------------
Joseph Neubauer.........      --        --            --              --            --            --
James E. Ksansnak.......      --        --            --              --            --            --
William Leonard.........   80,000       2.3%       $18.50    January 2002 $     262,249 $     566,066
Martin W. Spector.......      --        --            --              --            --            --
L. Frederick Suther-
 land...................   50,000       1.4%       $16.20    January 2002 $     131,936 $     283,914

--------
(1) See "The ARAMARK Ownership Program." 30,000 of the options granted to Mr. Leonard are cumulative installment stock purchase opportunities. All other options in the table are installment stock purchase opportunities. All were granted at a per share exercise price equal to the Appraisal Price of the shares at the time of grant.
(2) Realizable value refers to the assumed Appraisal Price of the underlying shares at the time such purchase opportunity expires minus the exercise price.

  The following table sets forth information with respect to the named executive officers concerning the exercise of options in fiscal 1997 and the unexercised options held as of October 3, 1997.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1997
                           AND FY-END OPTION VALUES

                                                                 NUMBER OF       VALUE OF UNEXERCISED
                                                           SECURITIES UNDERLYING     IN-THE-MONEY
                                                            UNEXERCISED OPTIONS       OPTIONS AT
                                                               AT FY-END(2)           FY-END(2)
                                                           --------------------- --------------------
                         SHARES ACQUIRED                       EXERCISABLE/          EXERCISABLE/
      NAME                 ON EXERCISE   VALUE REALIZED(1)     UNEXERCISABLE        UNEXERCISABLE
      ----               --------------- ----------------- --------------------- --------------------
Joseph Neubauer.........     21,404         $  197,559           0/500,000          $0/$3,250,000
James E. Ksansnak.......     29,960         $  434,035            0/35,000            $0/$227,500
William Leonard.........     72,080         $  769,114           0/202,120          $0/$1,141,246
Martin W. Spector.......     76,188         $1,207,228            0/10,000             $0/$65,000
L. Frederick Suther-
 land...................     23,848         $  141,067           0/169,000          $0/$1,050,920

--------
(1) Value realized refers to the Appraisal Price of the underlying shares at the time the option was exercised minus the exercise price of the option.
(2) Options currently exercisable and current values of options are determined as of October 3, 1997. Current value of an option refers to the Appraisal Price of the underlying shares minus the exercise price of the option.

SHAREHOLDER RETURN

  The following graph compares the five year cumulative return of Class B Common Stock (measured by the Appraisal Price) to the Standard & Poor's 500 Stock Index and the Dow Jones Consumer Non-Cyclical Index.

                                      LOGO

  Cumulative total return is stated as a percentage of the base year (1992) stock price. Cumulative total return in a given year equals (i) the cumulative amount of dividends paid since the base year, assuming dividend reinvestment, plus the year-end stock price, (ii) divided by the base year stock price.

                                                                                        DOW JONES
     ARAMARK                                                                            CONSUMER
   FISCAL YEAR                                                                            NON-
      ENDED                 ARAMARK                       S&P 500                       CYCLICAL
   -----------              -------                       -------                       ---------
      1992                  100.00                        100.00                         100.00
      1993                  128.00                        112.98                          89.88
      1994                  151.82                        117.27                         106.31
      1995                  180.88                        151.19                         144.26
      1996                  201.39                        181.57                         187.36
      1997                  248.91                        252.77                         251.14

THE ARAMARK OWNERSHIP PROGRAM

  The ARAMARK Ownership Program (the "ARAMARK Ownership Program") is designed to provide an opportunity for selected management employees of the Company and its subsidiaries to acquire an ownership interest in the Company and thereby give them a more direct continuing interest in the future success of the Company's business. Under the Ownership Program, direct ownership in the Company has increased from 62 original management investors in December 1984 to more than 1,000 management investors owning approximately 51% of the equity. At October 3, 1997, management employees and directors held stock purchase opportunities and options for 8,944,212 shares.

  The Company's senior management believes that management ownership has significantly contributed to the Company's success, and intends to continue to use the ARAMARK Ownership Program to expand both the number of management investors and their percentage ownership.

  Through installment stock purchase opportunities and expanded ownership purchase opportunities, the Company has granted management employees an opportunity to invest in, or increase their investment in, the Company.

  The purchase price for shares subject to either installment stock purchase opportunities ("ISPOs") or expanded ownership purchase opportunities (EXPOs) is the Appraisal Price of the shares (based upon the most recent available independent appraisal) on the date of the grant. Shares issued pursuant to the exercise of purchase opportunities are subject to the Stockholders' Agreement. Generally, purchase opportunities are not transferable, and each purchase opportunity is exercisable only by the employee to whom it is granted.

  Each installment stock purchase opportunity has an installment schedule that limits the number of shares of common stock that may be purchased during each annual installment exercise period. Unless the first installment is exercised by its expiration date for a minimum number of shares, the entire installment purchase opportunity is canceled. Thereafter, subsequent annual installments may be exercised (subject to exercise of a minimum number of shares) for up to the maximum number of shares specified in the certificate for that installment. Any portion of an annual installment not exercised by the appropriate expiration date is canceled. Each installment stock purchase opportunity is exercisable only while an employee of the Company or a subsidiary. The Company also grants cumulative ISPOs which are similar to regular ISPOs except that if a portion of an annual installment is not exercised during the corresponding exercise period, then it is not canceled but rather may be exercised during any subsequent exercise period.

  Each expanded ownership purchase opportunity provides that once vested, the entire opportunity or a portion (in 100 share increments) may be exercised during any of the specified annual exercise periods. Upon termination of employment, an employee can exercise his or her expanded ownership purchase opportunity if it is vested, within three months after termination (but not beyond its expiration date). If it is not vested as such time, the entire grant is canceled. Expanded ownership opportunities have been awarded to management employees who had not previously been granted installment stock purchase opportunities. The size and the structure of the expanded ownership opportunities were approved, taking into consideration the general compensation levels of the recipients, the size of the cash investment that would be required, the general suitability of such an investment to recipients generally, the goal of encouraging management investors to retain the shares they acquire, the potential dilution to existing stockholders, and the costs and additional administrative requirements of such expanded ownership.

  In connection with the exercise of installment purchase opportunities and non-qualified stock options, the Company has adopted a deferred payment program whereby a portion of the purchase price for certain installments may be deferred at the election of the employee for approximately six years. The deferred payment obligation is a full recourse obligation of the individual, accrues interest and is secured by a pledge of the shares of common stock purchased. The interest rate for deferred payment obligations incurred in the current exercise period has been set at 8.5%. More than 500 employees (including executive officers) are currently participating in the program. At fiscal year end, the amount of the deferred payment obligations of Messrs. Neubauer, Ksansnak, Leonard, Spector and Sutherland were $1,157,414, $753,726, $1,175,568, $777,862 and $571,170, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal 1997, the Company repurchased from five executive officers and one director 316,099 shares of common stock at an average price per share of $16.89. The Company anticipates that it will continue to repurchase shares held by officers and directors, through the Company's internal market, and following their termination of employment or cessation as a director.

  The Company, the members of management who are equity investors in the Company and certain other investors (collectively, "Restricted Investors") are parties to the Stockholders' Agreement. Restricted Investors are subject to certain restrictions on transfer, with the Company having certain rights of first offer in the event of any sales or dispositions by Restricted Investors or their estates. In addition, upon death, complete disability or normal retirement of management investors or upon death or complete disability of other individual Restricted Investors, such persons or their estates may cause the Company to repurchase for cash up to 30% of their shares at the then current Appraisal Price but only to the extent such repurchase by the Company is permitted under the Company's credit agreement. Such repurchased shares may be resold to others, including replacement personnel. In addition, it is contemplated that shares which may be issued pursuant to exercise of employee stock options and stock purchase opportunities would also be subject to the Stockholders' Agreement.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

  The Company has employment agreements or arrangements with all of its officers, under which they are currently being paid annual salaries ranging up to $950,000. Generally, these are for indeterminate periods terminable by either party upon notice ranging from eight weeks to six months. Mr. Neubauer's agreement currently provides for services to February 1998 (with automatic renewals for successive three year terms unless terminated) at a current annual base salary of $950,000 and for fully vested supplemental benefits upon his death of 25% of his highest base salary payable to his surviving spouse, if any, annually for life or upon his retirement, disability or termination for any other reason of 50% of his highest base salary payable to him annually for life. Upon termination by the Company without cause, Mr. Neubauer's management incentive bonus shall be prorated through the time of termination; his base salary at time of termination shall continue for a period of three years after termination; and, his supplemental benefits shall commence at the end of such three year period. The Company has a split dollar life insurance agreement with Mr. Neubauer. The agreement relates to life insurance policies owned by a trust created by Mr. Neubauer. Pursuant to the agreement, the Company pays a substantial portion of the premiums on the policies, such amounts to be repaid from the proceeds of the policies upon their termination. The current amount thus outstanding is $971,376. The Company foregoes charging interest in each fiscal year on such amount. However, the foregone interest is at least partially recaptured by the Company by reducing the amount of the interest which would otherwise accrue on Mr. Neubauer's deferred compensation. The Company holds a security interest in the policies to secure the repayment of the premium amount paid by the Company. The arrangement terminates upon the termination of Mr. Neubauer's employment (other than by reason of his retirement). Messrs. Ksansnak, Leonard, Spector, and Sutherland have current annual base salaries of $400,000, $500,000, $360,000 and $365,000, respectively. Several agreements provide for the deferral of a part of prior salary and bonus payments with interest, currently at the Moody's long-term bond index rate, usually payable in equal monthly installments beginning upon retirement, permanent disability, death or termination of employment.

  The Company currently has a severance pay policy, pursuant to which severance payments are made to executive officers and certain other key employees on the basis of continuous service, generally equal to between 3 and 18 months of pay if their employment is terminated for reasons other than cause plus the continuation of certain other benefits during the period of such payment.

COMPENSATION OF DIRECTORS

  Directors who are employees of the Company are not paid directors' fees. Directors who are not employees receive an annual retainer of $30,000 for serving on the Board, $3,000 for services as chairman of a Board committee and $1,000 for otherwise serving on a committee, and they receive meeting fees of $1,000 per day for attendance at meetings of the Board, and for each committee meeting.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation programs are designed to support the Company's overall commitment to continued growth and quality services to customers. The programs are intended, among other things, to enable the Company to recruit and retain the best performers, to provide compensation levels consistent with the level of contribution and degree of accountability, to use performance measures consistent with the Company's goals, to provide compensation consistent with competitive market rates, and to include a significant portion of incentive compensation.

  Salary. Salary levels for all salaried employees are generally reviewed annually. Guideline increases are established generally based upon overall financial performance of the Company, the current rate of inflation and general compensation levels in the industries in which the Company operates. For fiscal 1997, the guideline increase for executive officers, including the five named individuals, was 3.5%, which was the same as for fiscal 1996. The specific salary increases for each individual executive officer is based upon a review of his or her individual performance and development. In the case of Mr. Neubauer, the review is conducted independently by the Human Resources, Compensation and Public Affairs Committee without any officers present, subject to final review and approval by the Board; for all other executive officers, the individual's supervisor and more senior executives, along with the corporate human resources department, conduct the review and make a recommendation to the Committee. Mr. Neubauer's salary was increased by 5.5% during fiscal 1997.

  Bonus. Senior executive officers participate in the Company's management incentive bonus program. Bonuses are awarded annually based in part upon the attainment of predetermined financial goals and in part upon the attainment of individual objectives. Generally, non-financial objectives represent 30% of the bonus potential and are established by the supervisor of the executive. Financial goals generally represent 70% of the bonus potential. An employee's bonus potential generally varies, as a percentage of total cash compensation, dependent upon the level of responsibility of the employee's position. The measures of financial performance used are for the business unit which is either under the managerial direction of the participant or, if a staff executive, is the unit on which the participant impacts most frequently and significantly. In the case of Mr. Neubauer, the Committee awards a bonus pursuant to the CEO Annual Performance Bonus Arrangement (the "Arrangement"), which was approved by stockholders in February 1997. Pursuant to the Arrangement, the Committee selected Revenue and Net Income as the financial performance measures and set goals for each measure. The attainment of the performance goals set by the Committee was adjusted for the sale of a majority interest in the Company's Spectrum Healthcare Services subsidiary during fiscal 1997. Mr. Neubauer was awarded 60% of his maximum bonus potential for fiscal 1997.

  Performance measures. The Company uses various financial measures to evaluate the performance of the Company and its business units, with the specific measures in some cases varying depending upon the line of business involved. Generally, the measures used are Revenue Growth, EBIT, RONA and, in addition, for overall corporate performance Net Income and ATROI. "EBIT" is Earnings Before Interest and Taxes. "RONA" is Return on Net Assets. "ATROI" is After Tax Return on Investment. Targets for each of these performance measures are established annually in the Company's business plan, which is approved at the beginning of the fiscal year by the Board.

  Stock Purchase Opportunities. The Human Resources, Compensation and Public Affairs Committee believes that management ownership contributes to the Company's success, and supports senior management's goal of expanding both the number of management investors and their percentage ownership. The Human Resources, Compensation and Public Affairs Committee, accordingly, grants stock purchase opportunities to selected management employees. In addition, the Human Resources, Compensation and Public Affairs Committee oversees the Company's expanded ownership program, to further expand the number of management owners. The terms of the installment stock purchase opportunities and the expanded ownership opportunities are generally described under "--The ARAMARK Ownership Program." Individual grants are generally made by the Human Resources, Compensation and Public Affairs Committee in connection with hires, promotions and other recognition of performance. The amount of a grant generally varies depending upon the level of responsibility of the employee's position, the number of purchase opportunities previously granted, and the number of shares owned. The individual's supervisor and other senior executives, along with the corporate human resources department, make recommendations to the Human Resources, Compensation and Public Affairs Committee. The Company has in the past also made broad-based grants to management employees.

  Compensation Committee Interlocks and Insider Participation. Dr. Campbell, who was an Executive Vice President until his retirement in September 1990, is a member of the Human Resources, Compensation and Public Affairs Committee.

  Members of the Human Resources, Compensation and Public Affairs Committee:

     Robert J. Callander, Chair           Mitchell S. Fromstein
     Alan K. Campbell                     The Honorable Thomas H. Kean
     Ronald R. Davenport                  James E. Preston

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table presents certain information as of October 3, 1997 with respect to shares of the Common Stock of the Company beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of either class of the Common Stock, by each director and by each named executive officer.

                                    CLASS A                     CLASS B
                          --------------------------- ---------------------------
                          NUMBER OF SHARES(5) PERCENT NUMBER OF SHARES(5) PERCENT
                          ------------------- ------- ------------------- -------
Trustees for various
 ARAMARK employee bene-
 fit plans(1)(2)........        922,424        47.0%               0           *
The Goldman Sachs Group,
 L.P.(3)................        163,440         8.3%               0           *
Metropolitan Life Insur-
 ance Co.(4)............        160,904         8.2%               0           *
Joseph Neubauer(1)......              0           *        5,253,104        25.7%
James E. Ksansnak.......              0           *          704,497         3.4%
Patricia C. Barron......              0           *            8,500           *
Robert J. Callander.....              0           *          109,790           *
Alan K. Campbell........              0           *          240,943         1.2%
Ronald R. Davenport.....              0           *           58,000           *
Lee F. Driscoll, Jr.....            272           *           37,943           *
Mitchell S. Fromstein...              0           *          127,297           *
Edward G. Jordan........              0           *          120,000           *
Thomas H. Kean..........              0           *           68,200           *
Reynold C. MacDonald....              0           *            2,500           *
James E. Preston........              0           *           84,000           *
William Leonard.........              0           *          553,709         2.7%
Martin W. Spector.......              0           *          879,806         4.3%
L. Frederick Suther-
 land...................              0           *          454,052         2.2%
All directors and
 executive officers as a
 group (23 persons).....            272           *        9,331,707        45.6%
All employees** and di-
 rectors as a group.....         16,416           *       20,500,992       100.0%
All employees**, direc-
 tors and employee bene-
 fit plans as a group...        938,840        47.9%      20,500,992       100.0%

--------
(1) The address of this stockholder is ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107.
(2) The trustees are Alan K. Campbell, James E. Ksansnak and Martin W.
    Spector.
(3) The address of this stockholder is 85 Broad Street, New York, New York
    10004.
(4) The address of this stockholder is 200 Park Avenue, New York, New York
    10166.
(5) Includes shares issuable upon the exercise of currently exercisable stock purchase opportunities and options.
 * Less than 1%.
** Includes children and other transferees for estate planning purposes.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board is expected to reappoint the firm of Arthur Andersen LLP as independent public accountants for the Company for the 1998 fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if desiring to do so and will be available to respond to appropriate questions.

                             FINANCIAL STATEMENTS

  The consolidated financial statements of the Company for the fiscal year ended October 3, 1997, included in this Proxy Statement at Annex VII, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report included herein.

                         PROPOSALS BY STOCKHOLDERS FOR
                    PRESENTATION AT THE 1999 ANNUAL MEETING

  Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings of the Company in accordance with regulations adopted by the Securities and Exchange Commission. For such proposals to be considered for inclusion in the Company's proxy statement and form of proxy for next year's annual meeting, they must be received by the Company not later than September 10, 1998. Proposals should be directed to the attention of the Corporate Secretary.

                                 LEGAL OPINION

  The validity of the shares of the Composite Stock and the Business Group Stocks issuable pursuant to Share 100 will be passed upon by Milbank, Tweed, Hadley & McCloy, who will rely as to certain matters of Delaware law on Morris, Nichols, Arsht & Tunnell. Such counsel will assume that the Company will not be rendered insolvent as a result of Share 100.

                              PROXY SOLICITATION

  Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation including the cost of preparing and mailing this Proxy Statement will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Proxy Statement, including the projections under "SHARE 100--Certain Projections," the ability to repay the financing and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed in "RISK FACTORS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION."

                                                                        ANNEX I

                        ILLUSTRATIONS OF CERTAIN TERMS

  The following illustrations demonstrate the calculations of the Composite Group's Inter-Group Interest in the Food and Support Services Group (a Business Group) based on the assumptions set forth herein and using (i) 20 million shares as the number of shares representing 100% of the equity value of Food and Support Services Group ("Equity Value"), (ii) 7 million shares as the number of shares of Food and Support Group Stock initially outstanding (including dilutive options reflected using the treasury method) (the "Outstanding Shares of Food and Support Group Stock") and (iii) 13 million shares as the number of shares of Food and Support Group Stock initially issuable with respect to the Composite Group's Inter-Group Interest in the Food and Support Services Group (the "Number of Shares Issuable with respect to the Inter-Group Interest"). Although the following illustrations demonstrate the calculations of the Composite Group's Inter-Group Interest in the Food and Support Services Group, the illustrations apply to each of the other Business Groups (Uniform and Career Apparel Group and Educational Resources Group). Unless otherwise stated, each illustration below should be read independently as if none of the other transactions referred to below had occurred.

  At any time, the fractional interest in the Equity Value of the Food and Support Services Group that is held by the holders of the outstanding Food and Support Group Stock (the "Outstanding Food and Support Group Fraction") would be equal to:

              Outstanding Shares of Food and Support Group Stock
                               ----------------
             Outstanding Shares of Food and Support Group Stock +

    Number of Shares Issuable with Respect to the Inter-Group Interest

  The balance of the Equity Value of the Food and Support Services Group is for the account of the Composite Group (the "Inter-Group Interest"), and, at any time, the fractional interest in the Equity Value of the Food and Support Services Group that is represented by the Inter-Group Interest (the "Inter-Group Interest Fraction") would be equal to:

      Number of Shares Issuable with Respect to the Inter-Group Interest
                               ----------------
             Outstanding Shares of Food and Support Group Stock +

    Number of Shares Issuable with Respect to the Inter-Group Interest

The sum of the Outstanding Food and Support Group Fraction and the Inter-Group Interest Fraction would always equal 100%.

FUTURE OFFERINGS OF FOOD AND SUPPORT GROUP STOCK

  The following illustrations reflect the sale by the Company of 5 million shares of Food and Support Group Stock when 7 million shares of Food and Support Group Stock are previously issued and outstanding.

  Offering for the Food and Support Services Group

  Assume all of such shares are identified for the account of the Food and Support Services Group as an additional equity interest in the Food and Support Services Group, with the net proceeds reflected in the financial records of the Food and Support Services Group.

Shares of Food and Support Group Stock previously issued and outstanding.....................................................  7.0 million
Newly issued shares of Food and Support Group Stock..............  5.0 million
                                                                  ------------
  Total issued and outstanding after offering.................... 12.0 million
                                                                  ============

 . The Number of Shares Issuable with respect to the Inter-Group Interest (13.0 million) would not be changed by the issuance of any shares of Food and Support Group Stock for the account of the Food and Support Services Group.

 . The total issued and outstanding shares of Food and Support Group Stock
  (12.0 million) would represent an Outstanding Food and Support Group Fraction of 48.0%, calculated as follows:

                                 12.0 million
                               ----------------
                          12.0 million + 13.0 million

 . The Inter-Group Interest Fraction would accordingly be 52.0%.

 . After such future offering, in the event of any dividend or other distribution paid on the outstanding shares of Food and Support Group Stock (other than a dividend or other distribution payable in shares of Food and Support Group Stock), the financial records of the Composite Group would be credited, and the financial records of the Food and Support Services Group would be charged, with a total amount equal to 108.3% of the aggregate amount of such dividend or distribution (representing the ratio of the Number of Shares Issuable with respect to the Inter-Group Interest (13.0 million) to the total number of shares of Food and Support Group Stock issued and outstanding following the public offering (12.0 million)).

  Offering for the Composite Group

  Assume all of such shares are identified for the account of the Composite Group with respect to the Inter-Group Interest, with the net proceeds reflected in the financial records of the Composite Group.

Shares of Food and Support Group Stock previously issued and outstanding.....................................................  7.0 million
Newly issued shares of Food and Support Group Stock..............  5.0 million
                                                                  ------------
  Total issued and outstanding after offering.................... 12.0 million
                                                                  ============

 . The Number of Shares Issuable with Respect to the Inter-Group Interest would decrease by the number of any shares of Food and Support Group Stock issued for the account of the Composite Group.

Number of Shares Issuable with Respect to the Inter-Group Inter-
 est prior to offering..........................................  13.0 million
Shares issued in offering.......................................  (5.0 million)
                                                                  ------------
  Number of Shares Issuable with Respect to the Inter-Group In-
   terest after offering........................................   8.0 million
                                                                  ============

 . The total issued and outstanding shares of Food and Support Group Stock
  (12.0 million) would represent an Outstanding Food and Support Group Fraction of 60.0%, calculated as follows:

                                 12.0 million
                               ----------------
                          12.0 million + 8.0 million

 . The Inter-Group Interest Fraction would accordingly be 40.0%.

 . In this case, in the event of any dividend or other distribution paid on the outstanding shares of Food and Support Group Stock (other than a dividend or other distribution payable in shares of Food and Support Group Stock), the financial records of the Composite Group would be credited, and the financial records of the Food and Support Services Group would be charged, with an amount equal to 66.7% of the aggregate amount of such dividend or distribution (representing the ratio of the Number of Shares Issuable with Respect to the Inter-Group Interest (8.0 million) to the total number of shares of Food and Support Group Stock issued and outstanding following the public offering (12.0 million)).

OFFERING OF CONVERTIBLE SECURITIES

  If the Company were to issue any debt or preferred stock convertible into shares of Food and Support Group Stock, the Outstanding Food and Support Group Fraction and the Inter-Group Interest Fraction would be unchanged at the time of such issuance. If any shares of Food and Support Group Stock were issued upon conversion of such convertible securities, however, then the Outstanding Food and Support Group Fraction and the Inter-Group Interest Fraction would be affected as shown above under "Offering for the Food and Support Services Group," if such convertible securities were allocated to the Food and Support Services Group, or under "Offering for the Composite Group," if such convertible securities were allocated to the Composite Group.

FOOD AND SUPPORT GROUP STOCK DIVIDENDS

  The following illustrations reflect dividends of Food and Support Group Stock on outstanding Food and Support Group Stock and outstanding Composite Stock, respectively.

  Food and Support Group Stock Dividend on Food and Support Group Stock

  Assume the Company declares a dividend of one share of Food and Support Group Stock on each outstanding share of Food and Support Group Stock.

Shares of Food and Support Group Stock previously issued and outstanding.....................................................  7.0 million
Newly issued shares of Food and Support Group Stock..............  7.0 million
                                                                  ------------
  Total issued and outstanding after dividend.................... 14.0 million
                                                                  ============

  . The Number of Shares Issuable with respect to the Inter-Group Interest would be increased proportionately to reflect the stock dividend payable in shares of Food and Support Group Stock to holders of Food and Support Group Stock.

Number of Shares Issuable with Respect to the Inter-Group Inter-
 est prior to dividend...........................................  13.0 million
Adjustment to reflect dividend of shares on outstanding shares of
 Food and Support Group Stock....................................  13.0 million
                                                                   ------------
  Number of Shares Issuable with respect to the Inter-Group In-
   terest after dividend.........................................  26.0 million
                                                                   ============

  . The total issued and outstanding shares of Food and Support Group Stock
    (14.0 million) would continue to represent an Outstanding Food and Support Group Fraction of 35.0%, calculated as follows:

                                 14.0 million
                               ----------------
                          14.0 million + 26.0 million

  . The Inter-Group Interest Fraction accordingly would continue to be 65.0%.

  Food and Support Group Stock Dividend on Composite Stock

  Assume 20 million shares of Composite Stock are outstanding and the Company declares a dividend of 1/2 of a share of Food and Support Group Stock on each outstanding share of Composite Stock.

Shares of Food and Support Group Stock previously issued and outstanding.....................................................  7.0 million
Newly issued shares of Food and Support Group Stock.............. 10.0 million
                                                                  ------------
  Total issued and outstanding after dividend.................... 17.0 million
                                                                  ============

  . Any dividend of shares of Food and Support Group Stock to the holders of shares of Composite Stock will be treated as a dividend of shares issuable with respect to the Inter-Group Interest. As a result, the Number of Shares Issuable with respect to the Inter-Group Interest would decrease by the number of shares of Food and Support Group Stock dividended to the holders of Composite Stock.

Number of Shares Issuable with respect to the Inter-Group
 Interest prior to dividend....................................  13.0 million
Shares dividended on outstanding shares of Composite Stock..... (10.0 million)
                                                                -------------
  Number of Shares Issuable with Respect to the Inter-Group In-
   terest after dividend.......................................   3.0 million
                                                                =============

  The Company will not dividend to holders of Composite Stock shares of Food and Support Group Stock exceeding the then Number of Shares Issuable with Respect to the Inter-Group Interest.

  . The total issued and outstanding shares (17.0 million) would represent an Outstanding Interest Fraction of 85.0%, calculated as follows:

                                 17.0 million
                               ----------------
                          17.0 million + 3.0 million

  . The Inter-Group Interest Fraction would accordingly be 15.0%. Note, however, that after the dividend the holders of Composite Stock would also hold 10.0 million shares of Food and Support Group Stock, which would represent a direct interest of 50.0% in the equity value of the Food and Support Services Group (and, together with the 15.0% Inter-Group Interest, would continue to be a total interest in the equity value of the Food and Support Services Group of 65.0%).

REPURCHASES OF FOOD AND SUPPORT GROUP STOCK

  The following illustrations reflect the repurchase by the Company of 5 million shares of Food and Support Group Stock.

  Repurchase with Food and Support Services Group Funds

  Assume all such shares are identified as having been repurchased with funds allocated to the Food and Support Services Group, with the financial records of the Food and Support Services Group being charged with the consideration paid for such shares:

Shares of Food and Support Group Stock previously issued and outstanding.....................................................  7.0 million
Shares of Food and Support Group Stock repurchased............... (5.0 million)
                                                                  ------------
  Total issued and outstanding after repurchase..................  2.0 million
                                                                  ============

  . The Number of Shares Issuable with respect to the Inter-Group Interest
    (13.0 million) would not be changed by the repurchase of any shares of Food and Support Group Stock with funds allocated to the Food and Support Services Group.

  . The total issued and outstanding shares of Food and Support Group Stock
    (2.0 million) would represent an Outstanding Food and Support Group Fraction of 13.3%, calculated as follows:

                                  2.0 million
                               ----------------
                          2.0 million + 13.0 million

  . The Inter-Group Interest Fraction would accordingly be 86.7%.

  Repurchase with Composite Group Funds

  Assume all such shares are identified as having been repurchased with funds allocated to the Composite Group, with the financial records of the Composite Group being charged with the consideration paid for such shares:

Shares of Food and Support Group Stock previously issued and outstanding.....................................................  7.0 million
Shares of Food and Support Group Stock repurchased............... (5.0 million)
                                                                  ------------
  Total issued and outstanding after repurchase.................. (2.0 million)
                                                                  ============

  . The Number of Shares Issuable with respect to the Inter-Group Interest would be increased by the number of any shares of Food and Support Group Stock repurchased with funds allocated to the Composite Group.

Number of Shares Issuable with respect to the Inter-Group Inter-
 est prior to repurchase......................................... 13.0 million
Shares repurchased with funds allocated to Composite Group.......  5.0 million
                                                                  ------------
  Number of Shares Issuable with respect to the Inter-Group In-
   terest after repurchase....................................... 18.0 million
                                                                  ============

  . The total issued and outstanding shares of Food and Support Group Stock
    (2.0 million) would represent an Outstanding Food and Support Group Fraction of 10.0%, calculated as follows:

                                  2.0 million
                               ----------------
                          2.0 million + 18.0 million

  . The Inter-Group Interest Fraction would accordingly be 90.0%.

TRANSFERS OF ASSETS BETWEEN GROUPS

  Contribution of Assets from Composite Group to Food and Support Services
Group

  The following illustration reflects the contribution as additional equity by the Composite Group to the Food and Support Services Group of $10 million of assets attributed to the Composite Group on a date on which the Fair Market Value of Food and Support Group Stock is $35 per share.

Shares of Food and Support Group Stock previously issued and outstanding...................................................... 7.0 million
Newly issued shares of Food and Support Group Stock............... 0.0 million
                                                                   -----------
  Total issued and outstanding after contribution................. 7.0 million
                                                                   ===========

  . The Number of Shares Issuable with respect to the Inter-Group Interest would be increased to reflect the contribution to the Food and Support Services Group of assets attributed to the Composite Group.

Number of Shares Issuable with respect to the Inter-Group Inter-
 est prior to contribution....................................... 13.0 million
Adjustment to reflect contribution to Food and Support Services
 Group of assets attributed to Composite Group...................  0.3 million
                                                                  ------------
  Number of Shares Issuable with respect to the Inter-Group In-
   terest after contribution..................................... 13.3 million
                                                                  ============

  . The total issued and outstanding shares of Food and Support Group Stock
    (7.0 million) would represent an Outstanding Food and Support Group Fraction of 34.0%, calculated as follows:

                                  7.0 million
                               ----------------
                          7.0 million + 13.3 million

  . The Inter-Group Interest Fraction would accordingly be 66.0%.

  Transfer of Assets from Food and Support Services Group to Composite Group

  The following illustration reflects the transfer by the Food and Support Services Group to the Composite Group of $10 million of assets attributed to the Food and Support Services Group on a date on which the Fair Market Value of Food and Support Group Stock is $35 per share, assuming such transfer has been determined by the Board of Directors to be treated as a reduction in the Composite Group's equity interest in the Food and Support Services Group.

Shares of Food and Support Group Stock previously issued and out-
 standing.......................................................... 7.0 million
Newly issued shares of Food and Support Group Stock................ 0.0 million
                                                                    -----------
  Total issued and outstanding after transfer...................... 7.0 million
                                                                    ===========

  . The Number of Shares Issuable with respect to the Inter-Group Interest would be decreased to reflect the contribution to the Composite Group of assets allocated to the Food and Support Services Group.

Number of Shares Issuable with respect to the Inter-Group Inter-
 est prior to transfer..........................................  13.0 million
Adjustment to reflect transfer to Composite Group of assets
 allocated to Food and Support Services Group...................  (0.3 million)
                                                                  ------------
  Number of Shares Issuable with respect to the Inter-Group In-
   terest after transfer........................................  12.7 million
                                                                  ============

  . The Company will not make transfers of assets of the Food and Support
    Services Group to the Composite Group the fair value of which exceeds the Fair Market Value of the then Number of Shares Issuable with respect to the Inter-Group Interest.

  . The total issued and outstanding shares of Food and Support Group Stock
    (7.0 million) would represent an Outstanding Food and Support Group Fraction of 36.0%, calculated as follows:

                                  7.0 million
                               ----------------
                          7.0 million + 12.7 million

  . The Inter-Group Interest Fraction would accordingly be 64.0%.

                                                                       ANNEX II

                                                [LOGO OF JP MORGAN APPEARS HERE]



                                           January 8, 1998

ARAMARK Corporation
The Board of Directors
ARAMARK Tower
1101 Market Street
Philadelphia, Pennsylvania 19107

Attention: Joseph Neubauer
Chairman and Chief Executive Officer

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to certain holders of common stock of ARAMARK Corporation (the "Company") of the consideration to be received by them in connection with the Class A Stock Exchange, the Reclassification and the Merger described in the Proxy Statement of the Company dated the date hereof (the "Proxy Statement"). Capitalized terms used in this letter without definitions have the meanings set forth in the Proxy Statement.

In arriving at our opinion, we have reviewed, among other things, (i) the Proxy Statement, (ii) the audited financial statements of the Company for the fiscal year ended October 3, 1997, (iii) certain publicly available information concerning the Business Groups and of certain other companies engaged in businesses comparable to those of the Business Groups, (iv) the reported market prices for certain other companies' securities deemed comparable to those of the Business Groups, (v) the terms of certain other business transactions deemed relevant by us, (vi) certain internal financial analyses and forecasts prepared by the Company, and (vii) certain agreements with respect to outstanding indebtedness or obligations of the Company.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Class A Stock Exchange, the Reclassification and the Merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Class A Stock Exchange, the Reclassification and the Merger on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all the information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have J.P. Morgan Securities Inc.

60 Wall Street
New York NY
10260-0060

                                                [LOGO OF JP MORGAN APPEARS HERE]

been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Business Groups. We have also assumed that the Class A Stock Exchange, the Reclassification and the Merger will have the tax consequences described in the Proxy Statement and in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions described in the Proxy Statement will be consummated as described in the Proxy Statement. We have assumed as to all legal matters relevant to rendering our opinion, without independent verification, the accuracy of all legal opinions delivered to the Company by its counsel in connection with the Class A Stock Exchange, the Reclassification and the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We express no opinion as to the price at which the Company's Composite Stocks or Business Group Stocks will be appraised or traded at any future time. We express no opinion as to any aspects of Share 100 other than the consideration being received by the holders of the Class A Common Stock in connection with the Class A Stock Exchange, the Reclassification and the consideration being received by the holders of the Class B Common Stock in connection with the Merger. Without limiting the generality of the foregoing sentence, we express no opinion with respect to any repurchase of Class A Common Stock pursuant to the Call Option. We express no opinion as to the value of the Installment Notes.

We have acted as financial advisor to the Company with respect to the proposed transactions and will receive a fee from the Company for our services. In the past we have provided advisory services to the Company and have acted as lead or co-lead manager on debt offerings by the Company. Our affiliate, Morgan Guaranty Trust Company of New York, has provided bank financing for the Company. In each case, we or our affiliate has received customary fees for such services. In the ordinary course of their businesses, our affiliates may actively trade the debt securities of the Company for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that (i) the consideration to be received by the holders of the Company's Class A Common Stock in connection with the Reclassification and the Class A Stock Exchange (whether they receive cash or Class A Composite Stock) is fair, from a financial point of view, to such holders and (ii) the consideration to be received by the holders of the Company's Class B Common Stock in connection with the Merger (whether they receive cash or Group Stock) is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Class A Stock Exchange, the Reclassification and the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Reclassification or the Merger. This opinion may be referred to and reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance.

                                         Very truly yours,

                                         J.P. Morgan Securities Inc.

                                                                      ANNEX III

       SHARE 100--AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER

  SHARE 100--AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER (the "PLAN"), dated as of January 6, 1998, by and between ARAMARK Corporation, a Delaware corporation (the "COMPANY"), and ARAMARK Share 100, Inc., a Delaware corporation (the "MERGING CORPORATION").

  WHEREAS, the Board of Directors of the Company desires to effect a recapitalization pursuant to the Plan;

  WHEREAS, as part of the Plan, the Board of Directors of the Company and the Board of Directors of the Merging Corporation desire that such corporations merge (the "MERGER") pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), and the Board of Directors of each of such corporations has approved the Plan; and

  WHEREAS, the Board of Directors of the Company has directed that the Plan be submitted to a vote of its stockholders entitled to vote thereon and the Board of Directors of the Merging Corporation has directed that the Plan be submitted to a vote of its sole stockholder;

  NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree that the Merging Corporation shall be merged with and into the Company, with the Company as the surviving corporation, and the other transactions hereinafter described shall be consummated, all under the terms and conditions herein set forth:

                                  ARTICLE I.

           THE RECLASSIFICATION; THE MERGER AND RELATED MATTERS

  1.01 GENERAL. (a) Subject to the terms and conditions of the Plan, at the Effective Time (as such term is defined in Section 1.01(b) hereof), the Company shall be recapitalized (together with the transactions and matters contemplated thereby and provided for herein, the "RECAPITALIZATION"). In connection with the Recapitalization: (i) the Common Stock, Class A, $.01 par value per share ("CLASS A COMMON STOCK"), of the Company shall be reclassified (the "RECLASSIFICATION") in accordance with Section 1.02 hereof and the provisions of the DGCL and redeemed in accordance with this Article I for the appropriate Redemption Consideration (as defined in Sections 1.04(c) hereof) and (ii) the Merging Corporation will be merged with and into the Company (the "MERGER") in accordance with Section 1.05 hereof and the provisions of the DGCL.

  (b) The Plan shall become effective (the "EFFECTIVE TIME") at the time all of the following documents are filed with the Secretary of State of the State of Delaware: (i) an Amendment to the Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), which will incorporate the provisions contained in the first, second and fourth paragraphs of Article FOURTH, Part 4D of Article FOURTH, Part 5C of Article FIFTH and Article SIXTH of the Restated Charter; (ii) a Certificate of Designations, which will incorporate the provisions contained in Part 4A and Part 4C of the Restated Charter; (iii) an Amendment to the Certificate of Incorporation, which will effect the provisions contained in the third paragraph of Article FOURTH of the Restated Charter; and (iv) a Certificate of Merger, relating to the Merger (collectively, the "SHARE 100 CERTIFICATES").

  1.02 RECLASSIFICATION OF CLASS A COMMON STOCK.

  (a) Pursuant to the Plan, each outstanding share of Class A Common Stock shall, without any action on the part of the holder thereof, be reclassified as, and changed into, one fully paid and nonassessable share of Redeemable Transitory Participating Preferred Stock, $1.00 par value per share, of the Company (the "REDEEMABLE TRANSITORY PARTICIPATING PREFERRED STOCK"), the terms of which are set forth in Article

                                     III-1

FOURTH, Part 4C of the Restated Charter. Among other terms, the shares of Redeemable Transitory Participating Preferred Stock shall be redeemable at the option of the Company at any time for $347.50 per share in cash, without interest (the "CLASS A CASH CONSIDERATION"); provided, however, that with respect to holders of Redeemable Transitory Participating Preferred Stock who meet to the Company's satisfaction certain suitability requirements described in Section 1.08 hereof and who comply with such additional requirements as the Company may prescribe, in lieu of the Class A Cash Consideration, the Company shall deliver, without interest, to such qualifying holder, at the valid and effective election of the holder (as provided for in Section 1.06(b) hereof) (a "CLASS A ELECTION"), $347.50 principal amount of the Company's 7.25% Guaranteed Convertible Installment Promissory Notes due 2007 (the "INSTALLMENT NOTES"), subject to the treatment of fractional amounts described in Section 1.06(f) hereof.

  (b) Holders of Class A Common Stock who (i) are individuals who at one time owned (or their permitted transferees owned) Class B, $.01 par value per share (the "CLASS B COMMON STOCK"), which was converted into Class A Common Stock pursuant to the terms of the previously filed Restated Certificate of Incorporation upon the termination of employment with the Company, and their permitted transferees (collectively, "FORMER MANAGERS"), or (ii) are the Company's benefit plans ("BENEFIT PLANS") which hold Class A Common Stock, will be offered the opportunity to voluntarily exchange (the "CLASS A STOCK EXCHANGE") certain of their Class A Common Stock, on a share for share basis, for Common Stock, Class A--Composite Group, $.01 par value per share (the "CLASS A COMPOSITE STOCK"). As a condition to participation in the Class A Stock Exchange, Former Managers and Benefit Plans will be required to waive all rights under Section 262 of the DGCL (Appraisal Rights) with respect to the Merger. As referenced in Section 1.09, the Company will exercise its Call Option with respect to any shares held by Former Managers and eligible for the Class A Stock Exchange that are not so exchanged. The Class A Stock Exchange will be consummated immediately prior to the effective time of the Reclassification. A Former Manager shall not be entitled to participate in the Class A Stock Exchange with respect to any shares of Class A Common Stock that were not so converted from Class B Common Stock, and such unconverted shares shall be eligible to be reclassified into Redeemable Transitory Participating Preferred Stock and subsequently redeemed only for cash and/or Installment Notes pursuant to the Reclassification.

  1.03 REDEMPTION. Immediately following the effective time of the Reclassification, all outstanding shares of Redeemable Transitory
Participating Preferred Stock shall be redeemed by the Company in accordance with their terms and pursuant to the Class A Election, if any, validly made by holders of Redeemable Transitory Participating Preferred Stock with respect thereto.

  1.04 NO EXCHANGE OF CLASS A COMMON STOCK; REDEMPTION OF REDEEMABLE TRANSITORY PARTICIPATING PREFERRED STOCK. (a) Holders of Class A Common Stock shall not be required to surrender or otherwise exchange their shares in order to receive the Redeemable Transitory Participating Preferred Stock to which they are entitled as a result of the Reclassification. At the effective time of the Reclassification, each share of Class A Common Stock outstanding immediately prior to such time, shall, without any action on the part of the holder thereof, be reclassified as and changed into one share of Redeemable Transitory Participating Preferred Stock, with certificates formerly representing Class A Common Stock after the effective time of the Reclassification representing Redeemable Transitory Participating Preferred Stock.

  (b) Upon surrender in accordance with Section 1.06(b) hereof of a certificate or certificates (other than in the case of holders of uncertificated shares of Class A Common Stock, who need not send any certificates) which immediately prior to the effective time of the Reclassification represented Class A Common Stock and which as of such effective time represent Redeemable Transitory Participating Preferred Stock ("CERTIFICATES"), the holder of such shares shall be entitled to the following consideration:

    (i) if no valid Class A Election (as described in Section 1.06(b) hereof) is made, a cash payment of $347.50 for each share of Redeemable Transitory Participating Preferred Stock in respect of the redemption effected pursuant to Section 1.03 hereof; or


                                     III-2

    (ii) if the Class A Election for Installment Notes is validly made pursuant to the procedures described in Section 1.06(b) hereof, a certificate or certificates representing $347.50 principal amount of Installment Notes (subject to the treatment of fractional amounts described in Section 1.06(f) hereof) for each share of Redeemable Transitory Participating Preferred Stock represented by such Certificates, if any, in respect of the redemption effected pursuant to Section 1.03 hereof.

  (c) The cash or (if a valid Class A Election is made) the Installment Notes to which holders of Redeemable Transitory Participating Preferred Stock are entitled as a result of the Recapitalization pursuant to Section 1.02(a) or this Section 1.04 hereof is collectively referred to herein as "REDEMPTION CONSIDERATION."

  1.05 THE MERGER. (a) The terms of the Merger and the mode of carrying the same into effect are as follows:

    (i) The Merging Corporation shall merge with and into the Company. The corporate existence of the Company, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the surviving corporation in the Merger it shall succeed to all rights, assets, liabilities and obligations of the Merging Corporation as and to the extent provided in Section 259 of the DGCL. The separate existence of the Merging Corporation shall cease.

    (ii) The Merger shall become effective upon the filing of a Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware pursuant to Section 251 of the DGCL. The time when the Merger becomes effective is herein called the "MERGER EFFECTIVE TIME".

    (iii) The Certificate of Incorporation and By-Laws of the Company in existence and effect immediately prior to the Merger Effective Time shall be and remain the Certificate of Incorporation of said corporation at and after the Merger Effective Time until the same shall be thereafter altered, amended or repealed in accordance with the DGCL or the terms thereof.

    (iv) The directors and officers of the Company immediately prior to the Merger Effective Time shall be and continue to be the directors and officers of said corporation at and after the Merger Effective Time until their successors are duly appointed or elected and qualified.

    (v) The vote by stockholders of the Company required by Section 251 of the DGCL shall be taken after each of the Class A Stock Exchange, the effective time of the Reclassification and the redemption of the Redeemable Transitory Participating Preferred Stock.

  (b) The manner of converting the capital stock of the Company and the Merging Corporation shall be as follows:

    (i) At the Merger Effective Time, each share of Merging Corporation common stock, par value $.01 per share, issued and outstanding immediately prior to the Merger Effective Time shall, by reason of the Merger and without any action on the part of the holder thereof, be canceled and no shares and no cash or other consideration shall be issued in exchange therefor.

    (ii) At the Merger Effective Time, each share of the Company's capital stock (other than the Class B Common Stock) issued and outstanding immediately prior to the Merger Effective Time shall not in any way be changed or converted by reason of the Merger.

    (iii) At the Merger Effective Time, each share of Class B Common Stock issued and outstanding immediately prior to the Merger Effective Time (other than Dissenting Shares as defined in Section 1.05(e) hereof) shall, by reason of the Merger and without any action on the part of the holders thereof, be converted into the right to receive: (A) $29.55 per share in cash without interest or, (B) at the election (the "CLASS B ELECTION"; together with the Class A Election, each an "ELECTION") of the holder and based upon the holder's employment status as determined by the Board of Directors, the consideration set forth below:

      (1) employees of the Company's educational resources business principally operated through ARAMARK Educational Resources Company and its subsidiaries (the "EDUCATIONAL RESOURCES GROUP"), and their permitted transferees, shall receive one share of Common Stock, Class E--

                                     III-3

    Educational Resources Group, $.01 par value per share (the "CLASS E COMMON STOCK"), and one share of Common Stock, Class B--Composite Group, $.01 par value per share (the "CLASS B COMPOSITE STOCK"), for each two shares of Class B Common Stock, subject to the treatment of fractional shares described in Section 1.06(f) hereof;

      (2) employees of the Company's food and support services business principally operated through ARAMARK Services, Inc. and its subsidiaries (the "FOOD AND SUPPORT SERVICES GROUP"), and their permitted transferees, shall receive one share of Common Stock, Class F--Food and Support Services Group, $.01 par value per share (the "CLASS F COMMON STOCK"), and one share of Class B Composite Stock, for each two shares of Class B Common Stock, subject to the treatment of fractional shares described in Section 1.06(f) hereof;

      (3) employees of the Company's uniform and career apparel business principally operated through ARAMARK Uniform Services, Inc. and its subsidiaries (the "UNIFORM AND CAREER APPAREL GROUP"), and their permitted transferees, shall receive one share of Common Stock, Class U--Uniform and Career Apparel Group, $.01 par value per share (the "CLASS U COMMON STOCK"), and one share of Class B Composite Stock, for each two shares of Class B Common Stock, subject to the treatment of fractional shares described in Section 1.06(f) hereof; and

      (4) employees who do not work exclusively for a single Business Group, including executive officers and other corporate staff of the Company, and their permitted transferees, shall receive one share of Class B Composite Stock for each share of Class B Common Stock;

provided, however, that only the holders of Class B Common Stock (the "CONTINUING HOLDERS") other than employees of the magazine and book business and their permitted transferees (the "MAGAZINE AND BOOK EMPLOYEES") shall be permitted to make a Class B Election.

  The Educational Resources Group, Food and Support Services Group and Uniform and Career Apparel Group are hereinafter referred to as the "BUSINESS GROUPS," and each a "BUSINESS GROUP." The Class E Common Stock, Class F Common Stock and Class U Common Stock are hereinafter referred to as "BUSINESS GROUP STOCK." Business Group Stock with Class A Composite and Class B Composite Stock are hereinafter referred to as the "GROUP STOCK."

  (c) Upon surrender in accordance with Section 1.06(c) hereof of a certificate or certificates representing Class B Common Stock ("CERTIFICATES"), which has been converted into the right to receive the Merger Consideration pursuant to Section 1.05(b) hereof, the holder of such shares shall be entitled to receive the Merger Consideration as set forth in clause (b)(iii) above; provided, that a valid Class B Election has been made. All shares of stock issued as Merger Consideration shall be in uncertificated form. If no Class B Election is validly made or the holder is a Magazine and Book Employee, such holder shall be entitled to receive a cash payment of $29.55 without interest for each share of Class B Common Stock.

  (d) Class B Composite Stock, Class E Common Stock, Class F Common Stock or Class U Common Stock, or cash to which holders of Class B Common Stock are entitled as a result of the Merger pursuant to Section 1.05 and 1.06(f) hereof is referred to herein as "MERGER CONSIDERATION."

  (e) Notwithstanding any provision of the Plan to the contrary, each outstanding share of Class B Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a "DISSENTING SHARE"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.05(b), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Merger Effective Time who shall, after the Merger Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Merger Effective Time, the right to receive the Merger Consideration pursuant to Section 1.05(b).

                                     III-4

  1.06 PAYMENT. (a) On or before the Closing Date (as such term is defined in Section 1.14 hereof), the Company shall be authorized to form the Special Exchange Agent Group, to consist of three members of management of the Company, for the purpose of acting as the Exchange Agent with respect to the matters set forth in this Plan (the "EXCHANGE AGENT"). Immediately following the effective time of the Reclassification, the Company shall (i) deliver to the Exchange Agent, in trust for the benefit of holders of Redeemable Transitory Participating Preferred Stock who make valid Class A Elections with respect thereto, immediately upon receipt, certificates representing the aggregate principal amount of Installment Notes issuable to each such holder pursuant to Sections 1.02(a) and 1.04 hereof, and (ii) irrevocably set aside or deposit with the Exchange Agent, in a separate account on the books of the Company specifically established for such purpose, in trust for the benefit of holders of Class A Common Stock (which, as of the effective time of the Reclassification, represent Redeemable Transitory Participating Preferred Stock) and Class B Common Stock, immediately upon receipt, the aggregate amount of cash (in immediately available funds) payable pursuant to Section 1.02, 1.04 and 1.05 hereof as the cash portion of the Redemption Consideration and Merger Consideration. Any portion of the Redemption Consideration or Merger Consideration remaining with the Exchange Agent on the ninetieth day after the date of the Effective Time shall be released and repaid by the Exchange Agent to the Company, after which time persons entitled thereto may look, subject to applicable escheat and other similar laws, only to the Company for payment thereof.

  (b) To make an effective Election, a holder of Class A Common Stock (which, as of the effective time of the Reclassification, represents Redeemable Transitory Participating Preferred Stock) shall be required properly to complete and sign a green Form of Election ("FORM OF ELECTION"), which shall be sent to such holders with the proxy materials relating to the annual meeting of stockholders (the "ANNUAL MEETING") to be held for the purpose of considering and voting upon adoption of this Plan and related matters, and return it to the Exchange Agent, prior to 10:00 A.M., Philadelphia time, on the day of the Annual Meeting or, if the Annual Meeting is postponed or adjourned without approval and adoption of this Plan, on the day on which this Plan is approved and adopted by the Company's stockholders (the later of such days being referred to herein as the "ELECTION DATE"). To make an effective Election, a holder of Class B Common Stock must check the election box on the proxy card delivered in connection with the Annual Meeting and sign and return it to the Company prior to or at the Annual Meeting. Finally, for a Class A Election for Installment Notes to be valid and effective, a holder of Class A Common Stock (which, as of the effective time of the Reclassification, represents Redeemable Transitory Participating Preferred Stock) must meet to the Company's satisfaction the suitability requirements set forth in Section
1.08 hereof.

  A holder of Class A Common Stock may revoke or modify his or her Election by written notice received by the Exchange Agent no later than 10:00 A.M., Philadelphia time, on the Election Date, accompanied by a new Form of Election, properly completed and signed. A Continuing Holder of Class B Common Stock may revoke or modify such holder's Election by delivering a properly completed and signed later-dated proxy card at or prior to the Annual Meeting.

  The Company shall have the discretion, which it may delegate to the Exchange Agent, to determine whether Forms of Election or proxy cards have been properly completed, signed and submitted, or properly revoked or modified, and to disregard immaterial defects in Forms of Election or proxy cards. The decision of the Company (or of the Exchange Agent in the event discretion is delegated) in this regard shall be conclusive and binding. Neither the Company nor the Exchange Agent shall be required to notify any person of any defect in a Form of Election or proxy cards. The Company may waive any procedural defect in a Form of Election or proxy card and may seek clarification from any stockholder with respect to any Election or Elections intended to be made by such stockholder.

  For purposes of the Class B Election by Continuing Holders, each management investor (a "MANAGEMENT INVESTOR") and permitted transferee (a "PERMITTED TRANSFEREE") under the Amended and Restated Stockholders' Agreement dated as of December 14, 1984, by and among the Company and the persons named therein (the "STOCKHOLDERS' AGREEMENT"): (a) will be deemed to have made such election for all of their shares

                                     III-5
if such election is made by the holders of 50% or more of the Class B Common Stock owned by those persons; or (b) will be deemed not to have made such election for any of their shares if such election is made by holders of less than 50% of the Class B Common Stock owned by those persons.

  (c) As promptly as practicable after the Effective Time:

    (i) the Exchange Agent will mail to each holder of Class A Common Stock (which, as of the effective time of the Reclassification, represents Redeemable Transitory Participating Preferred Stock) who has (i) properly completed and signed and submitted a green Form of Election for cash and
  (ii) surrendered the Certificate or Certificates, cash for each such Certificate surrendered. All consideration to be paid in cash will be paid by check, without interest. In no case will cash be paid until the shares of Class A Common Stock have been properly surrendered to the Exchange Agent;

    (ii) the Exchange Agent will mail to each holder of Class A Common Stock (which, as of the effective time of the Reclassification, represents Redeemable Transitory Participating Preferred Stock) who has (i) properly completed and signed and timely submitted a green Form of Election for Installment Notes and (ii) surrendered the Certificate or Certificates, Installment Notes, in accordance with such holder's Election or Elections, for each such Certificate surrendered. In no case will Installment Notes be issued until the shares of Class A Common Stock have been properly surrendered to the Exchange Agent;

    (iii) the Exchange Agent will mail (a) an ownership statement or a certificate profile report and a transmittal form to each record holder who participated in the Class A Stock Exchange advising such holder of the Class A Composite Stock held by such holder and (b) to each Former Manager whose shares of Class A Common Stock were subject to the Call Option who has (y) properly completed and signed and submitted a Green Form of Election and (z) surrendered the Certificate, the cash payable pursuant to the Call Option for each such Certificate surrendered. Such cash consideration will be paid by check, without interest. In no case will cash be paid pursuant to the Call Option until the shares of Class A Common Stock have been properly surrendered to the Exchange Agent;

    (iv) the Exchange Agent will mail an ownership statement or a certificate profile report and a transmittal form to each record holder advising such holder of the procedure for surrendering to the Exchange Agent the Certificates representing the Class B Common Stock in exchange for Class B Composite Stock and/or Business Group Stock. Each such holder of Class B Common Stock, upon surrender of same to the Exchange Agent together with a properly completed and signed transmittal form, will be entitled to receive such consideration in respect of each such Certificate surrendered; and

    (v) the Exchange Agent will mail (a) to each Continuing Holder who (y) has not made a Class B Election and has properly completed and signed and submitted a blue Form of Election for cash and (z) surrendered the Certificates, cash for each such Certificate surrendered; and (b) to each Magazine and Book Employee who has (y) properly completed and signed and submitted a blue Form of Election for cash and (z) surrendered the Certificates, cash for each such Certificate surrendered. All consideration to be paid in cash will be paid by check, without interest. In no case will cash be paid until the shares of Class B Common Stock have been properly surrendered to the Exchange Agent.

  (d) In the event any Certificate shall have been lost, stolen, destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed Certificate, the Redemption Consideration or Merger Consideration deliverable in respect thereof in accordance with this Article I. When authorizing such issuance of the Redemption Consideration or Merger Consideration, the Company may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the Certificate alleged to have been lost, stolen or destroyed.

  (e) The Company shall not issue share certificates with respect to the Group Stock unless specifically requested by a stockholder. Instead, the Company shall issue such shares in uncertificated form. The Company shall deliver to each stockholder promptly after the Effective Time an ownership statement indicating the Group

                                     III-6

Stock held in such holder's name, which shall contain instructions detailing the delivery of Certificates representing shares of Class A Common Stock and Class B Common Stock.

  (f) With respect to each Continuing Holder who continues to hold one share of Class B Common Stock after giving effect to the conversion of shares described in Section 1.05 hereof, such remaining share shall be converted into the right to receive one share of Class B Composite Stock.

  A holder of Class A Common Stock (which, as of the effective time of the Reclassification, represents Redeemable Transitory Participating Preferred Stock) who makes an effective Class A Election to receive consideration consisting in whole or in part of Installment Notes will not be entitled to receive Installment Notes in stated face amounts of less than $10,000, or in stated face amounts in excess of $10,000 (or an integral multiple of $10,000) but less than the next highest integral multiple of $10,000 ("FRACTIONAL AMOUNTS"). Instead, such holder will be entitled to receive promptly from the Exchange Agent a cash payment in lieu of any such Fractional Amounts equal to such Fractional Amount. All cash in lieu of Fractional Amounts unclaimed after the Effective Time, shall be held by the Company, and persons entitled thereto may look, subject to applicable escheat and other similar laws, only to the Company for payment thereof. Interest will be paid on the Installment Notes only to the extent the Installment Notes by their terms involve the accrual or payment of interest.

  1.07. AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION AND STOCKHOLDERS' AGREEMENTS. (a) As part of this Plan, in addition to the Reclassification and the Merger, the following transactions shall be effected:

    (i) the Share 100 Certificates shall be filed pursuant to the DGCL, with the effect that the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended by such Share 100 Certificates; and after implementation of the Recapitalization, the Restated Certificate of Incorporation of the Company, shall be restated in its entirety (the "RESTATED CHARTER") as set forth as Exhibit A hereto, and, as so amended and restated, shall be the Restated Charter of the Company until thereafter amended as provided therein and in accordance with the DGCL; and

    (ii) the Stockholders' Agreement, as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time as set forth in Exhibit B, and, as so amended and restated, shall be the Stockholders' Agreement with respect to the matters set forth therein until thereafter amended in accordance with their terms.

  (b) The elements of this Plan shall be submitted to stockholders at the Annual Meeting; provided that the Merger shall not be submitted to a vote of the holders of: (i) Class A Common Stock who will not be stockholders of the Company when such Merger vote is taken; or (ii) the holders of Class A Composite Stock, who are not entitled to vote thereon pursuant to the terms of the Class A Composite Stock. Before holding the vote on the Reclassification and the charter amendments described in Section 1.01(b)(i), the Company will determine, based upon a preliminary count of proxies received by the Company prior to the Annual Meeting with respect to the vote on the Merger and the amendments to the Stockholders' Agreement, whether the Company expects such proposals to be approved at the Annual Meeting by the holders entitled to vote thereon. If the Company expects such approval, the votes on the Reclassification and such charter amendments will be taken at the Annual Meeting. If such proposals are approved by the stockholders, the Company will implement such proposals prior to any further votes on the other proposals relating to the Recapitalization. Each of the proposals (the Reclassification, the Merger, the amendments incorporated in the Restated Charter, and the amendments to the Stockholders' Agreement referred to herein) is conditioned upon the approval, or the expected approval, of the others and this Plan will not be implemented if any such proposal is not approved, or expected to be approved, by stockholders. The ratification and consent to such proposals also constitutes the ratification and consent of any and all further steps as shall be necessary or appropriate in the judgment of the Company's management to effect the Plan as described herein.

  1.08 THE SUITABILITY REQUIREMENTS. The opportunity for any holder of Class A Common Stock to make a Class A Election to accept the offer of the Company to receive Installment Notes in the Reclassification shall

                                     III-7
be offered to any holder of Class A Common Stock (which, as of the effective time of the Reclassification, represents Redeemable Transitory Participating Preferred Stock) who demonstrates to the Company's satisfaction, by an affirmative representation on the Form of Election, that such holder is one of the following:

  (a) a bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act of 1940, pension or profit-sharing trust (other than a pension or profit-sharing trust of the Company, a self-employed individual retirement plan or individual retirement account), an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, which has total assets of not less than $5,000,000 according to its most recent audited financial statements, a corporation having a net worth on a consolidated basis, according to its most recent audited financial statements, of not less than $14,000,000 or any wholly owned subsidiary thereof;

  (b) a director or executive officer of the Company;

  (c) a person who makes a valid Class A Election to receive Installment Notes in the Reclassification with an aggregate value of $150,000 or more provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Company or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

  (d) an individual who elects to receive Installment Notes in the Reclassification whose net worth (or joint net worth with a spouse) exceeds $1,000,000, provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Company or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

  (e) an individual who elects to receive Installment Notes in the Reclassification whose income (or whose joint income with a spouse) exceeded $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year, provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Company or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

  (f) a person who has preexisting personal or business contacts with the Company or any officer, director or controlling person thereof of a nature and duration such as would enable a reasonably prudent person to be aware of the character, business acumen and general business and financial circumstances of the person with whom the relationship exists;

  (g) a person who, by reason of its business or financial experience or the business or financial experience of its professional advisor (who is unaffiliated with and is not compensated by the Company or any affiliate of the Company), could be reasonably assumed to have the capacity to protect its own interests in the transaction;

  (h) any relative, spouse or relative of the spouse of an individual who meets any one of the requirements of clauses (b)-(g) above and who makes a valid Class A Election to receive Installment Notes in the Reclassification (an "INDIVIDUAL") who has the same principal residence as such Individual (a "RELATED PERSON"), any trust or estate in which an Individual and any Related Person collectively own more than 50% of the beneficial interest, any corporation or other organization of which an Individual and any Related Person collectively are beneficial owners of more than 50% (excluding directors' qualifying shares) of the equity securities ("RELATIVE" means a person related by blood, marriage or adoption); or

  (i) any entity in which all the equity owners are persons specified in (a),
(b), (d) or (e) above;

  provided, however, that persons who are suitable purchasers only as a result of clause (f) or (g) above shall not total more than 35 persons and in the event that more than 35 persons rely on clause (f) or (g), the Company

                                     III-8
shall determine which 35 persons shall be permitted so to rely. The Form of Election shall contain a section requiring that each holder of Class A Common Stock who desires to make a Class A Election for Installment Notes affirmatively represent that such holder comes within one of the categories of persons described in clauses (a) through (i) of this Section 1.08 and that such holder is acquiring the Installment Notes for investment and not with a view to distribution. The Company shall be entitled to request such additional documentation or evidence with respect to such representation as it deems appropriate, including a representation regarding investment intent. The good faith determination by the Company that a holder of Class A Common Stock does not meet the suitability requirements shall be conclusive as to such holder. Holders of Class A Common Stock who fail to meet to the Company's satisfaction, as required by the terms of the Redeemable Transitory Participating Preferred Stock into which such Class A Common Stock is reclassified, such suitability requirements shall be entitled to receive in the Recapitalization only cash for all of the shares of Class A Common Stock held by such holders immediately prior to the Effective Time.

  1.09 CASH-OUT OF FORMER MANAGERS. The Company shall exercise its right, under the Stockholders' Agreement, to call (the "CALL OPTION") those shares of Class A Common Stock that could be, but are not, exchanged in the Class A Stock Exchange. (A Former Manager who fails to participate in the Class A Stock Exchange with respect to all of his or her shares that could be exchanged is referred to as a "NONCONTINUING FORMER MANAGEMENT HOLDER.") Pursuant to the Stockholders' Agreement, the Company will pay to all Noncontinuing Former Management Holders $29.55 per Class B Common Stock equivalent share upon exercise by the Company of its Call Option. The Company shall also exercise its Call Option with respect to any Former Manager whose Class B Common Stock is converted into Class A Common Stock after the Reclassification and before the Merger. The closing of the repurchase of shares pursuant to the Company's exercises of the Call Option will be, as applicable: (i) immediately prior to the effective time of the Reclassification and (ii) immediately prior to the effective time of the Merger. The proxy statement to be used in connection with the Annual Meeting shall serve as notice under the Stockholders' Agreement of the Company's exercises of the Call Option.

  1.10 TREATMENT OF CERTAIN SELLING MANAGEMENT HOLDERS. The Company shall pay additional consideration to any holder of Class B Common Stock who sold or sells any such shares to the Company (but only if such holder receives or received a price per share equal to the September 1, 1997 or December 1, 1997 Appraisal Price), or who constructively sold such shares in the course of exercising any options or purchase opportunities with respect thereto using the stock-for-stock method of exercise, after September 1, 1997 and prior to the Effective Time (a "SELLING HOLDER"). Accordingly, as soon as practicable after the Effective Time, the Company shall pay to each Selling Holder with respect to each such sale an amount equal to the product of (a) the difference between (i) $29.55 and (ii) the appraisal price in effect at the time of such actual or constructive sale and (b) the number of shares actually or constructively sold with respect to each such transaction. The terms of any such payment and any disputes arising in connection therewith shall be resolved by the Board or a committee thereof, and all such resolutions shall be final and binding on the Company and its stockholders.

  1.11 CERTAIN CONTINGENT PAYMENTS. The Company shall pay to any holder of Class A Common Stock who shall receive the Class A Common Stock cash consideration or Installment Notes a contingent cash payment (a "CONTINGENT PAYMENT") if, within two years (or two years and three months in the case of clause (d) below) from the Effective Time, one of the following events shall occur: (a) the Company consummates a stock sale, merger, consolidation or business combination in which the holders of Class A Composite Stock and Class B Composite Stock receive consideration for their shares and in which the holders of the Company's common stock before the transaction do not hold at least a majority of the common stock after the transaction ("FUTURE MERGER");
(b) the Company consummates a sale of all or substantially all of its assets in which the holders of Class A Composite Stock and Class B Composite Stock receive consideration for their shares ("SALE"); provided that any one Business Group shall not be deemed to be substantially all of its assets; (c) the Company consummates an underwritten public offering of more than 15% of its Class A Composite Stock and Class B Composite Stock ("PUBLIC OFFERING");
(d) the Company repurchases one-third or more of its outstanding Class A Composite Stock and Class B Composite Stock within any three-month period for consideration other than its common stock, provided that such three-month period shall have commenced within the two years after the Effective Time ("EXTRAORDINARY REDEMPTION"); and (e) the Company pays an extraordinary dividend to

                                     III-9
holders of its Class A Composite Stock and Class B Composite Stock in excess of $34.75 per share ("EXTRAORDINARY DIVIDEND"). The right to receive a Contingent Payment, if any, shall be evidenced by a certificate issued by the Company and delivered simultaneously with the Class A Common Stock cash consideration or Installment Notes. For purposes of this Section 1.11, a "FUTURE MERGER" shall not include a stock sale, merger, consolidation or business combination involving any Business Group, and a "PUBLIC OFFERING" shall not include any public offering, secondary offering or other distribution of any Business Group Stock. All computations shall be done on a Class B Composite Stock equivalent basis.

  Upon consummation of a Future Merger or Sale, each such former holder of Class A Common Stock shall be entitled to receive for each share of Class A Common Stock for which Class A Common Stock cash consideration or Installment Notes were received in the Recapitalization, the amount, if any, by which the fair market value of the per share consideration received by the holders of Class B Composite Stock exceeds the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date. Upon consummation of a Public Offering, each such former holder of Class A Common Stock shall be entitled to receive for each share of Class A Common Stock for which Class A Common Stock cash consideration or Installment Notes were received in the Recapitalization, the amount, if any, by which the average of the closing prices of the Class B Composite Stock issued in the Public Offering during the period commencing 91 days, and ending 120 days, after the consummation of the Public Offering exceeds the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date. Upon the occurrence of an Extraordinary Redemption, each such former holder of Class A Common Stock shall be entitled to receive for each share of Class A Common Stock for which Class A Common Stock cash consideration or Installment Notes were received in the Recapitalization, the amount, if any, equal to the product of (a) the average purchase price of Class B Composite Stock repurchased by the Company in the Extraordinary Redemption, less the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date and (b) a factor equal to (i) the number of shares of Class B Composite Stock repurchased by the Company in the Extraordinary Redemption (the "REPURCHASED SHARES") divided by (ii) the sum of (x) the larger of the number of Repurchased Shares or the number of shares of Class B Composite Stock tendered to the Company in connection with the Extraordinary Redemption plus (y) the number of shares of Class A Common Stock that were redeemed by the Company in the Recapitalization for Class A Common Stock cash consideration or Installment Notes. Upon the occurrence of an Extraordinary Dividend, each such former holder of Class A Common Stock will be entitled to receive for each share of Class A Common Stock for which Class A Common Stock cash consideration or Installment Notes were received in the Recapitalization, the amount, if any, equal to the total amount per share distributed by the Company in the Extraordinary Dividend, less the sum of $34.75 per share plus an amount equal to simple interest at 5% annually computed on $34.75 per share from the Effective Date to the relevant date. The terms of any such payment and any disputes arising in connection therewith shall be resolved by the Board or a committee thereof, and all such resolutions shall be final and binding on the Company and its stockholders.

  1.12 TREATMENT OF OUTSTANDING OPTIONS. The Company shall cause the Company's 1984 Stock Option Plan, Combined Stock Ownership Plan and the 1996 Director Plan (individually, a "STOCK OPTION PLAN," and collectively, the "STOCK OPTION PLANS") to be amended as follows:

  (a) GENERAL. The exercise price per share for outstanding options will remain unchanged; and the aggregate number of shares for which options may be granted under the Stock Options Plans shall similarly remain unchanged. Each outstanding option which prior to the Effective Time is exercisable in all respects for one share of Class B Common Stock shall, after the Effective Time, be changed into an option exercisable as described below.

  (b) EMPLOYEES WHO ELECT GROUP STOCK IN THE RECAPITALIZATION. All outstanding stock options exercisable for Class B Common Stock owned by employees who elect Business Group Stock in the Recapitalization shall be changed into options exercisable for the same type of, and in the same proportion as the, Business Group Stock into which their Class B Common Stock shall be converted in the Recapitalization.

                                    III-10

  (c) EMPLOYEES RECEIVING CASH IN THE RECAPITALIZATION. Currently exercisable (vested) options owned by employees who will receive the Class B Common Stock cash consideration shall be changed into an amount in cash equal to $29.55 per share (the Class B Common Stock cash consideration) less the exercise price of such options. The Company shall pay the foregoing amounts (which shall be taxable as ordinary compensation and so shall be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Common Stock cash consideration in the Recapitalization.

  Currently unexercisable (unvested) options owned by the foregoing employees shall be changed into: (i) options exercisable for the same type of, and in the same proportion as the, Business Group Stock into which their Class B Common Stock could have been exchanged in the Recapitalization had they elected Business Group Stock or, (ii) at the election of the holder of such options, the right to receive $29.55 per share (the Class B Common Stock cash consideration) less the exercise price of such options. The Company shall pay the foregoing cash amounts (which shall be taxable as ordinary compensation and so shall be reduced for required tax withholding) to such holders, without interest, on the day that the unvested option would have become exercisable. No cash payment shall be due if the unvested option would not have become exercisable because the holder is not still an employee of the Company or for any other reason. To make an effective election regarding such unvested options, a holder must complete and sign a blue Form of Election and return it to the Exchange Agent prior to 10:00 A.M., Philadelphia time, on the Election Date.

  (d) EMPLOYEES WHO ARE NOT HOLDERS. Options (whether vested or unvested) owned by employees of the Company who are not, and do not have Permitted Transferees who are, holders of Class B Common Stock (e.g., holders of ISPOs or EXPOs who do not also hold shares of Class B Common Stock) shall be changed into: (i) options exercisable for the same type of, and in the same proportion as the, Business Group Stock which they are eligible to own pursuant to the terms of the Business Group Stock or, (ii) at the election of the holder of such options, the right to receive $29.55 per share (the Class B Common Stock cash consideration) less the exercise price of such options. With respect to vested options, the Company shall pay the foregoing amounts (which shall be taxable as ordinary compensation and so shall be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Common Stock cash consideration in the Recapitalization. With respect to unvested options, the Company will pay the foregoing cash amount (which shall be taxable as ordinary compensation and so shall be reduced for required tax withholding), without interest, on the day that the unvested option would have become exercisable. No cash payment shall be due if the unvested option would not have become exercisable because the holder is not still an employee of the Company or for any other reason. To make an effective election regarding such options, a holder must complete and sign a blue Form of Election and return it to the Exchange Agent prior to 10:00 A.M., Philadelphia time, on the Election Date.

  (E) MAGAZINE AND BOOK EMPLOYEES. Options (whether vested or unvested) owned by Magazine and Book Employees will be changed into the right to receive $29.55 per share (the Class B Common Stock cash consideration) less the exercise price of such options. With respect to vested options, the Company will pay the foregoing cash amounts (which will be taxable as ordinary compensation and so will be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Common Stock cash consideration in the Recapitalization. With respect to unvested options, the Company will pay the foregoing cash amounts (which will be taxable as ordinary compensation and so will be reduced for required tax withholding), without interest, on the day that the unvested option would have become exercisable. No cash payment will be due if the unvested option would not have become exercisable because the holder is not still an employee of the Company or for any other reason.

  (F) MAGAZINE AND BOOK EXPO HOLDERS. Expanded ownership purchase opportunities ("EXPOS") (whether vested or unvested) owned by Magazine and Book Employees shall be changed into the right to receive $29.55 per share (the Class B Common Stock cash consideration) less the exercise price of such EXPOs. The Company shall pay the foregoing amounts (which shall be taxable as ordinary compensation and so shall be reduced for required tax withholding) to such holders at the time it makes payment to holders of Class B Common Stock receiving the Class B Common Stock cash consideration in the Recapitalization.

                                    III-11

  1.13 TREATMENT OF EMPLOYEE BENEFIT PLANS.

  (A) RETIREMENT AND PROFIT SHARING PLANS. The Magazine and Book Retirement Plan shall be amended so that the purpose of the plan shall no longer be to invest primarily in employer stock. The Company understands that, after the Effective Time, each Benefit Plan will make additional payments to former employees who participated in the plan and whose employment terminated between September 1, 1997 and the Effective Time. The payment will be in respect of shares of Class A Common Stock which were repurchased from such former employee's plan account after such termination. The amount of the payment will be the difference between the appraisal price of the shares at the Effective Time ($347.50 per share) and the price at which the shares were valued when a distribution was made to the former employee.

  (B) STOCK UNIT RETIREMENT PLAN. Deferred Common Stock Units ("DSUS") in each participant's account for Class B Common Stock shall be converted into DSUs for Class B Composite Stock. After the Effective Time, the Company will make additional payments to former employees who participated in the Stock Unit Retirement Plan and whose employment terminated between September 1, 1997 and the Effective Time. The payment will be in respect of the shares of Class B Common Stock distributed by the plan in connection with the termination and concurrently repurchased by the Company. The amount of the payment will be the difference between the appraisal price of such shares at the Effective Time ($29.55 per share) and the price at which such shares were repurchased.

  1.14 CLOSING. The closing of the transactions contemplated by this Plan (the "CLOSING") shall take place (a) at the offices of the Company, at the ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, at 3:00 P.M., local time, on the later of (i) the day of the Annual Meeting (including any adjournments or postponements thereof), or (ii) the day on which the last of the conditions set forth in Article II hereof is fulfilled or waived (subject to applicable law), or (b) at such other time and place and on such other date as the parties shall agree (the "CLOSING DATE").

                                  ARTICLE II.

                             CONDITIONS PRECEDENT

  2.01 CONDITIONS PRECEDENT TO CONSUMMATION OF THE RECAPITALIZATION. The consummation of the transactions contemplated by this Plan is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

    (A) APPROVAL OF STOCKHOLDERS. The approval and adoption of this Plan and all actions contemplated by this Plan that require the approval or consent of the Company's stockholders shall have been obtained in accordance with the DGCL, the Restated Certificate of Incorporation of the Company and the Stockholders' Agreement.

    (B) FINANCING. The Company, ARAMARK Services, Inc. and ARAMARK Uniform Services Group, Inc. shall have entered into a bank facility on terms and conditions satisfactory to the Company, entitling the Company to receive, at the Effective Time, cash proceeds sufficient (i) to satisfy the Company's obligation to pay to its stockholders and benefit plans at the Effective Time, the aggregate amount of the cash portion of the Redemption Consideration and the Merger Consolidation; (ii) to satisfy the obligation of the Company to make all necessary cash payments in respect of (y) refinancing of any indebtedness, the payment of which may be accelerated by virtue of the consummation of any of the transactions contemplated by this Plan and (z) the payment of all fees and expenses in connection with the Recapitalization; and (iii) to provide the Company with sufficient funds to satisfy its working capital requirements; and all conditions to the availability of funds under such agreements shall have been satisfied or waived.

    (C) RECEIPT OF LICENSES, PERMITS AND CONSENTS. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the

                                    III-12

  Company and its subsidiaries as are necessary for consummation of the Recapitalization have been obtained and are in full force and effect (other than those which, if not obtained, would not have a material adverse effect on (i) the transactions contemplated hereby, (ii) the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole or (iii) the continuation of the operations and business of the Company and its subsidiaries after the consummation of the Recapitalization).

    (D) LITIGATION. No action, proceeding or investigation shall have been instituted or threatened prior to the Effective Time before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Plan or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of this Plan, and no restraining order or injunction issued by any court of competent jurisdiction shall be in effect prohibiting the consummation of this Plan.

    (E) ACTIONS AND PROCEEDINGS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by, or incidental to, this Plan and all other related legal matters shall have been reasonably satisfactory to and approved by the Company and its counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

    (F) APPRAISALS. The Board shall have received appraisals or similar reports satisfactory to such Board supporting the conclusions that (a) sufficient surplus is available to permit consummation of the transactions contemplated by the Plan under the DGCL and (b) the fair value of the Company's total assets will exceed the fair value of the Company's total liabilities immediately after the Effective Time.

    (G) FAIRNESS OPINION. The Board shall have received the written opinion, in form satisfactory to it, on or prior to the submission of this Plan to the stockholders for their approval, of an independent investment banking firm to the effect that (i) the consideration to be received by holders of Class A Common Stock in connection with the Reclassification and the Class A Stock Exchange (whether they receive cash or Class A Composite Stock) is fair, from a financial point of view, to those holders and (ii) the consideration to be received by holders of Class B Common Stock (whether they receive cash or Group Stock) in connection with the Merger is fair, from a financial point of view, to those holders. No such opinion need be expressed with respect to repurchases of Class A Common Stock pursuant to the Call Option or as to the value of the Installment Notes.

    (H) LEGAL OPINIONS. The Board shall have received, in form and substance satisfactory to it, such legal opinions as have been agreed between the Company and its counsel.

    (I) $25 MILLION CASH LIMIT TO CONTINUING HOLDERS. Continuing Holders of no more than $25 million of the Class B Common Stock (valued at $29.55 per share) shall be entitled to receive cash in the Merger or have perfected their appraisal rights under the DGCL.

    (J) CONDITIONS COMPLIED WITH. All terms and conditions of this Plan required to be complied with or satisfied prior to the Closing Date shall have been duly complied with, satisfied or waived.

  To the extent permitted by applicable law, conditions (a) through (h) and
(j) may be waived by the Board. Condition (i) may be waived by the Board only if at least 500 record holders would own Class B Composite Stock immediately after the Effective Time.

                                    III-13

                                 ARTICLE III.

                                 MISCELLANEOUS

  3.01 TERMINATION AND ABANDONMENT. To the fullest extent permitted by the DGCL and to the extent any Share 100 Certificate is not effective, this Plan may be terminated and the transactions contemplated hereby may be abandoned by the parties hereto, notwithstanding approval and adoption thereof by the stockholders of the parties, at any time prior to the effectiveness of the Share 100 Certificates to be filed with the Secretary of State of the State of Delaware.

  3.02 AMENDMENT AND MODIFICATION. At any time prior to the Effective Time and to the extent any Share 100 Certificate is not effective, the parties hereto may amend, modify or supplement any term of this Plan as set forth herein, add any new term or waive any condition thereof, provided that no such modification, amendment, addition or waiver which requires stockholder or any other approval under the DGCL or any other applicable law, or under the Restated Certificate of Incorporation or the Stockholders' Agreement, will occur following the Annual Meeting unless such approval is obtained. In the event of a material modification to this Plan, a supplement to the proxy statement mailed in connection with the Recapitalization will be distributed to stockholders and, if necessary, stockholders' proxies will be resolicited. The good faith determination by the Board of Directors of the parties hereto that an amendment, modification addition or waiver to this Plan complies with this Section 3.02 shall be conclusive as to all stockholders of the parties.

  3.03 BOARD DETERMINATIONS. The good faith determination by the Board with respect to the interpretation or implementation of any element of this Plan shall be conclusive as to all stockholders of the Company. The Board may delegate any and all such matters to any committee thereof and, to the fullest extent permitted by law, to any authorized officer or agent.

  IN WITNESS WHEREOF, each party hereto has caused this Plan to be signed by its duly authorized officer as of the day first above written.

                                          ARAMARK Corporation

                                                /s/ Martin W. Spector

                                          By _____________________________

                                            Name:Martin W. Spector

                                            Title:Executive Vice President

                                          ARAMARK Share 100, Inc.

                                                 /s/ Donald S. Morton

                                          By _____________________________

                                            Name:Donald S. Morton

                                            Title:Vice President

                                    III-14

                                                                       EXHIBITS

                                                   (TO SHARE 100--AGREEMENT AND
                                                   PLAN OF RECAPITALIZATION AND
                                                                   MERGER)

  Exhibit A (the Restated Charter) and Exhibit B (the Amended and Restated Stockholders' Agreement) to Share 100--Agreement and Plan of Recapitalization and Merger are set forth in full as Annexes V and VI, respectively, to this Proxy Statement.


                                    III-15

                                                                       ANNEX IV

 THIS NOTE IS NOT TRANSFERABLE EXCEPT TO THE ESTATE OF THE PAYEE UPON DEATH OF
                                  THE PAYEE.

                                    FORM OF
                         7.25% GUARANTEED CONVERTIBLE
                     INSTALLMENT PROMISSORY NOTE DUE 2007

                               ----------------

February   , 1998

                                                                    $
                                                     Philadelphia, Pennsylvania

  1. For value received, ARAMARK SERVICES, INC., a Delaware corporation (the
"Company"), hereby promises to pay to         ,                  (the
"Payee"), the sum of $          , on August 1, 2007, and interest at the rate
of 7.25% per annum on the unpaid balance thereof.

  2. PAYMENTS. Both the principal of this Note and interest thereon are payable in lawful money of the United States of America at the principal executive offices of the Company, or at the option of the Company, payment may be made by check mailed to the address of the Payee set forth above or such other address as the Payee shall designate in writing to the Company.

  3. INTEREST. Interest shall be payable at the rate of 7.25% per annum from the date of original issue in arrears in semiannual installments on the 15th day of each December and June, beginning June 15, 1998. Interest shall be computed on the basis of a 360-day year of 12 30-day months.

  4. CONVERSION FEATURE.

    (1) Conversion Privilege and Conversion Price. At the option of the Payee, at any time after the first anniversary of the original issue of this Note, this Note may be converted in whole at the principal amount thereof into an equivalent principal amount of 7.10% Guaranteed Notes due December 1, 2006 (the "PUBLICLY TRADED NOTES"). No conversion may occur at any time when there exists a default under any indebtedness of the Company. The Publicly Traded Notes will be issued pursuant to the existing Indenture between the Company and The Bank of New York, as trustee, dated as of July 15, 1991 (the "INDENTURE").

    (2) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Payee shall surrender this Note, duly endorsed or assigned to the Company or in blank, at the principal executive offices of the Company, accompanied by written notice to the Company that the Payee irrevocably elects to convert this Note.

    (3) Effectiveness of Conversion. Unless earlier redeemed pursuant to
  Section 5, the Note shall be deemed to have been converted on the 30th day following the day of surrender of the Note for conversion in accordance with the foregoing provisions, and at such time the rights of the Payee under the Note shall cease, and the Payee shall be treated for all purposes as the record holder of such Publicly Traded Notes at such time. Effective as of the conversion date, the Company shall issue to the Payee Publicly Traded Notes, in the principal amount of $1,000, or a whole number multiple thereof, equal to the total aggregate principal amount to which the Payee of Notes is entitled upon conversion. No payment or adjustment is to be made on conversion for interest accrued hereon or for interest accrued on the Publicly Traded Note issued on conversion.

    (4) Taxes on Conversions. The Company covenants that all Publicly Traded Notes which may be issued upon conversion of Notes will upon issue be validly issued and binding obligations of the Company and the Company will pay all transfer taxes, liens and charges with respect to the issue thereof.

  5. REDEMPTION. Except as provided in this Section 5, this Note may not be prepaid without the consent of the Payee.

    (1) In Lieu of Conversion. At any time after the Payee shall give written notice to the Company that the Payee irrevocably elects to convert this Note and prior to the conversion date, this Note may be redeemed in whole, but not in part, at the option of the Company, by payment of a redemption price equal to 100% of the principal amount hereof, together with accrued interest, if any, to the date of such redemption. Upon such redemption, this Note will be canceled and no conversion into Publicly Traded Notes shall be effected.

    (2) After June 14, 2004. At any time on or after June 15, 2004, this Note may be redeemed in whole, but not in part, at the option of the Company, by giving at least 30 days' prior written notice to the Payee of such redemption (which notice may be given prior to June 15, 2004 and shall state the redemption date and a redemption price equal to 100% of the principal amount hereof, together with accrued interest, if any, to the date of such redemption) and by payment of such redemption price on the redemption date. Upon such redemption, this Note will be canceled.

  6. EVENTS OF DEFAULT. The principal of this Note and accrued unpaid interest thereon shall (if not already due and payable) upon demand by the Payee become due and payable forthwith, if one or more of the following events of default shall happen and be continuing at the time of such demand (except that no demand shall be necessary in case of Clause (5) below):

    (1) Nonpayment of Principal. Default shall be made in the punctual payment of principal due hereunder when and as the same shall become due and payable and such default shall continue for a period of 5 days.

    (2) Nonpayment of Interest. Default shall be made in the payment of any installment of interest on this Note and such default shall continue for 30 days after written notice thereof has been given to the Company by the Payee.

    (3) Covenant Default. Default shall be made in any of the covenants or agreements made in this Note (other than those covered in paragraphs (1) or (2)) for 30 days after written notice thereof has been given to the Company by the Payee.

    (4) Cross Default. An event or condition shall occur that results in the acceleration of the maturity of indebtedness for money borrowed by the Company aggregating in excess of $100,000,000, and such indebtedness shall not have been discharged and such acceleration shall not have been rescinded or annulled.

    (5) Bankruptcy. The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for any receiver or trustee of the Company, commence any proceeding relating to the Company under any bankruptcy, reorganization, re-adjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there shall be commenced against the Company any such proceeding which shall remain undismissed for a period of 60 days, or the Company by any act shall indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for the Company or any substantial part of its property, or shall suffer any such receivership or trusteeship to continue undischarged for a period of 60 days.

  7. COVENANT--ANNUAL FINANCIAL STATEMENTS. So long as this Note shall remain unpaid, the Company will furnish to the Payee as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the audited annual report for such year for the Company containing balance sheets of the Company as of the end of such fiscal year and statements of income and retained earnings of the Company for such fiscal year, together with the report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized standing.

  8. RESTRICTIONS ON TRANSFER. This Note is not transferable except to the estate of the Payee upon death of the Payee.

  9. UNSECURED. This Note shall be an unsecured obligation of the Company and shall not have the benefit of any security.

  10. NO SINKING FUND. This Note shall not have the benefit of any sinking fund.

  11. EXPENSES OF COLLECTION. The Company covenants that if any payment of principal or interest hereunder is not paid when due and payable, it will, to the extent that it may lawfully promise so to do, pay to the Payee such further amount as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to the attorneys of the Payee for all services rendered in that connection.

  12. COURSE OF DEALING. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of any rights of the Payee.

  13. GOVERNING LAW. This Note shall be governed by the laws of the Commonwealth of Pennsylvania.

                                          ARAMARK SERVICES, INC.

                                          By: _________________________________
                                             Treasurer

                                   GUARANTEE

  ARAMARK Corporation (the "GUARANTOR") hereby unconditionally guarantees to the Payee the due and punctual payment of the principal of, and interest, if any (together with any additional amounts payable pursuant to the terms of this 7.25% Guaranteed Convertible Installment Promissory Note due 2007 (this "NOTE")), on this Note, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note. The Guarantor agrees that in the case of default by the Company in the payment of any such principal or interest (together with any additional amounts payable pursuant to the terms of this Note), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Payee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this Note except by payment in full of the principal and interest, if any (together with any additional amounts payable pursuant to the terms of this Note), thereon.

  The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder
(i) to be subrogated to the rights of the Payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

  This Guarantee shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                          ARAMARK CORPORATION

                                          By: _________________________________
                                             Treasurer

                         [ FORM OF CONVERSION NOTICE ]

  To: ARAMARK Services, Inc.

  The Payee of this Note hereby irrevocably exercises the option to convert this Note into new 7.10% Guaranteed Notes due December 1, 2006 of ARAMARK Services, Inc. ("PUBLICLY TRADED NOTES") in accordance with the terms of this Note, and directs that the Publicly Traded Notes issuable and deliverable upon the conversion, be issued and delivered to the Payee.

                                          Dated:

                                          -------------------------------------
                                          Name

                                          -------------------------------------
                                          Address

                                          -------------------------------------
                                          (Please print name and address,
                                          including zip code number)

                                          -------------------------------------
                                          Signature

                                          SOCIAL SECURITY OR OTHER TAXPAYER
                                          IDENTIFYING NUMBER

                                          -------------------------------------

                                                                        ANNEX V

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              ARAMARK CORPORATION

                 (ORIGINALLY INCORPORATED ON SEPTEMBER 7, 1984
                    UNDER THE NAME "ARA ACQUIRING COMPANY")

  FIRST: The name of the Corporation is ARAMARK CORPORATION.

  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

  THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 210,000,000 shares, consisting of:

    (i) 10,000,000 shares of Series Preferred Stock, $1.00 par value per share (the "SERIES PREFERRED STOCK"); and

    (ii) 200,000,000 shares of Common Stock, $.01 par value per share (the "COMMON STOCK").

  The Common Stock may be issued in one or more series, which series may be referred to in this Restated Certificate of Incorporation, or in any Certificate of Designations with respect to such Common Stock, as classes of Common Stock.

  Upon the filing hereof, each share of Common Stock, Class A, $.01 par value per share, of the Corporation, issued and outstanding immediately prior to such filing, is, without any action by the holder thereof, reclassified as, and changed into, one share of Redeemable Transitory Participating Preferred Stock.

  In addition to the classes and series of stock expressly designated and set forth in Part 4D, the Board of Directors shall have the full authority permitted by law to fix full or limited, or no voting power, and such other designations, preferences and relative, participating, optional or other special rights (including, as examples and not as a limitation, multiple voting powers and conversion rights), and qualifications, limitations or restrictions of any series of Preferred Stock or any class or series of Common Stock that may be desired. A statement of the designations, preferences, and relative, participating, optional or other special rights of each class and series of stock, and the qualifications, limitations and restrictions in respect thereof, is as follows:

4A. COMMON STOCK

  1. DESIGNATION. The following five classes of Common Stock are designated and consist of the number of shares as follows:

    (a) 25,000,000 shares of Common Stock, Class A--Composite Group, $.01 par value per share (the "CLASS A COMMON STOCK"), and

    (b) 40,000,000 shares of Common Stock, Class B--Composite Group, $.01 par value per share (the "CLASS B COMMON STOCK"), and

    (c) 20,000,000 shares of Common Stock, Class E--Educational Resources Group, $.01 par value per share (the "CLASS E COMMON STOCK"), and

    (d) 40,000,000 shares of Common Stock, Class F--Food and Support Services Group, $.01 par value per share (the "CLASS F COMMON STOCK"), and

    (e) 40,000,000 shares of Common Stock, Class U--Uniform and Career Apparel Group, $.01 par value per share (the "CLASS U COMMON STOCK").

  The Class A Common Stock and the Class B Common Stock are referred to collectively as the "COMPOSITE COMMON STOCK"; the Class E Common Stock, the Class F Common Stock and the Class U Common Stock (and such other Common Stock, the terms of which shall specifically provide that such Common Stock is Business Group Common Stock) are referred to collectively as the "BUSINESS GROUP COMMON STOCK".

  The number of shares of each such class or series may from time to time be increased (but not above the number of shares that would cause the aggregate number of shares of all classes of Common Stock to exceed the total number of authorized shares of Common Stock) or decreased (but not below the number of shares of such class then outstanding) by the Board of Directors. The Common Stock shall be issuable only in whole shares. The preferences and rights of each of the five classes of Common Stock designated above, and the qualifications, limitations and restrictions thereon, shall be in all respects identical, except as otherwise provided in this Part 4A of this Restated Certificate of Incorporation.

  2.  DIVIDENDS.

  Subject to any provision in this Article FOURTH with respect to any stock of the Corporation to the contrary, out of the assets of the Corporation which are by law available for the payment of dividends, dividends and other distributions may be, but shall not be required to be, declared and paid upon shares of Common Stock, subject to all of the limitations set forth below. Subject to such limitations, the Board of Directors may declare and pay dividends or other distributions exclusively on Composite Common Stock or on any class of Business Group Common Stock or on any combination thereof, in equal or unequal amounts, notwithstanding the relative Available Dividend Amounts, the amount of dividends and other distributions previously declared on each class, the respective voting or liquidation rights of each class or any other factor.

    (a) DISTRIBUTIONS ON THE COMPOSITE COMMON STOCK. Dividends and other distributions on Composite Common Stock may be declared and paid only out of the Available Dividend Amount for the Composite Common Stock. The holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive the same dividends and other distributions, ratably, with the holder of one share of Class A Common Stock entitled to receive ten times what the holder of one share of Class B Common Stock is entitled to receive; provided, however, that in the case of dividends or other distributions payable in Composite Common Stock, only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock and only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, and any such distribution shall be made ratably, with the holder of one share of Class A Common Stock entitled to receive the same number of shares of Class A Common Stock as the number of shares of Class B Common Stock the holder of one share of Class B Common Stock shall be entitled to receive.

    (b) DISTRIBUTIONS ON THE BUSINESS GROUP COMMON STOCK. Dividends and other distributions on any class of Business Group Common Stock may be declared and paid only out of the Available Dividend Amount for such class of Business Group Common Stock.

    (c) SHARE DISTRIBUTIONS. Except as otherwise provided in this Part 4A, the Board of Directors may not declare and pay dividends or distributions of shares of the Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of the Common Stock) on shares of the Common Stock or shares of the Series Preferred Stock, except as follows:

      (i) dividends or distributions of shares of Composite Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Composite Common Stock) on shares of Composite Common Stock or shares of the Series Preferred Stock attributed to the Composite Group;

      (ii) dividends or distributions of shares of any class of Business Group Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of such class of Business Group Common Stock) on shares of such class of Business Group Common Stock or shares of the Series Preferred Stock attributed to the respective Business Group; and

      (iii) dividends or distributions of shares of any class of Business Group Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of such class of Business Group Common Stock) on shares of Composite Common Stock or shares of the Series Preferred Stock attributed to the Composite Group, but only if the sum of (1) the number of shares of such class of Business Group Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued) and (2) the number of shares of such class of Business Group Common Stock which are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed to the Composite Group is less than or equal to the applicable Number of Shares Issuable with Respect to the Inter-Group Interest.

  3. VOTING RIGHTS.

    (a) Subject to the special voting rights of the holders of any other stock of the Corporation, the Common Stock (and any other stock of the Corporation which may be entitled to vote with the holders of Common Stock), voting as a single class except where the classes or series of Common Stock or any of them (and such other stock) are required by law to vote as separate classes or series on a particular matter, shall possess all of the voting power of the Corporation with respect to the election of directors and for all other purposes.

    (b) Except as otherwise provided in the following paragraph, each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of the Corporation's stockholders.

    (c) Upon the consummation of a Public Offering of any class of Business Group Common Stock, each share of Class B Common Stock and Business Group Common Stock shall be thereafter entitled to ten votes on all matters submitted to a vote of the Corporation's stockholders; provided that the class of Business Group Common Stock that is offered in the Public Offering shall thereafter continue to be entitled to one vote per share on all matters submitted to a vote of the Corporation's stockholders; provided, further, that any class of Business Group Common Stock having ten votes per share that is offered in a subsequent Public Offering shall, after consummation of such Public Offering, be entitled to one vote per share on all matters submitted to a vote of the Corporation's stockholders.

    (d) In addition to and not in limitation of all rights of the Board of Directors of the Corporation to take action with respect to any class or series of stock by resolution pursuant to applicable Delaware law, the number of authorized shares of any class or series of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, without a separate class or series vote of the holders of the affected class or series, unless such a vote is otherwise required herein or in any Certificate of Designation with respect to such class or series.

    (e) Notwithstanding anything herein to the contrary, the shares of Class A Common Stock shall not be entitled to any vote in connection with the consideration of the merger of a wholly-owned subsidiary of the Corporation into the Corporation as set forth in the proxy statement mailed to holders in connection with the consideration of the recapitalization of the Corporation pursuant to which the Composite Common Stock was created.

  4. Liquidation.

    (a) LIQUIDATION VALUE. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after provision for the payment of creditors and after provision shall be made for holders of all shares of stock of the Corporation having a preference upon liquidation, dissolution or winding up, the remaining assets of the Corporation shall be distributed among the holders of Common Stock and, to the extent provided in this Article FOURTH, the holders of any other stock of the Corporation which may be entitled to share in such distribution. Such distribution to holders of each class of Common Stock shall be on a per share basis in proportion to the respective liquidation units per share of such class of Common Stock. Each share of Class A Common Stock shall have ten liquidation units, and each share of Class B Common Stock and each share of Business Group Common Stock shall have one liquidation unit. If the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of any class of Common Stock, or declare a dividend or other distribution in shares of any class of Common Stock to holders of such class, the per share liquidation units of such class shall be appropriately adjusted, as determined by the Board of Directors.

    (b) ACTIONS NOT CONSIDERED LIQUIDATION. None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section: (1) a consolidation or merger of the Corporation with or into any other corporation; (2) a merger of any other corporation into the Corporation; (3) a reorganization of the Corporation; (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation; (5) a sale or transfer of all or any part of the assets of the Corporation; or (6) a share exchange to which the Corporation is a party.

  5. CONVERSION AND REDEMPTION OF COMMON STOCK.

    (a) CONVERSION AT ELECTION OF THE BOARD OF DIRECTORS.

      (i) CONVERSION INTO CLASS A COMMON STOCK. The Board of Directors may at any time declare that all outstanding shares of any class of Business Group Common Stock or of Class B Common Stock shall be converted, as of the applicable Conversion Date, into fully paid and nonassessable shares of Class A Common Stock at the applicable Conversion Ratio; and no shares of such converted class of Common Stock may be issued or reissued thereafter.

      (ii) CONVERSION INTO CLASS B COMMON STOCK. The Board of Directors may at any time declare that all outstanding shares of any class of Business Group Common Stock shall be converted, as of the applicable Conversion Date, into fully paid and nonassessable shares of Class B Common Stock at the applicable Conversion Ratio; and no shares of the class of Common Stock so converted may be issued or reissued thereafter.

      (iii) CONVERSION INTO NEW BUSINESS GROUP COMMON STOCK. During the period after all shares of any class of Business Group Common Stock are called for conversion as provided above, but before the applicable Conversion Date, the holders of such shares may, at their election and in lieu of such conversion, convert their shares into shares of a new class of Business Group Common Stock (for substantially the same Business Group as was the class of Business Group Common Stock being converted), if any, that the Board of Directors may designate for the stated purpose of having a Public Offering at the applicable Conversion Ratio, provided that notice of such conversion shall be given in accordance with the provisions of this Part 4A.

    (b) CONVERSION UPON TRANSFER OF EMPLOYMENT. If a full-time employee of the Corporation or any of its Subsidiaries accepts a transfer in employment from one Group to another, then the Board of Directors may declare that all or any part of the outstanding shares of any class of Business Group Common Stock held by such individual (a "MANAGEMENT INVESTOR") or a Permitted Transferee of such Management Investor shall be converted, as of the effective date of such transfer or such later date not more than 90 days thereafter, into fully paid and nonassessable shares of such other class or classes of Common Stock as the Board of Directors shall determine, at the applicable Conversion Ratio, provided that notice of such conversion shall be given in accordance with the provisions of this Part 4A.

    (c) The "CONVERSION RATIO" shall be, (i) in the case of conversion of Class B Common Stock into Class A Common Stock, one-tenth of a share of Class A Common Stock for each outstanding share of Class B Common Stock being converted, and (ii) in any other case of conversion of any class of Common

Stock (the "CONVERTING CLASS") into any other class of Common Stock (the "NEW CLASS"), the number of shares of the New Class equal to the Appraisal Price of the Converting Class divided by the Appraisal Price of the New Class, as determined by the Board of Directors, for each outstanding share of such Converting Class being converted.

    (d) REDEMPTION OF COMMON STOCK FOR SUBSIDIARY STOCK. At any time at which all of the assets and liabilities attributed to a Business Group (and no other assets or liabilities of the Corporation or any Subsidiary thereof) are held directly or indirectly by one or more wholly-owned Subsidiaries of the Corporation (each, a "BUSINESS GROUP SUBSIDIARY"), the Board of Directors may, provided that there are assets legally available therefor, redeem all of the outstanding shares of the related Business Group Common Stock in exchange for the number of shares of common stock of each Business Group Subsidiary equal to the product of the Outstanding Fraction for such Business Group multiplied by the number of shares of common stock of such Business Group Subsidiary to be outstanding immediately following such exchange of shares, such Business Group Subsidiary shares to be delivered to the holders of shares of the related Business Group Common Stock on the Redemption Date either directly or indirectly through another such Business Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of such Business Group Common Stock pro rata in accordance with the number of shares of such Business Group Common Stock held by each on such Redemption Date, each of which shares of common stock of such Business Group Subsidiary shall be, upon such delivery, fully paid and nonassessable.

    (e) NOTICE OF CONVERSION OR REDEMPTION. Notice of conversion or redemption of any shares of Common Stock shall be given by the Corporation by first-class mail, and in the case of conversion pursuant to paragraph (a) or redemption pursuant to paragraph (d), not less than 10 nor more than 60 days' prior to the date fixed by the Board of Directors of the Corporation for such conversion or redemption (the "CONVERSION DATE" or "REDEMPTION DATE"), to the holders of record of the shares to be converted or redeemed at their respective addresses then appearing on the records of the Corporation. The notice shall state: (1) the Conversion Date or the Redemption Date; (2) the class of Common Stock subject to such conversion or redemption (and in the case of a conversion pursuant to paragraph (b), the number of shares of each class of Common Stock being converted) and the class or classes of Common Stock into which such shares are converted; (3) the applicable Conversion Ratio(s) or the number of shares of common stock of such Business Group Subsidiary being issued for each share of Common Stock being redeemed; (4) the new class of Business Group Common Stock, if any, that was designated by the Board of Directors and into which such holder may elect to convert his shares, and the Conversion Ratio therefor; (5) that dividends on the shares of Common Stock to be converted or redeemed shall cease to accrue on the Conversion Date or the Redemption Date, as the case may be; and (6) the place or places where such shares of Common Stock to be converted or redeemed are to be surrendered for payment.

    (f) PROCEDURE. In the event of any such conversion or redemption pursuant to paragraph (a), (b) or (d), the certificate or certificates, if any, representing shares of Common Stock being converted or redeemed held by such holder shall thereupon and thereafter be deemed to represent the number of whole shares of Common Stock or of common stock of such Business Group Subsidiary issuable upon such conversion or redemption and the right to receive cash in lieu of fractional shares pursuant to paragraph (g) hereof. The issuance of such shares and the registration thereof upon such conversion or redemption shall be made without charge to the holder thereof for any stamp or other similar tax in respect of such issuance. As promptly as practicable after the surrender for conversion or redemption of a certificate, if any, representing shares of Common Stock, the Corporation will issue and register the number of whole shares of Common Stock or of common stock of such Business Group Subsidiary issuable upon such conversion or redemption, in the name of such holder and shall deliver to such holder a cash adjustment for any fraction of a share as provided pursuant to paragraph (g) hereof, if not evenly convertible or redeemable. Such conversion or redemption shall be deemed to have been made on the applicable Conversion Date or Redemption Date, and all rights of such holder arising from ownership of such shares of Common Stock shall cease at such time, and the person or persons in whose name or names the shares of Common Stock or of common stock of such Business Group Subsidiary are to be issued shall be treated for all purposes as having become the record holder or holders of such shares at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of any past dividends and other distributions shall be made upon the conversion or redemption of any share of Common Stock; provided, however, that if any share of any class of Common Stock shall be converted or redeemed subsequent to the record date for the payment of a dividend or other distribution on shares of such class of Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable to holders of such class of Common Stock.

    (g) NO FRACTIONAL SHARES. No fractions of shares of Common Stock or of common stock of such Business Group Subsidiary are to be issued upon conversion or redemption, but in lieu thereof the Corporation will pay therefor in cash, a sum equal to the number of shares of Common Stock not evenly convertible or redeemable multiplied by the per share Appraisal Price of the shares of Common Stock being converted or redeemed.

  6. DETERMINATIONS BY THE BOARD OF DIRECTORS.

    (a) DETERMINATIONS AUTHORIZED. The Board of Directors shall make such determinations with respect to the assets and liabilities to be attributed to the Groups, the application of the provisions of this Part 4A to transactions to be engaged in by the Corporation, including, without limiting the foregoing, the following determinations:

      (i) Upon any acquisition by the Corporation or its Subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of any Group, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of one or more Groups and, accordingly, shall be attributed to such Group or Groups, as the case may be.

      (ii) Upon any issuance of any shares of any Business Group Common Stock at a time when the Number of Shares Issuable with Respect to the Inter-Group Interest with respect thereto is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of such Business Group Common Stock so issued shall reduce the applicable Number of Shares Issuable with Respect to the Inter-Group Interest, and the Number of Shares Issuable with Respect to the Inter-Group Interest shall be adjusted accordingly.

      (iii) Upon any issuance by the Corporation or any Subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of any Business Group Common Stock, if at the time such Convertible Securities are issued the Number of Shares Issuable with Respect to the Inter-Group Interest with respect thereto is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance of Convertible Securities in the business of the Composite Group or such Business Group and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of such Business Group Common Stock pursuant thereto shall, in whole or in part, reduce the applicable Number of Shares Issuable with Respect to the Inter-Group Interest.

      (iv) Upon any issuance of any shares of the Series Preferred Stock of any series, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of the Series Preferred Stock in the business of any Group or Groups and any other relevant factors, the shares so issued to such Group or Groups in such proportion as the Board of Directors shall determine.

      (v) Upon any redemption or repurchase by the Corporation or any Subsidiary thereof of shares of Series Preferred Stock or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations and any other relevant factors, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to which Group or Groups and, accordingly, how many of the shares of Series Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to each Group.

    (b) DELEGATION. The Board of Directors may delegate any and all authority under this Part 4A to any committee thereof and, to the fullest extent permitted by law, to any authorized officer or agent.

    (c) RECORD OF DETERMINATIONS. The Secretary of the Corporation shall maintain a record of determinations made by the Board of Directors pursuant to this Part 4A, which shall be made available for inspection by any stockholder upon request.

    (d) BOARD DETERMINATIONS BINDING. Subject to applicable law, any determinations made by the Board of Directors under any provision of this Part 4A or otherwise in furtherance of the application of this Part 4A shall be final and binding on all stockholders.

  7. CERTAIN DEFINITIONS. The following terms as used in this Restated Certificate of Incorporation shall be deemed to have the meanings set forth in this section.

    (a) "APPRAISAL PRICE" of shares of a class of Common Stock shall mean the fair market value of such shares, as determined by an Appraiser according to the most recent existing appraisal of shares of such class of Common Stock, which appraisal shall be as of a date not more than six months prior to the use thereof; provided that, in the case of a class of Common Stock that is publicly traded, the Board of Directors may determine that the Appraisal Price is a trading price or quotation as of a recent date or an average trading price or quotation for a recent period, all as determined by the Board of Directors.

    (b) "APPRAISER" shall mean a firm headquartered in the United States of nationally recognized standing in the business of appraisal or valuation of securities which does not own any stock of the Corporation and which has been selected by the Board of Directors to act as an independent appraiser.

    (c) "AVAILABLE DIVIDEND AMOUNT" with respect to any Business Group, on any date, shall mean the assets attributed to such Business Group which would be by law available for the payment of dividends if such Business Group were a separate corporation, as determined by the Board of Directors. "AVAILABLE DIVIDEND AMOUNT" with respect to the Composite Group, on any date, shall mean the assets attributed to the Composite Group which would be by law available for the payment of dividends if each Business Group were a separate corporation and the Composite Group owned, with respect to each such Business Group, the Number of Shares Issuable with respect to the Inter-Group Interest, as determined by the Board of Directors.

    (d) "BUSINESS GROUP" shall mean the Education Group, the Food and Support Services Group, the Uniform Group, or any other Group as may be designated as such by the Board of Directors, as the case may be. A Business Group, as of any date, shall comprise:

      (i) all businesses, assets and liabilities of the related Business Group Companies, as of the date hereof;

      (ii) all assets and liabilities of the Corporation and its Subsidiaries attributed by the Board of Directors to such Business Group, whether or not such assets or liabilities are or were also assets and liabilities of any of such Business Group Companies;

      (iii) all properties and assets transferred to such Business Group from any other Group pursuant to transactions in the ordinary course of business of both such Business Group and such other Group or otherwise as the Board of Directors may have directed;

      (iv) all properties and assets transferred to such Business Group from the Composite Group in connection with an increase in the related Number of Shares Issuable with Respect to the Inter-Group Interest; and

      (v) the interest of the Corporation or any of its Subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its Subsidiaries outside of the ordinary course of business and attributed to such Business Group, as determined by the Board of Directors;

provided that (1) from and after the payment date of any dividend or other distribution with respect to shares of the related Business Group Common Stock (other than a dividend or other distribution payable in shares of such Business Group Common Stock, with respect to which adjustment shall be made in the related Number of Shares

Issuable with Respect to the Inter-Group Interest, or in securities of the Corporation attributed to such Business Group, for which provision shall be made as set forth in clause (2) of this proviso), such Business Group shall no longer include an amount of assets or properties previously attributed to such Business Group as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of such Business Group Common Stock declared multiplied by (b) a fraction the numerator of which is equal to the Inter-Group Interest Fraction for such Business Group in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Fraction for such Business Group in effect on the record date for such dividend or distribution,
(2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of such Business Group Common Stock payable in securities of the Corporation that are attributed to such Business Group (other than such Business Group Common Stock), there shall be excluded from such Business Group an interest in such Business Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of such Business Group Common Stock multiplied by the fraction specified in clause (b) of this proviso (determined as of the record date for such distribution) (and such interest in such Business Group shall be attributed to the Composite Group) and, to the extent interest is or dividends are paid on the securities so distributed, such Business Group shall no longer include a corresponding ratable amount of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in such Business Group deemed held by the Composite Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in such Business Group shall be attributed to the Composite Group) and (3) from and after any transfer of any assets or properties from such Business Group to the Composite Group, such Business Group shall no longer include such assets or properties so contributed or transferred. The Corporation may also, to the extent a dividend or distribution on such Business Group Common Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for such Business Group Common Stock, cause such Convertible Securities as are deemed to be held by the Composite Group for purposes of calculating the Number of Shares Issuable with Respect to the Inter-Group Interest to be deemed to be converted, exchanged or exercised for purposes of such calculations, in which case such Convertible Securities shall no longer be deemed to be held by the Composite Group.

    (e) "BUSINESS GROUP COMPANIES" shall mean, as of any date, the Educational Resources Group Companies with respect to the Educational Resources Group, the Food and Support Services Group Companies with respect to the Food and Support Services Group, the Uniform and Career Apparel Group Companies with respect to the Uniform and Career Apparel Group, or the respective companies included in any Business Group as may be designated by the Board of Directors.

    (f) "COMPOSITE GROUP" shall mean, as of any date:

      (i) the interest of the Corporation or any of its Subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its Subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed to any Business Group;

      (ii) a proportionate undivided interest in each and every business, asset and liability attributed to a Business Group equal to the Inter-Group Interest Fraction for such Business Group as of such date;

      (iii) all properties and assets transferred to the Composite Group from any Business Group pursuant to transactions in the ordinary course of business of both the Composite Group and such Business Group or otherwise as the Board of Directors may have directed;

      (iv) all properties and assets transferred to the Composite Group from any Business Group in connection with a reduction of the Number of Shares Issuable with Respect to the Inter-Group Interest for such Business Group;

      (v) the interest of the Corporation or any of its Subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its Subsidiaries outside the ordinary course of business and attributed to the Composite Group, as determined by the Board of Directors; and

      (vi) from and after the payment date of any dividend, redemption or other distribution with respect to shares of any Business Group Common Stock (other than a dividend or other distribution payable in shares of such Business Group Common Stock, with respect to which adjustment shall be made in the related Number of Shares Issuable with Respect to the Inter-Group Interest, or in securities of the Corporation attributed to such Business Group, for which provision shall be made as provided below), an amount of assets or properties previously attributed to such Business Group as were paid in such dividend or other distribution with respect to shares of such Business Group Common Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of such Business Group Common Stock declared multiplied by (2) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Fraction for such Business Group in effect on the record date for such dividend or distribution; provided that from and after any transfer of any assets or properties from the Composite Group to such Business Group, the Composite Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the Inter-Group Interest Fraction).

  If the Corporation shall pay a dividend or make some other distribution with respect to shares of such Business Group Common Stock payable in securities of the Corporation that are attributed to such Business Group (other than such Business Group Common Stock), the Composite Group shall be deemed to hold an interest in such Business Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of such Business Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Fraction for such Business Group in effect on the record date for such dividend or distribution and, to the extent interest is or dividends are paid on the securities so distributed, the Composite Group shall include, and there shall be transferred thereto from such Business Group, a corresponding ratable amount of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the Composite Group if such securities were outstanding. The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of such Business Group Common Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of such Business Group Common Stock, treat such Convertible Securities as are so deemed to be held by the Composite Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the Composite Group shall then no longer include an amount of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such Business Group shall be attributed such properties or assets)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the Composite Group were so considered converted, exchanged or exercised shall be deemed held by the Composite Group and such Convertible Securities shall no longer be deemed to be held by the Composite Group.

    (g) A "CONTRIBUTION" or "TRANSFER" of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

    (h) "CONVERTIBLE SECURITIES" at any time shall mean any securities of the Corporation or of any Subsidiary thereof (other than shares of Common Stock), including warrants but not including employee stock options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class of Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

    (i) "EDUCATION GROUP" shall mean, as of any date, the Business Group that on the date hereof included the Education Group Companies. The Education Group's related Business Group Common Stock is the Class E Common Stock.

    (j) "EDUCATION GROUP COMPANIES" shall mean each of ARAMARK Educational Resources Company, a Delaware corporation and its Subsidiaries as of the date hereof.

    (k) "FAIR VALUE" of any business or assets shall mean the fair market value determined by the Board of Directors. In making such determination, the Board of Directors may rely on an appraisal prepared by an independent investment banking or appraisal firm experienced in valuation matters.

    (l) "FOOD AND SUPPORT SERVICES GROUP" shall mean, as of any date, the Business Group that on the date hereof included the Food and Support Services Group Companies. The Food and Support Services Group's related Business Group Common Stock is the Class F Common Stock.

    (m) "FOOD AND SUPPORT SERVICES GROUP COMPANIES" shall mean each of ARAMARK Services, Inc., a Delaware corporation and its Subsidiaries as of the date hereof.

    (n) "GROUP" shall mean, as of any date, any of the Composite Group and the Business Groups.

    (o) "INTER-GROUP INTEREST FRACTION" as of any date for any Business Group shall mean a fraction the numerator of which shall be the Number of Shares Issuable with Respect to the Inter-Group Interest for such Business Group on such date and the denominator of which shall be the sum of (A) such Number of Shares Issuable with Respect to the Inter-Group Interest and (B) the aggregate number of shares of the related Business Group Common Stock outstanding on such date (including the dilutive impact of outstanding employee stock options calculated using the treasury stock method).

    (p) "NUMBER OF SHARES ISSUABLE WITH RESPECT TO THE INTER-GROUP INTEREST" for any Business Group shall be determined by the Board of Directors at the time of the first issuance of shares of the related Business Group Common Stock, and shall be equal to the Fair Value of such Business Group divided by the Appraisal Price of such Business Group Common Stock, minus the aggregate number of shares of such Business Group Common Stock outstanding as of such date (including the dilutive impact of outstanding employee stock options calculated using the treasury stock method); provided, however, that such number shall from time to time thereafter be:

      (i) adjusted as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such Business Group Common Stock or any dividend or other distribution of shares of such Business Group Common Stock to holders of shares of such Business Group Common Stock or any reclassification of such Business Group Common Stock;

      (ii) decreased (but to not less than zero) by action of the Board of Directors by (1) the number of shares of such Business Group Common Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (2) the number of shares of such Business Group Common Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (3) the number of shares of such Business Group Common Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Composite Common Stock, (4) the number of shares of such Business Group Common Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Composite Common Stock, or (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from such Business Group to the Composite Group in consideration for a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest divided by (b) the Appraisal Price of one share of such Business Group Common Stock as of the date of such transfer; and

      (iii) increased by (1) the number of outstanding shares of such Business Group Common Stock repurchased by the Corporation for consideration that is attributed to the Composite Group and (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) theretofore attributed to the Composite Group that are contributed to such Business Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by (b) the Appraisal Price of one share of such Business Group Common Stock as of the date of such contribution and (3) the number of shares of such Business Group Common Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Composite Group."

    (q) "OUTSTANDING FRACTION", as of any date, for any Business Group means the fraction the numerator of which shall be the number of shares of the related Business Group Common Stock outstanding on such date (including the dilutive impact of outstanding employee stock options calculated using the treasury stock method) and the denominator of which shall be the sum of the number of shares of such related Business Group Common Stock outstanding on such date (including the dilutive impact of outstanding options calculated using the treasury stock method) and the Number of Shares Issuable with Respect to the Inter-Group Interest for such Business Group on such date.

    (r) "PERMITTED TRANSFEREE" shall have the meaning as defined in the Stockholders' Agreement.

    (s) "PUBLIC OFFERING" shall mean any underwritten offering for cash to the public, either on behalf of the Corporation or any of its securityholders, pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    (t) "STOCKHOLDERS' AGREEMENT" shall mean the Amended and Restated Stockholders' Agreement dated as of December 14, 1984, by and among the Corporation and the persons named therein as the same has been and may be amended and a copy of which is on file with the Secretary of the Corporation and will be provided to any stockholder upon request.

    (u) "SUBSIDIARY" shall mean any corporation or other entity of which the Corporation shall, directly or indirectly, own 50% or more of the equity, as determined by the Board of Directors and any other corporation or other entity in which the Corporation shall directly or indirectly have an equity investment and which the Board of Directors shall in its sole discretion designate.

    (v) "UNIFORM GROUP" shall mean, as of any date, the Business Group that on the date hereof included the Uniform Group Companies. The Uniform Group's related Business Group Common Stock is the Class U Common Stock.

    (w) "UNIFORM GROUP COMPANIES" shall mean each of ARAMARK Uniform Services, Inc., a Delaware corporation and its Subsidiaries as of the date hereof.

4B. SERIES D STOCK

  1. DESIGNATION. There shall be a series of Series Preferred Stock which shall consist of 20,000 shares and shall be designated as Adjustable Rate Callable Nontransferable Series D Preferred Stock (the "SERIES D STOCK"). The number of authorized shares of Series D Stock may be increased by resolution of the Board of Directors.

  2. RANK.

    (a) RANK OF SERIES D STOCK. To the extent and in the manner provided in this Part 4B, the Series D Stock shall, with respect to dividend rights and rights on liquidation, rank (i) junior to or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such stock shall rank senior to, or on parity with, as the case may be, the Series D Stock with respect to dividend rights or rights on liquidation or both and (ii) senior to any other stock of the Corporation.

    (b) CERTAIN DEFINITIONS. The following terms as used in this Part 4B shall be deemed to have the meanings set forth in this section.

      (i) The term "PARTICIPATING STOCK" shall mean the Common Stock and any other stock of the Corporation of any class which has the right to participate in dividends and distributions of the Corporation without limit as to the amount or percentage.

      (ii) The term "PARITY STOCK" with respect to Series D Stock shall mean the Series D Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends or the distribution of assets upon liquidation. The term "DIVIDEND PARITY STOCK" with respect to Series D Stock shall mean the Series D Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term "LIQUIDATION PARITY STOCK" with respect to Series D Stock shall mean the Series D Stock and all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

      (iii) The term "JUNIOR STOCK" with respect to Series D Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends and the distribution of assets upon liquidation. The term "DIVIDEND JUNIOR STOCK" with respect to Series D Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends. The term "LIQUIDATION JUNIOR STOCK" with respect to Series D Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to distribution of assets upon liquidation.

      (iv) The term "SENIOR STOCK" with respect to Series D Stock shall mean all stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

  3. DIVIDENDS.

    (a) CUMULATIVE DIVIDENDS. The holders of record of Series D Stock shall be entitled to receive, as and if declared by the Board of Directors, cumulative cash dividends thereon at the per annum rate per share equal to the Established Dividend Rate (as defined in paragraph (c)), and no more, but only out of funds legally available for the payment of such distributions under the General Corporation Law of the State of Delaware. Dividends on the Series D Stock shall not be payable unless and until declared by the Board of Directors. Dividends shall accrue from the date of original issuance. Accumulations of dividends shall not bear interest.

    (b) LIMITATIONS UPON DIVIDEND ARREARAGE. Unless dividends that have been declared and are payable upon the Series D Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Dividend Junior Stock and no amount shall be set aside for or applied to the redemption, purchase or other acquisition of (i) any Dividend Junior Stock or Liquidation Junior Stock other than by exchange therefor of Junior Stock or out of the proceeds of a substantially concurrent sale of shares of Junior Stock or (ii) any Parity Stock except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of Parity Stock which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the opinion of the Board of Directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.

    (c) The "ESTABLISHED DIVIDEND RATE" shall initially be $25.00, and shall be reset as provided in this paragraph. On each December 16, beginning December 16, 1998 and continuing so long as any shares of Series D Stock shall be outstanding, the Established Dividend Rate shall be reset at a rate equal to $1,000 multiplied by 50% of the One Year Treasury Rate that shall have been in effect at the close of business on the December 1 next preceding (or if such December 1 shall not have been a business day, the business day next preceding such December 1), rounded up to the nearest $1.00; provided, however, that the Established Dividend Rate shall in no event be greater than $50.00. For purposes of the preceding sentence, the "ONE YEAR TREASURY RATE" shall mean the rate for direct obligations of the United States having a constant maturity of 1-year, as published in H.15(519) under the heading "Treasury Constant Maturities", or, if not so published by such December 16, such rate as determined in good faith by the Corporation, which determination absent manifest error shall be conclusive. The Corporation shall file with the duly appointed transfer agent for the Series D Stock a certificate stating the new Established Dividend Rate determined as provided in this paragraph and showing the computation thereof, and will cause a notice stating the new Established Dividend Rate and the computation thereof to be mailed to the holders of shares of Series D Stock.

  4. LIQUIDATION RIGHTS.

    (a) LIQUIDATION VALUE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series D Stock shall be entitled to receive from the assets of the Corporation, payment in cash, of $1,000 per share, plus a further amount equal to unpaid cumulative dividends on Series D Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of all Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.

    (b) ACTIONS NOT CONSIDERED LIQUIDATION. None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section: (1) a consolidation or merger of the Corporation with or into any other corporation; (2) a merger of any other corporation into the Corporation; (3) a reorganization of the Corporation; (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation; (5) a sale or transfer of all or any part of the assets of the Corporation; or (6) a share exchange to which the Corporation is a party.

  5. REDEMPTION.

    (a) OPTIONAL REDEMPTION. The Series D Stock may be called for redemption and redeemed out of funds legally available therefor at the option of the Corporation by resolution of the Board of Directors, in whole at any time or in part at any time or from time to time upon the notice hereinafter provided for in paragraph (c), by the payment therefor of the redemption price per share of $1,000 plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the Board of Directors as the redemption date. In addition, the Corporation may so call for redemption at any time all, but not less than all, of the shares of Series D Stock held by any person or entity.

    (b) NO MANDATORY REDEMPTION. There is no mandatory sinking fund for, or other required redemption of, the Series D Stock.

    (c) MANNER OF REDEMPTION.

      (i) If less than all of the outstanding shares of Series D Stock shall be called for redemption (and such redemption is not pursuant to the second sentence of paragraph (a)), the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the Board of Directors.

      (ii) Notice of redemption of any shares of Series D Stock shall be given by the Corporation by first-class mail, not less than 10 nor more than 60 days prior to the date fixed by the Board of Directors of the Corporation for redemption (the "REDEMPTION DATE"), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state: (1) the redemption date; (2) the redemption price; (3) if less than all outstanding shares of Series D Stock of the holder are to be redeemed, the identification of the shares of Series D Stock to be redeemed; (4) that dividends on the shares to be redeemed shall cease to accrue on the redemption date; and (5) the place or places where such shares of Series D Stock to be redeemed are to be surrendered for payment of the redemption price.

      (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series D Stock so called for redemption shall cease to accrue, and from and after the redemption date or such earlier date as funds shall be set aside for payment of the redemption price (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

      (iv) Shares of Series D Stock redeemed by the Corporation shall be restored to the status of authorized and unissued shares of Series Preferred Stock, undesignated as to series, and, except as otherwise provided by the express terms of any outstanding series, may be reissued by the Corporation as shares of one or more series of Series Preferred Stock.

  6. VOTING RIGHTS.

    (a) NO VOTING RIGHTS GENERALLY. Except as expressly provided to the contrary in this Part 4B or as otherwise required by law, the holders of Series D Stock shall have no right to vote at, or to participate in, any meeting of stockholders of the Corporation, or to receive any notice of such meeting.

    (b) RIGHTS UPON DIVIDEND ARREARAGE.

      (i) In the event dividends that have been declared and are payable upon the Series D Stock shall be in arrears, the number of directors constituting the full board shall be increased by two, and the holders of the Series D Stock voting noncumulatively and separately as a single series together with the holders of any other shares of Series Preferred Stock having the right to elect directors as a series under circumstances when dividends are in arrears, shall be entitled to elect two members of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this section. Such voting rights of the holders of Series D Stock shall continue until all declared and unpaid dividends thereon shall have been paid in full, whereupon such special voting rights of the holders of Series D Stock shall cease (and the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board shall be decreased by two) subject to being again revived from time to time upon the recurrence of the conditions described in this section as giving rise thereto.

      (ii) At any time when such right of holders of Series D Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series D Stock then outstanding (or 10% of all Series Preferred Stock having the right to vote for such directors in case holders of shares of other series of Series Preferred Stock shall also have the right to elect directors as a series in circumstances when dividends are in arrears) shall, call a special meeting of holders of such Series D Stock (and other series of Series Preferred Stock, if applicable) for the election of directors. In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation; provided, that the holders of Series D Stock receive notice of such meeting and their right to vote thereat.

      (iii) Whenever the number of directors of the Corporation shall have been increased by two as provided in this section, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws of the Corporation and without the vote of the holders of Series D Stock. No such action shall impair the right of the holders of Series D Stock to elect and to be represented by two directors as provided in this section.

      (iv) The two directors elected as provided in this section shall serve until the next annual meeting of stockholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this section. No such director may be removed without the vote or consent of holders of a majority of the shares of Series D Stock (or holders of a majority of shares of Series Preferred Stock having the right to vote in the election of such director in case holders of shares of other series of Series Preferred Stock shall also have the right to elect such director as a class). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by appointment made by the remaining director elected as provided in this section.

  7. RESTRICTIONS ON TRANSFER. The shares of Series D Stock shall not be transferable (other than by will or the laws of descent), except that such shares may be transferred with the consent of the Board of Directors of the Corporation.

  8. NO CONVERSION RIGHTS. The holders of shares of Series D Stock shall not have the right to convert such shares into other securities of the Corporation.

4C. REDEEMABLE TRANSITORY PARTICIPATING PREFERRED STOCK

  1. DESIGNATION. There shall be a series of Series Preferred Stock which shall consist of 2,000,000 shares and shall be designated as Redeemable Transitory Participating Preferred Stock, $1.00 par value per share (the "REDEEMABLE TRANSITORY PARTICIPATING PREFERRED STOCK"). The number of authorized shares of Redeemable Transitory Participating Preferred Stock may be increased by resolution of the Board of Directors.

  2. RANK. The Redeemable Transitory Participating Preferred Stock shall, with respect to dividend rights and rights on liquidation, rank: (i) junior to, or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such series shall rank senior to, or on parity with, as the case may be, the Redeemable Transitory Participating Preferred Stock with respect to dividend rights and rights on liquidation, including the Series D Stock, as to which the Redeemable Transitory Participating Preferred Stock shall rank junior with respect to dividend rights and rights on liquidation, (ii) senior to any other stock of the Corporation with respect to rights on liquidation, except with respect to the Class A Common Stock, as to which rights the Redeemable Transitory Participating Preferred Stock shall rank on a parity with the Class A Common Stock, and (iii) senior to any other stock of the Corporation with respect to dividend rights, except with respect to the Class A Common Stock, as to which rights the Redeemable Transitory Participating Preferred Stock shall rank on a parity with the Class A Common Stock. (All of such stock of the Corporation to which the Redeemable Transitory Participating Preferred Stock ranks prior is at times referred to collectively for purposes of this Part 4C as the "JUNIOR SECURITIES.")

  3. DIVIDENDS. Except as otherwise provided herein, the holders of the shares of Redeemable Transitory Participating Preferred Stock shall not be entitled to receive any dividends or other distributions. If the Board of Directors declares any dividend or other distribution on the Class A Common Stock as permitted under the General Corporation Law of the State of Delaware, whether of cash, other assets, evidences of indebtedness or other securities of the Corporation or another corporation, or rights to subscribe therefor (collectively, "DIVIDENDS"), then concurrently therewith the Board of Directors shall declare, and each share of Redeemable Transitory Participating Preferred Stock shall be entitled to receive out of funds legally available therefor, a Dividend equal to the amount and kind of Dividend per share declared on the Class A Common Stock. The record date and payment date for such Dividends on the Redeemable Transitory Participating Preferred Stock shall be the same as for the Dividend declared on the Class A Common Stock.

  4. LIQUIDATION PREFERENCE.

    (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Redeemable Transitory Participating Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders for each share of Redeemable Transitory Participating Preferred Stock then outstanding an amount in cash equal to the amount each share of Class A Common Stock would receive, plus an amount in cash equal to all declared but unpaid Dividends thereon to the date fixed for liquidation, and no more, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided however, that the holders of outstanding shares of Redeemable Transitory Participating Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any stock of the Corporation having liquidation rights ranking senior to the Redeemable Transitory Participating Preferred Stock shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Redeemable Transitory Participating Preferred Stock and any outstanding shares of any other stock of the Corporation having liquidation rights on parity with the Redeemable Transitory Participating Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Redeemable Transitory Participating Preferred Stock and the holders of such other outstanding shares of stock of the Corporation are entitled were paid in full. Thereafter, the holders of Redeemable Transitory Participating Preferred Stock will share ratably with the holders of the Class A Common Stock all additional assets legally available for distribution to holders of Class A Common Stock.

    (b) None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section: (1) a consolidation or merger of the Corporation with or into any other corporation;
(2) a merger of any other corporation into the Corporation; (3) a reorganization of the Corporation; (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation; (5) a sale or transfer of all or any part of the assets of the Corporation; or (6) a share exchange to which the Corporation is a party.

  5. REDEMPTION.

    (a) Subject to any restriction applicable to the redemption pursuant to the General Corporation Law of the State of Delaware, the Corporation, at its option, by resolution of the Board of Directors, may redeem the Redeemable Transitory Participating Preferred Stock, in whole but not in part, at any time after the issuance thereof, upon the notice hereinafter provided for in paragraph (b) below, by payment therefor of a redemption price of $347.50 per share in cash, without interest (the "CASH REDEMPTION PRICE"); provided, however, that if the Board of Directors determines by resolution, the Corporation may offer, as alternative redemption consideration per share, without interest to holders of Redeemable Transitory Participating Preferred Stock who meet to the Corporation's satisfaction certain suitability requirements described in (d) below and who comply with such additional procedural requirements as the Corporation may prescribe, in lieu of the $347.50 per share cash redemption price, to pay or deliver to such qualifying holder, at the election of the holder, $347.50 principal amount of the Corporation's 7.25% Guaranteed Convertible Installment Promissory Notes due 2007 (the "INSTALLMENT NOTES"). In addition, in connection with the election of alternative redemption consideration which the Corporation may offer to qualifying holders of shares of Redeemable Transitory Participating Preferred Stock, the Board of Directors may prescribe procedures for making a proper and timely election with the result that the failure of any holder of Redeemable Transitory Participating Preferred Stock to comply with the prescribed procedures will result in the loss of the election option for such holder and such holder shall in such case be entitled to receive only the redemption price in cash as set forth above.

  Holders of shares of Redeemable Transitory Participating Preferred Stock who qualify to make an election to receive the alternative redemption consideration set forth above, may make such election with respect to any or all of their shares; provided, however, that the Corporation shall not issue Installment Notes with a face principal amount other than $10,000 or integral multiples thereof. Each such holder who would otherwise be entitled to receive any amount of an Installment Note other than $10,000 or integral multiples thereof shall receive the amount of such fractional interest of an Installment Note in cash.

    (b) Notice of redemption of shares of Redeemable Transitory Participating Preferred Stock shall be given by the Corporation by first-class mail, not less than 10 nor more than 60 days prior to the date and time (a "REDEMPTION DATE") fixed by the Board of Directors for the redemption, to the holders of record of Redeemable Transitory Participating Preferred Stock at their respective addresses then appearing on the records of the Corporation; such notice may be made in advance of the date of issuance to the persons who will become the holders of Redeemable Transitory Participating Preferred Stock on the date on which the Redeemable Transitory Participating Preferred Stock shall be issued, and shall be adequate if included in the proxy statement mailed to holders in connection with consideration of the recapitalization of the Corporation pursuant to which the Redeemable Transitory Participating Preferred Stock will be issued. The Board of Directors may specify an exact time for the redemption or may specify a time in relation to other corporate actions occurring on the redemption date, which time shall be included in the term "REDEMPTION DATE". The notice of redemption shall state: (1) the redemption date; (2) the redemption consideration; (3) the place or places where the shares of Redeemable Transitory Participating Preferred Stock are to be redeemed for payment of the redemption consideration; (4) the procedures for making a proper and timely election for any of the redemption consideration other than the redemption price, including the time and date by which such election must be made to be effective, which may be a time and date prior to the date of issuance; and (5) that failure by an otherwise qualified holder (or person who will become the holder, as the case may be) to make such proper and timely election will result in loss of the election option, and such person in such case shall be entitled to receive only the cash redemption price.

    (c) Notice having been mailed as aforesaid, from and after the redemption date or such earlier date as funds shall be set aside for payment of the redemption consideration (unless default shall be made by the Corporation in providing cash, Installment Notes or any of them, for the payment of the redemption consideration of the shares called for redemption) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption consideration) shall cease. On the redemption date, such shares shall be redeemed by the Corporation for the redemption consideration aforesaid.

    (d) QUALIFICATION TO ELECT INSTALLMENT NOTES. If the Corporation chooses, by resolution of the Board of Directors, to offer to holders of shares of Redeemable Transitory Participating Preferred Stock which have been called for redemption the option to elect to receive Installment Notes in lieu of cash, then in order to qualify to make an election for Installment Notes, each holder must demonstrate to the Corporation's satisfaction, and it shall be a further qualification that such holder shall so have demonstrated, that such holder is one of the following:

      (i) a bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act of 1940, pension or profit-sharing trust (other than a pension or profit-sharing trust of the Corporation, a self-employed individual retirement plan or individual retirement account), an organization described in Section 501(c)(3) of the Internal Revenue Code, which has total assets of not less than $5,000,000 according to its most recent audited financial statements, a corporation having a net worth on a consolidated basis, according to its most recent audited financial statements, of not less than $14,000,000 or any wholly owned subsidiary thereof;

      (ii) a director or executive officer of the Corporation;

      (iii) a person who makes a valid election to receive Installment Notes with an aggregate value of $150,000 or more provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Corporation or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

      (iv) an individual who elects to receive Installment Notes whose net worth (or joint net worth with a spouse) exceeds $1,000,000, provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Corporation or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

      (v) an individual who elects to receive Installment Notes whose income (or whose joint income with a spouse) exceeded $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year, provided such person is able to bear the economic risk of the investment, the investment does not exceed 10% of such person's net worth (or joint net worth with a spouse), or such person (or with such person's professional advisor who is unaffiliated with and not compensated by the Corporation or any affiliate thereof) has the capacity to protect its own interests in connection with the transaction;

      (vi) a person who has preexisting personal or business contacts with the Corporation or any officer, director or controlling person thereof of a nature and duration such as would enable a reasonably prudent person to be aware of the character, business acumen and general business and financial circumstances of the person with whom the relationship exists;

      (vii) a person who, by reason of its business or financial experience or the business or financial experience of its professional advisor (who is unaffiliated with and is not compensated by the Corporation or any affiliate of the Corporation), could be reasonably assumed to have the capacity to protect its own interests in the transaction;

      (viii) any relative, spouse or relative of the spouse of an individual who meets any one of the requirements of clauses (ii)-(vii) above and who makes a valid election to receive Installment Notes (an "INDIVIDUAL") who has the same principal residence as such Individual (a "RELATED PERSON"), any trust or estate in which an Individual and any Related Person collectively own more than 50% of the beneficial interest, any corporation or other organization of which an Individual and any Related Person collectively are beneficial owners of more than 50% (excluding directors' qualifying shares) of the equity securities ("RELATIVE" means a person related by blood, marriage or adoption); or

      (ix) any entity in which all the equity owners are persons specified in (i), (ii), (iv) or (v) above;

  provided, however, that persons who qualify only as a result of clause (vi) or (vii) above shall not total more than 35 persons and in the event that more than 35 persons rely on clause (vi) or (vii), the Corporation shall determine which 35 persons shall be permitted so to rely. The Corporation may request such documentation or evidence with respect to such qualifications as it deems appropriate. The good faith determination by the Corporation that a holder of Redeemable Transitory Participating Preferred Stock does not meet the foregoing requirements shall be conclusive as to such holder.

  6. VOTING RIGHTS. Subject to the special voting rights of the holders of any other stock of the Corporation and except as required by law to vote as a separate series, the Redeemable Transitory Participating Preferred Stock, shall vote with the Class A Common Stock (and any other stock of the Corporation entitled to vote therewith) with respect to the election of directors and for all other purposes. Each share of Redeemable Transitory Participating Preferred Stock will be entitled to cast one vote on all matters submitted to a vote of the holders of Class A Common Stock.

  7. EFFECT OF REDEMPTION. Shares of Redeemable Transitory Participating Preferred Stock redeemed by the Corporation shall be restored to the status of authorized and unissued shares of Series Preferred Stock, undesignated as to series.

4D. CONTINUING COMMON STOCK

  1. CLASSES.

  The following two classes of Common Stock are designated and consist of the number of shares as follows:

    (a) 5,000,000 shares of Common Stock, Class A, $.01 par value per share (the "CONTINUING CLASS A COMMON STOCK"), and

    (b) 25,000,000 shares of Common Stock, Class B, $.01 par value per share (the "CONTINUING CLASS B COMMON STOCK").

  The Continuing Class A Common Stock and the Continuing Class B Common Stock shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereon set forth in this Part 4D and shall not have the powers, preferences and rights and the qualifications, limitations and restrictions thereon set forth in this Restated Certificate of Incorporation with respect to any other class or series of Common Stock designated by the Board of Directors. The powers, preferences and rights of the Continuing Class A Common Stock and the Continuing Class B Common Stock, and the qualifications, limitations and restrictions thereon, shall be in all respects identical, except as otherwise provided in this Part 4D.

  2. DIVIDENDS.

  Subject to any provision in this Article FOURTH with respect to any stock of the Corporation to the contrary, out of the assets of the Corporation which are by law available for the payment of dividends, dividends and other distributions may be, but shall not be required to be, declared and paid upon shares of Continuing Class A Common Stock and Continuing Class B Common Stock, and the holders of shares of Continuing Class A Common Stock and Continuing Class B Common Stock shall be entitled to receive the same dividends and other distributions, ratably with the holder of one share of Continuing Class A Common Stock entitled to receive ten times what the holder of one share of Continuing Class B Common Stock is entitled to receive; provided, however, that in the case of dividends or other distributions payable in Common Stock, only shares of Continuing Class B Common Stock shall be distributed with respect to Continuing Class B Common Stock and only shares of Continuing Class A Common Stock shall be distributed with respect to Continuing Class A Common Stock, and any such distribution shall be made ratably, with the holder of one share of Continuing Class A Common Stock entitled to receive the same number of shares of Continuing Class A Common Stock as the number of shares of Continuing Class B Common Stock the holder of one share of Continuing Class B Common Stock shall be entitled to receive; and provided further, that the Board of Directors, may declare and pay dividends and other distributions with respect to the Continuing Class A Common Stock without declaring or paying any dividend or other distribution with respect to the Continuing Class B Common Stock.

  3. VOTING RIGHTS.

    (a) Subject to the special voting rights of the holders of any other stock of the Corporation, the Continuing Class A Common Stock and the Continuing Class B Common Stock shall be entitled to vote with other classes or series of Common Stock with respect to the election of directors and for all other purposes.

    (b) Each share of Continuing Class A Common Stock and Continuing Class B Common Stock shall be entitled to one vote on all matters submitted to a vote of the Corporation's stockholders.

  4. LIQUIDATION.

  Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after provision for the payment of creditors and after provision shall be made for holders of all shares of stock of the Corporation having a preference upon liquidation, dissolution or winding up, the remaining assets of the Corporation shall, subject to Part 4A, be distributed among the holders of all class of Common Stock, with the holder of one share of Continuing Class A Common Stock entitled to receive ten times what the holder of one share of Continuing Class B Common Stock is entitled to receive (with the holder of one share of Continuing Class B Common Stock entitled to receive the same as a holder of one share of Class B Common Stock is entitled to receive).

  5. CONVERSION OF CONTINUING CLASS B COMMON STOCK.

    (a) Each share of Continuing Class B Common Stock may at any time, but only with the prior approval of the Board of Directors, be converted at the election of the holder thereof into one-tenth of a fully paid and nonassessable share of Continuing Class A Common Stock. Subject to the terms of any such approval, the holder of shares of Continuing Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Continuing Class B Common Stock to be converted to the agent for the registration of transfer of shares of Continuing Class B Common Stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or the holder's duly authorized attorney.

    (b) If a holder of Continuing Class B Common Stock ceases to be either a director or full-time employee of the Corporation or any of its Subsidiaries (a "MANAGEMENT INVESTOR") or a Permitted Transferee of a person who is then a Management Investor, then each share of Continuing Class B Common Stock held by such holder shall thereupon be converted into one-tenth of a share of Continuing Class A Common Stock effective immediately. No share of Continuing Class B Common Stock may be issued other than to a Management Investor or a person who would be a Permitted Transferee of a Management Investor, and any such share issued to any other person shall ipso facto be converted into one-tenth of a share of Continuing Class A Common Stock effective at the time of the purported issuance. For purposes hereof, "SUBSIDIARY" shall have the meaning set forth in Part 4A(7).

    (c) At any time when the Board of Directors authorizes and directs the conversion of all the Continuing Class B Common Stock into Continuing Class A Common Stock, then, at the time designated by the Board for the occurrence of such event, each outstanding share of Continuing Class B Common Stock shall be converted into one-tenth of a share of Continuing Class A Common Stock and no further shares of Continuing Class B Common Stock may be issued thereafter.

    (d) In the event of any such conversion pursuant to paragraph (a), (b) or
(c), the certificate or certificates representing shares of Continuing Class B Common Stock held by such holder shall thereupon and thereafter be deemed to represent the number of whole shares of Continuing Class A Common Stock issuable upon such conversion and the right to receive cash in lieu of fractional shares pursuant to paragraph (f) hereof. Upon the surrender of any such certificate to the agent for the registration of transfer of shares of Continuing Class B Common Stock at its office, or to the Corporation at its principal executive offices, such certificate shall be canceled and a certificate for the number of whole shares of Continuing Class A Common Stock to which he shall be entitled, together with a cash adjustment for any fraction of a share if not evenly convertible pursuant to paragraph (f) hereof, shall be issued and delivered to the holder thereof as hereinafter provided.

    (e) The issuance of a certificate for shares of Continuing Class A Common Stock upon conversion of shares of Continuing Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Continuing Class B Common Stock converted, the person or persons requesting issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate representing shares of Continuing Class B Common Stock and the payment of any tax as herein before provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of whole shares of Continuing Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct together with a cash adjustment for any fraction of a share as provided pursuant to paragraph (f) hereof, if not evenly convertible. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Continuing Class B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open) or, in the case of a conversion under paragraph (b) or (c) of this Section, immediately upon the event giving rise to the conversion, and all rights of such holder arising from ownership of shares of Continuing Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate representing shares of Continuing Class A

Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Continuing Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of any past dividends and other distributions shall be made upon the conversion of any share of Continuing Class B Common Stock; provided, however, that if any share of Continuing Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Continuing Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable to holders of Continuing Class B Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Continuing Class B Common Stock, such number of shares of Continuing Class A Common Stock as may be issuable upon the conversion of all such outstanding shares of Continuing Class B Common Stock, provided that the Corporation may deliver shares of Continuing Class A Common Stock held in the treasury of the Corporation.

    (f) No fractions of shares of Continuing Class A Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash, a sum equal to the number of shares of Continuing Class B Common Stock not evenly convertible multiplied by the per share fair market value of the Continuing Class B Common Stock, as determined by an Appraiser according to the most recent existing appraisal; provided, however, that such appraisal shall be as of a date not more than six months prior to its use hereunder.

  FIFTH: Subject to the rights of holders of Series Preferred Stock to elect additional directors under certain circumstances, the Corporation shall be governed in accordance with the following provisions:

5A. NUMBER OF DIRECTORS

  The Board of Directors of the Corporation shall consist of not less than nine and not more than 19 members and the Chief Executive Officer of the Corporation shall always be one of the members. The exact number of directors within such minimum and maximum shall be fixed by the Board of Directors.

5B. ELECTION

  Directors need not be elected by written ballot.

5C. CLASSIFICATION

  Upon the consummation of a Public Offering (as defined in Part 4A(7)) of any class of Common Stock, the directors of the Corporation, other than those directors, if any, elected by the holders of any series of Series Preferred Stock or any other series or class of stock as set forth in this Restated Certificate of Incorporation, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class
III. The initial assignment of directors to such classes shall be made by the Board of Directors and the terms of all such directors shall expire at the first annual meeting of stockholders following the Public Offering, or earlier at a special meeting called for the purpose of electing directors to such classes, after which Class I directors shall have a term expiring at the next annual meeting of stockholders following such meeting; Class II directors shall have a term expiring at the second annual meeting of stockholders following such meeting; and Class III directors shall have a term expiring at the third annual meeting of stockholders following such meeting. At each such succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this Part 5C.

  SIXTH: Subject to the rights of the holders of Series Preferred Stock to elect additional directors under certain circumstances or to consent to actions taken by the Corporation which specifically require the approval of such holders, after the consummation of a Public Offering (as defined in Part 4A(7)) of any class of Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this Article SIXTH.

  SEVENTH: The by-laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors of the Corporation without the assent or vote of the stockholders.

  EIGHTH: Each person who was or is made a party or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("PROCEEDING"), by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or representative or in any other capacity while serving as a director, officer or representative shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

  If a claim under this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant unpaid may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claim, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

  The rights conferred by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

  The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer or representative against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.

  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

  TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed by the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

  ELEVENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

  IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and also further amends the Corporation's Certificate of Incorporation, as heretofore amended and restated, having been duly adopted pursuant to the provisions of Section 242 and 245 of the General Corporation
Law of the State of Delaware, has been duly executed this    day of February,
1998.

                                          Aramark Corporation

                                            /s/ Martin W. Spector
                                          By___________________________________
                                            MARTIN W. SPECTOR Executive Vice
                                            President

                                                                       ANNEX VI

      AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT OF ARAMARK CORPORATION

  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated as of the      day of
February, 1998, which further amends and restates the Amended and Restated Stockholders' Agreement dated as of December 14, 1984 (the "AGREEMENT"), by and among ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation ("ARAMARK"), and the parties identified on the books of ARAMARK as "MANAGEMENT INVESTORS" or their "PERMITTED TRANSFEREES" or as "OUTSIDE INVESTORS".

  In consideration of the terms and conditions herein contained, the parties hereto mutually agree as follows:

  The parties hereto (other than ARAMARK) and any other person who hereafter acquires equity securities of ARAMARK pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement are sometimes hereinafter referred to collectively, as the "STOCKHOLDERS" or, individually, as a "STOCKHOLDER." The Management Investors and their Permitted Transferees are sometimes hereinafter referred to collectively as the "MANAGEMENT INVESTOR GROUP." Unless otherwise explicitly set forth herein, the term "MANAGEMENT INVESTORS" shall mean only those individuals so identified on the books of ARAMARK, exclusive of such individuals' respective heirs, Permitted Transferees (as identified on the books of ARAMARK) or other Transferees (as defined in Section 2.03(a) hereof); provided that the Board of Directors of ARAMARK may, from time to time and in its sole discretion, designate any Stockholder then employed by ARAMARK or its Subsidiaries a "MANAGEMENT INVESTOR." Stockholders who are Permitted Transferees are identified as such on the books of ARAMARK, along with the identity of their respective transferors. Where a full-time employee or director has acquired or acquires equity securities of ARAMARK in joint tenancy with their spouses or in any other manner other than sole direct ownership, such employee or director is deemed to be a Management Investor and such record owner is deemed to be his or her Permitted Transferee.

  A Transferee who is not already a party to this Agreement, by executing the document referred to in Section 2.03(a) hereof, shall thereby become entitled to the benefits of this Agreement and shall be deemed to be an "OUTSIDE INVESTOR", except: if such Transferee is an employee of ARAMARK, then he or she shall be deemed to be a "MANAGEMENT INVESTOR"; if such Transferee is a Transferee pursuant to Section 3.01 of a Management Investor (or of his or her Permitted Transferee), then he or she shall be deemed to be a "PERMITTED TRANSFEREE" of such Management Investor. Determination of the classification of a Stockholder by the Board of Directors shall be conclusive and binding on all parties hereto.

  ARAMARK's Common Stock, Class A--Composite Group, $.01 par value per share (the "CLASS A COMMON STOCK"), Common Stock, Class B--Composite Group, $.01 par value per share (the "CLASS B COMMON STOCK"), Common Stock, Class E-- Educational Resources Group, $.01 par value per share (the "CLASS E COMMON STOCK"), Common Stock, Class F--Food and Support Services Group, $.01 par value per share (the "CLASS F COMMON STOCK"), and Common Stock, Class U-- Uniform and Career Apparel Group, $.01 par value per share (the "CLASS U COMMON STOCK"), along with any other class of common stock of ARAMARK designated after the date hereof and determined by the Board of Directors to be subject to this Agreement are collectively referred to herein as the "COMMON STOCK," and when so referred to shall be treated as one class to which all the provisions of this Agreement apply.

  For purposes of this Agreement only, the employment of a Management Investor shall be deemed terminated if he or she shall cease to be a director or an active, full-time employee of ARAMARK or its Subsidiaries. Such termination of employment shall not change the designation of such person as a Management Investor.

  The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock, including issued and outstanding shares of Common Stock as well as shares of Common Stock which may be issued hereafter, or which may become issuable pursuant to the exercise of options, and to provide for certain rights and obligations with respect thereto as hereinafter provided.

1. CERTAIN DEFINITIONS.

  1.01 "AFFILIATE" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

  1.02 "APPRAISAL PRICE" of shares of any class of Common Stock shall mean the fair market value of such shares, as determined by an Appraiser according to the most recent existing appraisal of shares of such class of Common Stock, which appraisal shall be as of a date not more than six months prior to the use thereof. Such determination by the Appraiser shall be conclusive and binding on all Stockholders and ARAMARK. Notwithstanding the foregoing, for purposes of this Agreement, the "APPRAISAL PRICE" of the Class A Common Stock shall mean ten times the Appraisal Price of the Class B Common Stock.

  1.03 "APPRAISER" shall mean a firm headquartered in the United States of nationally recognized standing in the business of appraisal or valuation of securities which does not own any stock of ARAMARK and which has been selected by the Board of Directors to act as an independent appraiser. The Board of Directors shall review its selection of an Appraiser annually.

  1.04 "CALL" or "CALLED" shall mean ARAMARK's option to purchase Common Stock from the holder thereof referred to in Sections 6 and 7 hereof.

  1.05 "COMPLETELY DISABLED" and "COMPLETE DISABILITY" shall mean a "permanent and total disability" as now defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "CODE").

  1.06 "NORMAL RETIREMENT" shall mean voluntary termination of employment with ARAMARK after attaining the age of 60, on at least 90 days prior written notice of such termination, where the retiree does not intend to, at the time of termination, and in fact does not, engage in full-time employment following such termination other than employment that is with a governmental or a charitable, non-profit organization and that is not competitive with ARAMARK.

  1.07 "PERSON" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

  1.08 "PROMISSORY NOTE" shall mean a subordinated installment note of ARAMARK substantially in the form of Exhibit A to this Agreement, with a stated annual rate of interest equal to the Applicable Federal Rate (as such term is defined in the Code) as of the issue date of the Promissory Note, as determined by ARAMARK; with equal annual installments of principal equal in amount to the least of (1) 10% of the original principal amount of the Promissory Note, (2) the Management Investor's highest annual base salary as an employee of ARAMARK, or (3) $100,000; and with the final installment of principal equal to the outstanding balance and due at the final maturity; and with the first installment of principal due on the April 15 or October 15 occurring closest to the first anniversary of the issue date of the Promissory Note; and with the final maturity no later than the tenth anniversary of the Management Investor's termination of employment; and with such other insertions as ARAMARK shall reasonably make.

  1.09 "PUT" shall mean the option of the holder to cause ARAMARK to purchase Common Stock referred to in Section 5 hereof.

  1.10 "SUBSIDIARY" shall mean any corporation or other entity of which ARAMARK shall, directly or indirectly, own 50% or more of the equity, as determined for purposes of this Agreement by the ARAMARK Board of Directors and any other corporation or other entity in which ARAMARK shall directly or indirectly have an equity investment and which the ARAMARK Board of Directors shall in its sole discretion designate.

2. LIMITATIONS ON TRANSFERS OF SHARES.

  2.01 TRANSFERS PROHIBITED UNLESS SPECIFICALLY PERMITTED. No Stockholder shall transfer any shares of Common Stock at any time, unless such sale, assignment, pledge or encumbrance or other transfer shall have been effected in accordance with the terms of Section 3, 4, 5, 6 or 7 of this Agreement. ARAMARK shall not transfer upon its books any shares of Common Stock held or owned by any of the Stockholders to any person except in accordance with this Agreement.

  2.02 INCONSISTENT AGREEMENTS PROHIBITED. Unless approved by the Board of Directors, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to Common Stock nor shall any Stockholder enter into any stockholder agreement or arrangement of any kind with any person with respect to Common Stock inconsistent with the provisions of this Agreement (whether or not such agreement and arrangement is with other Stockholders or holders of Common Stock that are not parties to this Agreement), including but not limited to, any agreement or arrangement with respect to the acquisition, disposition or voting of shares of Common Stock, or act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

  2.03 REQUIREMENTS FOR ALL TRANSFERS.

    (a) TRANSFEREE MUST AGREE TO BE BOUND BY AGREEMENT. Unless otherwise explicitly provided herein, no Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock to any person (all such persons, regardless of the method of transfer, shall be referred to collectively as "TRANSFEREES" and individually as a "TRANSFEREE") unless
  (a) such Transferee shall have executed, as a condition to its acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock, an appropriate document confirming that such Transferee takes such shares subject to all the terms and conditions of this Agreement and (b) such document shall have been delivered to and approved by ARAMARK prior to such Transferee's acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock. ARAMARK shall not unreasonably withhold or delay its approval of any such document.

    (b) TRANSFER MUST COMPLY WITH SECURITIES LAWS. No Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Any Stockholder who proposes to sell, assign, pledge, encumber or transfer any shares of Common Stock may deliver to ARAMARK an opinion of counsel that such action would not result in any such violation or breach. The delivery of such opinion shall be deemed to establish compliance with the provisions of this Section 2.03(b) unless, within ten days after the receipt by ARAMARK of such opinion, counsel for ARAMARK shall deliver an opinion that such action would result in any such violation or breach (such opinion to state the basis of the legal conclusions reached therein).

    (c) ENDORSEMENT OF STOCK CERTIFICATES. Each certificate representing shares of Common Stock shall bear endorsements reading substantially as follows:

  The securities represented by this certificate are subject to the right of the Corporation to repurchase such securities on the terms and conditions set forth in a Stockholders' Agreement dated as of December 14, 1984, as the same may be amended from time to time, a copy of which may be obtained from the Corporation or from the holder of this instrument. No transfer of such securities will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Agreement.

  Such certificate shall bear any additional endorsement which may be required for compliance with federal or state securities or blue sky laws. In the case of uncertificated shares of Common Stock, the books of ARAMARK shall bear appropriate notations reflecting the foregoing.

    (d) TRANSFER MUST BE PROPORTIONATE. No stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock without simultaneously selling, assigning, pledging, encumbering or otherwise transferring to the same Transferee a proportionate number of shares of each class of Common Stock owned by such selling stockholder. The initial proportionate number shall be one share for one share; subject to increase or decrease for any single transfer or class of transfer as may be determined by the Board of Directors with respect to the various classes of Common Stock as a result of any change in the relative Appraisal Price, or any subdivision or consolidation of shares, stock dividend, stock split, recapitalization, reclassification or similar capital adjustment or for any other reason.

3. CERTAIN PERMITTED TRANSFERS OF SHARES.

  3.01 ESTATE PLANNING TRANSFERS, ETC. Subject to the restrictions set forth in Section 2.03 and Section 4.05, a Stockholder shall be entitled to make the following transfers of shares of Common Stock: (A) if made for nominal consideration or as gifts: (i) any transfer or assignment to any one or more of the following relatives of the Stockholder--spouse, child, grandchild, parent - or to a trust of which there are and continue to be, during the term of this Agreement no principal beneficiaries other than one or more of such relatives; (ii) any transfer to any charitable organization which qualifies as such under Section 501 (c) (3) or any successor provision of the Code; (iii) any transfer to a legal representative in the event any Stockholder becomes mentally incompetent; (iv) any transfer of record title to any nominee or custodian, provided that the Stockholder so transferring such shares remains the beneficial owner thereof; and (B) any transfer among members of a family, their trusts or other entities, if approved by the Board of Directors.

  3.02 PERMITTED PLEDGES. A Stockholder shall be entitled to pledge his or her shares of Common Stock to ARAMARK, a commercial bank, savings and loan institution or any other lending or financial institution as security for any indebtedness of such Stockholder to such lender; provided that such lender shall first agree not to dispose of such shares except in compliance with the provisions of this Agreement.

  3.03 AUTHORITY OF BOARD OF DIRECTORS TO APPROVE TRANSFERS; ACTIONS BY BOARD OF DIRECTORS. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the authority to approve any transfer, or class, category or type of transfer, of Common Stock. Such authority of the Board of Directors shall extend to, among other things, (i) the authority to create an internal market for shares of the Company's stock pursuant to which Management Investors would be offered the opportunity to sell a portion of their shares at the times and on the terms set by the Board of Directors, and (ii) the authority to waive entirely the restrictions (including, without limitation, restrictions relating to rights of first offer and reoffer, calls upon termination of employment and sales, transfers and other dispositions of shares) set forth in this Agreement. Any such approval may be revoked by the Board of Directors at any time without notice and such revocation shall be effective with respect to any action, including any or all transfers or proposed transfers, unless, prior to such revocation, the shares have been presented to the transfer agent for the purpose of registering such transfer, in proper form and satisfying the requirements of Section 8-401 of the Uniform Commercial Code or such other applicable law relating to the duty of an issuer to register securities transfers.

  The Board of Directors may delegate any and all authority it has under this Agreement to any committee thereof and/or to any authorized officer or agent.

4. RIGHTS OF FIRST OFFER AND REOFFER OF SHARES.

  4.01 TRANSFERS BY STOCKHOLDERS.

    (a) A Stockholder may sell shares of Common Stock, by complying with the terms of this Section 4. The selling Stockholder shall first give written notice (a "NOTICE") to ARAMARK stating such selling Stockholder's desire to make such transfer, the numbers and classes of shares of Common Stock to be transferred (the "OFFERED SHARES"), and the price which the selling Stockholder proposes to be paid for the Offered Shares, which proposed price shall not be greater than the Appraisal Price of such shares of Common Stock (the "FIRST OFFER PRICE").

    (b) Upon receipt of the Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Shares at the First Offer Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Shares unless either (i) ARAMARK purchases all such Offered Shares, or (ii) such selling Stockholder consents to the purchase of less than all of the Offered Shares. ARAMARK's option under this Section 4.01(b) shall be exercisable by a written notice to such selling Stockholder, given within 45 days from the date of receipt of the Notice.

  4.02 TRANSFER OF OFFERED SHARES TO THIRD PARTIES. If the Notice required to be given pursuant to Section 4.01 has been duly given, and ARAMARK determines not to exercise its option to purchase the Offered Shares or determines (with the consent of the Stockholder who has made the First Offer) to exercise its option to purchase less than all the Offered Shares, then the Stockholder who has made such First Offer shall be free, for a period of 90 days from the earlier of (i) the expiration of the option period with respect to such First Offer pursuant to Section 4.01 or (ii) the date such Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted under Section 4.01 to sell to any third-party Transferees the remaining Offered Shares, at a price equal to or greater than the First Offer Price but not greater than the Appraisal Price; provided, however, that the Transferee complies with the provisions of
Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval.

  4.03 REOFFERS. In the event the proposed purchase price of a third-party Transferee for the Offered Shares is less than the First Offer Price, the Stockholder desiring to sell at such lesser price shall not sell or otherwise transfer any of the Offered Shares unless such selling Stockholder shall first reoffer the Offered Shares at such lesser price to ARAMARK by giving written notice (the "REOFFER NOTICE") to ARAMARK of such selling Stockholder's intention to make such transfer at such lower price (the "REOFFER PRICE"). ARAMARK shall then have an irrevocable and exclusive option to purchase all or part of the Offered Shares at the Reoffer Price, exercisable in the same manner as provided in Section 4.01. In the event ARAMARK does not then elect to purchase all the remaining Offered Shares, or ARAMARK elects (with the consent of the Stockholder desiring to sell) to purchase less than all the remaining Offered Shares, the remaining Offered Shares may be sold by such selling Stockholder within 30 days following the earlier of (i) the expiration of the option period with respect to such Reoffer pursuant to Section 4.01, or
(ii) the last date on which such selling Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted in this Section 4.03, at a price equal to or greater than the Reoffer Price but not greater than the Appraisal Price; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Management Investor's Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval.

  4.04 WAITING PERIOD WITH RESPECT TO SUBSEQUENT TRANSFERS. In the event that ARAMARK does not exercise its option to purchase any or all of the Offered Shares at the First Offer Price or at the Reoffer Price, and the Stockholder desiring to sell shall not have sold the remaining Offered Shares to any Transferee for any reason before the expiration of the 30 day period described in Section 4.03 in the event of a Reoffer, or, if no Reoffer Notice is given, the 90 day period described in Section 4.02, then such selling Stockholder shall not sell any shares of Common Stock to any Transferee or other Stockholder (other than to Permitted Transferees pursuant to Section 3.01) at any price for a period of three months from the last day of such 30 or 90 day period, as the case may be.

  4.05 NO SALES OF CONTROL.

    (a) Subject to Section 4.05(b) and except as provided in Section 3.03 (transfers approved by the Board of Directors), no Person or group of Persons, as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), including for the purposes of this paragraph as part of such Person's group, Transferees pursuant to Section 3.01, shall become (whether through the purchase of shares pursuant to this Agreement or otherwise or through any other action) the holder, directly or indirectly, of 10% or more of the outstanding shares of any class of Common Stock. Any transaction resulting in a violation of this Section 4.05(a) shall be void, and of no effect against ARAMARK, and ARAMARK shall not record any such purported transfer on its books. Two or more Stockholders owning in the aggregate 10% or more of such outstanding shares shall not be deemed to be a group of Persons for the purposes of this Section 4.05 solely because such Stockholders are parties to this Agreement or because such Stockholders are related by blood or marriage and/or because such Stockholders are officers or directors of ARAMARK.

    (b) The provisions of Section 4.05(a) shall not apply to the acquisition by ARAMARK, directly or indirectly, of shares of Common Stock, notwithstanding that as a result of such acquisition any Person or group of Persons acting in concert would own 10% or more of such outstanding shares subsequent to such an acquisition, but shall apply to any subsequent acquisition or other action by such Person or group of Persons.

  4.06 FORM OF CONSIDERATION FOR SHARES. No offer to purchase or to sell shares of Common Stock shall be deemed to be a valid offer under this Section 4 unless the purchase price of such offer is payable in cash or securities that can be readily valued by reference to quoted trading prices. The purchase price of shares upon exercise of an option under this Section 4 in respect of a Notice which specifies only cash as the form of consideration shall be payable only in cash.

  4.07 MERGER TRANSACTION. Subject to any applicable provisions of the Certificate of Incorporation or any loan agreement or instruments to which ARAMARK is a party, ARAMARK may enter into any agreement of merger to merge with or into any other corporation; and, in such event, Sections 4.01 through
4.06 of this Agreement shall not be applicable to such merger and all shares may be transferred for such consideration as approved by the Board of Directors and the Stockholders in accordance with applicable law.

5. PUT OF SHARES UPON DEATH, COMPLETE DISABILITY OR NORMAL RETIREMENT.

  5.01 PUT IN EVENT OF DEATH, COMPLETE DISABILITY OR NORMAL
RETIREMENT. Subject to any instruments or agreements of ARAMARK from time to time in effect restricting or otherwise governing the repurchase or retirement of shares of ARAMARK's capital stock (the "LOAN AGREEMENTS") and to applicable law, unless a Call pursuant to Section 6.01 shall have been exercised by ARAMARK, upon the death, Complete Disability or Normal Retirement of any Management Investor Group member, at the option of such Management Investor Group member, such Management Investor Group member's estate, heirs or personal representative, and such Management Investor Group member's Permitted Transferees (other than Permitted Transferees specified in Section 3.01(A)(ii)) (collectively, the "HOLDERS" of such Management Investor Group member's shares) and within 30 days of receipt by ARAMARK of a Notice from such Holders, which notice must be given within 30 days from the date of the appointment of a personal representative of such Management Investor Group member, the date he or she became Completely Disabled, or the date of his or her Normal Retirement, ARAMARK shall purchase from such Holders the shares of Common Stock held by such Holders specified in such Notice up to 30% of such shares so held at a purchase price determined in accordance with Section 5.02. ARAMARK shall be under no obligation to purchase such shares unless it shall have received a Notice from such Holders in accordance with this Section 5.01.

  5.02 PURCHASE PRICE OF PUT SHARES. The purchase price for the shares of Common Stock purchased pursuant to Section 5.01 shall be the Appraisal Price of such shares. ARAMARK shall satisfy its obligation to purchase shares upon the exercise of any Put granted under Section 5.01 with cash.

6. CALL OF SHARES UPON TERMINATION OF EMPLOYMENT.

  6.01 CALL IN EVENT OF TERMINATION. Unless the shares of Common Stock held by a Management Investor and his or her Permitted Transferees have been earlier sold pursuant to Section 4 (rights of first offer and reoffer), including the earlier recording of the transfer of such shares on the books of ARAMARK, ARAMARK shall have an exclusive and irrevocable option, at any time and from time to time during the period of 10 years following the termination of employment of such Management Investor for any reason whatsoever (including without limitation death, Complete Disability or Normal Retirement) to make a purchase or purchases of up to all of the shares of Common Stock owned by such Management Investor and his or her Permitted Transferees, at a purchase price, with respect to any such exercise, determined in accordance with Section 6.02.

  6.02 PURCHASE PRICE. The purchase price per share for any shares of Common Stock purchased pursuant to Section 6.01 shall be the lesser of (i) the Appraisal Price of such shares of Common Stock at the time ARAMARK gives notice that it is exercising its Call option and (ii) the Appraisal Price of such shares of

Common Stock at the date of termination of employment, plus in the case where ARAMARK gives notice it is exercising its Call option more than 120 days after the date of termination of employment, 8% simple interest on such amount from the date of termination of employment through the date ARAMARK gives notice that it is exercising its Call option. ARAMARK shall satisfy its obligations to purchase shares upon the exercise of such Calls with cash up to the least of $100,000, or the Management Investor's highest annual base salary as an employee of ARAMARK, or 10% of the aggregate purchase price for such Called shares and, at the Company's option, with cash and/or Promissory Notes valued at their principal amount for the remainder.

7. INVOLUNTARY TRANSFER OF SHARES.

  7.01 CERTAIN INVOLUNTARY TRANSFERS; SELLER'S NOTICE. Except for involuntary transfers (by foreclosure or otherwise) to ARAMARK of shares of Common Stock pledged to ARAMARK, in the event a Stockholder shall involuntarily transfer directly or indirectly any or all of his or her shares, for any reason other than as a result of those events specified in Section 6, such Stockholder shall give written notice within 30 days of such involuntary transfer (the "STOCKHOLDER NOTICE") to ARAMARK, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee and the number of shares acquired by the Transferee (the "ACQUIRED SHARES"). For purposes of this
Section 7 an involuntary transfer shall include, without limitation, a court-ordered transfer, constructive trust or other device designed to transfer economic benefit of share ownership.

  7.02 RIGHT TO REPURCHASE. For a period of 60 days from the date of receipt of the Stockholder Notice or, failing receipt of such notice, 60 days from the date ARAMARK sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Agreement, ARAMARK shall have an irrevocable and exclusive option to buy all of the Acquired Shares, exercisable in the same manner as provided in Section 4.01, and the provisions of such applicable Section shall be followed in their entirety except that the purchase price shall be as provided in Section 7.03.

  7.03 PURCHASE PRICE. The purchase price for shares purchased pursuant to
Section 7.02 shall be payable in cash and shall be equal to the Appraisal Price such shares of Common Stock at the time ARAMARK gives notice that it is exercising its Call option.

8. LIMITED ACCESS TO INFORMATION.

  8.01 NO DUTY TO DISCLOSE INFORMATION. Each of the parties to this Agreement acknowledges and agrees that it is in the best interests of ARAMARK and the Stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment and otherwise), and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the Common Stock. Each of the parties to this Agreement acknowledges and agrees that, at the time of a sale by a Stockholder of shares of Common Stock pursuant to this Agreement, there may have occurred or be proposed or pending an event or a transaction that could affect the Appraisal Price of the Common Stock, and that the Appraisal Price of the Common Stock (and, accordingly, the repurchase price) may be substantially less than the fair market value as of the current date, and further acknowledges and agrees that ARAMARK may have valid business reasons not to, and in any case shall not be required to, disclose any event or transaction that may have occurred or be proposed or pending at the time of any such sale.

  8.02 SALE OF ARAMARK FOLLOWING CALL. In the event that any entity, person, or any group of persons acting in concert (excluding the Management Investors as a group), acquires in any manner shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock or in the event of the redemption or repurchase of all the shares of Common Stock in connection with a sale of all or substantially all the assets of ARAMARK, or the winding up, dissolution or liquidation of ARAMARK, within 90 days from the date of a sale pursuant to Section 6.01 then, subject to the Loan Agreements, ARAMARK and/or the purchaser of such shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock shall pay to the Holders whose shares have been so purchased the excess, if any, of the amount per share realized by ARAMARK's stockholders upon such acquisition, redemption, repurchase, winding up, dissolution or liquidation over the purchase price per share paid to such Holders pursuant to Section 6 less the interest paid on any Promissory Notes paid as consideration for such stock and less a financing cost for carrying such stock for any cash received, based on an interest rate equal to the rate paid by ARAMARK under the Loan Agreements at the date of payment hereunder, for the period from the date of payment to such Holders pursuant to Section 6 to the date of such acquisition, redemption, repurchase, winding up, dissolution or liquidation, for each share purchased by ARAMARK. Determination of whether or not any such payment is appropriate, and the amount of such payment, shall be made by the Board of Directors; and such determination shall be conclusive and binding on all parties hereto.

9. NO RIGHT TO CONTINUED EMPLOYMENT. Neither this Agreement nor the ownership of Common Stock by a Management Investor shall confer upon any Management Investor any right to continue in the employ of ARAMARK or any of its Subsidiaries or limit in any respect the right of ARAMARK or its Subsidiaries to terminate his or her employment at any time.

10. CLOSING.

  10.01 CLOSING DATE; PURCHASE PRICE. Any selling Stockholder and ARAMARK, as purchaser, of shares of Common Stock pursuant to Section 4, 5, 6 or 7 shall mutually determine a closing date (the "CLOSING DATE") which, unless this Agreement otherwise explicitly provides, shall be not more than 60 business days after ARAMARK gives notice that it will purchase such shares; provided, however, that absent agreement, the Closing Date shall be the business day determined by ARAMARK. In respect of shares of Common Stock distributed by any employee benefit plan upon termination of employment, the Closing Date shall be such date selected by ARAMARK consistent with the orderly administration of such plan.

  Notwithstanding anything in this Agreement to the contrary, the Closing Date may be delayed in any case in which ARAMARK cannot, in compliance with the Loan Agreements or applicable law, purchase any shares of Common Stock that it is otherwise obligated to purchase until the earliest practicable date when such closing may be effected in compliance with such Loan Agreements or applicable law. The closing shall be held at 11:00 a.m., local time, at the offices of ARAMARK or at such other time or place as the parties may agree.

  The determination date of the Appraisal Price shall be appropriately changed if the Closing Date is delayed in accordance with the foregoing paragraph.

  10.02 SHARES NO LONGER OUTSTANDING. If a selling Stockholder shall fail to deliver the certificates representing the shares of Common Stock to be sold or shall otherwise fail to perform any obligation required to be performed at the closing and ARAMARK shall have been ready to purchase such shares at the closing, then effective at the closing, such shares shall no longer be deemed to be outstanding, and all rights of the holder thereof as stockholder of ARAMARK (except the right to receive from ARAMARK the purchase price therefor) shall cease.

  10.03 DELIVERIES AT CLOSING; METHOD OF PAYMENT OF PURCHASE PRICE. On the Closing Date, any selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock to be purchased, and ARAMARK, as purchaser shall deliver to such Stockholder the purchase price which is payable in cash (or by wire transfer or check) and the other consideration, if any, to be given in exchange for such shares. In addition, if the person selling shares is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his or her appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Code discharging the shares being sold from liens imposed by the Code and (iii) an estate tax waiver issued by the state of the decedent's domicile.

11. TERM. The terms and provisions of this Agreement may be terminated by an instrument in writing signed by Management Investors who hold, in combination with their Permitted Transferees, at least the majority of the Common Stock held by Management Investors and their Permitted Transferees and by ARAMARK. Notwithstanding the foregoing, the Board of Directors may terminate the restrictive terms and provisions set forth herein with respect to any class of Common Stock, effective upon or after the occurrence of a sale of shares of such class of Common Stock to the public pursuant to an underwritten, registered public offering under the Securities Act of 1933, as amended (the "SECURITIES ACT").

12. REGISTRATION OF COMMON STOCK. In the event of any registration under the Securities Act and public offering of Common Stock, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the authorized number of shares of Common Stock and, if necessary, to subdivide the outstanding shares of Common Stock of ARAMARK, in both instances as recommended by a majority of the members of the Board of Directors in order to effectuate such public offering.

13. INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

14. NOTICES. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage prepaid, addressed to ARAMARK at its principal offices to the attention of the General Counsel and to the other parties at their addresses reflected in the stock records of ARAMARK, or sent by telegram, telex, telecopy or similar form of telecommunication. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of mailing.

15. COOPERATION. ARAMARK agrees that it will use all reasonable efforts under the circumstances to help any Stockholder desiring to dispose of its Common Stock pursuant to the provisions of this Agreement to do so.

16. MISCELLANEOUS.

  16.01 SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. The provisions of this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons. If any Transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

  ARAMARK may assign to any other Person its rights with respect to any specific transaction pursuant to Section 4, 5, 6 or 7, provided that Person complies with the provisions of Section 2.03.

  16.02 GOVERNING LAW. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed in such State.

  16.03 HEADINGS. Paragraph headings are inserted herein for convenience only and do not form a part of this Agreement.

  16.04 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by Management Investors who hold (in combination with their Permitted Transferees) at least a majority of the Common Stock held by Stockholders, and by ARAMARK. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of ARAMARK to meet within 30 days following such amendment or modification or as soon thereafter as is practicable for the purpose of amending the Certificate of Incorporation and By-Laws of ARAMARK, as may be required as a result of such amendment or modification, and proposing such amendments to the stockholders of ARAMARK entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

  16.05 INSPECTION. A copy of this Agreement shall be filed with the Secretary of ARAMARK and kept with the records of ARAMARK and shall be made available for inspection by any stockholder of ARAMARK at the principal offices of ARAMARK.

  16.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Omitted]

                                                                      EXHIBIT A
                                                       (TO AMENDED AND RESTATED
                                                       STOCKHOLDERS' AGREEMENT)

  THIS NOTE  IS NOT  TRANSFERABLE  UNLESS AS  A  CONDITION PRECEDENT  TO THE
    EFFECTIVENESS OF  ANY  TRANSFER  THE PAYEE  HAS  OBTAINED  THE WRITTEN
      CONSENT OF THE COMPANY AS TO THE PROPOSED TRANSFER.

                                 $

                                                     Philadelphia, Pennsylvania

                                                                    , 19

                         SUBORDINATED INSTALLMENT NOTE

  1. For value received, ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation (the "COMPANY"), hereby promises
to pay to      (the "PAYEE") the sum of $    in    equal, annual installments
of $    and one final installment of $    on each [April/October] 15
commencing on [April/October] 15, 19 , and to pay simple interest at the rate of % per annum on the unpaid balance thereof, semi-annually in arrears on each April 15 and October 15.

  2. The Payee may not sell, assign or otherwise transfer or encumber any portion of this Note or interest herein without first procuring the written consent of the Company, which consent the Company is under no obligation to provide. No transfer of this Note shall be effective unless such transfer is in compliance with the foregoing, including the requirements set forth in the legend provided for above.

  3. Both the principal of this Note and interest thereon are payable in lawful money of the United States of America at 1101 Market Street, Philadelphia, PA 19107, or such address of any subsequent principal executive office of the Company within the United States of America as the Company shall designate in writing to the Payee, or at the option of the Company, by check mailed to the Payee at such address for the Payee as is indicated on the books of the Company.

  4. This Note may be prepaid in full, or in part, any time, without premium or penalty. All prepayments shall be applied first to accrued interest and then to installments of principal in the order of their maturities.

  5. The indebtedness evidenced by this Note and the payment of the principal of and interest on this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

  5.1 "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest and any other amounts due on (1) all Indebtedness incurred, assumed or guaranteed by the Company, either before or after the date hereof, (excluding any debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to this Note), including, without limitation, (a) any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date hereof or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, or assumed or guaranteed by, directly or indirectly, the Company, required to be reflected as a liability on the face of the balance sheet of the Company, (b) any amounts payable in respect to any interest rate exchange agreement, currency exchange agreement or similar agreement and (c) any subordinated indebtedness of a corporation merged with or into or acquired by the Company; and (2) any renewals or extensions or refunding of any such Senior Indebtedness or evidences of indebtedness issued in exchange for such Senior Indebtedness.

  5.2 "INDEBTEDNESS" means (a) all items, except items of capital stock or of surplus or of general contingency reserves or of reserves for deferred income taxes, which in accordance with generally accepted accounting principles in effect on the date hereof should be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by the Company, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which the Company has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds or otherwise to become liable directly or indirectly with respect thereto, including, without limitation, indebtedness arising out of the sale or transfer of accounts or notes receivable or any moneys due or to become due.

  6. In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any readjustment of debt, arrangement or composition among creditors or any other marshalling of the assets and liabilities of the Company or otherwise), then holders of Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution, directly or indirectly (including by way of set off) is made upon the principal of or interest on this Note, and to that end the holders of Senior Indebtedness shall be entitled to receive in payment thereof any payment or distribution of assets of the Company, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of this Note. The Payee irrevocably authorizes, empowers and directs all receivers, custodians, trustee, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries. Notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the holders of the Senior Indebtedness to have all of the Senior Indebtedness paid and satisfied in full prior to the payment of any amounts due the payee under this Note shall include, without limitation, the right of the holders of the Senior Indebtedness to be paid in full all interest accruing on the Senior Indebtedness due them after the filing of any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in paragraph 6 hereof, prior to the payment of any amounts in respect of the Note, including, without limitation, any interest due to the Payee accruing after such date.

  7. No payment, directly or indirectly (including by way of set off), shall be made by the Company with respect to the principal of or interest on this
Note if (i) an event of default has happened with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which if occurring prior to the stated maturity of such Senior Indebtedness, permits holders thereof upon the giving of notice or passage of time, or both, to accelerate the maturity thereof ("SENIOR INDEBTEDNESS DEFAULT") and has not been cured, (ii) a payment by the Company to or for the benefit of Payee would, immediately after giving effect thereto, result in a Senior Indebtedness Default, or (iii) full payment of all amounts then due for principal of (or premium, if any), interest or any other amounts due on Senior Indebtedness shall not then have been made or duly provided for. Upon the occurrence of any events described in (i), (ii) or (iii) described above, notwithstanding any event of default under this Note by the Company, the Payee may not accelerate the maturity of all or any portion of this Note, or take any action towards collection of all or any portion of this Note or enforcement of any rights, powers or remedies under this Note, or applicable law until the earlier of the date on which a Senior Indebtedness Default (or in the case of (iii) required payments shall have been duly provided for) have been cured or such Senior Indebtedness has been paid in full.

  8. In the event that, notwithstanding the foregoing, the Company shall make any payment prohibited by Section 6 or 7, then, except as hereinafter in this Section otherwise provided, unless and until any such Senior Indebtedness Default shall have been cured or waived or shall cease to exist, such payment shall be held in trust for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing the Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

  9. Subject to the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until this Note shall be paid in full, and no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the Payee, or by or on behalf of the Payee, shall as between the Company and the Payee, be deemed to be a payment by the Company to or for the account of holders of Senior Indebtedness.

  10. No holder of Senior Indebtedness shall be prejudiced in his or her right to enforce subordination of this Note by any act on the part of the Company. The above provisions in regard to subordination are intended solely for the purpose of defining the relative rights of the Payee on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, subject to the rights, if any, under the above subordination provisions, of holders of Senior Indebtedness to receive cash, property or securities of the Company payable in respect thereof.

  11. The principal of this Note and accrued unpaid interest thereon shall (if not already due and payable) upon written demand by the Payee become due and payable forthwith, if there shall have been a default in the payment of any interest on, or principal of, this Note when it becomes due and payable (but only if such payment is not prohibited by the provisions of this Note), and such default shall have continued for a period of 30 days after written notice of such default shall have been given to the Company and shall be continuing at the time of such written demand.

  12. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of any rights of the Payee.

  13. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered, or deposited in the mails, first-class, postage prepaid, or delivered to a telegraph office for transmission, if to the Payee, at such address for the Payee as is indicated on the books of the Company or if to the Company, at the address of the principal executive offices of the Company as provided above.

  14. This Note shall be governed by the laws of the State of Delaware.

                                          ARAMARK CORPORATION

                                          By:
                                             ----------------------------------
                                             Treasurer

                                                                       ANNEX VII

                      ARAMARK CORPORATION AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                          ------
Report of Independent Public Accountants.................................  VII-3
Consolidated Balance Sheets:
As of October 3, 1997 and September 27, 1996.............................  VII-4
Consolidated Statements of Income:
Fiscal Years 1997, 1996 and 1995.........................................  VII-6
Consolidated Statements of Cash Flows:
Fiscal Years 1997, 1996 and 1995.........................................  VII-7
Consolidated Statements of Shareholders' Equity:
Fiscal Years 1997, 1996 and 1995.........................................  VII-8
Notes to Consolidated Financial Statements............................... VII-11

                                     VII-1

                   [This page intentionally left blank]

                                     VII-2

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ARAMARK Corporation:

  We have audited the accompanying consolidated balance sheets of ARAMARK Corporation (a Delaware corporation) and subsidiaries as of October 3, 1997 and September 27, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended October 3, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARAMARK Corporation and subsidiaries as of October 3, 1997 and September 27, 1996, and the results of their operations and their cash flows for each of the three fiscal years in the period ended October 3, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Philadelphia, Pennsylvania
November 10, 1997

                                     VII-3

                      ARAMARK CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     OCTOBER 3, 1997 AND SEPTEMBER 27, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             1997       1996
                                                          ---------- ----------
                         ASSETS
Current Assets:
  Cash and cash equivalents.............................. $   27,352 $   25,283
  Receivables (less allowances: 1997, $23,158; 1996,
   $16,973)..............................................    517,035    594,579
  Inventories............................................    366,515    340,107
  Prepayments and other current assets...................     67,314     68,651
                                                          ---------- ----------
    Total current assets.................................    978,216  1,028,620
                                                          ---------- ----------
Property and Equipment, at Cost:
  Land, buildings and improvements.......................    507,775    446,240
  Service equipment and fixtures.........................  1,170,230  1,139,262
  Leased property under capital leases...................     10,992     12,489
                                                          ---------- ----------
                                                           1,688,997  1,597,991
    Less-Accumulated depreciation........................    821,821    770,327
                                                          ---------- ----------
                                                             867,176    827,664
                                                          ---------- ----------
Goodwill.................................................    623,841    683,814
                                                          ---------- ----------
Other Assets.............................................    284,346    304,684
                                                          ---------- ----------
                                                          $2,753,579 $2,844,782
                                                          ========== ==========


   The accompanying notes are an integral part of these financial statements.

                                     VII-4

                      ARAMARK CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     OCTOBER 3, 1997 AND SEPTEMBER 27, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                           1997        1996
                                                        ----------  ----------
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term borrowings........... $   18,517  $   26,092
  Accounts payable.....................................    459,847     506,803
  Accrued payroll and related expenses.................    156,216     163,806
  Other accrued expenses and current liabilities.......    302,171     281,027
                                                        ----------  ----------
    Total current liabilities..........................    936,751     977,728
                                                        ----------  ----------
Long-Term Borrowings:
  Senior...............................................  1,100,819   1,183,047
  Subordinated.........................................    129,027     161,189
  Obligations under capital leases.....................      2,615       3,846
                                                        ----------  ----------
                                                         1,232,461   1,348,082
  Less-current portion.................................     18,517      26,092
                                                        ----------  ----------
    Total long-term borrowings.........................  1,213,944   1,321,990
                                                        ----------  ----------
Deferred Income Taxes and Other Noncurrent
 Liabilities...........................................    209,583     230,249
Common Stock Subject to Potential Repurchase Under
 Provisions of Shareholders' Agreement.................     23,254      18,614
Shareholders' Equity Excluding Common Stock
 Subject to Repurchase:
  Class A common stock, par value $.01; authorized:
   25,000,000 shares; issued: 1997--1,961,413 shares;
   1996--1,978,326 shares..............................         20          20
  Class B common stock, par value $.01; authorized:
   150,000,000 shares; issued: 1997--20,450,100 shares;
   1996--22,732,673 shares.............................        205         227
  Earnings retained for use in the business............    394,090     309,437
  Cumulative translation adjustment....................     (1,014)      5,131
  Impact of potential repurchase feature of common
   stock...............................................    (23,254)    (18,614)
                                                        ----------  ----------
    Total..............................................    370,047     296,201
                                                        ----------  ----------
                                                        $2,753,579  $2,844,782
                                                        ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     VII-5

                      ARAMARK CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

  FOR THE FISCAL YEARS ENDED OCTOBER 3, 1997, SEPTEMBER 27, 1996 AND SEPTEMBER
                                    29, 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 1997        1996        1995
                                              ----------  ----------  ----------
Revenues....................................  $6,310,417  $6,122,500  $5,600,645
                                              ----------  ----------  ----------
Costs and Expenses:
  Cost of services provided.................   5,715,402   5,565,038   5,094,179
  Depreciation and amortization.............     191,732     182,785     156,869
  Selling and general corporate expense.....      83,079      82,354      72,602
  Other expense (income), net...............     (11,655)     (2,850)        --
                                              ----------  ----------  ----------
                                               5,978,558   5,827,327   5,323,650
                                              ----------  ----------  ----------
    Operating income........................     331,859     295,173     276,995
Interest Expense, net.......................     116,012     116,014     109,418
                                              ----------  ----------  ----------
    Income before income taxes..............     215,847     179,159     167,577
Provision For Income Taxes..................      69,739      66,931      67,388
                                              ----------  ----------  ----------
Income Before Extraordinary Item............     146,108     112,228     100,189
Extraordinary Item Due to Early
 Extinguishment of Debt (net of income taxes
 of $1,839 in 1996 and $4,458 in 1995)......         --        2,758       6,686
                                              ----------  ----------  ----------
Net Income..................................  $  146,108  $  109,470  $   93,503
                                              ==========  ==========  ==========
Earnings Per Share:
  Income before extraordinary item..........  $     3.28  $     2.37  $     2.01
  Net income................................  $     3.28  $     2.31  $     1.88
                                              ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                     VII-6

                      ARAMARK CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE FISCAL YEARS ENDED OCTOBER 3, 1997, SEPTEMBER 27, 1996 AND SEPTEMBER
                                    29, 1995
                                 (IN THOUSANDS)

                                                  1997       1996       1995
                                                ---------  ---------  ---------
Cash flows from operating activities:
 Net income...................................  $ 146,108  $ 109,470  $  93,503
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization...............    191,732    182,785    156,869
  Income taxes deferred.......................    (11,049)   (27,604)     4,920
  Extraordinary item..........................        --       2,758      6,686
 Changes in noncash working capital:
  Receivables.................................    (19,934)   (62,239)   (25,162)
  Inventories.................................    (32,428)    (9,734)   (13,992)
  Prepayments.................................     (5,740)      (209)    13,244
  Accounts payable............................    (61,348)    28,973     25,186
  Accrued expenses............................     48,364     27,245     22,737
 Changes in other noncurrent liabilities......     (1,651)      (461)    (6,525)
 Changes in other assets......................     (9,727)    (9,217)     4,020
 Other, net...................................    (14,261)    (2,494)    (2,232)
                                                ---------  ---------  ---------
   Net cash provided by operating activities..    230,066    239,273    279,254
                                                ---------  ---------  ---------
Cash flows from investing activities:
 Purchases of property and equipment..........   (197,835)  (190,896)  (193,470)
 Disposals of property and equipment..........     27,641     13,099     16,063
 Sale of investments..........................      9,284        --      16,203
 Divestiture of certain businesses............    119,152     51,285      1,719
 Purchase of subsidiary stock.................        --         --     (20,491)
 Acquisition of certain businesses:
  Working capital other than cash acquired.....       (74)   (29,042)   (12,227)
  Property and equipment.......................    (4,163)   (11,105)   (36,261)
  Additions to intangibles and other assets....    (5,688)   (72,616)  (306,067)
 Other........................................     (8,020)    (8,362)    (2,268)
                                                ---------  ---------  ---------
   Net cash used in investing activities......    (59,703)  (247,637)  (536,799)
                                                ---------  ---------  ---------
Cash flows from financing activities:
 Proceeds from additional long-term
  borrowings..................................    127,323    155,510    486,844
 Payment of long-term borrowings including
  premiums....................................   (242,944)   (95,510)  (209,742)
 Redemption of preferred stock................        --      (6,359)    (1,984)
 Proceeds from issuance of common stock.......     14,338     13,949      9,718
 Repurchase of common stock...................    (65,463)   (54,849)   (26,435)
 Payment of preferred stock dividend..........        --      (1,067)    (1,049)
 Other........................................     (1,548)    (1,109)    (4,151)
                                                ---------  ---------  ---------
   Net cash (used in)/provided by financing
    activities................................   (168,294)    10,565    253,201
                                                ---------  ---------  ---------
Increase (decrease) in cash and cash
 equivalents..................................      2,069      2,201     (4,344)
Cash and cash equivalents, beginning of year..     25,283     23,082     27,426
                                                ---------  ---------  ---------
Cash and cash equivalents, end of year........  $  27,352  $  25,283  $  23,082
                                                =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                                     VII-7

                      ARAMARK CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                   FOR THE FISCAL YEAR ENDED OCTOBER 3, 1997
                                 (IN THOUSANDS)

                                                                           IMPACT OF
                                                                           POTENTIAL
                          CLASS A CLASS B                     CUMULATIVE   REPURCHASE
                          COMMON  COMMON  CAPITAL   RETAINED  TRANSLATION  FEATURE OF
                           STOCK   STOCK  SURPLUS   EARNINGS  ADJUSTMENT  COMMON STOCK
                          ------- ------- --------  --------  ----------- ------------
Balance, September 27,
 1996...................    $20    $227   $    --   $309,437    $ 5,131     $(18,614)
Net income..............                             146,108
Issuance of Class A
 common stock to
 employee
 benefit plans..........                       384
Issuance of Class B com-
 mon stock..............             24     25,025
Retirement of common
 stock..................            (46)   (25,409)  (61,455)
Change during the peri-
 od.....................                                         (6,145)      (4,640)
                            ---    ----   --------  --------    -------     --------
Balance, October 3,
 1997...................    $20    $205   $    --   $394,090    $(1,014)    $(23,254)
                            ===    ====   ========  ========    =======     ========



   The accompanying notes are an integral part of these financial statements.

                                     VII-8

                      ARAMARK CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

          FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 1996 (IN THOUSANDS)

                                                                                    IMPACT OF
                                                                                    POTENTIAL
                          SERIES C  CLASS A CLASS B                    CUMULATIVE   REPURCHASE
                          PREFERRED COMMON  COMMON  CAPITAL  RETAINED  TRANSLATION  FEATURE OF
                            STOCK    STOCK   STOCK  SURPLUS  EARNINGS  ADJUSTMENT  COMMON STOCK
                          --------- ------- ------- -------  --------  ----------- ------------
Balance, September 29,
 1995...................   $14,965    $21    $235   $   --   $247,805    $8,318      $(19,060)
Net income..............                                      109,470
Dividends on preferred
 stock..................                                         (769)
Issuance of Class A
 common stock to
 employee benefit
 plans..................                              5,728
Issuance of Class B com-
 mon stock..............                       25    30,519
Retirement of common and
 preferred stock........   (14,965)    (1)    (33)  (36,247)  (47,069)
Change during the peri-
 od.....................                                                 (3,187)          446
                           -------    ---    ----   -------  --------    ------      --------
Balance, September 27,
 1996...................   $   --     $20    $227   $   --   $309,437    $5,131      $(18,614)
                           =======    ===    ====   =======  ========    ======      ========


   The accompanying notes are an integral part of these financial statements.

                                     VII-9

                      ARAMARK CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 1995
                                 (IN THOUSANDS)

                                                                                     IMPACT OF
                                                                                     POTENTIAL
                          SERIES C  CLASS A CLASS B                     CUMULATIVE   REPURCHASE
                          PREFERRED COMMON  COMMON  CAPITAL   RETAINED  TRANSLATION  FEATURE OF
                            STOCK    STOCK   STOCK  SURPLUS   EARNINGS  ADJUSTMENT  COMMON STOCK
                          --------- ------- ------- --------  --------  ----------- ------------
Balance, September 30,
 1994...................   $16,949    $21    $243   $    --   $178,587    $7,550      $(20,791)
Net income..............                                        93,503
Dividends on preferred
 stock..................                                        (1,046)
Issuance of Class A
 common stock to
 employee benefit
 plans..................                               6,576
Issuance of Class B com-
 mon stock..............                       31     20,637
Retirement of common and
 preferred stock........    (1,984)           (39)   (27,213)  (23,239)
Change during the peri-
 od.....................                                                     768         1,731
                           -------    ---    ----   --------  --------    ------      --------
Balance, September 29,
 1995...................   $14,965    $21    $235   $    --   $247,805    $8,318      $(19,060)
                           =======    ===    ====   ========  ========    ======      ========



   The accompanying notes are an integral part of these financial statements.

                                     VII-10

                     ARAMARK CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal Year

  The Company's fiscal year is the fifty-two or fifty-three week period which ends on the Friday nearest September 30th. The fiscal year ended October 3, 1997, September 27, 1996 and September 29, 1995 are fifty-three, fifty-two and fifty-two week periods, respectively.

 Principles of Consolidation, etc.

  The consolidated financial statements include the accounts of the Company and all its subsidiaries. All significant intercompany balances and transactions have been eliminated. Certain reclassifications were made to the prior year financial statements to conform to the fiscal 1997 presentation.

  In fiscal 1998, the Company is required to adopt the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." SFAS No. 128 requires the disclosure of "basic" and "diluted" earnings per share. For the fiscal year ended October 3, 1997, pro forma basic earnings per share under SFAS No. 128 would be $3.49. Diluted earnings per share would not be materially different from reported earnings per share.

  In fiscal 1999, the Company is required to adopt the provisions of SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is currently assessing the impact the adoption will have on the consolidated financial statements. The Company will complete its analysis of the disclosure requirements of these standards in fiscal 1998.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Currency Translation

  Gains and losses resulting from the translation of financial statements of non-U.S. subsidiaries are reflected as a currency translation adjustment in shareholders' equity. Currency transaction gains and losses included in operating results for fiscal 1997, 1996 and 1995 were not significant.

 Current Assets

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Inventories are valued at the lower of cost (principally the first-in, first-out method) or market. The LIFO (last-in, first-out) method of determining cost is used to value directly marketed career apparel and public safety clothing and equipment. The stated value of inventories determined using the LIFO method is not significantly different from replacement or current cost. Personalized work apparel and linens in service are recorded at cost and are amortized over their estimated useful lives, approximately two years. In accordance with industry practice, magazines and books are sold to retailers with the right to return unsold items for ultimate credit from the publishers.

                                    VII-11

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED):

  The components of inventories are as follows:

                                                                   1997   1996
                                                                   -----  -----
   Food...........................................................  21.1%  22.5%
   Career apparel, safety equipment and linens....................  64.5%  62.2%
   Magazines and books............................................   6.7%   7.0%
   Parts, supplies and novelties..................................   7.7%   8.3%
                                                                   -----  -----
                                                                   100.0% 100.0%
                                                                   =====  =====

 Property and Equipment

  Property and equipment are stated at cost and are depreciated over their estimated useful lives on a straight-line basis. Gains and losses on dispositions are included in operating results. Maintenance and repairs are charged to operations currently, and replacements and significant improvements are capitalized. The estimated useful lives for the major categories of property and equipment are 10 to 40 years for buildings and improvements and 3 to 10 years for service equipment and fixtures. Depreciation expense in fiscal 1997, 1996 and 1995 was $136.1 million, $129.1 million and $116.4 million, respectively.

 Goodwill

  Goodwill, which represents the excess of cost over fair value of the net assets of acquired businesses, is being amortized on a straight-line basis principally over 40 years. The Company develops operating income projections for each of its lines of business and evaluates the recoverability and amortization period of goodwill using these projections. In fiscal 1997, the Company wrote off certain intangible assets as discussed in Note 2. Based upon management's current assessment, the estimated remaining amortization period of goodwill is appropriate and the remaining balance is fully recoverable. Accumulated amortization at October 3, 1997 and September 27, 1996 was $162.2 million and $150.5 million, respectively.

 Other Assets

  Other assets consist primarily of investments in less than 50% owned entities, contract rights, customer lists, and long-term receivables. Investments in which the Company owns more than 20% but less than a majority are accounted for using the equity method. Investments in which the Company owns less than 20% are accounted for under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" or the cost method, as applicable. Contract rights and customer lists are being amortized on a straight-line basis over the expected period of benefit, 3 to 20 years.

 Other Liabilities

  Other noncurrent liabilities consist primarily of deferred compensation, insurance accruals, deferred gains arising from sale and leaseback transactions and subordinated installment notes arising from repurchases of common stock.

  The Company is self-insured for a limited portion of the risk retained under its general liability and workers' compensation arrangements. Self-insurance reserves are determined based on actuarial analyses. The self-insurance reserves for workers' compensation insurance are accrued on a present value basis using a discount rate which approximates a risk-free rate.

 Earnings Per Share

  Earnings per share is reported on a fully diluted Common Stock, Class B equivalent basis (which reflects Common Stock, Class A shares converted to a Class B basis, ten for one) and is based upon the weighted average

                                    VII-12

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED):

number of common shares outstanding during the respective periods, plus the common equivalent shares, if dilutive, that would result from the exercise of stock options. Fully diluted earnings per share approximates primary earnings per share and is equivalent to fully diluted earnings per share under the "two-class" method.

 Supplemental Cash Flow Information

                                                             1997   1996   1995
                                                            ------ ------ ------
                                                               (IN MILLIONS)
   Interest Paid........................................... $106.4 $108.1 $107.4
   Income Taxes Paid....................................... $ 63.0 $ 91.4 $ 53.5

  Significant noncash investing and financing activities are as follows:

  . During fiscal 1997, 1996 and 1995, the Company contributed $0.4 million,
    $5.7 million and $6.6 million, respectively, of Class A Common Stock to its employee benefit plans to fund previously accrued obligations. In addition, during fiscal 1997, 1996 and 1995, the Company contributed $2.3 million, $1.7 million and $1.8 million, respectively, of stock units to its stock unit retirement plan in satisfaction of its accrued obligations. See Note 5.

  . During fiscal 1997, 1996 and 1995, the Company received $10.5 million,
    $7.2 million and $9.4 million, respectively, of employee notes under its Deferred Payment program as partial consideration for the issuance of Common Stock Class B. Also, during fiscal 1997, 1996 and 1995, the Company issued subordinated installment notes of $21.9 million, $26.8 million and $22.5 million, respectively, as partial consideration for repurchases of Common Stock. See Note 7.

NOTE 2. ACQUISITIONS AND DIVESTITURES, ETC.:

  In the second quarter of fiscal 1997, the Company sold an approximate 83% interest in its Spectrum Healthcare Services, Inc. subsidiary (Spectrum). Total consideration was approximately $158 million and included cash ($125 million), notes and a warrant. The transaction resulted in a pre-tax gain of $72.4 million, net of transaction costs and reserves established for indemnification of certain matters related to insurance, legal and other matters ($20 million), and is included in "Other expense/income" in the accompanying consolidated statements of income. No income taxes have been provided on the gain due to permanent differences in the underlying book and tax basis of Spectrum. In fiscal 1996, the business had approximately $500 million in annual revenues and a normalized operating margin of approximately 4%. Cash proceeds from the divestiture were used to repay borrowings under the $1 billion credit facility. Also reflected in other expense/income, are pre-tax charges of $69.8 million, primarily to write off certain intangible assets in the Food and Support Services and Distributive segments. These charges were partially offset by a gain of $9.1 million on the sale of an investment in Brylane, Inc., acquired in connection with the fiscal 1996 King-Size divestiture described below.

  The amount of the charges applicable to the Food and Support Services segment was approximately $30 million due primarily to recognize an impairment of goodwill in a European operation and to reduce certain other assets to net realizable value. Operating results at the subsidiary have continued to be significantly below management's expectations and as a result, at year-end, future operations have been reassessed. The goodwill impairment was determined based on a discounted cash flow basis. Also, as a result of increased competition and consolidation in the magazine wholesale distribution industry and continuing operating losses in the Distributive segment, management recently finalized a plan to reposition the distributive business, including the divestiture of certain operations with a book value at October 3, 1997 of approximately $29 million including intangibles. This resulted in a $34 million pre-tax charge. The asset write-down was determined based on estimates of discounted future cash flows. The impairment loss on operations to be divested was based on preliminary indications of value for those operations and their sale is expected to be completed during fiscal 1998.

                                    VII-13

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 2. ACQUISITIONS AND DIVESTITURES, ETC.--(CONTINUED):

  In the first quarter of fiscal 1996, the Company sold the King-Size division of its Uniform and Career Apparel business. The net selling price was approximately $51 million in cash plus "warrants" in Brylane, Inc. and resulted in a pre-tax gain of $37 million, which was offset by other charges related to asset realization ($20 million) and insurance, legal and other matters ($14 million), including a $2 million charge for environmental liabilities, and is reflected as "Other expense/income" in the accompanying consolidated statements of income. The environmental liabilities related to several minor remediation projects involving properties no longer in service. These remediation projects will not have any material ongoing financial impact on the Company's financial statements. The King-Size operations were not material to the Company's consolidated revenues or operating income.

  At fiscal 1996 yearend, the Company acquired Crest Uniform Company, a provider of uniform apparel to the hospitality and healthcare markets for cash of approximately $95 million. The acquisition was accounted for under the purchase method of accounting. The Company's pro forma results of operations for fiscal 1996 and 1995 would not have been materially different assuming the acquisition had occurred as of the beginning of the respective periods.

  During fiscal 1995, the Company acquired the following businesses: Harry M. Stevens, a provider of food and support services to stadiums and arenas late in the first quarter for approximately $125 million in cash; two magazine and book distribution companies, Meader Distributing Co., Inc. and Rainer News, Inc., one in the first quarter and one late in the third quarter for approximately $28 million in cash; Todd Uniform, Inc., a uniform rental business late in the fourth quarter for approximately $120 million in cash; and Gall's, Inc. a direct marketer of public safety clothing and equipment late in the fourth quarter for approximately $87 million in cash. The acquisitions were accounted for under the purchase method of accounting and the fiscal 1995 financial statements reflect the results of operations and cash flows of the acquired companies from the dates of the acquisitions. Had these acquisitions occurred as of the beginning of the fiscal period, pro forma consolidated revenues, income before extraordinary items, net income and earnings per share, would have been approximately $5.8 billion, $91.1 million, $84.4 million and $1.69, respectively. These pro forma results are unaudited and are based on historical results, adjusted for the impact of certain acquisition related adjustments, such as: increased amortization of intangibles, increased interest expense on acquisition debt, and the related income tax effects. Pro forma results do not reflect any synergies that might be achieved from combined operations and therefore, in management's opinion, are not indicative of what actual results would have been if the acquisitions had occurred at the beginning of the respective periods. In addition, they are not intended to be a projection of future results.

NOTE 3. EXTRAORDINARY ITEM:

  During fiscal 1996, the Company redeemed its $80 million 8.25% senior notes for a premium. The debt extinguishment was financed through the issuance of a $125 million 6.79% senior note. Additionally, the Company replaced its credit facility with a new $1 billion credit facility (See Note 4), writing off the unamortized balance of financing costs related to the old credit facility. The resultant extraordinary charge on these transactions was $2.8 million or $0.06 per share.

  During fiscal 1995, the Company redeemed its $125 million 12% subordinated debentures and its $50 million 10.25% senior note for a premium. The debt extinguishment was financed through the issuance of 8.15% and 8% senior notes (see Note 4). The resultant extraordinary charge was $6.7 million or $0.13 per share.

                                    VII-14

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 4. BORROWINGS:

  Long-term borrowings at October 3, 1997 and September 27, 1996 are summarized in the following table:

                                                            1997       1996
                                                         ---------- ----------
                                                            (IN THOUSANDS)
   Senior:
     Credit facility borrowings......................... $  370,000 $  596,400
     Canadian credit facility...........................     39,350     45,123
     6.79% note, payable in installments through 2003...    125,000    125,000
     7.10% notes, due December 2006.....................    124,827        --
     7.25% notes and debentures due August 2007.........     32,160        --
     8% notes, due April 2002...........................    100,000    100,000
     8.15% notes, due May 2005..........................    150,000    150,000
     10 5/8% notes, due August 2000.....................    100,000    100,000
     Other..............................................     59,482     66,524
                                                         ---------- ----------
                                                          1,100,819  1,183,047
                                                         ---------- ----------
   Subordinated:
     8.5% subordinated notes, due June 2003.............    100,000    100,000
     10% exchangeable debentures and notes, due August
      2000..............................................     26,689     58,849
     Other..............................................      2,338      2,340
                                                         ---------- ----------
                                                            129,027    161,189
                                                         ---------- ----------
   Obligations under capital leases.....................      2,615      3,846
                                                         ---------- ----------
                                                          1,232,461  1,348,082
   Less-current portion.................................     18,517     26,092
                                                         ---------- ----------
                                                         $1,213,944 $1,321,990
                                                         ========== ==========

  The non-amortizing $1.0 billion revolving credit facility ("Credit Agreement") is provided by a group of banks and matures in June 2001. Interest under the Credit Agreement is based on the Prime Rate, LIBOR plus a spread of
 .15% to .625% (as of October 3, 1997--.33%) or the Certificate of Deposit Rate plus a spread of .25% to .725% (as of October 3, 1997--.43%), at the option of the Company. The Company pays a fee of .10% to .375% (as of October 3, 1997--
 .17%) on the entire credit facility. The spread and fee margins are based on certain financial ratios as defined.

  The non-amortizing C$80 million Canadian revolving credit facility provides for either U.S. dollar or Canadian dollar borrowings and matures in June 2001. Interest on this facility is based on the Canadian Bankers Acceptance Rate, U.S. Prime Rate, Canadian Prime Rate or LIBOR plus a spread of up to 5/8%, as defined. As of October 3, 1997, all borrowings under this facility are payable in Canadian dollars, with a weighted average interest rate of 4.0%. The Company pays a fee of .17% on the entire credit facility.

  The Company's Children's World Learning Centers, Inc. (CWLC) subsidiary also has a $125 million revolving credit facility with a group of banks. The credit facility matures in August 2003, with quarterly commitment reductions of $5 million starting in September 2001, which increase to $6.25 million starting September 2002. Interest under the credit facility is based on the Prime Rate plus a spread of 0% to 1/4% or LIBOR plus a spread of 1/2% to 1%, at the option of CWLC. CWLC pays a fee of .2% to .375% (as of October 3, 1997--.225%) on the unborrowed portion of the credit facility. The spread and fee margins are based on certain financial ratios as defined. As of October 3, 1997 there were no borrowings outstanding under this credit facility.

                                    VII-15

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 4. BORROWINGS--(CONTINUED):

  The 6.79% note is payable in $25 million annual installments beginning January 1999, with a final maturity of January 2003.

  The 7.25% notes and debentures may be exchanged, at par, beginning in June 1998, in whole or in part, at the option of the holder, for 7.10% senior notes due December 2006. The Company has the right to redeem these notes and debentures, at par, upon being presented with a notice of conversion or at any time after June 2004.

  The 10 5/8% senior notes require a sinking fund payment of $50 million in August 1999 with a final maturity in August 2000.

  The 8 1/2% subordinated notes may be redeemed at the Company's option, in whole or in part, beginning June 1998 at a price equal to 104.25% of their principal amount and thereafter at prices declining to par in 2002, together with accrued interest.

  The 10% subordinated exchangeable debentures and notes may be exchanged at any time in whole or part, at the option of the holder, for 10 5/8% senior notes due August 2000 at an exchange ratio of .93.

  Accrued interest on borrowings totaling $27.7 million at October 3, 1997 and $24.3 million at September 27, 1996 is included in current liabilities as "Other accrued expenses."

  The Company utilizes derivative financial instruments, such as interest rate swap and forward exchange agreements to manage changes in market conditions related to debt obligations and foreign currency exposures. At October 3, 1997 and September 27, 1996, the Company has $197 million and $250 million, respectively, of interest rate exchange agreements fixing the rate on a like amount of borrowings under the Credit Agreement at an average effective rate of 6.7% and 6.2%, respectively. As of October 3, 1997, interest rate exchange agreements remain in effect for periods ranging from 3 to 25 months. All interest rate swaps are accounted for as hedges under the accrual method with the net payments under the terms of the swap agreements recognized currently in income as a component of interest expense. Gains or losses on the termination of interest rate swaps are deferred and amortized over the remaining life of the terminated swap agreement. Interest rate swaps, for which the designated debt instrument being hedged is extinguished, are accounted for on the fair value method from the extinguishment date, if not concurrently terminated, with gains and losses recognized currently in the consolidated statement of income. The Company has a $24 million foreign currency swap agreement maturing in August 2000. This swap hedges the currency exposure of its net investment in Spain and accordingly, gains and losses on the currency swap are recorded as a component of the cumulative translation adjustment. The counterparties to the above derivative agreements are major international banks. The Company continually monitors its positions and credit ratings of its counterparties, and does not anticipate nonperformance by the counterparties.

  The following summarizes the fair value of the Company's financial instruments as of October 3, 1997 and September 27, 1996. The fair values were computed using market quotes, if available, or based on discounted cash flows using market interest rates as of the end of the respective periods.

                                           1997                  1996
                                    --------------------  --------------------
                                    CARRYING     FAIR     CARRYING     FAIR
    ASSET/(LIABILITY) IN MILLIONS    AMOUNT      VALUE     AMOUNT      VALUE
    -----------------------------   ---------  ---------  ---------  ---------
   Long-term debt.................. $(1,232.5) $(1,263.5) $(1,348.1) $(1,364.6)
   Interest rate swap agreements...       --        (0.7)       --         0.1
   Foreign currency swap agree-
    ment...........................       3.6        2.8        0.4        0.1

                                    VII-16

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 4. BORROWINGS--(CONTINUED):

  The Credit Agreement contains restrictive covenants which provide, among other things, limitations on liens, dispositions of material assets and repurchases of capital stock. The terms of the Credit Agreement also require that the Company maintain certain specified minimum ratios of cash flow to fixed charges and to total borrowings and certain minimum levels of net worth (as defined). At October 3, 1997, the Company was in compliance with all of these covenants. Assets with a net book value of $2.2 million at October 3, 1997, are subject to liens under several of the Company's borrowing arrangements.

  Long-term borrowings maturing in the next five years, excluding capital lease obligations, are as follows:

                                                                      AMOUNT
                                                                  --------------
                                                                  (IN THOUSANDS)
   1998..........................................................    $ 17,812
   1999..........................................................      78,568
   2000..........................................................     109,183
   2001..........................................................     460,209
   2002..........................................................     125,291

NOTE 5. EMPLOYEE PENSION AND PROFIT SHARING PLANS:

  In the United States, the Company maintains qualified contributory and non-contributory retirement plans for eligible employees, with Company contributions to the plans based on earnings performance or salary level. Qualified non-contributory profit sharing plans are maintained by certain businesses, with annual contributions determined by management. The Company has a non-qualified stock unit retirement plan for certain employees. The total expense of the above plans for fiscal 1997, 1996 and 1995 was $15.5 million, $15.7 million and $15.3 million, respectively. During fiscal 1997, 1996 and 1995, the Company contributed 1,995 shares, 32,475 shares and 41,114 shares, respectively, of Common Stock, Class A to these plans to partially fund previously accrued obligations. In addition, during fiscal 1997, 1996 and 1995, the Company contributed to the stock unit retirement plan 121,185 stock units, 104,938 stock units and 120,700 stock units, respectively, which are convertible into Common Stock, Class B, in satisfaction of its accrued obligations. The value of the stock units was credited to capital surplus. The Company participates in various multi-employer union administered pension plans. Contributions to these plans, which are primarily defined benefit plans, result from contractual provisions of labor contracts and were $14.4 million, $13.6 million and $13.1 million for fiscal 1997, 1996 and 1995, respectively.

  Additionally, the Company maintains several contributory and noncontributory defined benefit pension plans, primarily in Canada and the United Kingdom. The projected benefit obligation of these plans as of October 3, 1997, which is fully funded, was $48.6 million. Pension expense related to these plans is not material to the consolidated financial statements.

NOTE 6. INCOME TAXES:

  The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires deferred tax assets or liabilities to be recognized for the estimated future tax effects of temporary differences between the financial reporting and tax bases of the Company's assets and liabilities based on the enacted tax law and statutory tax rates applicable to the periods in which the temporary differences are expected to affect taxable income. In June 1996 the Company settled certain prior years' tax returns.

                                    VII-17

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 6. INCOME TAXES--(CONTINUED):

  The components of income before income taxes, including the effects of other expense/income (See Note 2), by source of income are as follows:

                                                       1997      1996     1995
                                                     --------  -------- --------
                                                           (IN THOUSANDS)
   United States.................................... $221,710  $172,572 $159,851
   Non-U.S..........................................   (5,863)    6,587    7,726
                                                     --------  -------- --------
                                                     $215,847  $179,159 $167,577
                                                     ========  ======== ========

  The provision for income taxes, including the effects of other expense/income (See Note 2), consists of:

                                                      1997      1996      1995
                                                    --------  --------  --------
                                                          (IN THOUSANDS)
   Current:
     Federal....................................... $ 60,370  $ 73,919  $ 46,579
     State and local...............................   13,366    17,335    12,064
     Non-U.S.......................................    7,052     3,281     3,825
                                                    --------  --------  --------
                                                      80,788    94,535    62,468
                                                    --------  --------  --------
   Deferred:
     Federal.......................................   (8,027)  (23,210)    3,189
     State and local...............................   (3,494)   (5,379)      739
     Non-U.S.......................................      472       985       992
                                                    --------  --------  --------
                                                     (11,049)  (27,604)    4,920
                                                    --------  --------  --------
                                                    $ 69,739  $ 66,931  $ 67,388
                                                    ========  ========  ========

  The provision for income taxes varies from the amount determined by applying the United States Federal statutory rate to pre-tax income as a result of the following:

                                                            1997   1996  1995
                                                            -----  ----  ----
                                                              (% OF PRE-
                                                              TAX INCOME)
   United States statutory income tax rate.................  35.0% 35.0% 35.0%
   Increase (decrease) in taxes, resulting from:
     State income taxes, net of Federal tax benefit........   3.0   4.3   4.7
     Permanent book/tax difference related to the sale of
      Spectrum............................................. (11.3)  --    --
     Permanent book/tax differences, primarily resulting
      from purchase accounting.............................   8.4   2.1   1.7
     Favorable impact of June 1996 tax settlement..........   --   (2.8)  --
     Tax credits and other.................................  (2.8) (1.2) (1.2)
                                                            -----  ----  ----
   Effective income tax rate...............................  32.3% 37.4% 40.2%
                                                            =====  ====  ====

                                    VII-18

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 6. INCOME TAXES--(CONTINUED):

  As of October 3, 1997 and September 27, 1996, the components of deferred taxes are as follows:

                                                               1997     1996
                                                              ------- --------
                                                               (IN THOUSANDS)
   Deferred tax liabilities:
     Property and equipment.................................. $57,720 $ 61,095
     Inventory...............................................   5,066    5,549
     Investments.............................................  15,709   12,813
     Other...................................................  11,928   10,837
                                                              ------- --------
       Gross deferred tax liability..........................  90,423   90,294
                                                              ------- --------
   Deferred tax assets:
     Insurance............................................... $11,815 $ 26,455
     Employee compensation and benefits......................  36,077   34,889
     Accruals and allowances.................................  33,159   30,638
     Intangibles.............................................     --     3,415
     Other...................................................   6,561    8,709
     Valuation allowance.....................................     --      (815)
                                                              ------- --------
       Net deferred tax asset................................  87,612  103,291
                                                              ------- --------
       Net deferred tax liability/(asset).................... $ 2,811 $(12,997)
                                                              ======= ========

NOTE 7. CAPITAL STOCK:

  There are two classes of common stock authorized and outstanding, Common Stock, Class A and Common Stock, Class B. Each Class A and Class B Share is entitled to one vote on all matters submitted to shareholders, voting together as a single class except where otherwise required by law. Each Class A Share is entitled to ten times the dividends and other distributions payable on each Class B Share. Class B Shares may be held only by employees, directors and their family members, and upon termination of employment each Class B Share is automatically converted into 1/10 of a Class A Share.

  During fiscal 1996, the Company redeemed, at par, all its outstanding Series C Preferred Stock for $6.4 million in cash and the issuance of $8.6 million of Common Stock, Class B. During fiscal 1995 the Company repurchased 1,984 preferred shares for $2.0 million.

  As of October 3, 1997, the Company's stock option plans provided for the issuance of up to 44,861,642 options to purchase shares of Common Stock, Class
B. The Company granted installment stock purchase opportunities under its stock ownership program in fiscal 1997, 1996 and 1995 which provide for the purchase of shares of Common Stock, Class B. Installment stock purchase opportunities are exercisable in six annual installments with the exercise price of each purchase opportunity equal to the current fair market value at the time the purchase opportunity is granted. The Company has a program to grant non-qualified stock options to additional qualified employees on an annual basis. Under the program, options vest after three years and may be exercised for a period of three years after vesting. The exercise price of each option is equal to the current fair market value at the date of grant. In fiscal 1997, 1996 and 1995, the Company granted cumulative installment stock purchase opportunities under its existing stock ownership program which are similar to the installment stock purchase opportunities discussed above, however, any purchase opportunities not exercised during an installment period may be carried forward to subsequent installment periods. The Company has a Deferred Payment Program which enables holders of non-qualified stock options and installment purchase opportunities

                                    VII-19

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 7. CAPITAL STOCK--(CONTINUED):

to defer a portion of the total amount required to exercise the options. Interest currently accrues on deferred payments at 8.25% compounded annually and is payable when the deferred payments are due. At October 3, 1997 and September 27, 1996, the receivables from individuals under the Deferred Payment Program were $26.6 million and $19.0 million, respectively, which are reflected as a reduction of Shareholders' Equity. The Company holds as collateral all shares purchased in which any portion of the purchase price is financed under the Deferred Payment Program until the deferred payment is received from the individual by the Company. Status of the options, including installment stock purchase opportunities, under the various ownership programs follows:

                                     NUMBER OF SHARES         AVERAGE OPTION PRICE
                             -------------------------------- --------------------
                                1997       1996       1995     1997   1996   1995
                             ---------- ---------- ---------- ------ ------ ------
   Outstanding at beginning
    of year................  10,367,984 10,107,199 10,383,764 $12.17 $10.47 $ 8.05
   Options granted.........   3,457,000  4,133,100  4,409,920 $16.61 $14.75 $13.11
   Options exercised.......   2,429,783  1,938,142  3,084,830 $ 9.70 $ 8.83 $ 6.17
   Canceled/Forfeited......   2,450,989  1,934,173  1,601,655 $12.92 $11.68 $10.51
   Outstanding at end of
    year...................   8,944,212 10,367,984 10,107,199 $14.22 $12.17 $10.47
   Exercisable at end of
    year...................      64,392    539,720    514,696 $ 8.87 $ 3.72 $ 2.14

  The exercise prices on outstanding options at October 3, 1997 range from $8.34 to $18.50 with a weighted average remaining life of approximately three years. The Company has reserved 9,637,714 shares of Common Stock, Class B at October 3, 1997 for issuance of stock pursuant to its employee ownership and benefit programs.

  The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized related to the plans described above. If compensation cost for these plans had been determined using the fair-value method prescribed by SFAS No. 123, "Accounting for Stock Based Compensation," the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                                1997     1996
                                                              -------- --------
   Net Income
     As reported............................................. $146,108 $109,470
     Pro forma...............................................  143,570  108,199
   Fully diluted earnings per share
     As reported............................................. $   3.28 $   2.31
     Pro forma............................................... $   3.23 $   2.29

  Because the SFAS No. 123 method of accounting has not been applied to options granted prior to fiscal 1996, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

  The weighted average fair value of options granted in fiscal 1997 and 1996 was $2.65 and $2.46, respectively. As the Company's stock is not publicly traded, the fair value of each option was estimated on the grant date using the minimum value method (which excludes a volatility assumption), with the following assumptions:

                                                                1997     1996
                                                               -------  -------
   Risk-free interest rate.................................... 5.2-6.1% 5.4-5.9%
   Expected life in years.....................................     3.2      3.5
   Dividend yield.............................................       0%       0%

                                    VII-20

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 7. CAPITAL STOCK--(CONTINUED):

  The Company and its shareholders are parties to an Amended and Restated Shareholders' Agreement. Pursuant to this agreement, holders of common stock who are individuals, upon their death, complete disability or normal retirement, may cause the Company to repurchase up to 30% of their shares for cash at the then appraised value, but only to the extent such repurchase by the Company is permitted under the Credit Agreement. Under this Credit Agreement restriction, repurchases of capital stock cannot exceed an aggregate limit, which amount was $23.3 million at October 3, 1997 and $18.6 million at September 27, 1996. Pursuant to interpretations of its rules related to "Redeemable Preferred Stock," the Securities and Exchange Commission has requested that these amounts representing the Company's potential repurchase of its Common Stock be presented as a separate item and accordingly, the Company's Shareholders' Equity reflects this reclassification in the consolidated financial statements. Also, the Shareholders' Agreement provides that the Company may, at its option, repurchase shares from individuals who are no longer employees. Such repurchased shares may be resold to others including replacement personnel at prices equal to or greater than the repurchase price. Generally, payment for shares repurchased can be, at the Company's option, in cash or subordinated installment notes, which are subordinated to all other indebtedness of the Company. Interest on these notes is payable semi-annually and principal payments are made annually over varying periods not to exceed ten years. The noncurrent portion of these notes ($50.9 million as of October 3, 1997 and $49.2 million as of September 27, 1996) is included in the consolidated balance sheets as "Other Noncurrent Liabilities" and the current portion of these notes ($19.9 million as of October 3, 1997 and $13.4 million as of September 27, 1996) is included in the consolidated balance sheets as "Accounts Payable."

NOTE 8. COMMITMENTS AND CONTINGENCIES:

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Facilities under capital leases............................. $10,992 $12,489
   Less-accumulated amortization...............................   8,961   9,269
                                                                ------- -------
                                                                $ 2,031 $ 3,220
                                                                ======= =======

  Rental expense for all operating leases was $129.7 million, $128.6 million and $124.2 million for fiscal 1997, 1996 and 1995, respectively.

  Following is a schedule of the future minimum rental commitments under all noncancelable leases as of October 3, 1997:

   FISCAL YEAR                                                 OPERATING CAPITAL
   -----------                                                 --------- -------
                                                                (IN THOUSANDS)
   1998....................................................... $151,578  $  982
   1999.......................................................   84,681     802
   2000.......................................................   71,076     652
   2001.......................................................   63,361     275
   2002.......................................................   49,743     148
   Subsequent years...........................................  144,362     115
                                                               --------  ------
   Total minimum rental obligations........................... $564,801   2,974
                                                               ========
   Less-amount representing interest..........................              359
                                                                         ------
   Present value of capital leases............................            2,615
   Less-current portion.......................................              705
                                                                         ------
   Noncurrent obligations under capital leases................           $1,910
                                                                         ======

                                    VII-21

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 8. COMMITMENTS AND CONTINGENCIES--(CONTINUED):

  The Company has capital commitments of approximately $20 million at October 3, 1997 in connection with several long-term concession contracts at stadiums and arenas. The Company is party to certain claims and litigation arising in the ordinary course of business. The Company believes it has meritorious defenses to these claims and is of the opinion that adequate reserves have been provided for the ultimate resolution of these matters.

NOTE 9. ARAMARK SERVICES, INC. AND SUBSIDIARIES:

  The following financial information has been summarized from the separate consolidated financial statements of ARAMARK Services, Inc. (a wholly owned subsidiary of ARAMARK Corporation) and the subsidiaries which it currently owns. ARAMARK Services, Inc. is the borrower under the Credit Agreement and certain other senior debt described in Note 4 and incurs the interest expense thereunder. This interest expense is only partially allocated to all of the other subsidiaries of ARAMARK Corporation.

                                                  1997       1996       1995
                                               ---------- ---------- ----------
                                                        (IN THOUSANDS)
   Revenues................................... $3,464,051 $3,200,388 $2,975,397
   Cost of services provided..................  3,256,787  3,024,136  2,808,554
   Net income.................................     20,690     15,503     14,749

                                                             1997       1996
                                                          ---------- ----------
                                                             (IN THOUSANDS)
   Current assets........................................ $  407,978 $  395,243
   Noncurrent assets.....................................  1,558,010  1,630,023
   Current liabilities...................................    507,179    495,147
   Noncurrent liabilities................................  1,333,759  1,419,648

                                    VII-22

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 10. QUARTERLY RESULTS (UNAUDITED):

  The following table summarizes quarterly financial data for fiscal 1997 and 1996:

                                           FISCAL QUARTER
                             -------------------------------------------
             1997              FIRST    SECOND(1)    THIRD    FOURTH(2)     YEAR
             ----            ---------- ---------- ---------- ---------- ----------
                                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
   Revenues................  $1,686,751 $1,458,017 $1,531,614 $1,634,035 $6,310,417
   Cost of services
    provided...............   1,540,226  1,336,421  1,384,834  1,453,921  5,715,402
   Net income..............      27,655     87,952     30,134        367    146,108
   Earnings per share:
     Net income............  $      .61 $     1.95 $      .69 $      .01 $     3.28
                                           FISCAL QUARTER
                             -------------------------------------------
             1996              FIRST      SECOND     THIRD      FOURTH      YEAR
             ----            ---------- ---------- ---------- ---------- ----------
                                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
   Revenues................  $1,549,374 $1,464,626 $1,546,296 $1,562,204 $6,122,500
   Cost of services
    provided...............   1,413,632  1,343,275  1,407,732  1,400,399  5,565,038
   Income before
    extraordinary item.....      24,989     15,299     29,805     42,135    112,228
   Extraordinary item (3)..         --       1,589      1,169        --       2,758
   Net income..............      24,989     13,710     28,636     42,135    109,470
   Earnings per share:
     Income before
      extraordinary item...  $      .52 $      .32 $      .64 $      .92 $     2.37
     Net income............  $      .52 $      .28 $      .61 $      .92 $     2.31

--------
(1) Fiscal 1997 second quarter results reflect the sale of Spectrum (See Note
    2).
(2) Fiscal 1997 fourth quarter results reflect charges primarily related to asset realization (See Note 2).
(3)See Note 3.

  In the first and second fiscal quarters, within the Food and Support Services segment there is a lower level of activity at the higher margin leisure and recreational food service operations which is partly offset by increased activity in the educational market. In addition, there is a seasonal increase in volume of directly marketed work clothing during the first quarter. Whereas in the third and fourth fiscal quarters, there is a significant increase at leisure and recreational accounts which is partially offset by the effect of summer closings in the educational market.


                                    VII-23

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 11. BUSINESS SEGMENTS:

  The Company provides or manages services in the following business segments:

  Food and Support Services--Food, refreshment, specialized dietary and support services, including maintenance and housekeeping, provided to business, educational, governmental and medical institutions and in recreational and other facilities serving the general public. Fiscal 1997 operating income includes charges of approximately $30 million related primarily to asset realization (See Note 2). The 1995 segment operating results were adversely impacted by the Major League Baseball and National Hockey League strikes in the U.S. and Canada. Additionally, the fiscal 1995 segment operating results were adversely impacted by a decrease in average attendance at Major League Baseball games subsequent to the resumption of the season in April 1995. Had the hockey strike and baseball situation not occurred, it is estimated that segment reported results for revenues and operating income would have been approximately 2% and 10% greater in fiscal 1995. Also, total Company operating income and income before extraordinary items would have been approximately 5% and 8% higher in fiscal 1995, respectively.

  Uniform and Career Apparel--Rental of personalized work apparel and linens for business and institutions on a contract basis and the direct marketing of work clothing, safety equipment and accessories. Fiscal 1997 operating income includes a $9 million gain on the sale of an investment and charges of approximately $6 million, related primarily to asset realization (See Note 2). Fiscal 1996 operating income includes the $37 million gain on the sale of a division and charges of approximately $5 million related to changes in estimates regarding asset realization and environmental matters (See Note 2). The divested division was not material to segment revenues and contributed approximately 5% of fiscal 1995 segment operating income.

  Health and Educational Resources--Provider of educational and child care services at both company operated and customer facilities. In 1997 the Company sold an approximate 83% interest in Spectrum, a provider of general management and specialized services to emergency rooms, and other hospital specialties, and medical services to correctional institutions (See Note 2). The Spectrum operations contributed 29%, 63% and 64% of segment revenues and 4%, 32% and 35% of segment operating income in fiscal 1997, 1996 and 1995, respectively. Fiscal 1997 operating income includes the gain of $72 million from the sale of Spectrum. Fiscal 1996 operating income includes charges of approximately $13 million for insurance claims and real estate exposures (See Note 2).

  Distributive--Wholesale distribution of magazines and other published materials to retail locations patronized by the general public. In fiscal 1997 and 1996, the Distributive Segment operating results were severely impacted by higher operating costs related to servicing customers and reduced margins resulting from increased competition and consolidation in the magazine wholesale distribution industry. As a result of management's plans to reposition the distributive business, and the resultant changes in estimates of future cash flows, fiscal 1997 includes charges of approximately $34 million related to asset realization (See Note 2).

  Revenues by segment are substantially comprised of services to unaffiliated customers and clients. Operating income reflects expenses directly related to individual segments plus an allocation of expenses applicable to more than one segment. General corporate expenses include expenses not specifically identifiable with an individual segment. The increase in fiscal 1996 General Corporate expenses is due primarily to reserves established for asset realization, legal and other matters (See Note 2). Direct selling expenses are approximately 1% of revenues for fiscal 1997, 1996 and 1995. Corporate assets consist principally of goodwill not allocable to any individual segment and other noncurrent assets.

                                    VII-24

                     ARAMARK CORPORATION AND SUBSIDIARIES

NOTE 11. BUSINESS SEGMENTS--(CONTINUED):

                                      REVENUES          DEPRECIATION AND AMORTIZATION
                             -------------------------- -----------------------------
                               1997     1996     1995     1997      1996      1995
                             -------- -------- -------- --------- --------- ---------
                                                  (IN MILLIONS)
   Food and Support Servic-
    es.....................  $4,131.4 $3,816.0 $3,521.2 $   100.2 $    96.5 $    89.7
   Uniform and Career Ap-
    parel..................   1,252.2  1,049.2    893.4      58.4      52.2      40.7
   Health and Educational
    Resources..............     466.0    781.0    742.9      18.2      19.6      18.2
   Distributive............     460.8    476.3    443.1      12.3       8.3       3.5
   Corporate...............       --       --       --        2.6       6.2       4.8
                             -------- -------- -------- --------- --------- ---------
     Total.................  $6,310.4 $6,122.5 $5,600.6 $   191.7 $   182.8 $   156.9
                             ======== ======== ======== ========= ========= =========

                                                          OPERATING INCOME
                                                        ----------------------
                                                         1997    1996    1995
                                                        ------  ------  ------
                                                           (IN MILLIONS)
   Food and Support Services........................... $170.4  $166.9  $138.9
   Uniform and Career Apparel..........................  124.0   140.2    99.3
   Health and Educational Resources....................  103.5    26.8    27.3
   Distributive........................................  (49.6)   (6.0)   26.8
                                                        ------  ------  ------
                                                         348.3   327.9   292.3
   General Corporate and Other Expenses................  (16.4)  (32.7)  (15.3)
                                                        ------  ------  ------
   Operating Income....................................  331.9   295.2   277.0
   Interest Expense, Net............................... (116.0) (116.0) (109.4)
                                                        ------  ------  ------
   Income Before Income Taxes and Extraordinary Item... $215.9  $179.2  $167.6
                                                        ======  ======  ======

                               CAPITAL EXPENDITURES    IDENTIFIABLE ASSETS
                               -------------------- --------------------------
                                1997   1996   1995    1997     1996     1995
                               ------ ------ ------ -------- -------- --------
                                                (IN MILLIONS)
Food and Support Services..... $ 97.3 $ 99.5 $128.2 $1,258.8 $1,286.4 $1,264.5
Uniform and Career Apparel....   66.7   57.7   66.7  1,042.0  1,000.8    891.2
Health and Educational Re-
 sources......................   36.0   39.2   26.6    210.4    308.3    272.0
Distributive..................    1.5    4.6    3.9    138.0    174.1    131.5
Corporate.....................     .5    1.0    4.3    104.4     75.2     84.1
                               ------ ------ ------ -------- -------- --------
                               $202.0 $202.0 $229.7 $2,753.6 $2,844.8 $2,643.3
                               ====== ====== ====== ======== ======== ========

  Most services are provided in the United States, with operations also being conducted in Belgium, Canada, the Czech Republic, Germany, Hungary, Japan, Korea, Mexico, Spain and the United Kingdom. The Company's non-U.S. operations for each year contributed approximately 15% of total revenues and 8% of total operating income (excluding the effect of other expense/income), and identifiable assets for these operations were approximately 9% of the total.

                                    VII-25

                                                                     ANNEX VIII

                 EXCERPT FROM DELAWARE GENERAL CORPORATION LAW

  SECTION 262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.


                                    VIII-1

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record

                                    VIII-2
  date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated

                                    VIII-3
stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    VIII-4

                              ARAMARK CORPORATION

[LOGO OF ARAMARK APPEARS HERE]
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               FEBRUARY 10, 1998

  The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 8, 1998, hereby appoints Joseph Neubauer, Martin W. Spector and Donald S. Morton, and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of ARAMARK Corporation (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, February 10, 1998, at 12:00 P.M., Philadelphia time, and any adjournment thereof, and especially to vote as set forth below and on the reverse hereof.

  1. Approval of the amendment to the Restated Certificate of Incorporation to provide for the reclassification of each share of the Company's Class A Common Stock.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      1

  2. Approval of the Merger pursuant to which the Company's Class B Common Stock will be converted into cash or stock.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      2

    Only holders of Class B Common Stock are entitled to vote on Proposal 2.

  3. Approval of the amendments to the Restated Certificate of Incorporation:
    (a) To increase the number of shares of Common Stock authorized for issuance from 175,000,000 to 200,000,000.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      3

    (b) To give the Board of Directors of the Company the authority to issue common stock in series and to fix the terms of such series.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      4

    (c) To amend the terms of the Class A Common Stock and Class B Common Stock by reducing the number of authorized shares and by making conforming changes to defined terms and cross-references.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      5

    (d) To provide that, upon consummation of any public offering of the Company's common stock, stockholder action may be taken only at an annual meeting of stockholders or at a special meeting of stockholders and stockholder action by written consent shall be prohibited.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      6

    (e) To provide that, upon consummation of any public offering of the Company's common stock, the Board of Directors shall be classified into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      7

  4. Approval of the amendments to, and the restatement of, the Amended and Restated Stockholders' Agreement.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN                      8

    Only Management Investors are entitled to vote on Proposal 4.

  5. Election of the following directors for the ensuing year:

        Joseph Neubauer         Alan K. Campbell            Edward G. Jordan
        James E. Ksansnak       Ronald R. Davenport         Thomas H. Kean
        Patricia C. Barron      Lee F. Driscoll, Jr.        Reynold C. MacDonald
        Robert J. Callander     Mitchell S. Fromstein       James E. Preston

                    [_] FOR   [_] WITHHOLD
                    [_] WITHHOLD for Directors Written Below:                  9

                    -----------------------------------------------------------

                                         (CONTINUED AND TO BE SIGNED ON REVERSE)

    6. IN THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments thereof.

  IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON A PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR PROPOSALS 1-5 AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Any proxy or proxies previously given for the meeting are revoked.

---------------------FOLD HERE AND RETURN IN WHITE ENVELOPE---------------------

For all holders of Class B Common Stock, except Magazine and Book Employees:


 IF YOU WANT TO RECEIVE THE GROUP STOCK CONSIDERATION IN THE MERGER, YOU MUST MAKE THE FOLLOWING ELECTION:

                [_] I ELECT THE GROUP STOCK CONSIDERATION.

 IF YOU WANT TO RECEIVE THE CLASS B CASH CONSIDERATION IN THE MERGER, YOU MUST NOT MAKE THE FOREGOING ELECTION.

 You should decide whether to make the foregoing election even if you vote
 against the Merger.                                                          10

     ------------------------------------------------------------
     (Signature)

     ------------------------------------------------------------
     (Signature if held jointly)

     Telephone Number: Home            Business

     Dated: _________________________

Please sign exactly as the name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.